Exhibit 2.1

EXECUTION COPY

AMENDED AND RESTATED

AGREEMENT AND PLAN OF MERGER

by and among

MEDLEY MANAGEMENT INC.

SIERRA INCOME CORPORATION

and

SIERRA MANAGEMENT, INC.

DATED AS OF JULY 29, 2019

Exhibit A	Tax Receivable Termination Agreement

Exhibit B	Amended and Restated Charter of SIC

Exhibit C	Amended and Restated Bylaws of SIC

Exhibit D	Charter Amendment

Exhibits E-1 – E-4	Forms of Employment Agreements

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AMENDED AND RESTATED

AGREEMENT AND PLAN OF MERGER

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of July 29, 2019 (this “Agreement”), by and among Medley Management Inc., a Delaware corporation (“MDLY”), Sierra Income Corporation, a Maryland corporation (“SIC”) and Sierra Management, Inc., a Delaware corporation and wholly-owned subsidiary of SIC (“Merger Sub”).

RECITALS:

WHEREAS, MDLY, SIC and Merger Sub previously entered into that certain Agreement and Plan of Merger dated as of August 9, 2018 (the “Original Merger Agreement”) pursuant to which it was contemplated that MDLY would, on the terms and subject to the conditions set forth in the Original Merger Agreement, merge with and into Merger Sub, with Merger Sub as the surviving company in the merger;

WHEREAS, in order to account for certain events occurring after the date of the Original Merger Agreement, and to reflect certain amendments to the terms of the merger contemplated by the Original Merger Agreement, MDLY, SIC and Merger Sub desire to amend and restate the Original Merger Agreement in its entirety;

WHEREAS, the board of directors of MDLY (the “MDLY Board”), acting upon the recommendation of a special committee thereof consisting only of independent and disinterested directors (the “MDLY Special Committee”), has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the merger of MDLY with and into Merger Sub, with Merger Sub as the surviving company (the “Merger” and Merger Sub, in its capacity as the surviving company in the Merger, sometimes referred to herein as the “Surviving Company”), are advisable and fair to, and in the best interests of, MDLY and its stockholders, (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, (iii) resolved to submit this Agreement to the stockholders of MDLY for its adoption, and (iv) recommended that the stockholders of MDLY approve the adoption of this Agreement;

WHEREAS, the board of directors of Merger Sub (the “Merger Sub Board”) has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and fair to, and in the best interests of, Merger Sub and SIC, as the sole stockholder of Merger Sub, (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, (iii) resolved to submit this Agreement to SIC, as the sole stockholder of Merger Sub, for its adoption, and (iv) recommended that SIC, as the sole stockholder of Merger Sub, approve the adoption of this Agreement;

WHEREAS, the board of directors of SIC (the “SIC Board”), acting upon the recommendation of a special committee thereof consisting only of independent and disinterested directors (the “SIC Special Committee”), has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and fair to, and in the best interests of, SIC and its stockholders, (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, (iii) resolved to submit this Agreement to the stockholders of SIC for its adoption, and (iv) recommended that the stockholders of SIC approve the adoption of this Agreement;

WHEREAS, contemporaneously herewith, SIC and Medley Capital Corporation (“MCC”) are entering into an amended and restated agreement and plan of merger (the “MCC Merger Agreement”) pursuant to which MCC will, on the terms and subject to the conditions set forth in the MCC Merger Agreement, merge with and into SIC, with SIC as the surviving company in the merger (the “MCC Merger” and, together with the Merger, the “Medley Mergers”);

WHEREAS, the Medley Mergers are part of an integrated transaction designed to combine the BDC operations of SIC and MCC and internalize the investment management function relating to the operation of SIC, as the surviving company in the MCC Merger;

WHEREAS, notwithstanding the foregoing (i) effective as of closing of the MCC Merger (if such closing occurs), SIC, as the surviving company in the MCC Merger, will enter into an investment management agreement with MCC Advisors LLC, on the terms set forth in the MCC Merger Agreement, and (ii) in the event the transactions contemplated by the MCC Merger Agreement do not close, SIC and MDLY are not prohibited from closing the transactions contemplated by this Agreement, subject to the satisfaction or appropriate waiver of the conditions to Closing hereunder;

WHEREAS, Eversheds Sutherland, on behalf of the parties hereto and MDLY, has been in ongoing discussions with the Securities and Exchange Commission (“SEC”) concerning the exemptive application that has been filed with the SEC (File No. 812-14971) to request the SEC Exemptive Relief (as defined herein) permitting the parties to consummate in the Merger and, if applicable, the MCC Merger that would otherwise be prohibited by the Investment Company Act, and each of the parties hereto intend that the Merger and, if applicable, the MCC Merger, not be consummated unless and until the SEC Exemptive Relief is granted to the relevant parties; and

WHEREAS, the SEC has confirmed that the equity of the Surviving Company in the Merger, following the Merger, will be treated as a portfolio investment of SIC and reflected in SIC’s consolidated financial statements at fair value for accounting purposes, and that the Surviving Company’s financial results will not be consolidated into the financial statements of SIC; and

WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and to prescribe certain conditions to the Merger.

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NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

DEFINED TERMS

1.1 For purposes of this Agreement, the following terms shall have the meanings set forth below:

“Acceptable Confidentiality Agreement” has the meaning set forth in Section 7.11(d).

“Adverse Recommendation Change” has the meaning set forth in Section 7.11(e).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. The term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that in no event shall the term “Affiliate” include any portfolio company of SIC.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Alpine Funding Loan Documents” means that certain Amended and Restated Loan Agreement, dated as of September 29, 2017, by and among Alpine Funding LLC, as borrower, JPMorgan Chase Bank, National Association, as Administrative Agent, the Financing Providers from time to time party thereto, SIC Advisors LLC, as Portfolio Manager, and the Collateral Administrator, Collateral Agent and Securities Intermediary party thereto.

“Amended and Restated Charter” has the meaning set forth in Section 2.6(b).

“Applicable Law” means, with respect to a specified Person, any federal, state, local, municipal, or foreign constitution, treaty, law (including the common law), statute, code, ordinance, rule, regulation, permit, approval, judgment, order, writ, decree or injunction applicable to the specified Person.

“Arbor Funding Debt Documents” means, collectively, (i) ISDA 2002 Master Agreement, together with the Schedule thereto and Credit Support Annex to such Schedule, each dated as of August 27, 2013, by and between Arbor Funding LLC and Citibank, N.A., and (ii) Fifth Amended and Restated Confirmation Letter Agreement, dated as of September 29, 2017, by and between Arbor Funding LLC and Citibank, N.A.

“Bankruptcy and Equity Exception” has the meaning set forth in Section 4.3(a).

“BDC” has the meaning set forth in Section 2(a)(48) of the Investment Company Act.

“Book-Entry Shares” means shares of MDLY Common Stock in non-certificated form represented by book entry.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.

“Cash Consideration” has the meaning set forth in Section 2.4(c).

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“Certificate” has the meaning set forth in Section 2.4(e).

“Certificate of Merger” has the meaning set forth in Section 2.2.

“Charter Amendment” has the meaning set forth in Section 2.6(b).

“Claim” means any claim, action, suit, proceeding or investigation, whether civil, arbitral, criminal or administrative.

“Class A Common Stock” means the shares of Class A Common Stock, par value $0.01 per share, of MDLY.

“Class B Common Stock” means the shares of Class B Common Stock, par value $0.01 per share, of MDLY.

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in Section 3.1.

“Code” means the Internal Revenue Code of 1986, as amended.

“Competing Proposal” means any inquiry, proposal or offer made by any Third Party: (a) to purchase or otherwise acquire, directly or indirectly, in one transaction or a series of transactions (including any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction), (i) beneficial ownership (as defined under Section 13(d) of the Exchange Act) of twenty percent (20%) or more of any class of equity securities of MDLY or SIC, as applicable, or (ii) any one or more assets or businesses of MDLY or its Subsidiaries or SIC or its Subsidiaries that constitute twenty percent (20%) or more of the revenues or assets of MDLY and its Subsidiaries, taken as a whole, or SIC and its Subsidiaries, taken as a whole, as applicable; or (b) any liquidation of MDLY or SIC, as applicable, in each case other than the Merger and the other transactions to occur at Closing in accordance with this Agreement. In addition, during the MCC Go-Shop Period and ending on the MCC No-Shop Period Start Date, a Competing Proposal includes any inquiry, proposal or offer made by any Third Party to become the primary investment manager of SIC (including by an assignment or novation of, or similar transaction involving, the SIC Investment Advisory Agreement) (a “Manager Competing Proposal”). For the avoidance of doubt, commencing on the MCC No- Shop Period Start Date, in no event shall a Manager Competing Proposal constitute a Competing Proposal.

“Confidentiality Agreement” has the meaning set forth in Section 7.2(c).

“Delaware Courts” has the meaning set forth in Section 10.6.

“Delaware Secretary” has the meaning set forth in Section 2.2.

“DGCL” means the General Corporation Law of the State of Delaware.

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“Disqualifying Event” means any of the disqualifying events listed in Section 506 of Regulation D under the Securities Act.

“Dissenting Shares” means shares of MDLY Common Stock issued and outstanding immediately prior to the Effective Time that are held by a holder who has not voted in favor of the Merger or consented thereto in writing and properly demands appraisal rights of such shares pursuant to, and who is complying in all respects with, the provisions of Section 262 of the DGCL (until such time as such holder effectively withdraws, fails to perfect or otherwise loses such holder’s appraisal rights under the DGCL with respect to such shares, at which time such shares shall cease to be Dissenting Shares).

“DOJ” means the Antitrust Division of the United States Department of Justice.

“DTC” has the meaning set forth in Section 3.4(a).

“Effective Time” has the meaning set forth in Section 2.2.

“Employment Agreements” has the meaning set forth in Section 7.16.

“Environmental Laws” means, collectively, with respect to a specified Person, any and all environmental, health or safety matters or any private or governmental environmental, health or safety investigations or remediation activities of any nature with respect to any real property owned by the specified Person or its Subsidiaries seeking to impose, or that are reasonably likely to result in, any liability or obligation of the specified Person or any of its Subsidiaries arising under any local, state or federal environmental, health or safety statute, regulation, ordinance, or other requirement of any Governmental Entity, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any similar state laws.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business, whether or not incorporated, that, together with any entity, would be deemed to be a “single employer” with such entity within the meaning of Section 4001(b) of ERISA or Sections 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” has the meaning set forth in Section 3.2.

“Exchange Agent Agreement” has the meaning set forth in Section 3.2.

“Exchange Fund” has the meaning set forth in Section 3.3.

“Excluded MDLY Shares” means, collectively, the shares of MDLY Common Stock owned by (a) MDLY, (b) SIC or (c) any wholly-owned Subsidiary of MDLY or SIC.

“Form N-14 Registration Statement” has the meaning set forth in Section 4.4(a).

“FTC” means the United States Federal Trade Commission.

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“GAAP” means United States generally accepted accounting principles, consistently applied during the periods involved.

“Governmental Entity” means any federal, state, provincial or local government or any court, administrative or regulatory agency or commission or other governmental or quasi- governmental authority, department, bureau, office, commission, organization, official or agency, domestic or foreign.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indebtedness” of any Person means (a) indebtedness created, issued or incurred by such Person for borrowed money (whether by loan or the issuance and sale of debt securities or the sale of property of such Person to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property) and any accrued interest or prepayment premiums related thereto (for the avoidance of doubt, excluding trade accounts payable or similar obligations to creditors for goods or services, operating leases and other customary reservations or retentions under agreements with suppliers); (b) obligations of such Person to pay the deferred purchase or acquisition price for any property of such Person, including earn-outs; (c) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (d) obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property to such Person to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP; (e) all net obligations under any interest rate swap agreements or interest rate hedge agreements; or (f) indebtedness of others as described in clauses (a) through (e) above in any manner guaranteed by such Person or for which it is or may become contingently liable (but excluding any non-recourse carve-out guaranties, environmental indemnities or similar guaranties).

“Indemnified Parties” has the meaning set forth in Section 7.7(a).

“Intellectual Property Rights” means, collectively, all trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, software and other similar rights.

“Investment Advisory Agreements” means the MCC Investment Management Agreement and the SIC Investment Advisory Agreement.

“Investment Advisers Act” means the Investment Advisers Act of 1940, as amended.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IRS” means the United States Internal Revenue Service.

“Joint Proxy Statement/Prospectus” has the meaning set forth in Section 4.4(a).

“Letter of Transmittal” has the meaning set forth in Section 3.4(a).

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“Liens” means liens, pledges, mortgages, charges, Claims and security interests and similar encumbrances.

“Manager Competing Proposal” has the meaning set forth in the definition of “Competing Proposal”.

“Material Adverse Effect” means, with respect to SIC or MDLY, as the case may be, any occurrence, change, event, effect or development that, individually, or taken together with all other occurrences, changes, events, effects or developments, has or would reasonably be likely to have, a material adverse effect on (a) the financial condition, results of operations, properties, assets or business of such party and its Subsidiaries taken as a whole; provided, however, that, with respect to this subsection (a), the determination of whether a “Material Adverse Effect” exists or has occurred shall not include effects to the extent attributable to (i) changes, after the date hereof, in GAAP or regulatory accounting requirements applicable generally to companies in the industry in which such party and its Subsidiaries operate, (ii) changes, after the date hereof, in laws, rules or regulations or interpretations thereof of general applicability to companies in the industry in which such party and its Subsidiaries operate, (iii) actions or omissions taken with the prior written consent of the other party, (iv) changes, after the date hereof, in global or national political conditions or general economic or market conditions generally affecting other companies in the industry in which such party and its Subsidiaries operate, (v) conditions arising out of acts of terrorism, war, weather conditions or other force majeure events, (vi) the public disclosure of this Agreement or the transactions contemplated hereby, (vii) any legal proceedings made or brought by any of the current or former stockholders of such party (on their own behalf or on behalf of the such party) arising out of or related to this Agreement or any of the transactions contemplated hereby, except, with respect to clauses (i), (ii), (iv) and (v), to the extent that the effects of such change are disproportionately adverse to the financial condition, results of operations, properties, assets or business of such party and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its Subsidiaries operate) or (b) the ability of such party to timely consummate the transactions contemplated by this Agreement.

“MCC” has the meaning set forth in the Recitals to this Agreement.

“MCC Administration Agreement” means that certain Administration Agreement by and between MCC and MCC Advisors LLC dated as of January 19, 2011.

“MCC Go-Shop Period” has the meaning ascribed to “Go-Shop Period” in the MCC Merger Agreement.

“MCC Investment Management Agreement” means that certain Amended and Restated Investment Management Agreement by and between MCC and MCC Advisors LLC dated January 19, 2014.

“MCC Merger” has the meaning set forth in the Recitals to this Agreement.

“MCC Merger Agreement” has the meaning set forth in the Recitals to this Agreement.

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“MCC No-Shop Period Start Date” has the meaning ascribed to “No-Shop Period Start Date” in the MCC Merger Agreement.

“MCC Related Agreements” means the MCC Investment Management Agreement and the MCC Administration Agreement.

“MDLY” has the meaning set forth in the preamble to this Agreement.

“MDLY Adverse Recommendation Change” has the meaning set forth in Section 7.3(b).

“MDLY Adviser” has the meaning set forth in Section 4.23(a).

“MDLY Adviser Regulation D Covered Persons” has the meaning set forth in Section 4.23(c).

“MDLY Benefit Plans” has the meaning set forth in Section 4.20(a).

“MDLY Board” has the meaning set forth in the Recitals to this Agreement.

“MDLY Board Recommendation” has the meaning set forth in Section 4.3(a).

“MDLY Bylaws” means the bylaws of MDLY, as amended and/or restated through the date hereof.

“MDLY Certificate” means the certificate of incorporation of MDLY, as amended and/or restated through the date hereof.

“MDLY Common Stock” means, collectively, the Class A Common Stock and the Class B Common Stock.

“MDLY Contracts” has the meaning set forth in Section 4.3(b).

“MDLY Disclosure Schedule” means that certain disclosure schedule delivered by MDLY to SIC and Merger Sub prior to the execution of this Agreement, which schedule sets forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in Article IV of this Agreement or as an exception to one or more representations or warranties contained in Article IV of this Agreement, or to one or more of MDLY’s covenants contained in this Agreement.

“MDLY Material Contract” has the meaning set forth in Section 4.12(b).

“MDLY Matters” means, collectively, (i) the Merger, and (ii) any other matters required to be approved or adopted by the stockholders of MDLY in order to effect the Merger and the other transactions contemplated by this Agreement.

“MDLY Pre-Meeting Offeror” has the meaning set forth in Section 9.4(c).

“MDLY Regulatory Agreement” has the meaning set forth in Section 4.5(b).

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“MDLY Related Agreements” means, collectively, the MCC Related Agreements and the SIC Related Agreements.

“MDLY Required Approvals” has the meaning set forth in Section 4.4(a).

“MDLY RIC Fund” means any investment vehicle that is registered under the Investment Company Act and/or has elected to be regulated as a BDC and, in each case, that is a client to which MDLY or any of its Subsidiaries provides investment advisory or investment management services.

“MDLY RSUs” has the meaning set forth in Section 2.5(b).

“MDLY SEC Reports” has the meaning set forth in Section 4.5(c).

“MDLY Special Committee” has the meaning set forth in the Recitals.

“MDLY Stock Plan” means the Medley Management Inc. 2014 Omnibus Incentive Plan.

“MDLY Stockholder Approval” has the meaning set forth in Section 4.3(a).

“MDLY Stockholder Meeting” has the meaning set forth in Section 4.4(a).

“MDLY Subsidiary Partnership” has the meaning set forth in Section 4.10(e).

“MDLY Tax Protection Agreements” has the meaning set forth in Section 4.10(e).

“MDLY Voting Debt” means bonds, debentures, notes or other Indebtedness of MDLY having the right to vote on any matters on which stockholders of MDLY may vote.

“Medley LLC” means Medley LLC, a Delaware limited liability company, and a Subsidiary of MDLY.

“Medley LLC Debt Documents” means, collectively, (i) the Indenture dated as of August 9, 2016 between Medley LLC and U.S. Bank National Association, (ii) the First Supplemental Indenture dated as of August 9, 2016, between Medley LLC and U.S. Bank National Association (iii) the Second Supplemental Indenture dated as of October 18, 2016, between Medley LLC and U.S. Bank National Association; (iv) the Third Supplemental Indenture, dated January 18, 2017, between Medley LLC and U.S. Bank National Association; and (v) the Fourth Supplemental Indenture, dated February 22, 2017, between Medley LLC and U.S. Bank National Association.

“Medley LLC Exchange Agreement” means that certain Exchange Agreement dated as of September 23, 2014 by and among MDLY, Medley LLC and the holders of Units party thereto.

“Medley LLC Outstanding Indebtedness” means all principal, interest, fees and other amounts outstanding under the Medley LLC Debt Documents.

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“Medley Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of September 23, 2014, by and among MDLY, Medley LLC and the holders of Units party thereto.

“Merger” has the meaning set forth in the Recitals to this Agreement.

“Merger Consideration” has the meaning set forth in Section 2.4(c).

“Merger Shares” has the meaning set forth in Section 2.4(c).

“Merger Sub” has the meaning set forth in the preamble to this Agreement.

“Merger Sub Board” has the meaning set forth in the Recitals to this Agreement.

“Merger Sub Bylaws” has the meaning set forth in Section 2.6(a).

“Merger Sub Certificate” has the meaning set forth in Section 2.6(a).

“Merger Sub Common Stock” means common stock, par value $0.001 per share, of Merger Sub.

“MGCL” means the Maryland General Corporation Law.

“Non-Vesting Medley Restricted Units” has the meaning set forth in Section 2.5(a).

“Notice of Adverse Recommendation” has the meaning set forth in Section 7.11(f).

“Notice of Superior Proposal” has the meaning set forth in Section 7.11(f).

“NYSE” means the New York Stock Exchange.

“Organizational Documents” means, with respect to a Person other than a natural person, (i) the articles or certificate of incorporation and the bylaws of a corporation; (ii) the certificate of formation or articles of organization and operating agreement of a limited liability company; (iii) the partnership agreement and any statement of partnership of a general partnership; (iv) the certificate of limited partnership and limited partnership agreement of a limited partnership; (v) any charter or similar document adopted or filed in connection with the creation, formation, or organization of any other Person; (vi) any stockholder or similar agreement among holders of securities of an issuer; and (vii) any amendment to any of the foregoing.

“Outside Date” has the meaning set forth in Section 9.1(c).

“Permit” means any license, permit, variance, exemption, franchise, consent, approval, authorization, qualification, or order of any Governmental Entity.

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“Permitted Liens” means (i) Liens for Taxes and other statutory Liens securing payments not yet due and payable, (ii) Liens arising under the Medley LLC Debt Documents or SIC Debt Documents, as applicable, (iii) easements, rights of way, and other similar encumbrances that do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (iv) such imperfections or irregularities of title or Liens as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties.

“Person” means a natural person, corporation, partnership, limited liability company, association, trust, joint venture, estate, sole proprietorship, unincorporated organization, other entity, organization, group (as defined in Section 13(d) of the Exchange Act), or any other business entity or any Governmental Entity, including a government or political subdivision or an agency or instrumentality thereof.

“Required Approvals” has the meaning set forth in Section 5.4(a).

“Required SIC Stockholder Approval” means the items set forth in clause (i) of the defined term “SIC Stockholder Approval”.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“Schedule 13E-3” has the meaning set forth in Section 4.4(a).

“SEC” means the United States Securities and Exchange Commission.

“SEC Exemptive Relief” means exemptive orders granted by the SEC: (i) to SIC, MCC, MDLY, and certain of their affiliates, pursuant to Sections 6(c) and 57(c) of the Investment Company Act, granting exemptions from the provisions of Sections 12(d)(3), 57(a)(1) and 57(a)(2) of the Investment Company Act and under Section 57(i) of the Investment Company Act and Rule 17d-1 thereunder to permit certain joint transactions otherwise prohibited by Section 57(a)(4) of the Investment Company Act and Rule 17d-1 thereunder; and (ii) to SIC pursuant to Sections 6(c) of the Investment Company Act, granting exemptions from the provisions of Sections 23(a), 23(b) and 63 of the Investment Company Act, pursuant to Section 61(a)(3)(B), pursuant to Sections 57(a)(4) and 57(i) of the Investment Company Act and Rule 17d-1 thereunder, and pursuant to Section 23(c)(3) of the Investment Company Act granting an exemption from Section 23(c).

“Securities Act” means the Securities Act of 1933, as amended.

“SIC” has the meaning set forth in the preamble to this Agreement.

“SIC Administration Agreement” means that certain Administration Agreement by and between SIC and Medley Capital LLC dated as of April 5, 2012.

“SIC Adverse Recommendation Change” has the meaning set forth in Section 7.4(b).

“SIC Board” has the meaning set forth in the Recitals to this Agreement.

“SIC Board Recommendation” has the meaning set forth in Section 5.3(a).

“SIC Bylaws” means the bylaws of incorporation of SIC in effect as of the date hereof.

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“SIC Charter” means the charter of SIC in effect as of the date hereof.

“SIC Common Stock” means common stock, par value $0.001 per share, of SIC.

“SIC Contracts” has the meaning set forth in Section 5.3(b).

“SIC Debt Documents” means, collectively, (i) the SIC Revolving Loan Documents; (ii) the Alpine Funding Loan Documents; and (iii) the Arbor Funding Debt Documents.

“SIC Disclosure Schedule” means that certain disclosure schedule delivered by SIC to MDLY prior to the execution of this Agreement, which schedule sets forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in Article V of this Agreement or as an exception to one or more representations or warranties contained in Article V of this Agreement, or to one or more of SIC’s covenants contained in this Agreement.

“SIC Incentive Plan” has the meaning set forth in Section 7.16.

“SIC Investment Advisory Agreement” means that certain Investment Advisory Agreement by and between SIC and SIC Advisors LLC, dated April 5, 2012.

“SIC Material Contract” has the meaning set forth in Section 5.12(a).

“SIC Matters” means (i) the Merger, (ii) the Amended and Restated Charter, (iii) the Charter Amendment and (iv) any other matters required to be approved or adopted by the stockholders of SIC in order to effect the Merger, the related issuance of the Merger Shares, and the other transactions contemplated by this Agreement.

“SIC Pre-Meeting Offeror” has the meaning set forth in Section 9.4(d).

“SIC Related Agreements” means the SIC Administration Agreement and the SIC Investment Advisory Agreement.

“SIC Regulatory Agreement” has the meaning set forth in Section 5.5(b).

“SIC Required Approvals” has the meaning set forth in Section 5.4(a).

“SIC Revolving Loan Documents” means, collectively, (i) Amended and Restated Senior Secured Revolving Credit Agreement, dated as of August 12, 2016, among SIC, as Borrower, the Lenders party thereto, and ING Capital LLC, as Administrative Agent; (ii) Amended and Restated Guarantee, Pledge and Security Agreement, dated December 4, 2013, among SIC, the Subsidiary Guarantors party thereto, ING Capital LLC, as Administrative Agent, each Financial Agent and Designated Indebtedness Holder party thereto and ING Capital LLC, as Collateral Agent; and (iii) Deposit Account Control Agreement, dated as of September 7, 2016, among SIC, ING Capital LLC, as Collateral Agent, and Customers Bank, as Depository Institution.

“SIC RSUs” has the meaning set forth in Section 2.5(b)(i).

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“SIC SEC Reports” has the meaning set forth in Section 5.5(c).

“SIC Special Committee” has the meaning set forth in the Recitals.

“SIC Stockholder Approval” has the meaning set forth in Section 5.3(a).

“SIC Stockholder Meeting” has the meaning set forth in Section 4.4(a).

“SIC Voting Debt” means bonds, debentures, notes or other Indebtedness of SIC having the right to vote on any matters on which stockholders of SIC may vote.

“SRO” has the meaning set forth in Section 4.4(a).

“Subsidiary”, when used with respect to either party, means any corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, that is consolidated with such party for financial reporting purposes under GAAP and, to the extent applicable, Article 6 of Regulation S-X promulgated under the Exchange Act.

“Superior Proposal” means any bona fide written Competing Proposal made by a Third Party that the MDLY Board or the MDLY Special Committee or SIC Board or SIC Special Committee, as applicable, determines in good faith, after consultation with its outside financial advisors and legal counsel, and taking into account the terms and conditions of such proposal, the party making such proposal, all financial, legal, regulatory and other aspects of such proposal, as well as the likelihood of consummation of the Competing Proposal relative to the Merger and such other factors as the MDLY Board or MDLY Special Committee or SIC Board or SIC Special Committee, as applicable, considers to be appropriate, (1) is more favorable to MDLY’s stockholders or SIC’s stockholders, as applicable, from a financial point of view than the Merger and the other transactions contemplated by this Agreement (including any revisions to the terms of this Agreement committed to by SIC to MDLY in writing in response to such Competing Proposal made to MDLY or by MDLY to SIC in writing in response to such Competing Proposal made to SIC under the provisions of Section 7.11(f) in the case of a Competing Proposal other than a Manager Competing Proposal; provided however, for these purposes, to the extent relevant to the Competing Proposal in question, all percentages in subsections (a)(i) and (a)(ii) of the definition of Competing Proposal shall be increased to fifty percent (50%); or (2) is superior to the transactions contemplated hereby and in the best interests of the stockholders of SIC in the case of Manager Competing Proposal. For the avoidance of doubt, commencing on the MCC No-Shop Period Start Date, in no event shall a Manager Competing Proposal constitute a Superior Proposal unless (i) it is a Competing Proposal under subsections (a) or (b) of the definition of “Competing Proposal” and (ii) the SIC Board or SIC Special Committee, as applicable, has determined in good faith, after consultation with its outside financial advisors and legal counsel, and taking into account the terms and conditions of such proposal, the party making such proposal, all financial, legal, regulatory and other aspects of such proposal, as well as the likelihood of consummation of such Competing Proposal relative to the Merger and such other factors as the SIC Board or SIC Special Committee, as applicable, considers to be appropriate, such Competing Proposal satisfies the requirements of clause (1) above.

“Surviving Company” has the meaning set forth in the Recitals to this Agreement.

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“Takeover Statutes” has the meaning set forth in Section 4.15.

“Tax” or “Taxes” means (i) all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, value added and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon and (ii) any liability for Taxes described in clause (i) above under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law).

“Tax Receivable Agreement” means that certain Tax Receivable Agreement, dated as of September 23, 2014, by and among MDLY and each of the other persons from time to time party thereto.

“Tax Receivable Termination Agreement” means that certain Amended and Restated Termination, Waiver and Lockup Agreement attached hereto as Exhibit A providing for, among other things, the termination of the Tax Receivable Agreement.

“Tax Return” means, with respect to a Person, a report, return or other information (including any amendments) required to be supplied to a Governmental Entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes the Person or any of its Subsidiaries.

“Termination Fee” has the meaning set forth in Section 9.4(a).

“Third Party” means a third party Person (or group of Persons) that is not an Affiliate of MDLY, SIC or MCC.

“Unitholder” means (i) any Person who, as of the date hereof, holds one or more Units, and (ii) any Person who, at any time on or after the date hereof and prior to the Effective Time, holds one or more Units.

“Units” means the limited liability company interests of Medley LLC issued and outstanding as of the date hereof.

“Vesting Medley Restricted Units” has the meaning set forth in Section 2.5(a).

ARTICLE II

THE MERGER

2.1 The Merger. Subject to the terms and conditions of this Agreement, in accordance with the DGCL, at the Effective Time, MDLY shall merge with and into Merger Sub and the separate corporate existence of MDLY shall cease. Merger Sub shall be the Surviving Company in the Merger and shall continue its existence as a corporation under the laws of the State of Delaware.

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2.2 Effective Time. Contemporaneously with the Closing, Merger Sub shall file or cause to be filed a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware (the “Delaware Secretary”). The Merger shall become effective at the time the Certificate of Merger is filed with the Delaware Secretary or at such later date and time as is agreed upon by the parties and specified in the Certificate of Merger (such date and time herein after referred to as the “Effective Time”).

2.3 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in this Agreement and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges and powers of MDLY and Merger Sub shall be vested in Merger Sub as the Surviving Company, and all debts, liabilities and duties of MDLY shall become the debts, liabilities and duties of Merger Sub as the Surviving Company.

2.4 Conversion of Stock. At the Effective Time, by virtue of the Merger and without any action on the part of SIC, Merger Sub, MDLY or the holder of any of the following securities:

(a) each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall not be affected by the Merger;

(b) each Excluded MDLY Share issued and outstanding or held in treasury by MDLY, in each case, immediately prior to the Effective Time shall be cancelled and shall cease to exist and no Merger Consideration or other amounts or consideration shall be delivered in exchange therefor;

(c) subject to Sections 2.4(f) and 3.4(g), at the Effective Time and subject to deduction for any required withholding Tax,

(i) each share of Class A Common Stock issued and outstanding immediately prior to the Effective Time (other than the Excluded MDLY Shares and any Dissenting Shares) held, immediately prior to the Effective Time, by any Person other than a Unitholder, shall be converted into the right to receive the following number of shares of SIC Common Stock and amount of cash:

a. 0.2668 shares of SIC Common Stock; plus

b. cash in an amount equal to $2.96

(ii) each share of Class A Common Stock issued and outstanding immediately prior to the Effective Time (other than the Excluded MDLY Shares and any Dissenting Shares) held, immediately prior to the Effective Time, by a Unitholder shall be converted into the right to receive the following number of shares of SIC Common Stock and amount of cash:

a. 0.2072 shares of SIC Common Stock; plus

b. cash in an amount equal to $2.66

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The aggregate shares of SIC Common Stock to be issued in accordance with Sections 2.4(c)(i)a. and 2.4(c)(ii)a. (the “Merger Shares”), together with the aggregate cash consideration payable in accordance with Sections 2.4(c)(i)b. and 2.4(c)(ii)b. (the “Cash Consideration”) and any cash to be paid in lieu of fractional shares in accordance with Section 3.4(g), shall be referred to collectively as the “Merger Consideration”;

(d) each share of Class B Common Stock (other than any Dissenting Shares) issued and outstanding immediately prior to the Effective Time shall be cancelled and shall cease to exist and no Merger Consideration or other amounts or consideration shall be delivered in exchange therefor;

(e) any shares of Class A Common Stock converted into the right to receive the Merger Consideration pursuant to this Article II shall, upon such conversion, no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate previously representing any such shares of Class A Common Stock (each, a “Certificate”) shall thereafter represent only the right to receive the Merger Consideration into which the shares of Class A Common Stock represented by such Certificate have been converted pursuant to this Section 2.4 and Section 3.4(g), as well as any dividends to which former holders of shares of Class A Common Stock become entitled in accordance with Article III; and

(f) if, between the date of this Agreement and the Effective Time, the outstanding shares of SIC Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reclassification, stock dividend, stock split, reverse stock split, or other similar change and specifically excluding sales of SIC Common Stock, sales of SIC equity-linked securities, and issuance of SIC Common Stock pursuant to SIC’s dividend reinvestment plan or otherwise in lieu of a portion of any cash dividend declared by SIC, an appropriate and proportionate adjustment shall be made to the number of shares of SIC Common Stock to be issued in the Merger.

2.5 Restricted LLC Units; Restricted Stock Units.

(a) As of immediately prior to the Effective Time, each restricted Medley LLC ownership unit outstanding and not previously forfeited, other than the restricted Medley LLC ownership units that were granted in 2019 and are referenced under the column heading “Restricted Units - will NOT vest at Merger Close” in Section 4.2 of the MDLY Disclosure Schedule (collectively, the “Vesting Medley Restricted Units” and “Non-Vesting Medley Restricted Units,” respectively), shall become fully vested, all restrictions with respect to such Vesting Medley Restricted Units shall lapse and the Vesting Medley Restricted Units shall be exchanged for shares of Class A Common Stock in accordance with Section 7.6, and such shares of Class A Common Stock shall participate in the Merger on the same basis as the Unitholders in accordance with Section 2.4(c)(ii).

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(b)

(i) As of the Effective Time, each restricted stock unit of MDLY outstanding and not previously forfeited under the MDLY Stock Plan (collectively, the “MDLY RSUs”), other than MDLY RSUs held by non-management directors of MDLY, and each Non-Vesting Medley Restricted Unit, shall be converted into 0.7079 restricted stock units under the SIC Incentive Plan (“SIC RSUs”). Each SIC RSU (or portion thereof) into which a MDLY RSU will be converted shall have identical terms as it relates to vesting and forfeiture.

(ii) As of immediately prior to the Effective Time, the restrictions on each MDLY RSU outstanding and not previously forfeited under the MDLY Stock Plan held by non-management directors of MDLY shall lapse and the relevant MDLY RSU will be converted into a share of Class A Common Stock that shall participate in the Merger on the same basis as the other individual holders of shares of Class A Common Stock in accordance with Section 2.4(c)(i), as applicable; provided, however, that contemporaneously with the vesting of such MDLY RSUs, if and to the extent required by applicable Tax law, MDLY shall withhold a number of shares of Class A Common Stock having a fair market value (determined based on the final trading price of Class A Common Stock on the last trading day immediately preceding the Closing Date) equal to the aggregate amount required to be deducted and withheld under the Code and any applicable state or local Tax law with respect to the lapsing of restrictions on all MDLY RSUs held by the relevant holder, and MDLY shall, as of immediately prior to the Effective Time, pay over to the appropriate taxing authorities a corresponding amount of cash in satisfaction of such Tax liabilities.

(c) MDLY, SIC and Merger Sub agree that prior to the Effective Time the MDLY Stock Plan shall be amended to terminate the MDLY Stock Plan effective immediately prior to the Effective Time (other than with respect to outstanding awards thereunder, which shall be treated as set forth herein).

2.6 Certificate of Incorporation and Bylaws of the Surviving Company and SIC.

(a) At the Effective Time, the certificate of incorporation of Merger Sub (the “Merger Sub Certificate”), as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of Merger Sub, as the Surviving Company, from and after the Effective Time, until thereafter amended in accordance with its terms and Applicable Law. At the Effective Time, the bylaws of Merger Sub (the “Merger Sub Bylaws”), as in effect immediately prior to the Effective Time, from and after the Effective Time, shall remain the bylaws of Merger Sub, as the Surviving Company, until thereafter amended in accordance with the terms of the certificate of incorporation of the Surviving Company, Applicable Law, and the terms of such bylaws.

(b) The amended and restated charter of SIC (the “SIC Charter”) has been approved by the SIC Board in the form attached hereto as Exhibit B (the “Amended and Restated Charter”) as further amended by that certain Amendment in the form attached hereto as Exhibit C (the “Charter Amendment”), which Charter Amendment has been approved by the SIC Board. The Amended and Restated Charter and the Charter Amendment shall be submitted to the stockholders of SIC for their approval at the SIC Stockholder Meeting and, if approved, shall collectively become the charter of SIC at or prior to the Effective Time and shall remain the charter of SIC until thereafter amended in accordance with Applicable Law and the terms of Amended and Restated Charter and, if applicable, the Charter Amendment. Notwithstanding the foregoing, in the event that SIC does not obtain the requisite approval of the Charter Amendment, the Amended and Restated Charter shall become the charter of SIC at or prior to the Effective Time and shall remain the charter of SIC until thereafter amended in accordance with Applicable Law and the terms of Amended and Restated Charter.

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(c) At or prior to the Effective Time, the bylaws of SIC (the “SIC Bylaws”) shall be amended and restated in the manner attached hereto as Exhibit C (the “Amended and Restated Bylaws”), and such Amended and Restated Bylaws shall remain the bylaws of SIC until thereafter amended in accordance with Applicable Law and the terms of such Amended and Restated Bylaws.

2.7 Directors and Officers. The officers and directors of Merger Sub immediately prior to the Effective Time shall be the officers and directors of the Surviving Company from and after the Effective Time until their respective successors shall have been duly elected and qualified or until their respective earlier death, resignation or removal in accordance with the certificate of incorporation of the Surviving Company and Applicable Law.

2.8 Appraisal Rights.

(a) Notwithstanding anything to the contrary contained in this Agreement, Dissenting Shares shall not be converted into or represent the right to receive the applicable Merger Consideration in accordance with Section 2.4(c), but shall be entitled only to such rights as are granted by the DGCL to a holder of Dissenting Shares (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the rights set forth in Section 262 of the DGCL), unless and until such holder shall have failed to perfect or shall have effectively withdrawn or otherwise lost such holder’s right to appraisal under the DGCL. If any Dissenting Shares shall lose their status as such (by the holder thereof effectively withdrawing, failing to perfect, or otherwise losing such holder’s appraisal rights under the DGCL with respect to such shares), then, as of the later of the Effective Time or the date of loss of such status, such shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the applicable Merger Consideration in accordance with Section 2.4(c), without interest, and shall not thereafter be deemed to be Dissenting Shares.

(b) MDLY shall give SIC notice thereof and SIC shall have the right to participate in all negotiations and proceedings with respect to any such demands. MDLY shall not, except with the prior written consent of SIC, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. SIC shall contribute or cause to be contributed to the Surviving Company funds sufficient from time to time to make all payments with respect to the Dissenting Shares.

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ARTICLE III

CLOSING; DELIVERY OF MERGER CONSIDERATION

3.1 Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the “Closing”) shall take place at 10:00 a.m. on a date and at a place to be specified by the parties, which date shall be no later than five Business Days after the satisfaction or waiver (subject to Applicable Law) of the latest to occur of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied or waived at the Closing), unless extended by mutual agreement of the parties (the “Closing Date”). Notwithstanding the foregoing, the parties hereto acknowledge and agree that if the MCC Merger Agreement has not been terminated on or prior to the Closing Date, and if, as of the Closing Date, all of the conditions set forth in Article VIII of the MCC Merger Agreement (other than those conditions that by their nature are to be satisfied or waived at the closing thereunder) have been satisfied or waived in accordance with the terms of the MCC Merger Agreement, the parties shall use their reasonable best efforts to cause the Closing to occur simultaneously with the closing of the MCC Merger.

3.2 Exchange Agent. Prior to the Effective Time, SIC shall appoint a bank or trust company, or SIC’s transfer agent, in each case reasonably acceptable to MDLY pursuant to an agreement (the “Exchange Agent Agreement”) to act as exchange agent (the “Exchange Agent”) hereunder.

3.3 Deposit of Merger Consideration. At or prior to the Effective Time, SIC shall (i) authorize the Exchange Agent to issue an aggregate number of shares of SIC Common Stock equal to the aggregate Merger Shares and (ii) deposit, or cause to be deposited with, the Exchange Agent sufficient cash to pay the Cash Consideration and any cash to be paid in lieu of fractional shares in accordance with Section 3.4(g) (collectively, the “Exchange Fund”). The Exchange Agent shall invest any cash included in the Exchange Fund as directed by SIC; provided, however, that no gain or loss thereon shall affect the amounts payable to former holders of shares of Class A Common Stock pursuant to Article II or Article III of this Agreement. Any interest or other income resulting from such investments shall be the sole property of SIC.

3.4 Delivery of Merger Consideration.

(a) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate(s) which immediately prior to the Effective Time represented outstanding shares of Class A Common Stock (other than Excluded MDLY Shares) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such Certificate(s) shall pass, only upon delivery of such Certificate(s) (or affidavits of loss in lieu of such Certificates)) to the Exchange Agent and shall be substantially in such form and have such other provisions as shall be prescribed by the Exchange Agent Agreement (the “Letter of Transmittal”) and (ii) instructions for use in surrendering such Certificate(s) in exchange for the Merger Consideration and any dividends or distributions to which such holder is entitled pursuant to Article II and this Article III; provided, however, any holder of Book-Entry Shares shall not be required to deliver a Certificate or an executed letter of transmittal to the Exchange Agent to receive the Merger Consideration that such holder is entitled to receive as a result of the Merger. In lieu thereof, each holder of record of one or more Book-Entry Shares (other than Excluded MDLY Shares) shall upon receipt by the Exchange Agent of an “agent’s message” in customary form (it being understood that the holders of Book-Entry Shares shall be deemed to have surrendered such shares upon receipt by the Exchange Agent of such “agent’s message” or such other evidence, if any, as the Exchange Agent may reasonably request), be entitled to receive, and SIC shall cause the Exchange Agent to pay and deliver as promptly as reasonably practicable after the Effective Time, the Merger Consideration such holder is entitled to receive as a result of the Merger, and the Book- Entry Shares so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Book-Entry Shares. Prior to the Effective Time, the parties shall reasonably cooperate to establish procedures with the Exchange Agent and The Depository Trust Company (“DTC”) designed to provide that the Exchange Agent will transmit to DTC or its nominee, on the Closing Date, upon surrender of Book-Entry Shares held of record by DTC or its nominee in accordance with DTC’s customary surrender procedures and such other procedures as agreed to by SIC, MDLY, the Exchange Agent and DTC, the Merger Consideration to which the beneficial owners thereof are entitled to receive as a result of the Merger.

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(b) Upon surrender to the Exchange Agent of its Certificate or Certificates, accompanied by a properly completed Letter of Transmittal, a holder of shares of Class A Common Stock (other than Excluded MDLY Shares) will be entitled to receive promptly after the Effective Time the Merger Consideration in respect of the shares of Class A Common Stock represented by its Certificate or Certificates, as well as any dividends payable with respect to such Class A Common Stock at the time of surrender, and any dividends with respect to shares of SIC Common Stock to which such holder is entitled. Until so surrendered, each such Certificate shall represent after the Effective Time, for all purposes, only the right to receive, without interest, the Merger Consideration upon surrender of such Certificate in accordance with, together with any dividends or distributions to which such holder is entitled pursuant to, Article II or this Article III.

(c) No dividends or other distributions declared with respect to SIC Common Stock to stockholders of record on or after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of SIC Common Stock to which the holder of such Certificate is entitled upon exchange thereof in accordance with Article II and this Article III, in each case unless and until the holder thereof shall surrender such Certificate in accordance with this Article III. Subject to the effect of applicable abandoned property, escheat or similar laws, following surrender of any such Certificate in accordance with this Article III, the record holder thereof shall be entitled to receive, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to the whole shares of SIC Common Stock represented by such Certificate and not paid prior to the date of surrender, and/or (ii) at the appropriate payment date, the amount of dividends or other distributions payable with respect to whole shares of SIC Common Stock represented by such Certificate with a record date after the Effective Time (but before such surrender date) and with a payment date subsequent to the surrender date.

(d) If any Merger Consideration is to be issued or paid in a name other than that in which a Certificate formerly representing Class A Common Stock surrendered in exchange therefor is registered, it shall be a condition to the issuance or payment of such Merger Consideration that such Certificate shall be properly endorsed or otherwise be in proper form for transfer, and the Person requesting such payment or issuance shall pay any transfer or other similar Taxes required by reason of the payment or issuance to a Person other than the registered holder of the Certificate or establish to the satisfaction of SIC that the Tax has been paid or is not applicable.

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(e) The Exchange Agent (or, subsequent to the earlier of (x) the one-year anniversary of the Effective Time and (y) the expiration or termination of the Exchange Agent Agreement, SIC) shall be entitled to deduct and withhold from any Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Class A Common Stock such amounts as the Exchange Agent or SIC, as the case may be, is required to deduct and withhold under the Code, or any provision of state, local or foreign Tax law, with respect to the making of such payment. To the extent the amounts are so withheld by the Exchange Agent or SIC, as the case may be, and timely paid over to the appropriate Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Class A Common Stock in respect of whom such deduction and withholding was made by the Exchange Agent or SIC, as the case may be.

(f) After the Effective Time, there shall be no transfers on the stock transfer books of MDLY of the shares of MDLY Common Stock that were issued and outstanding immediately prior to the Effective Time other than to settle transfers of shares of MDLY Common Stock that occurred prior to the Effective Time. If, after the Effective Time, Certificates or Book-Entry Shares representing such shares of Class A Common Stock are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for the Merger Consideration payable and issuable in respect of such Certificates or Book-Entry Shares, together with any dividends and distributions to which such holder is entitled in accordance with this Article III.

(g) Notwithstanding anything to the contrary contained in this Agreement, no fractional shares of SIC Common Stock shall be issued upon the surrender of Certificates for exchange, or presentation of Book-Entry Shares for transfer, no dividend or distribution with respect to SIC Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of SIC. In lieu of the issuance of any such fractional share, SIC shall pay to each former stockholder of MDLY who otherwise would be entitled to receive such fractional share an amount in cash (rounded to the nearest cent) determined by multiplying (i) $6.71 by (ii) the fraction of a share (after taking into account all shares of Class A Common Stock held by such holder at the Effective Time and rounded to the nearest thousandth when expressed in decimal form) of SIC Common Stock to which such holder would otherwise be entitled to receive pursuant to the applicable provisions of Section 2.4.

(h) Any portion of the Exchange Fund that remains unclaimed by the stockholders of MDLY as of the first anniversary of the Effective Time may be paid to SIC. In such event, any former stockholders of MDLY who have not theretofore complied with this Article III shall thereafter look only to SIC with respect to the applicable Merger Consideration, any cash in lieu of any fractional shares and any unpaid dividends and distributions in respect of each share of SIC Common Stock such stockholder is entitled to, as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of SIC, the Surviving Company, the Exchange Agent or any other Person shall be liable to any former holder of shares of Class A Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

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(i) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by SIC or the Exchange Agent, the posting by such Person of a bond in such amount as SIC may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration and any unpaid dividends or distributions deliverable in respect thereof pursuant to this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF MDLY

Except as disclosed in (i) MDLY SEC Reports (as defined in Section 4.5(c) below) filed prior to the date of this Agreement, or (ii) the MDLY Disclosure Schedule, MDLY hereby represents and warrants to SIC and Merger Sub as follows:

4.1 Corporate Organization.

(a) MDLY is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. MDLY has the requisite corporate power and corporate authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, individually or in the aggregate, have a Material Adverse Effect on MDLY.

(b) True, complete and correct copies of the MDLY Certificate and the MDLY Bylaws have previously been made available to SIC. MDLY is not in violation of the MDLY Certificate or the MDLY Bylaws.

(c) Except as set forth in Section 4.1(c) of the MDLY Disclosure Schedule, MDLY has no Subsidiaries or other equity interest in any other Person. Each of the Subsidiaries of MDLY (i) is duly formed and validly existing and in good standing under the laws of the state of its formation, (ii) has the requisite limited partnership or other organizational power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and (iii) is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, individually or in the aggregate, have a Material Adverse Effect on MDLY. True, complete and correct copies of the Organizational Documents of each Subsidiary of MDLY have previously been made available to SIC. No Subsidiary of MDLY is in violation of its Organizational Documents.

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4.2 Capitalization.

(a) The authorized capital stock of MDLY consists of 3,000,000,000 shares of Class A Common Stock of which, as of the date of this Agreement, 5,892,371 shares, excluding all MDLY RSUs, are issued and outstanding; 1,000,000 shares of Class B Common Stock of which, as of the date of this Agreement, 100 shares are issued and outstanding; and 300,000,000 shares of Preferred Stock of which, as of the date of this Agreement, no shares are issued and outstanding. All of the issued and outstanding shares of MDLY Common Stock have been duly authorized and validly issued and are fully paid, nonassessable, free of any Liens, and are not be subject to any preemptive rights, whether arising under the laws of the State of Delaware or the MDLY Certificate, MDLY Bylaws or any MDLY Contract, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, (i) there are 24,839,302 existing outstanding Units and Vesting Restricted Units that are exchangeable one for one into 24,839,302 shares of Class A Common Stock in accordance with Section 7.6; (ii) there are 2,116,138 MDLY RSUs outstanding which are held by the Persons and in the amounts set forth in Section 4.2(a) of the MDLY Disclosure Schedule, none of which will vest as a result of the closing of the Merger; (iii) there are 1,610,671 Non-Vesting Restricted Units outstanding which are held by the Persons and in the amounts set forth in Section 4.2(a) of the MDLY Disclosure Schedule, none of which will vest as a result of the closing of the Merger; (iv) there are 646,314 MDLY RSUs that have been approved by the MDLY Board to be granted to the Persons and in the amounts set forth in Section 4.2(a) of the MDLY Disclosure Schedule, which have not yet been granted and, if granted, will not vest as a result of the closing of the Merger; and (v) there are 68,098 RSUs outstanding and held by non-management directors that will vest as a result of the closing of the Merger. Other than as set forth in the immediately preceding sentence, there are no Units or MDLY RSUs outstanding, and no action has been taken, and none of MDLY, Medley LLC or any other Subsidiary thereof, are not obligated to, issue any additional Units or MDLY RSUs. All Unitholders are, or will be, party to the Medley LLC Exchange Agreement. The Exchange Rate (as defined in the Exchange Agreement) is one share of Class A Common Stock for one Vesting Medley Restricted Unit. Shares of Class A Common Stock to be issued upon conversion of a MDLY RSU, or an exchange of Vesting Medley Restricted Units, when issued, will be validly issued and will be fully paid, nonassessable, free of any Liens, and will not be subject to any preemptive rights, whether arising under the laws of the State of Delaware or the MDLY Certificate, MDLY Bylaws or any MDLY Contract, with no personal liability attaching to the ownership thereof. MDLY has obtained valid waivers from each Unitholder waiving such holder’s right to receive the Merger Consideration under Section 2.4(c)(i). As of the date of this Agreement, no MDLY Voting Debt is issued or outstanding. As of the date of this Agreement, MDLY does not have and is not bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of, or the payment of any amount based on, any shares of MDLY Common Stock, MDLY Voting Debt or any other equity securities of MDLY or any securities representing the right to purchase or otherwise receive any shares of MDLY Common Stock, MDLY Voting Debt or other equity securities of MDLY. As of the date of this Agreement, except as it relates to net settlement of Vesting Medley Restricted Units and as contemplated by the Medley LLC Exchange Agreement and the Medley Registration Rights Agreement, there are no contractual obligations of MDLY or any of its Subsidiaries (A) to repurchase, redeem or otherwise acquire any shares of capital stock of MDLY or any equity security of MDLY or its Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of MDLY or its Subsidiaries or (B) pursuant to which MDLY or any of its Subsidiaries is or could be required to register shares of MDLY capital stock or other securities under the Securities Act. As of the Effective Time, the Medley LLC Exchange Agreement and the Medley Registration Rights Agreement shall be terminated and the obligations of MDLY and its Subsidiaries thereunder satisfied.

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(b) Except as set forth in Section 4.2(b) of the MDLY Disclosure Schedule, all of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of MDLY are owned, directly or indirectly, by MDLY, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of any preemptive rights. Section 4.2(b) of the MDLY Disclosure Schedule also sets forth, as of the date hereof, the Persons who own, beneficially and of record, the outstanding Units, Vesting Medley Restricted Units and Non-Vesting Medley LLC Restricted Units in Medley LLC. No Subsidiary of MDLY has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

(c) Except for amounts outstanding under the Medley LLC Debt Documents and as set forth in Section 4.2(c) of the MDLY Disclosure Schedule, neither MDLY nor any of its Subsidiaries has any Indebtedness for borrowed money.

(d) To the best knowledge of MDLY, elections under Section 83(b) of the Code have not been made with respect to any Vesting Medley Restricted Unit or Non-Vesting Medley Restricted Unit.

4.3 Authority; No Violation. (a) MDLY has full corporate power and authority to execute and deliver this Agreement and, subject to receipt of the MDLY Stockholder Approval, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the MDLY Board. The MDLY Board, acting upon the recommendation of the MDLY Special Committee, has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and fair to, and in the best interests of, MDLY and its stockholders, (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, (iii) resolved to submit this Agreement to the stockholders of MDLY for its adoption, (iv) recommended that the stockholders of MDLY approve the adoption of this Agreement, and (v) resolved to include such recommendation in the Joint Proxy Statement/Prospectus (the “MDLY Board Recommendation”). Except for the approval and adoption of MDLY Matters by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of MDLY Common Stock entitled to vote at such meeting (the “MDLY Stockholder Approval”), no other corporate proceedings on the part of MDLY are necessary to approve the Merger, this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by MDLY and (assuming due authorization, execution and delivery by SIC) constitutes the valid and binding obligation of MDLY, enforceable against MDLY in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws of general applicability relating to or affecting the rights of creditors generally and subject to general principles of equity (the “Bankruptcy and Equity Exception”).

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(b) Neither the execution and delivery of this Agreement by MDLY nor the consummation by MDLY of the transactions contemplated hereby, nor compliance by MDLY with any of the terms or provisions of this Agreement, will (i) violate any provision of the MDLY Certificate or MDLY Bylaws, or (ii) assuming that the consents, approvals and filings referred to in Section 4.4 are duly obtained and/or made, (A) violate any Applicable Law applicable to MDLY or any of its Subsidiaries, or any of their respective properties or assets, or (B) except as would not, individually or in the aggregate, have a Material Adverse Effect on MDLY, violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of MDLY or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, franchise, agreement or other instrument or obligation to which MDLY or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound (collectively, the “MDLY Contracts”).

4.4 Consents and Approvals.

(a) Except for (i) receipt of the SEC Exemptive Relief, (ii) the filing with the SEC of (A) a joint proxy statement in definitive form, or an amendment to the joint proxy statement previously delivered to stockholders of MDLY and SIC in connection with the Original Merger Agreement (such proxy statement, whether new or an amendment to the existing proxy statement, the “Joint Proxy Statement/Prospectus”), relating to the special meeting of MDLY’s stockholders to be held in order to obtain MDLY Stockholder Approval (the “MDLY Stockholder Meeting”) and the special meeting of SIC’s stockholders to be held to vote on the SIC Matters (the “SIC Stockholder Meeting”), (B) a registration statement on Form N- 14, or an amendment to the registration statement on Form N-14 previously filed with the SEC (such registration statement, whether new or amended, the “Form N-14 Registration Statement”), in which the Joint Proxy Statement/Prospectus will be included as a prospectus, and (C) a Rule 13E-3 Transaction Statement on Schedule 13E-3 relating to the transactions contemplated by this Agreement (the “Schedule 13E-3”), and declaration of effectiveness of the Form N-14 Registration Statement by the SEC, (iii) the filing of the Certificate of Merger with the Delaware Secretary pursuant to the DGCL, (iv) any notices, consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules and regulations of the NYSE, or any other applicable self-regulatory organization (“SRO”), (v) any notices or filings under the HSR Act and the expiration of applicable waiting periods, (vi) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of SIC Common Stock pursuant to this Agreement, (vii) compliance with the Investment Company Act, and the rules and regulations promulgated thereunder, or (viii) as set forth on Section 4.4(a) of the MDLY Disclosure Schedule (the foregoing (i) through (viii) referred to collectively as the “MDLY Required Approvals”), no other consents, authorizations, approvals, or exemptions from, or notices to, or filings with, any Governmental Entity are necessary in connection with the execution and delivery by MDLY of this Agreement or the consummation by MDLY of the Merger and the other transactions contemplated by this Agreement.

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(b) Except for (i) receipt of MDLY Stockholder Approval, (ii) receipt of the relevant consents or releases, or the taking of other actions, under the Medley LLC Debt Documents, (iii) receipt of the relevant consents or releases, or taking of other actions, under the MDLY Contracts set forth in Section 4.4(b) of the MDLY Disclosure Schedule, and (iv) matters covered in the immediately preceding Section 4.4(a), no consents or approvals of any Person are necessary in connection with the execution and delivery by MDLY of this Agreement or the consummation by MDLY of the Merger and the other transactions contemplated by this Agreement.

4.5 Reports; Regulatory Matters.

(a) MDLY and each of its Subsidiaries have timely filed all reports, registration statements and certifications, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 2014 with (i) the SEC, (ii) the NYSE, and (iii) any other applicable SRO or Governmental Entity, and all other reports and statements required to be filed by them since December 31, 2014, including any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any SRO or Governmental Entity, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations of MDLY and its Subsidiaries conducted by a SRO or Governmental Entity in the ordinary course of the business, no SRO or Governmental Entity has initiated since December 31, 2014 or has pending any proceeding, enforcement action or, to the knowledge of MDLY, investigation into the business, disclosures or operations of MDLY or any of its Subsidiaries. Since December 31, 2014, no SRO or Governmental Entity has resolved any proceeding, enforcement action or, to the knowledge of MDLY, investigation into the business, disclosures or operations of MDLY or any of its Subsidiaries. There is no unresolved, or, to MDLY’s knowledge, threatened criticism, comment, exception or stop order by any SRO or Governmental Entity with respect to any report or statement relating to any examinations or inspections of MDLY or any of its Subsidiaries. Since December 31, 2014, there have been no formal or informal inquiries by, or disagreements or disputes with, any SRO or Governmental Entity with respect to the business, operations, policies or procedures of MDLY or any of its Subsidiaries (other than normal examinations conducted by a SRO or Governmental Entity in MDLY’s ordinary course of business). MDLY has made available to SIC all correspondence between MDLY or any of its Subsidiaries and the SEC, the NYSE and any other SRO or Governmental Entity since December 31, 2014.

(b) Neither MDLY nor any of its Subsidiaries is subject to any cease-and- desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since December 31, 2014 a recipient of any supervisory letter from, or since December 31, 2014 has adopted any policies, procedures or board resolutions at the request or suggestion of, any SRO or Governmental Entity that currently restricts in any material respect the conduct of its business (or to MDLY’s knowledge that, upon consummation of the Merger, would restrict in any material respect the conduct of the business of SIC or any of its Subsidiaries), or that in any material manner relates to its credit, risk management or compliance policies, its internal controls, its management or its business (each item in this sentence, a “MDLY Regulatory Agreement”), nor has MDLY or any of its Subsidiaries been advised since December 31, 2014 by any SRO or Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such MDLY Regulatory Agreement.

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(c) MDLY has filed on the SEC’s EDGAR system each (i) registration statement, prospectus, report, schedule and definitive proxy statement (including all exhibits, amendments and supplements thereto) required to be filed with or furnished to the SEC by MDLY or any of its Subsidiaries pursuant to the Securities Act or the Exchange Act since December 31, 2014 (the “MDLY SEC Reports”) and (ii) communication mailed by MDLY to its stockholders since December 31, 2014. No such MDLY SEC Report or communication, at the time filed, furnished or communicated (and, in the case of registration statements, proxy statements and prospectuses, on the dates of effectiveness, the dates of the relevant meetings and the dates of use, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that information contained in a MDLY SEC Report as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all MDLY SEC Reports complied as to form in all material respects with the Securities Act, the Exchange Act and the other rules and regulations of the SEC with respect thereto. No executive officer of MDLY has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no outstanding or unresolved comments from the SEC with respect to any MDLY SEC Report and, as of the date of this Agreement, to the knowledge of MDLY, no MDLY SEC Report is subject to any ongoing review by the SEC.

4.6 Financial Statements.

(a) The consolidated financial statements of MDLY and its Subsidiaries included in all MDLY SEC Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of MDLY and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in stockholders’ equity and consolidated financial position of MDLY and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments immaterial in nature and amount), (iii) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto.

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(b) Neither MDLY nor any of its Subsidiaries has any liability or obligation of any nature whatsoever required by GAAP to be reflected or reserved for in a balance sheet (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of MDLY included in its Annual Report on Form 10-K for the annual period ended December 31, 2017 (including any notes thereto) and for liabilities and obligations incurred in a commercially reasonable manner and in the ordinary course of business consistent with past practice since the date of such balance sheet.

(c) MDLY has established and maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is designed to provide reasonable assurance (i) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, (ii) that receipts and expenditures of MDLY and its Subsidiaries are being made only in accordance with authorizations of MDLY management and the MDLY Board, and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of MDLY and each of MDLY’s Subsidiaries’ assets that could have a material effect on MDLY’s consolidated financial statements. MDLY has disclosed, based on its most recent evaluation of such internal control over financial reporting prior to the date of this Agreement, to MDLY’s auditors and the audit committee of the MDLY Board and in Section 4.6(c) of the MDLY Disclosure Schedule (x) any significant deficiency and material weakness in the design or operation of MDLY’s internal control over financial reporting that is reasonably likely to adversely affect MDLY’s ability to record, process, summarize or report financial information, and (y) any fraud, whether or not material, that involves MDLY management or other employees of MDLY or any MDLY Subsidiary who have a significant role in MDLY’s internal control over financial reporting. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meaning assigned to them in the auditing standards of the Public Company Accounting Oversight Board, as in effect on the date of this Agreement.

(d) MDLY’s “disclosure controls and procedures” (as defined in Rules 13a- 15(e) and 15d-15(e) of the Exchange Act) are designed to ensure that all information (both financial and non-financial) required to be disclosed by MDLY in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to MDLY’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of MDLY required under the Exchange Act with respect to such reports. MDLY’s management has completed an assessment of the effectiveness of MDLY’s disclosure controls and procedures and, to the extent required by Applicable Law, presented in any applicable MDLY SEC Report that is a report on Form 10-K or Form 10-Q, or any amendment thereto, its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation.

(e) Since December 31, 2014, MDLY and its principal executive officer and principal financial officer have complied in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and the Exchange Act and (ii) the applicable listing and corporate governance rules and regulations of the NYSE. The principal executive officer and the principal financial officer of MDLY have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to each MDLY SEC Report, and the statements contained in such certifications were true and correct on the date such certifications were made. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

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4.7 Broker’s Fees. Except for the fees of Goldman Sachs & Co. LLC and Barclays Capital, Inc., none of MDLY, any of its Subsidiaries or any of their respective officers or directors has used any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or any other transactions contemplated by this Agreement.

4.8 Absence of Certain Changes or Events. Since December 31, 2017, (a) the respective businesses of MDLY and its Subsidiaries have been conducted in the ordinary course of business consistent with past practice, (b) none of MDLY or any of its Subsidiaries has taken any action that, if taken after the date of this Agreement, would result in a breach of the covenants set forth in Section 6.2, and (c) no event or events have occurred that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on MDLY.

4.9 Legal Proceedings. (a) Except as would not, individually or in the aggregate, have a Material Adverse Effect on MDLY, neither MDLY nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of MDLY’s knowledge, threatened, legal, administrative, arbitral or other proceedings, Claims, actions, suits or governmental or regulatory investigations of any nature against MDLY or any of its Subsidiaries or to which any of their assets are subject.

(b) Except as would not, individually or in the aggregate, have a Material Adverse Effect on MDLY, there is no judgment, settlement agreement, order, injunction, decree or regulatory restriction (other than those of general application that apply to similarly situated companies or their Subsidiaries) imposed upon MDLY, any of its Subsidiaries or the assets of MDLY or any of its Subsidiaries.

4.10 Taxes and Tax Returns.

(a) Each of MDLY and its Subsidiaries (i) has duly and timely filed (including all applicable extensions) all federal, state, local and foreign income and other material Tax Returns required to be filed by it and all such Tax Returns are accurate and complete, (ii) has paid all Taxes shown thereon as due and (iii) has duly paid or made provision for the payment of all Taxes that have been incurred or are due or claimed to be due from it by the IRS or any other federal, state, foreign or local taxing authorities other than Taxes that are not yet delinquent or are being contested in good faith, have not been finally determined and have been adequately reserved against under GAAP. There are no material disputes pending, or written claims asserted, for Taxes or assessments upon MDLY or any Subsidiary for which MDLY does not have reserves that are adequate under GAAP. Neither MDLY nor any Subsidiary is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among MDLY and its Subsidiaries as described in the MDLY Disclosure Schedule).

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(b) MDLY and its Subsidiaries have complied in all material respects with all Applicable Laws relating to the payment and withholding of Taxes and have, within the time and in the manner prescribed by Applicable Law, withheld from and paid over all amounts required to be so withheld and paid over under Applicable Laws.

(c) There are no Liens for Taxes upon the assets of MDLY or any of the Subsidiaries, except for Liens for Taxes not yet due and payable and Liens for Taxes that are both being contested in good faith and adequately reserved for in accordance with GAAP.

(d) Neither MDLY nor any Subsidiary has granted any waiver, extension, or comparable consent regarding the application of the statute of limitations with respect to any Taxes or Tax Return that is outstanding, nor any request for such waiver or consent has been made.

(e) Other than the Tax Receivable Agreement to be terminated pursuant to the Tax Receivable Termination Agreement, there are no MDLY Tax Protection Agreements (as hereinafter defined) in force or otherwise binding upon MDLY or any MDLY Subsidiary. As used herein, “MDLY Tax Protection Agreements” means any agreement to which MDLY, or any MDLY Subsidiary is a party: (i) pursuant to which any liability to holders of interests in a MDLY Subsidiary Partnership relating to Taxes may arise, whether or not as a result of the consummation of the Merger or the other transactions contemplated by this Agreement; and/or (ii) that was entered into in connection with or related to the deferral of income Taxes of a holder of interests in a MDLY Subsidiary Partnership, and that requires MDLY, or any MDLY Subsidiary to, or to use efforts to (or to indemnify any Person if it does not) (A) maintain a minimum level of debt or continue a particular debt, (B) retain or not dispose of assets for a period of time if such period of time has not since expired or any applicable statute of limitations with respect to any Taxes that would result from a disposition of such assets at any time during such period has not since expired, (C) make or refrain from making Tax elections, (D) only dispose of assets in a particular manner, or (E) permit any holder of interests in a MDLY Subsidiary Partnership to guarantee any debt or restore a deficit in such holder’s capital account. As used herein, “MDLY Subsidiary Partnership” means a MDLY Subsidiary that is a partnership for United States federal income Tax purposes.

4.11 Compliance with Applicable Law. MDLY and each of its Subsidiaries hold all Permits necessary for the lawful conduct of their respective businesses, and have complied in all respects with and are not in default in any respect under any, any Permit or Applicable Law, except for such failures, non-compliance or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on MDLY.

4.12 Certain Contracts. (a) Section 4.12 of the MDLY Disclosure Schedule sets forth a list of MDLY Contracts, including all amendments, supplements, exhibits and side letters to any such MDLY Contract, to which MDLY or any MDLY Subsidiary is a party or by which any of its properties or assets are bound (provided that equity interests in any Person shall not be deemed to be the properties or assets of MDLY or any MDLY Subsidiary), which, as of the date of this Agreement (provided that MDLY shall not be required to list those MDLY Contracts that have been publicly filed by MDLY with the SEC):

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(i) is or will be required to be filed as an exhibit to MDLY’s Annual Report on Form 10-K pursuant to Item 601(b)(2), (4), (9) or (10) of Regulation S-K promulgated under the Securities Act;

(ii) contains any non-compete or exclusivity provisions that restrict the line of business or geographic area in which MDLY or any MDLY Subsidiary can operate, or which restricts the conduct of any line of business of MDLY or any MDLY Subsidiary, in each case, that have or would reasonably be expected to have a material impact on the business or operations of MDLY or its Subsidiaries, taken as a whole;

(iii) establishes a material partnership, joint venture or similar arrangement;

(iv) relates to the borrowing of money from, or extension of credit to, a Third Party, in each case having a principal amount of Indebtedness in excess of $25,000,000, other than accounts receivable and payable incurred or arising in the ordinary course of business consistent with past practice;

(v) requires MDLY or any MDLY Subsidiary to dispose of or acquire assets or properties with a fair market value in excess of $5,000,000, or involves any pending or contemplated merger, consolidation or similar business combination;

(vi) is a management or advisory agreement under which MDLY or any of its Subsidiaries acts as an adviser or manager;

(vii) is with a Governmental Entity; or

(viii) is material to MDLY and its Subsidiaries, taken as a whole, and contains any so-called “most favored nations” or similar provisions requiring MDLY or any MDLY Subsidiary to offer a Person any terms or conditions that are at least as favorable as those offered to any other Person.

(b) Each Contract of the type described above in Section 4.12(a), whether or not set forth in Section 4.12(a) of the MDLY Disclosure Schedule, is referred to herein as an “MDLY Material Contract.” Except as has not resulted in or would not reasonably be expected to result in a Material Adverse Effect with respect to MDLY, each MDLY Material Contract is legal, valid, binding and enforceable in accordance with its terms on MDLY and each MDLY Subsidiary that is a party thereto and, to the knowledge of MDLY, each other party thereto, and is in full force and effect, except as may be limited by the Bankruptcy and Equity Exception.

(c) Neither MDLY nor any MDLY Subsidiary is in default under any MDLY Material Contract, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default, in each case, except as has not resulted in or would not reasonably be expected to result in a Material Adverse Effect with respect to MDLY. Neither MDLY nor any MDLY Subsidiary has received written notice of any violation or default under any MDLY Material Contract, except for violations or defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Neither MDLY nor any MDLY Subsidiary has received written notice of termination under any MDLY Material Contract, and, to the knowledge of the Company, no party to any MDLY Material Contract has threatened to cancel any MDLY Material Contract, except as would not, individually or in the aggregate, would not reasonably be expected to have a MDLY Material Adverse Effect.

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(d) MDLY has delivered or made available to SIC or provided to SIC for review, prior to the execution of this Agreement, true and complete copies of all of the MDLY Material Contracts.

4.13 Property. MDLY or one of its Subsidiaries (a) has good and marketable title to all the properties and assets reflected in the latest audited balance sheet included in such MDLY SEC Reports as being owned by MDLY or one of its Subsidiaries or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all Liens of any nature whatsoever, except Permitted Liens, and (b) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such MDLY SEC Reports or acquired after the date thereof (except for leases that have expired by their terms since the date thereof), free and clear of all Liens of any nature whatsoever, except for Permitted Liens, and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to MDLY’s knowledge, the lessor.

4.14 Intellectual Property. MDLY owns or possesses sufficient rights to use all Intellectual Property Rights used in the conduct of its business as now conducted, all of which shall remain in effect following the Closing, except where the failure to own or possess such rights would not reasonably be expected to result in a Material Adverse Effect on MDLY; and the expected expiration or termination of any of such Intellectual Property Rights would not result in a Material Adverse Effect on MDLY.

4.15 State Takeover Laws. Assuming the accuracy of the representation and warranty contained in Section 5.16, the MDLY Board has unanimously approved this Agreement and the transactions contemplated hereby as required to render inapplicable to this Agreement and such transactions the restrictions on “business combinations” set forth in the DGCL or any other “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” law (any such laws, “Takeover Statutes”) to the extent any of the foregoing is applicable to this Agreement and/or the transactions contemplated hereby.

4.16 Opinion. The MDLY Special Committee has received the opinion of Barclays Capital Inc. that, subject to certain assumptions, limitations, qualifications and other matters set forth therein, as of the date hereof, from a financial point of view, the aggregate consideration to be offered to the non-management holders of shares of Class A Common Stock in connection with the Merger, assuming, at the MDLY Special Committee’s instruction, that the MCC Merger is consummated substantially concurrently with the Merger and alternatively, assuming, at the MDLY Special Committee’s instruction, that the MCC Merger is not consummated and that MCC terminates the MCC Investment Management Agreement, consisting of the applicable Merger Consideration described in Section 2.4(c)(i), is fair to such holders of shares of Class A Common Stock; it being agreed that SIC is not entitled to rely upon such opinion.

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4.17 MDLY Information. The information relating to MDLY and its Subsidiaries that is provided by MDLY or its representatives for inclusion in the Form N-14 Registration Statement, the Joint Proxy Statement/Prospectus and/or the Schedule 13E-3, or in any application, notification or other document filed with any other SRO or Governmental Entity (including the SEC) in connection with the transactions contemplated by this Agreement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Joint Proxy Statement/Prospectus and the Schedule 13E-3 as it relates to MDLY and its Subsidiaries and other portions within the reasonable control of MDLY and its Subsidiaries will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

4.18 Insurance. MDLY and its Subsidiaries maintain, or are covered by, policies of insurance in such amounts and against such risks as are customary in the industries in which MDLY and its Subsidiaries operate. Except as would not be reasonably expected to have a Material Adverse Effect on MDLY, all such insurance policies are in full force and effect and will not in any way be affected by, or terminate or lapse by reason of, the execution (but not the performance) of this Agreement.

4.19 Environmental Matters. Except as would not, individually or in the aggregate, have a Material Adverse Effect on MDLY and its Subsidiaries, taken as a whole, there are no legal, administrative, arbitral or other proceedings, Claims, actions, causes of action or notices with respect to any Environmental Laws, pending or threatened against MDLY or any of its Subsidiaries. Neither MDLY nor any of its Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Entity or Third Party imposing any liability or obligation with respect to any of the foregoing.

4.20 Employee Benefit Plans.

(a) Section 4.20(a) of the MDLY Disclosure Schedule sets forth a true, complete and correct list of each (i) (A) “employee benefit plan” as defined in Section 3(3) of ERISA, and (B) incentive, deferred compensation, paid-time-off, equity-based, phantom equity, severance, termination, retention, change-of-control, pension, profit-sharing, retirement, leave of absence, medical, disability, welfare, cafeteria, material fringe benefit, or other similar plan, program, agreement, arrangement, practice or commitment for the benefit of any current or (to the extent MDLY, its Subsidiaries or its Affiliates still have liability) former employee, partner, independent contractor or director of MDLY, its Subsidiaries or any of its ERISA Affiliates, entered into, maintained or contributed to, or in the preceding three (3) years, required to be maintained or contributed to, by MDLY, its Subsidiaries or any of their ERISA Affiliates, and (ii) each employment agreement between MDLY, or its Subsidiaries or Affiliates, and any employee which is not terminable on notice of thirty (30) days or less without penalty or continuing obligation (such plans, programs, agreements, arrangements, practices and commitments, herein referred to as the “MDLY Benefit Plans”).

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(b) (i) Each MDLY Benefit Plan has been administered in accordance with its terms in all material respects, (ii) all MDLY Benefit Plans are in compliance in form and operation with the applicable provisions of ERISA, the Code and all other Applicable Laws, including Section 409A of the Code in all material respects, (iii) to MDLY’s knowledge, no non- exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred with respect to any MDLY Benefit Plan which would result in a material penalty, (iv) all contributions to, and payments from, MDLY Benefit Plans have been made in accordance with the terms of the MDLY Benefit Plans, ERISA, the Code and all other Applicable Laws in all material respects, (v) there are no current or, to MDLY’s knowledge, threatened investigations by any Governmental Entity), ERISA termination proceedings, or other material claims by any Person (except routine claims for benefits) with respect to MDLY Benefit Plans. No “employee benefit plan” as defined in Section 3(3) of ERISA that is or has been maintained or contributed to by MDLY or any of its current or former ERISA Affiliates is or has been subject to Title IV of ERISA or Section 412 of the Code, and neither MDLY nor any of its current or former ERISA Affiliates is or ever has been a party to any multi-employer plan, within the meaning of Section 3(37) of ERISA, or a multiple employer welfare arrangement, within the meaning of Section 3(40) of ERISA or made (or been obligated to make) contributions to any such multi-employer or multiple employer plan.

(c) A favorable determination letter has been received from the IRS with respect to each such MDLY Benefit Plan that is intended to comply with Section 401 of the Code (or the sponsor of such MDLY Benefit Plan is entitled to rely on a favorable opinion letter issued to the plan’s prototype sponsor by the IRS) and no event has occurred that will or could reasonably be expected to give rise to disqualification of any such MDLY Benefit Plan or to liability for a material Tax under Section 511 of the Code.

(d) There have been no acts or omissions by MDLY or any ERISA Affiliate that have given rise to or could reasonably be expected to give rise to material fines, penalties, taxes or related charges under Sections 502(c), 502(i) or 4071 of ERISA or Chapter 43 of the Code for which MDLY or any ERISA Affiliate may be liable. Neither MDLY nor any ERISA Affiliate nor any of their respective partners, directors, officers, employees or any other fiduciary has committed any breach of fiduciary responsibility imposed by ERISA that would subject MDLY or any ERISA Affiliate or any of their respective partners, directors, officers or employees to liability under ERISA. Neither MDLY nor its Subsidiaries or Affiliates is a fiduciary within the meaning of Section 3(21) or 3(38) of ERISA with respect to assets of a plan within the meaning of Treasury Regulation Section 2510.3-101, as revised by Section 3(42) of ERISA.

(e) Other than pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or any equivalent state statute, neither MDLY nor any ERISA Affiliate maintains any MDLY Benefit Plan that provides benefits described in Section 3(1) of ERISA to any former employees, partners or retirees of MDLY or any of its ERISA Affiliates.

(f) MDLY has made available to SIC correct and complete copies of all MDLY Benefit Plans and, where applicable, each of the following documents with respect to such MDLY Benefit Plans: (i) the plan document together with all amendments thereto and restatements thereof (including, without limitation, complete copies of any plans that may have been merged into such plan), and any trust agreements; (ii) any service contracts; (iii) any documents governing the investment and management of the MDLY Benefit Plan, or the assets thereof, including, without limitation, any investment management agreements, annuity contracts and documents scheduling fees incurred by the sponsor or participants and beneficiaries; (iv) the most recent summary plan descriptions and summaries of material modifications; and (v) written communications by MDLY to employees regarding the MDLY Benefit Plans, to the extent the substance of the MDLY Benefit Plans described therein differ materially from the other documentation furnished under this clause.

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(g) Neither MDLY, nor its Subsidiaries or Affiliates maintains any nonqualified deferred compensation plan or arrangement subject to Section 409A of the Code.

(h) Other than with respect to Vesting Medley Restricted Units, Non-Vesting Medley Restricted Units and MDLY RSUs, no partner or employee of MDLY or any of its Affiliates is entitled to, and no partner or employee of MDLY or any of its Affiliates will accrue or receive, additional benefits, accelerated rights to payment of benefits or accelerated vesting, whether pursuant to any MDLY Benefit Plan or otherwise, or become entitled to severance, termination allowance or other similar payments as a result of this Agreement and the transactions contemplated hereby. The execution of this Agreement and the consumption of the transactions contemplated hereby do not result in any payment or right to payment that (either alone or upon the occurrence of any additional or subsequent event will or may result in any “parachute payment” (as defined under Section 280G of the Code) or will or may result in a violation of Section 409A of the Code.

4.21 Other Employment Matters.

(a) Except as disclosed on Schedule 4.21(a), (i) MDLY, its Subsidiaries and their Affiliates (A) are in compliance in all material respects with all Applicable Laws and other obligations respecting employment and employment practices and terms and conditions of employment, including all minimum wage and overtime Applicable Laws and wage payment Applicable Laws, employee notification, leave, affirmative action, child labor, immigration, employment discrimination, or disability rights, (B) since December 31, 2014, have not received any notice of an investigation, charge, citation, penalty, or assessment from any Governmental Entity with respect to such labor and employment Applicable Laws which will or could reasonably be expect to result in a material liability, and (C) since December 31, 2014, have not, and are not, engaged in any unfair labor practice which will or could reasonably be expect to result in a material liability, (ii) since December 31, 2014, no unfair labor practice charge or complaint or labor arbitration proceeding is pending against MDLY, its Subsidiaries or their Affiliates which will or could reasonably be expect to result in a material liability, (iii) since December 31, 2014, there have been no and there currently are no labor strike(s), dispute(s), slowdown(s), or work stoppage(s) pending or, to the knowledge of MDLY or its Subsidiaries, threatened against or involving MDLY, its Subsidiaries or any of their Affiliates which will or could reasonably be expect to result in a material liability, (iv) neither MDLY, its Subsidiaries nor any of their Affiliates is or has been party to any collective bargaining agreement and no collective bargaining agreement or other contract, agreement, arrangement or understanding with a labor union or labor union organization is currently being negotiated by MDLY, its Subsidiaries or their Affiliates, and (v) to the knowledge of MDLY, no collective bargaining representation question exists respecting employees of MDLY, its Subsidiaries and their Affiliates.

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(b) All employees of MDLY, its Subsidiaries and their Affiliates are legally authorized to work in the United States either because of their status as United States citizens, legal permanent residents, or by virtue of possessing a visa under Applicable Law relating to immigration control which visa allows for such employee to work in the United States. To the knowledge of MDLY, none of MDLY, its Subsidiaries and their Affiliates has employed a Person that is not legally authorized to be employed in the United States or continued to employ a Person knowing the Person ceased to be legally authorized to be employed in the United States. Each of MDLY, its Subsidiaries and their Affiliates has properly completed all legally required reporting and verification requirements pursuant to Applicable Law relating to immigration control for all of its employees, including the Form I-9. Each of MDLY, its Subsidiaries and their Affiliates has retained for each current employee the Form I-9 throughout such employee’s period of employment with MDLY, its Subsidiaries or their Affiliates and has retained a Form I- 9 for each former employee of MDLY, its Subsidiaries or their Affiliates for a period of one (1) year from the date of termination of such employee or three (3) years from the date of hire, whichever is later. In the preceding three years, neither MDLY, its Subsidiaries nor their Affiliates has received any written notice from any Governmental Entity that MDLY, its Subsidiaries or their Affiliates is in violation of any Applicable Law pertaining to immigration control or that any current or former employee of MDLY, its Subsidiaries or their Affiliates is or was not legally authorized to be employed in the United States or is or was using an invalid social security number, and there is no pending, or to the MDLY’s knowledge threatened, charge or complaint under the Immigration Reform and Control Act of 1986 against MDLY, its Subsidiaries or their Affiliates.

(c) All individuals considered by MDLY, its Subsidiaries and any of their Affiliates to be (i) independent contractors are, and could only be reasonably considered to be, in fact “independent contractors” and are not “employees” or “common law employees” for tax, benefits, wage, labor or any other legal purpose (other than workers compensation), and (ii) employees are, and could only be reasonably considered to be, in fact “employees” and “common law employees” and are not “partners” for tax, benefits, wage, labor or any other legal purpose.

4.22 Related Party Transactions. As of the date of this Agreement, neither MDLY nor any of its Subsidiaries is party to any transaction or arrangement under which any (i) present or former director or executive officer of MDLY or any of its Subsidiaries, (ii) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of five percent (5%) or more of any class of equity of MDLY or (iii) “affiliate,” “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing is a party to any actual or proposed loan, lease or other contract with or binding upon MDLY or any of its Subsidiaries or owns or has any interest in any of their respective properties or assets, in each case as would be required to be disclosed by MDLY pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act.

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4.23 Investment Advisor Matters.

(a) Each of MDLY and its Subsidiaries which is registered as an investment adviser with the SEC (each, a “MDLY Adviser”) has (i) adopted a formal code of ethics complying in all material respects with Rule 204A-1 under the Investment Advisers Act and, to the extent applicable, Rule 17j-1 under the Investment Company Act and (ii) adopted and implemented written policies and procedures that are reasonably designed to prevent and detect any material violations under applicable securities, commodities or other investment-related or trading-related laws (including the Investment Advisers Act). None of the MDLY Advisers nor any Persons “associated” (as defined in Section 202(a)(17) of the Investment Advisers Act) with the MDLY Advisers is in material violation of such code of ethics or policies and procedures. Since December 31, 2014, there has been no noncompliance by the MDLY Advisers or any of their respective employees or associated Persons with such code of ethics or policies and procedures, except for such matters that would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect with respect to MDLY.

(b) None of the MDLY Advisers, any officer, director or employee thereof, MDLY or, to the knowledge of MDLY, any other “affiliated person” (as defined in the Investment Company Act) of the MDLY Advisers who is required to be eligible, is ineligible, or subject to potential ineligibility, pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve in any capacity referred to in Section 9(a) thereof to a registered investment company; and none of the MDLY Advisers, any officer, director or employee thereof, MDLY or, to the knowledge of MDLY, any other Person “associated” (as defined in Section 202(a)(17) of the Investment Advisers Act) with the MDLY Advisers who is required to be qualified, is subject to potential disqualification pursuant to Section 203 of the Investment Advisers Act from serving as an investment adviser or as a Person associated with an investment adviser to any Person or is subject to disqualification under Rule 206(4)-3 under the Investment Advisers Act; in each case, except for any such disqualification (x) that would not reasonably be expected to be material to the MDLY Adviser, or (y) with respect to which MDLY or another relevant Person has received exemptive relief from the SEC or another relevant Governmental Entity that has the effect of nullifying such disqualification; nor is there any proceeding or investigation pending or, to the knowledge of MDLY, threatened by any Governmental Entity that would result in any such ineligibility or disqualification, except for any such ineligibilities or disqualifications that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect with respect to MDLY.

(c) None of the MDLY Advisers or any of a MDLY Adviser’s directors or officers (together with the MDLY Advisers, “MDLY Adviser Regulation D Covered Persons”) is subject to a Disqualifying Event, and, to the knowledge of MDLY, there is no inquiry, investigation, proceeding or action pending against any MDLY Adviser Regulation D Covered Person that could reasonably be expected to result in a Disqualifying Event.

(d) Each MDLY Adviser is not prohibited from providing investment advisory services, or from charging fees therefor, by the “pay-to-play” rules of any jurisdiction, including Rule 206(4)-5 under the Investment Advisers Act.

(e) All deficiency letters and examination reports that the MDLY Advisers has received since December 31, 2014 from any Governmental Entity are listed on Section 4.23(e) of the MDLY Disclosure Schedule, true, correct and complete copies of which have been made available to SIC, along with all written responses thereto. All remedial actions necessary to cure in all material respects the deficiencies or violations set forth in such letters or reports have been taken by the MDLY Adviser. MDLY has made available to SIC all material correspondence relating to any material inquiry, examination or investigation by any Governmental Entity received since December 31, 2014 regarding the MDLY Advisers and any of their respective employees or associated Persons in connection with the services performed by such employees or associated Persons in connection with the business of MDLY or any of its Subsidiaries.

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(f) None of the MDLY Advisers, any officer, director or employee thereof, MDLY or, to the knowledge of MDLY, any other “affiliated person” (as defined in the Investment Company Act) of the MDLY Advisers has any express or implied understanding or arrangement which would reasonably be expected to impose an “unfair burden” (for purposes of Section 15(f) of the Investment Company Act) on any MDLY RIC Fund as a result of the Merger or the other transactions contemplated by this Agreement.

(g) Broker-Dealer Matters. Neither MDLY nor any of its Subsidiaries is, or on the Closing Date will be, required to be registered as a broker-dealer under the Exchange Act, or with any other Governmental Entity.

4.24 No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV and any closing certificate delivered to SIC, neither MDLY nor any other Person on behalf of MDLY makes any express or implied representation or warranty with respect to MDLY, any of its Subsidiaries, or any other information provided to SIC in connection with the Merger and the other transactions contemplated by this Agreement, including the accuracy, completeness or timeliness thereof. Neither MDLY nor any other Person will have or be subject to any claim, liability or indemnification obligation to SIC or any other Person resulting from the distribution or failure to distribute to SIC, or SIC’s use of, any such information, including any information, documents, projections, estimates, forecasts or other material made available to SIC in the electronic data room maintained by MDLY for purposes of the transactions contemplated by this Agreement or management presentations in expectation of the transactions contemplated by this Agreement, unless and to the extent any such information is expressly included in a representation or warranty contained in this Article IV.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SIC

Except as disclosed in (i) the SIC SEC Reports (as defined in Section 5.5(c) below) filed prior to the date of this Agreement, or (ii) the SIC Disclosure Schedule, SIC and Merger Sub hereby represent and warrant to MDLY as follows:

5.1 Corporate Organization.

(a) SIC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of SIC and Merger Sub has the requisite corporate power and corporate authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, individually or in the aggregate, have a Material Adverse Effect on SIC.

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(b) True, complete and correct copies of the SIC Charter, SIC Bylaws, Merger Sub Certificate and Merger Sub Bylaws have previously been made available to MDLY. SIC is not in violation of the SIC Charter or the SIC Bylaws.

(c) Except for Merger Sub and as set forth in Section 5.1(c) of the Disclosure Schedule, SIC has no Subsidiaries or other equity interest in any other Person. Each of SIC’s Subsidiaries (i) is duly formed and validly existing and in good standing under the laws of the state of its formation, (ii) has the requisite corporate or other organizational power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and (iii) is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, individually or in the aggregate, have a Material Adverse Effect on SIC. True, complete and correct copies of the Organizational Documents of each Subsidiary of SIC have previously been made available to MDLY. No Subsidiary of SIC is in violation of its Organizational Documents.

5.2 Capitalization.

(a) The authorized capital stock of SIC consists of 250,000,000 shares of SIC Common Stock of which, as of the date of this Agreement, 100,462,586 shares were issued and outstanding. As of the date of this Agreement, no shares of SIC Common Stock were reserved for issuance. All of the issued and outstanding shares of SIC Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, no SIC Voting Debt is issued or outstanding. As of the date of this Agreement, except pursuant to this Agreement, SIC does not have and is not bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of, or the payment of any amount based on, any shares of SIC Common Stock, SIC Voting Debt or any other equity securities of SIC or any securities representing the right to purchase or otherwise receive any shares of SIC Common Stock, SIC Voting Debt or other equity securities of SIC. As of the date of this Agreement, except pursuant to this Agreement, there are no contractual obligations of SIC or any of its Subsidiaries (A) to repurchase, redeem or otherwise acquire any shares of capital stock of SIC or any equity security of SIC or its Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of SIC or its Subsidiaries or (B) pursuant to which SIC or any of its Subsidiaries is or could be required to register shares of SIC capital stock or other securities under the Securities Act.

(b) Except as set forth in Section 5.2(b) of the SIC Disclosure Schedule, all of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of SIC are owned, directly or indirectly, by SIC, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of any preemptive rights. No Subsidiary of SIC has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

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(c) The Merger Shares, when issued in compliance with the provisions of this Agreement and the Form N-14 Registration Statement, will be validly issued and will be fully paid and nonassessable, free of any Liens, and will not be subject to any preemptive rights, whether arising under the laws of the State of Maryland or the SIC Charter or the SIC Bylaws, as amended or restated, or any SIC Contract.

(d) Except for amounts outstanding under the SIC Debt Documents, neither SIC nor any of its Subsidiaries has any Indebtedness for borrowed money.

5.3 Authority; No Violation.

(a) Each of SIC and Merger Sub has full corporate power and authority to execute and deliver this Agreement and, subject to receipt of the SIC Stockholder Approval, to consummate the transactions contemplated hereby; provided, that in the case of Merger Sub, this Agreement and the consummation of the transactions contemplated hereby is subject to the approval and adoption of this Agreement by the sole stockholder of Merger Sub (which will occur via written consent in lieu of a meeting promptly following the execution and delivery of this Agreement). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the SIC Board, acting upon recommendation of the SIC Special Committee, and the Merger Sub Board. The Merger Sub Board has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and fair to, and in the best interests of, Merger Sub and SIC, as the sole stockholder of Merger Sub, (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, (iii) resolved to submit this Agreement to SIC, as the sole stockholder of Merger Sub, for its adoption, and (iv) recommended that SIC, as the sole stockholder of Merger Sub, approve the adoption of this Agreement. The SIC Board, acting upon the recommendation of the SIC Special Committee, has unanimously determined that the Merger, this Agreement, the issuance of the Merger Shares and the other transactions contemplated by this Agreement are advisable and in the best interests of SIC and its stockholders, has approved the SIC Matters and has directed that the SIC Matters be submitted to the SIC’s stockholders for approval and adoption at a duly held meeting of such stockholders, together with the recommendation of the SIC Board that the stockholders approve and adopt the SIC Matters (the “SIC Board Recommendation”) and has adopted a resolution to the foregoing effect. Except for the approval and adoption of the SIC Matters at the SIC Stockholder Meeting (i) with respect to the Merger, the Amended and Restated Charter, and any other matters required to be approved or adopted by the stockholders of SIC in order to effect the Merger, the related issuance of the Merger Shares, and the other transactions contemplated by this Agreement (other than the Charter Amendment), by the affirmative vote of the holders of a majority of the outstanding shares of SIC Common Stock and (ii) with respect to the Charter Amendment by the affirmative vote of the holders of at least two-thirds (⅔) of the outstanding shares of SIC Common Stock (collectively, the foregoing (i) and (ii), the “SIC Stockholder Approval”), and the approval by SIC, in its capacity as the sole stockholder of Merger Sub (which will occur via written consent in lieu of a meeting promptly following the execution and delivery of this Agreement), no other corporate proceedings on the part of SIC or Merger Sub are necessary to approve the Merger, this Agreement, the issuance of the Merger Shares or the other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by SIC and Merger Sub (assuming due authorization, execution and delivery by MDLY) constitutes the valid and binding obligation of each of SIC and Merger Sub, enforceable against SIC and Merger Sub, as the case may be, in accordance with its terms (subject to the Bankruptcy and Equity Exception).

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(b) Neither the execution and delivery of this Agreement by SIC or Merger Sub nor the consummation by SIC or Merger Sub of the transactions contemplated hereby, nor compliance by SIC or Merger Sub with any of the terms or provisions of this Agreement, will (i) violate any provision of the SIC Charter, SIC Bylaws, Merger Sub Certificate or Merger Sub Bylaws, or (ii) assuming that the consents, approvals and filings referred to in Section 5.4 are duly obtained and/or made, (A) violate any Applicable Law applicable to Merger Sub, SIC or any of its Subsidiaries, or any of their respective properties or assets, or (B) except as would not, individually or in the aggregate, have a Material Adverse Effect on SIC, violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Merger Sub, SIC or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, franchise, agreement or other instrument or obligation to which Merger Sub, SIC or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound (collectively, the “SIC Contracts”).

5.4 Consents and Approvals.

(a) Except for (i) the SEC Exemptive Relief, (ii) the filing with the SEC of the Form N-14 Registration Statement, the Joint Proxy Statement/Prospectus and the Schedule 13E- 3, and declaration of effectiveness thereof by the SEC, (iii) the filing of the Certificate of Merger with the Delaware Secretary pursuant to the DGCL, (iv) any notices, consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules and regulations of the NYSE or any SRO, (v) any notices or filings under the HSR Act and the expiration of applicable waiting periods, (vi) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of SIC Common Stock pursuant to this Agreement, (vii) compliance with the Investment Company Act and the rules and regulations promulgated thereunder and (viii) as set forth on Section 5.4(a) of the SIC Disclosure Schedule (the foregoing (i) through (viii) referred to collectively as the “SIC Required Approvals” and together with the MDLY Required Approvals, the “Required Approvals”), no other consents, authorizations, approvals, or exemptions from, or notices to, or filings with, any Governmental Entity are necessary in connection with the execution and delivery by SIC and Merger Sub of this Agreement or the consummation by Merger Sub of the Merger and the other transactions contemplated by this Agreement.

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(b) Except for matters covered in the immediately preceding Section 5.4(a), no consents or approvals of any Person are necessary in connection with the execution and delivery by SIC or Merger Sub of this Agreement or the consummation by Merger Sub of the Merger and the other transactions contemplated by this Agreement.

5.5 Reports; Regulatory Matters.

(a) SIC and each of its Subsidiaries have timely filed all reports, registration statements and certifications, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 2014 with (i) the SEC and (ii) any SROs and with each applicable Governmental Entity, and all other reports and statements required to be filed by them since December 31, 2014, including any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any SRO or Governmental Entity, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations of SIC and its Subsidiaries conducted by a SRO or Governmental Entity in the ordinary course of the business, no SRO or Governmental Entity has initiated since December 31, 2014 or has pending any proceeding, enforcement action or, to the knowledge of SIC, investigation into the business, disclosures or operations of SIC or any of its Subsidiaries. Since December 31, 2014, no SRO or Governmental Entity has resolved any proceeding, enforcement action or, to the knowledge of SIC, investigation into the business, disclosures or operations of SIC or any of its Subsidiaries. There is no unresolved, or, to SIC’s knowledge, threatened criticism, comment, exception or stop order by any SRO or Governmental Entity with respect to any report or statement relating to any examinations or inspections of SIC or any of its Subsidiaries. Since December 31, 2014, there have been no formal or informal inquiries by, or disagreements or disputes with, any SRO or Governmental Entity with respect to the business, operations, policies or procedures of SIC or any of its Subsidiaries (other than normal examinations conducted by a SRO or Governmental Entity in SIC’s ordinary course of business). SIC has made available to MDLY all correspondence between SIC or any of its Subsidiaries and the SEC and any other SRO or Governmental Entity since December 31, 2014.

(b) Neither SIC nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since December 31, 2014 a recipient of any supervisory letter from, or since December 31, 2014 has adopted any policies, procedures or board resolutions at the request or suggestion of, any SRO or Governmental Entity that currently restricts in any material respect the conduct of its business, or that in any material manner relates to its credit, risk management or compliance policies, its internal controls, its management or its business (each item in this sentence, a “SIC Regulatory Agreement”), nor has SIC or any of its Subsidiaries been advised since December 31, 2014 by any SRO or Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such SIC Regulatory Agreement.

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(c) SIC has filed on the SEC’s EDGAR system each (i) registration statement, prospectus, report, schedule and definitive proxy statement (including all exhibits, amendments and supplements thereto) filed with or furnished to the SEC by SIC or any of its Subsidiaries pursuant to the Securities Act or the Exchange Act since December 31, 2014 (the “SIC SEC Reports”) and (ii) communication mailed by SIC to its stockholders since December 31, 2014. No such SIC SEC Report or communication, at the time filed, furnished or communicated (and, in the case of registration statements, proxy statements and prospectuses, on the dates of effectiveness, the dates of the relevant meetings and dates of use, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that information contained in any SIC SEC Report as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all SIC SEC Reports complied as to form in all material respects with the Securities Act, the Exchange Act and the other rules and regulations of the SEC with respect thereto. No executive officer of SIC has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no outstanding or unresolved comments from the SEC with respect to any SIC SEC Report and, as of the date of this Agreement, to the knowledge of SIC, no SIC SEC Report is subject to any ongoing review by the SEC.

5.6 Financial Statements.

(a) The consolidated financial statements of SIC and its Subsidiaries included in the SIC SEC Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of SIC and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in stockholders’ equity and consolidated financial position of SIC and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments immaterial in nature and amount), (iii) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto.

(b) Neither SIC nor any of its Subsidiaries has any liability or obligation of any nature whatsoever required by GAAP to be reflected or reserved for in a balance sheet (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of SIC included in its Annual Report on Form 10-K for the annual period ended December 31, 2017 (including any notes thereto) and for liabilities and obligations incurred in a commercially reasonable manner and in the ordinary course of business consistent with past practice since the date of such balance sheet.

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(c) SIC has established and maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is designed to provide reasonable assurance (i) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, (ii) that receipts and expenditures of SIC and its Subsidiaries are being made only in accordance with authorizations of SIC management and the SIC Board, and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of SIC and each of SIC’s Subsidiaries’ assets that could have a material effect on SIC’s consolidated financial statements. SIC has disclosed, based on its most recent evaluation of such internal control over financial reporting prior to the date of this Agreement, to SIC’s auditors and the audit committee of the SIC Board and in Section 4.6(c) of the SIC Disclosure Schedule (x) any significant deficiency and material weakness in the design or operation of SIC’s internal control over financial reporting that is reasonably likely to adversely affect SIC’s ability to record, process, summarize or report financial information, and (y) any fraud, whether or not material, that involves SIC management or other employees of SIC or any SIC Subsidiary who have a significant role in SIC’s internal control over financial reporting. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meaning assigned to them in the auditing standards of the Public Company Accounting Oversight Board, as in effect on the date of this Agreement.

(d) SIC’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to ensure that all information (both financial and non-financial) required to be disclosed by SIC in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to SIC’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of SIC required under the Exchange Act with respect to such reports. SIC’s management has completed an assessment of the effectiveness of SIC’s disclosure controls and procedures and, to the extent required by Applicable Law, presented in any applicable SIC SEC Report that is a report on Form 10-K or Form 10-Q, or any amendment thereto, its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation.

(e) Since December 31, 2014, SIC and its principal executive officer and principal financial officer of SIC have complied in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the Exchange Act. The principal executive officer and the principal financial officer of SIC have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to each SIC SEC Report, and the statements contained in such certifications were true and correct on the date such certifications were made. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

5.7 Broker’s Fees. Except for Broadhaven Capital Partners, none of Merger Sub, SIC or any of its Subsidiaries or any of their respective officers or directors has used any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or any other transactions contemplated by this Agreement.

5.8 Absence of Certain Changes or Events. Since December 31, 2017, (a) the respective businesses of SIC and its Subsidiaries have been conducted in the ordinary course of business consistent with past practice, (b) none of SIC or any of its Subsidiaries has taken any action that, if taken after the date of this Agreement, would result in a breach of the covenants set forth in Section 6.3, and (c) no event or events have occurred that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on SIC.

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5.9 Legal Proceedings.

(a) Except as would not, individually or in the aggregate, have a Material Adverse Effect on SIC, none of Merger Sub, SIC or any of its Subsidiaries is a party to any, and there are no pending or, to the best of SIC’s knowledge, threatened, legal, administrative, arbitral or other proceedings, Claims, actions, suits or governmental or regulatory investigations of any nature against Merger Sub, SIC or any of its Subsidiaries or to which any of their assets are subject.

(b) Except as would not, individually or in the aggregate, have a Material Adverse Effect on SIC, there is no judgment, settlement agreement, order, injunction, decree or regulatory restriction (other than those of general application that apply to similarly situated companies or their Subsidiaries) imposed upon Merger Sub, SIC, any of its Subsidiaries or the assets of Merger Sub, SIC or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to Merger Sub, SIC or any of its Subsidiaries).

5.10 Taxes and Tax Returns. (a) Each of SIC and its Subsidiaries (i) has duly and timely filed (including all applicable extensions) all federal, state, local and foreign income and other material Tax Returns required to be filed by it and all such Tax Returns are accurate and complete, (ii) has paid all Taxes shown thereon as due and (iii) has duly paid or made provision for the payment of all Taxes that have been incurred or are due or claimed to be due from it by the IRS or any other federal, state, foreign or local taxing authorities other than Taxes that are not yet delinquent or are being contested in good faith, have not been finally determined and have been adequately reserved against under GAAP. There are no material disputes pending, or written claims asserted, for Taxes or assessments upon SIC or any Subsidiary for which SIC does not have reserves that are adequate under GAAP. Neither SIC nor any Subsidiary is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among SIC and its Subsidiaries as described in the SIC Disclosure Schedule).

(b) Effective for the year ending December 31, 2012, SIC made a valid election under Subchapter M of Chapter 1 of the Code to be taxed as a regulated investment company. SIC has qualified as a regulated investment company at all times subsequent to such election, and expects to qualify as such for its current taxable year. With respect to each relevant taxable year, SIC has satisfied the distribution requirements imposed on a regulated investment company under Section 852 of the Code.

(c) SIC and its Subsidiaries have complied in all material respects with all Applicable Laws relating to the payment and withholding of Taxes and have, within the time and in the manner prescribed by Applicable Law, withheld from and paid over all amounts required to be so withheld and paid over under Applicable Laws.

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(d) There are no Liens for Taxes upon the assets of SIC or any of the Subsidiaries, except for Liens for Taxes not yet due and payable and Liens for Taxes that are both being contested in good faith and adequately reserved for in accordance with GAAP.

(e) Neither SIC nor any Subsidiary has granted any waiver, extension, or comparable consent regarding the application of the statute of limitations with respect to any Taxes or Tax Return that is outstanding, nor any request for such waiver or consent has been made.

5.11 Compliance with Applicable Law. Merger Sub, SIC and each of its Subsidiaries hold all Permits necessary for the lawful conduct of their respective businesses, and have complied in all respects with and are not in default in any respect under any, any Permit or Applicable Law, except for such failures, non-compliance or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on SIC.

5.12 Certain Contracts. (a) Except as set forth in Section 5.12(a) of the SIC Disclosure Schedule or as expressly contemplated by this Agreement, neither SIC nor any of its Subsidiaries is a party to or bound by any SIC Contract that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the SIC SEC Reports filed prior to the date hereof (collectively, the “SIC Material Contracts”).

(b) Except as set forth in Section 5.12(b) of the SIC Disclosure Schedule, (i) each SIC Material Contract is valid and binding on SIC or its applicable Subsidiary, enforceable against it in accordance with its terms (subject to the Bankruptcy and Equity Exception), and is in full force and effect, (ii) SIC and each of its Subsidiaries and, to SIC’s knowledge, each other party thereto has duly performed all obligations required to be performed by it to date under each SIC Material Contract and (iii) no event or condition exists that constitutes or, after notice or lapse of time or both, will constitute, a breach, violation or default on the part of SIC or any of its Subsidiaries or, to SIC’s knowledge, any other party thereto under any such SIC Material Contract. Except as set forth in Section 5.12 of the SIC Disclosure Schedule, there are no disputes pending or, to SIC’s knowledge, threatened with respect to any SIC Material Contract.

5.13 Investment Securities. SIC has good title to all securities (including any evidence of Indebtedness) owned by it, free and clear of any Liens, except (a) for those Liens or restrictions arising under the Organizational Documents of the issuers of such securities, (b) to the extent such securities are pledged in connection with the SIC Debt Documents, (c) for restrictions on transferability arising under federal or state securities laws or (d) for Liens or restrictions which would not individually or in the aggregate be material with respect to the value, ownership or transferability of such securities.

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5.14 Property. SIC or one of its Subsidiaries (a) has good and marketable title to all the properties and assets (excluding securities, which are addressed in Section 5.13 above) reflected in the latest audited balance sheet included in such SIC SEC Reports as being owned by SIC or one of its Subsidiaries or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all Liens of any nature whatsoever, except Permitted Liens, and (b) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such SIC SEC Reports or acquired after the date thereof (except for leases that have expired by their terms since the date thereof), free and clear of all Liens of any nature whatsoever, except for Permitted Liens, and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to SIC’s knowledge, the lessor.

5.15 Intellectual Property. SIC owns or possesses sufficient Intellectual Property Rights reasonably necessary to conduct its business as now conducted and as described in the SIC SEC Reports, except where the failure to own or possess such rights would not reasonably be expected to result in a Material Adverse Effect on SIC; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect on SIC.

5.16 State Takeover Laws.

(a) Neither SIC nor Merger Sub is or has been, at any time during the three (3) years preceding the date hereof, an “interested stockholder” of MDLY, as defined in Section 203 of the DGCL, that is subject to the restrictions imposed by Section 203 of the DGCL.

(b) Either (i) no Takeover Statute under the laws of the State of Maryland applies to SIC in connection with the Merger or the other transactions contemplated by this Agreement, or (ii) the SIC Board has unanimously approved this Agreement and the transactions contemplated hereby as required to render inapplicable to this Agreement and such transactions the restrictions imposed by any Takeover Statute.

5.17 Opinion. The SIC Special Committee has received the opinion of Broadhaven Capital Partners to the effect that, subject to certain assumptions, limitations and qualifications set forth therein, (a) the consideration to be issued by SIC as set forth in this Agreement and the MCC Merger Agreement, considered as a whole and not in separate parts, is fair, from a financial point of view, and (b) the consideration to be issued by SIC as set forth in this Agreement is fair to SIC from a financial point of view; it being agreed that MDLY is not entitled to rely upon such opinion.

5.18 SIC Information. The information relating to SIC and its Subsidiaries that is provided by SIC or its representatives for inclusion in the Form N-14 Registration Statement, Joint Proxy Statement/Prospectus and/or the Schedule 13E-3, or in any application, notification or other document filed with any other SRO or Governmental Entity (including the SEC) in connection with the transactions contemplated by this Agreement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Form N-14 Registration Statement and the Schedule 13E-3 as it relates to SIC and its Subsidiaries and other portions within the reasonable control of SIC and its Subsidiaries will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

5.19 Insurance. SIC and its Subsidiaries maintain, or are covered by, policies of insurance in such amounts and against such risks as are customary in the industries in which SIC and its Subsidiaries operate. Except as would not be reasonably expected to have a Material Adverse Effect on SIC, all such insurance policies are in full force and effect and will not in any way be affected by, or terminate or lapse by reason of, the execution (but not the performance) of this Agreement.

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5.20 Environmental Matters. Except as would not, individually or in the aggregate, have a Material Adverse Effect on SIC and its Subsidiaries, taken as a whole, there are no legal, administrative, arbitral or other proceedings, Claims, actions, causes of action or notices with respect to any Environmental Laws, pending or threatened against SIC or any of its Subsidiaries. Neither SIC nor any of its Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Entity or Third Party imposing any liability or obligation with respect to any of the foregoing.

5.21 No Financing Condition. SIC has sufficient immediately available funds in cash or cash equivalents, or available under lines of credit in effect as of the date hereof, and at Closing will have sufficient immediately available funds in cash or cash equivalents, in each case as necessary to pay the full amount of the cash portion of the Merger Consideration in accordance with the terms of this Agreement.

5.22 Section 15(f). Neither SIC nor any of its Affiliates has any express or implied understanding or agreement which would impose an unfair burden on SIC that would preclude satisfaction of the safe harbor provided by Section 15(f) of the Investment Company Act as a result of the Merger and the other transactions contemplated by this Agreement.

5.23 No Other Representations or Warranties. Except for the representations and warranties contained in this Article V and any closing certificate delivered to MDLY, neither SIC nor any other Person on behalf of SIC makes any express or implied representation or warranty with respect to SIC, any of its Subsidiaries, any investment assets or portfolio company, or any other information provided to MDLY in connection with the Merger and the other transactions contemplated by this Agreement, including the accuracy, completeness or timeliness thereof. Neither SIC nor any other Person will have or be subject to any claim, liability or indemnification obligation to MDLY or any other Person resulting from the distribution or failure to distribute to MDLY, or MDLY’s use of, any such information, including any information, documents, projections, estimates, forecasts or other material made available to MDLY in the electronic data room maintained by SIC for purposes of the transactions contemplated by this Agreement or management presentations in expectation of the transactions contemplated by this Agreement, unless and to the extent any such information is expressly included in a representation or warranty contained in this Article V.

ARTICLE VI

COVENANTS RELATING TO CONDUCT OF BUSINESS

6.1 Conduct of Businesses Prior to the Effective Time. Except as expressly contemplated by or permitted by this Agreement or the MCC Merger Agreement or with the prior written consent of the other party, during the period from the date of this Agreement to the Effective Time, (a) each of MDLY and SIC shall, and shall cause each of its respective Subsidiaries to, (i) conduct its business in the ordinary course in all material respects, as such business is being conducted as of the date hereof, and (ii) use commercially reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships and retain the services of its key officers and key employees, and (b) each of MDLY and SIC shall, and shall cause each of its respective Subsidiaries to, take no action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of MDLY or SIC either to obtain any necessary approvals of any SRO or Governmental Entity required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby or thereby.

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6.2 MDLY Forbearances. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement or as provided in Section 6.2 of the MDLY Disclosure Schedule, MDLY shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of SIC (which consent shall not be unreasonably withheld, conditioned or delayed):

(a) incur any Indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or, make any loan or advance or capital contribution to, or investment in, any Person;

(b) (i) adjust, split, combine or reclassify any of its capital stock;

(ii) make, declare or pay any dividend, other than (A) its regular quarterly dividend consistent with past practice of no more than $0.20 per share, and (B) dividends paid by any of the Subsidiaries of MDLY (other than Medley LLC) to any of its wholly-owned Subsidiaries;

(iii) make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or other ownership interests or any securities or rights convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock or other ownership interest; or

(iv) grant any stock options or restricted shares or restricted units or restricted stock units, or grant any Person any right to acquire any shares of its capital stock or other ownership interests or other securities or issue or sell any additional shares of capital stock or other ownership interests or securities or rights convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock or other ownership interest;

(c) sell, transfer, pledge, lease, license, mortgage, encumber or otherwise dispose of any material amount of its properties or assets (including pursuant to securitizations) to any Person other than a wholly owned Subsidiary or cancel, release or assign any material amount of Indebtedness owed to or any claims held by MDLY or any of its Subsidiaries, in each case other than pursuant to contracts in force as of the date of this Agreement and set forth in Section 6.2(c) of the MDLY Disclosure Schedule;

(d) [intentionally omitted.]

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(e) amend the MDLY Certificate or MDLY Bylaws or the Organizational Documents of any Subsidiary of MDLY, or take any action to exempt any Person (other than SIC or its Subsidiaries) or any action taken by any Person from any Takeover Statute or similarly restrictive provisions of its Organizational Documents;

(f) enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any MDLY Material Contract (or any contract that, if existing as of the date hereof, would be a MDLY Material Contract), other than (A) any termination or renewal in accordance with the terms of any existing MDLY Material Contract that occurs automatically without any action (other than notice of renewal) by MDLY or any of its Subsidiaries, (B) the entry into any modification or amendment of, or waiver or consent under, any MDLY Material Contract as required or necessitated to obtain any MDLY Required Approval, (C) the termination of a MDLY Material Contract specifically contemplated by this Agreement, or (D) amendments, waivers or consents to or under the MDLY Debt Documents in the ordinary course of business consistent with past practice;

(g) form any Person that would comprise a Subsidiary or dissolve or liquidate any Subsidiary;

(h) except as required pursuant to the terms of a MDLY Benefit Plan in effect as of the date hereof, or as otherwise required by Applicable Law, (i) increase the rate of compensation or benefits payable to any partner, director, executive officer, employee or other service provider of MDLY or any of its Subsidiaries, except, for employees who are not executive officers or partners, increases in annual salary or wage rate in the ordinary course of business consistent with past practice that do not exceed ten percent (10%) in the aggregate, (ii) establish, adopt, materially amend or terminate any MDLY Benefit Plan or any plan, agreement or arrangement that would be a MDLY Benefit Plan if in effect on the date hereof, (iii) take any action to accelerate the vesting, accrual or payment of, or to fund or in any other way secure the payment, of compensation or benefits under any MDLY Benefit Plan, except as otherwise provided in this Agreement, or (iv) hire any senior management employee or partner or terminate the employment or services of any senior management employee or partner other than for cause;

(i) (i) except for the Tax Receivables Termination Agreement, enter into, amend or modify any MDLY Tax Protection Agreement, (ii) materially amend any income Tax Return or any other material Tax Return, (iii) settle or compromise any material U.S. federal, state, local or foreign income Tax liability, audit, Claim or assessment or (iv) enter into any material closing agreement related to Taxes, except in each case unless required by Tax law or necessary or appropriate to preserve the status of any Subsidiary of MDLY as a disregarded entity or partnership for U.S. federal income Tax purposes;

(j) acquire the assets, business, or properties of any non-Affiliated entity, or make any loans, advances or capital contributions to, or investments in, any Person (other than any wholly owned Subsidiary of MDLY);

(k) allow the lapse or termination of policies of insurance covering material assets and businesses (other than the replacement of existing policies with substantially comparable policies);

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(l) take any action or willfully fail to take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in Article VIII not being satisfied;

(m) implement or adopt any change in its Tax accounting or financial accounting principles, practices or methods, other than as may be required by Applicable Law, GAAP or regulatory guidelines;

(n) take any action that would be reasonably expected to prevent, materially impede or delay beyond the date set forth in Section 9.1(c) the consummation of the transactions contemplated by this Agreement; or

(o) agree to take, or publicly announce an intention to take, any of the actions prohibited by this Section 6.2.

6.3 SIC Forbearances. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement or as provided in Section 6.3 of the SIC Disclosure Schedule, SIC shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of MDLY (which consent shall not be unreasonably withheld, conditioned or delayed):

(a) (i) adjust, split, combine or reclassify any of its capital stock;

(ii) make, declare or pay any dividend, other than (A) its regular quarterly dividend consistent with past practice, (B) dividends paid by any of the Subsidiaries of SIC to SIC or to any of its wholly-owned Subsidiaries and (C) any dividend necessary to comply with Subchapter M of Chapter 1 of the Code;

(iii) make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or other ownership interests or any securities or obligations other than in the ordinary course of business consistent with past practice or as required by the SIC Charter or SIC Bylaws or under Subchapter M of Chapter 1 of the Code;

(iv) grant any stock options or restricted shares or restricted stock units, or grant any Person any right to acquire any shares of its capital stock, or other ownership interests or other securities or issue or sell any additional shares of capital stock or other ownership interests or securities or rights convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock or other ownership interest, other than in the ordinary course of business consistent with past practice or as contemplated by the SIC SEC Reports; or

(v) issue any additional shares of capital stock or other securities other than in the ordinary course of business consistent with past practice or as contemplated by the SIC SEC Reports;

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(b) sell, transfer, pledge, lease, license, mortgage, encumber or otherwise dispose of any material amount of its properties or assets (including pursuant to securitizations) to any Person other than a wholly owned Subsidiary or cancel, release or assign any material amount of Indebtedness owed to or any claims held by any such Person, in each case other than pursuant to contracts in force at the date of this Agreement, except in furtherance of its investment objective as set forth in the SIC SEC Reports;

(c) [intentionally omitted.]

(d) except as contemplated by Section 2.6, amend, repeal or otherwise modify any provision of the SIC Charter, the SIC Bylaws, the Merger Sub Certificate or the Merger Sub Bylaws in a manner that would adversely affect MDLY, the stockholders of MDLY or the transactions contemplated by this Agreement;

(e) take any action, or permit the taking of any action, that will result in SIC not having in cash or cash equivalents amounts sufficient to make payment of the cash portion of the Merger Consideration due at Closing;

(f) take any action or willfully fail to take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in Article VIII not being satisfied;

(g) take any action that would be reasonably expected to prevent, materially impede or delay beyond the date set forth in Section 9.1(c) the consummation of the transactions contemplated by this Agreement; or

(h) agree to take, or publicly announce an intention to take, any of the actions prohibited by this Section 6.3.

ARTICLE VII

ADDITIONAL AGREEMENTS

7.1 Regulatory and Other Matters.

(a) The parties shall, and shall cause their respective Subsidiaries to, cooperate with each other and use their respective commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings with any Third Party or Governmental Entity and to take any further actions reasonably requested by the other party to obtain as promptly as practicable the Required Approvals and other consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement. MDLY and SIC shall have the right to review in advance, and, to the extent practicable, each will consult with the other on, in each case subject to Applicable Laws relating to the confidentiality of information, all information relating to MDLY or SIC, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any Third Party or any Governmental Entity in connection with obtaining the Required Approvals. In exercising the foregoing right, each of the parties shall act reasonably and as promptly as reasonably practicable. The parties shall consult with each other with respect to the obtaining of the Required Approvals and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated by this Agreement.

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(b) Without in any way limiting the foregoing Section 7.1(a):

(i) SIC and MDLY shall as promptly as reasonably practicable prepare and file with the SEC the Form N-14 Registration Statement and the Schedule 13E-3, or amendments to the Form N-14 Registration Statement and the Schedule 13E-3 previously filed with the SEC. Each of SIC and MDLY shall use its reasonable best efforts to have the Form N-14 Registration Statement declared effective under the Securities Act and to obtain clearance of the Schedule 13E-3 from the SEC as promptly as practicable after such filing, and MDLY and SIC shall promptly mail or deliver the Joint Proxy Statement/Prospectus to their respective stockholders upon such effectiveness. SIC shall also use its reasonable best efforts to obtain all necessary state securities Law or “Blue Sky” Permits required to issue the Merger Shares, and MDLY shall use reasonable best efforts to furnish all information concerning MDLY and the holders of shares of Class A Common Stock as may be reasonably requested in connection with any such action. Each of SIC and MDLY shall, upon request, furnish to the other all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Form N-14 Registration Statement, the Schedule 13E-3 or any other statement, filing, notice or application made by or on behalf of SIC, MDLY or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement and provide the other party with a reasonable opportunity to review and comment on any such document. The information supplied or to be supplied by either SIC or MDLY, as the case may be, for inclusion in the Form N-14 Registration Statement and the Schedule 13E-3 shall not at the time the Form N-14 Registration Statement or the Schedule 13E-3, as applicable, is filed with the SEC or declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the generality of the foregoing, prior to the Effective Time each party shall notify the other party as promptly as practicable (i) upon becoming aware of any event or circumstance that should be described in an amendment to the Form N-14 Registration Statement, the Schedule 13E-3 or in a supplement to the Joint Proxy Statement/Prospectus or Schedule 13E-3, and MDLY and SIC shall cooperate in the prompt filing with the SEC of any necessary amendment to the Form N- 14 Registration Statement or supplement to the Joint Proxy Statement/Prospectus or Schedule 13E-3 and, to the extent required by Law, in disseminating the information contained in such amendment or supplement to stockholders of MDLY and SIC and (ii) promptly after the receipt by it of any written or oral comments of the SEC with respect to, or of any written or oral request by the SEC for amendments or supplements to, the Form N-14 Registration Statement, the Joint Proxy Statement/Prospectus or the Schedule 13E-3, and shall promptly supply the other party with copies of all correspondence between it or any of its Representatives and the SEC with respect to any of the foregoing filings.

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(ii) Each of SIC and MDLY shall, if and to the extent required, file with the FTC and the DOJ a Notification and Report Form relating to this Agreement and the transactions contemplated hereby as required by the HSR Act as promptly as reasonably practicable following the execution and delivery of this Agreement. Each of SIC and MDLY shall (A) cooperate and coordinate with the other in the making of such filings (if required), (B) supply the other with any information that may be required in order to make such filings, (C) supply any additional information that reasonably may be required or requested by the FTC or the DOJ, and (D) take all other actions reasonably necessary to cause the expiration or termination of any applicable waiting period under the HSR Act applicable to the Merger as soon as practicable. Each of SIC and MDLY shall promptly inform the other of any communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement in connection with such filings. If any party hereto or Affiliate thereof shall receive a request for additional information or documentary material from any Governmental Entity with respect to the transactions contemplated by this Agreement pursuant to the HSR Act, then such party shall make (or cause to be made), as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request.

(iii) Promptly following the date hereof, the parties will submit an amendment to the application for the SEC Exemptive Relief to the Staff of the Division of Investment Management of the SEC and thereafter each Party shall provide all such supplemental information reasonably requested by the Staff in connection therewith and shall use its commercially reasonable efforts to obtain the SEC Exemptive Relief. In the event the SEC conditions the granting of SEC Exemptive Relief upon a change to the transaction structure or other matters contemplated by this Agreement and the MCC Merger Agreement, the parties shall work together in good faith to make such changes and, if and to the extent necessary, to amend this Agreement to reflect such modified terms; provided, however, in no event shall any party be obligated to agree to any term that adversely changes the economic terms of this Agreement in any material respect or is inconsistent with the assumptions or other provisions set forth in the opinions of such party’s financial advisor; provided further that, in addition to any other approvals required by Applicable Law or this Agreement, any changes to the transaction structure or other matters contemplated by this Agreement (including, without limitation, any amendments to this Agreement) shall be subject to the prior approval of the MDLY Special Committee and the SIC Special Committee.

(c) Subject to Applicable Law, each of SIC and MDLY shall promptly advise the other upon receiving any communication from any Governmental Entity the consent or approval of which is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any Required Approval will not be obtained or that the receipt of any such approval may be materially delayed.

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7.2 Access to Information. (a) Upon reasonable notice and subject to Applicable Laws relating to the confidentiality of information, each of MDLY and SIC shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel, advisors, agents and other representatives of the other party, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records, and, during such period, such party shall, and shall cause its Subsidiaries to, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws (other than reports or documents that such party is not permitted to disclose under Applicable Law) and (ii) all other information concerning its business, properties and personnel as the other party may reasonably request. Neither MDLY nor SIC, nor any of their respective Subsidiaries, shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of such party or its Subsidiaries or contravene any Applicable Law, fiduciary duty or binding confidentiality agreement with a Third Party entered into prior to the date of this Agreement. The parties shall make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

(b) MDLY shall file all periodic reports required to be filed by it between the date hereof and the Effective Time. Each such filing shall be prepared in accordance with the applicable forms, rules and regulations of the SEC and shall satisfy the standard set forth in Section 4.5(c) for MDLY SEC Reports. SIC shall file all periodic reports required to be filed by it between the date hereof and the Effective Time. Each such filing shall be prepared in accordance with the applicable forms, rules and regulations of the SEC and shall satisfy the standard set forth in Section 5.5(c) for SIC SEC Reports.

(c) All information and materials provided pursuant to this Agreement shall be subject to the provisions of the Confidentiality Agreement entered into between the parties as of July 16, 2018 (the “Confidentiality Agreement”).

(d) Each party acknowledges that it has had the opportunity to conduct due diligence and investigation with respect to the other party, and in no event shall either party have any liability to the other party with respect to a breach of representation or warranty under this Agreement to the extent that the non-breaching party knew of such breach as of the date hereof.

7.3 MDLY Stockholder Approval.

(a) Subject to the earlier termination of this Agreement in accordance with Article IX, MDLY shall, as soon as practicable following the effectiveness of the Form N-14 Registration Statement and clearance of the Schedule 13E-3 by the SEC, duly call, take any action required by the DGCL, the MDLY Certificate or MDLY Bylaws and any applicable requirements of the SEC or the NYSE necessary to give notice of, convene and hold, as promptly as practicable, MDLY Stockholder Meeting for the purpose of obtaining MDLY Stockholder Approval. The record date for MDLY Stockholder Meeting shall be determined in prior consultation with and subject to the prior written approval of SIC (which prior written approval shall not be unreasonably delayed, conditioned or withheld). In connection therewith, each of the MDLY Board and the MDLY Special Committee shall be permitted to adjourn, delay or postpone MDLY Stockholder Meeting in accordance with Applicable Law (but not beyond the Outside Date) (i) to the extent necessary to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the MDLY Board has determined in good faith after consultation with outside counsel is reasonably likely to be necessary or appropriate under Applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by MDLY’s stockholders prior to MDLY Stockholder Meeting, (ii) if there are insufficient shares of MDLY Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of MDLY Stockholder Meeting, or (iii) to allow reasonable additional time to solicit additional proxies to the extent the MDLY Board or any committee thereof reasonably believes necessary in order to obtain MDLY Stockholder Approval. Unless the MDLY Board has made an MDLY Adverse Recommendation Change, MDLY shall, through the MDLY Board, make the MDLY Board Recommendation, and shall include such MDLY Board Recommendation in the Joint Proxy Statement/Prospectus, and use its commercially reasonable efforts to (x) solicit from MDLY stockholders proxies in favor of MDLY Stockholder Approval, and (y) take all other action necessary or advisable to secure MDLY Stockholder Approval. For the avoidance of doubt, the MDLY Stockholder Meeting may be held prior to receipt of the SEC Exemptive Relief; provided, however, that receipt of the SEC Exemptive Relief shall be a condition to Closing.

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(b) Except as expressly permitted in Section 7.11(e), neither the MDLY Board nor any committee thereof shall (i) withhold, withdraw or modify or qualify, or propose publicly to withhold, withdraw or modify or qualify a MDLY Board Recommendation, (ii) fail to publicly announce, within fifteen (15) Business Days after a tender offer or exchange relating to the securities of MDLY shall have been commenced, a statement disclosing that the MDLY Board recommends rejection of such tender offer or exchange offer, or (iii) approve, determine to be advisable, or recommend, or propose publicly to approve, determine to be advisable, or recommend, any Competing Proposal (any of the foregoing (i) through (iii) being referred to as a “MDLY Adverse Recommendation Change”).

7.4 SIC Stockholder Approval.

(a) Subject to the earlier termination of this Agreement in accordance with Article IX, SIC shall, as soon as practicable following the effectiveness of the Form N-14 Registration Statement and clearance of the Schedule 13E-3 by the SEC, duly call, take any action required by the MGCL, the SIC Charter or SIC Bylaws and any applicable requirements of the SEC necessary to give notice of, convene and hold, as promptly as practicable, the SIC Stockholder Meeting for the purpose of obtaining the SIC Stockholder Approval. The record date for the SIC Stockholders Meeting shall be determined in prior consultation with and subject to the prior written approval of MDLY (which prior written approval shall not be unreasonably delayed, conditioned or withheld). In connection therewith, the SIC Board shall be permitted to delay or postpone, and the duly appointed Chairman of the SIC Stockholder Meeting shall be permitted to adjourn, the SIC Stockholder Meeting in accordance with Applicable Law (but not beyond the Outside Date) (i) to the extent necessary to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the SIC Board has determined in good faith after consultation with outside counsel is reasonably likely to be necessary or appropriate under Applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the SIC’s stockholders prior to the SIC Stockholder Meeting, (ii) if there are insufficient shares of SIC Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the SIC Stockholder Meeting, or (iii) to allow reasonable additional time to solicit additional proxies reasonably necessary in order to obtain the SIC Stockholder Approval. Unless the SIC Board has made an SIC Adverse Recommendation Change, SIC shall, through the SIC Board, make the SIC Board Recommendation, and shall include such SIC Board Recommendation in the Joint Proxy Statement/Prospectus, and use its commercially reasonable efforts to (x) solicit from SIC stockholders proxies in favor of the SIC Stockholder Approval, and (y) take all other action necessary or advisable to secure the SIC Stockholder Approval. For the avoidance of doubt, the SIC Stockholder Meeting may be held prior to receipt of the SEC Exemptive Relief; provided, however, that receipt of the SEC Exemptive Relief shall be a condition to Closing.

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(b) Except as expressly permitted in Section 7.11(e), neither the SIC Board nor any committee thereof shall (i) withhold, withdraw or modify or qualify, or propose publicly to withhold, withdraw or modify or qualify the SIC Board Recommendation, (ii) fail to publicly announce, within fifteen (15) Business Days after a tender offer or exchange relating to the securities of SIC shall have been commenced, a statement disclosing that the SIC Board recommends rejection of such tender offer or exchange offer, or (iii) approve, determine to be advisable, or recommend, or propose publicly to approve, determine to be advisable, or recommend, any Competing Proposal (any of the foregoing (i) through (iii) being referred to as a “SIC Adverse Recommendation Change”).

7.5 Exchange Listing. SIC shall take all steps as may be reasonably necessary to cause the outstanding SIC Common Stock, the Merger Shares and the shares of SIC Common Stock to be issued in the MCC Merger to be listed for trading on the NYSE.

7.6 Conversion of Medley LLC Units. Immediately prior to Closing, MDLY shall take, and shall cause Medley LLC to take, all such steps as may be necessary to cause the Units (including Vesting Medley Restricted Units that have vested, but excluding Non-Vesting Medley Restricted Units) held by members of Medley LLC, other than MDLY, to be converted into Class A Common Stock of MDLY in accordance with the MDLY LLC Exchange Agreement and the Tax Receivable Termination Agreement as of immediately prior to the Effective Time.

7.7 Indemnification; Directors’ and Officers’ Insurance.

(a) In the event of any threatened or actual Claim against any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of MDLY or any of its Subsidiaries or who is or was serving at the request of MDLY or any of its Subsidiaries as a director or officer of another person (the “Indemnified Parties”), based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he or she is or was a director or officer of MDLY or any of its Subsidiaries prior to the Effective Time or (ii) this Agreement or any of the transactions contemplated by this Agreement, whether asserted or arising before or after the Effective Time, the parties shall cooperate and use their commercially reasonable efforts to defend against and respond thereto. All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time existing on the date of this Agreement in favor of any Indemnified Party as provided in their respective certificates or articles of incorporation or by-laws (or comparable Organizational Documents), and any existing indemnification agreements set forth in Section 7.7 of the MDLY Disclosure Schedule, shall, notwithstanding that the separate corporate existence of MDLY shall cease as of the Effective Time, survive the Merger as a contractual obligation of the Surviving Company and shall continue in full force and effect in accordance with their terms for a period of six (6) years from the Closing Date, and shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of such individuals for acts or omissions occurring at or prior to the Effective Time or taken at the request of SIC pursuant to Section 7.8 hereof, it being understood that nothing in this sentence shall require any amendment to the articles or certificate of incorporation or bylaws of the Surviving Company.

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(b) For a period of six (6) years from the Closing Date, the Surviving Company shall to the fullest extent permitted by Applicable Law, indemnify, defend and hold harmless, and provide advancement of expenses (subject to an undertaking, in such form as may be reasonably required by the Surviving Company, to reimburse the portion (if any) of any expenses advanced to the Indemnified Party relating to Claims as to which it shall ultimately be adjudged that the standard of conduct has not been met by the Indemnified Party for entitlement to such indemnification) to, each Indemnified Party against all losses, Claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement of or in connection with any Claim based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of MDLY or any of its Subsidiaries, and pertaining to any matter existing or occurring, or any acts or omissions occurring, at or prior to the Effective Time, whether asserted or claimed prior to, or at or after, the Effective Time (including matters, acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby) or taken at the request of SIC pursuant to Section 7.8 hereof; provided, that the Surviving Company (i) shall not be liable for any amounts paid in the settlement of any Claim without its prior written consent, (ii) shall be obligated to pay the fees and expenses of only one counsel (approved in advance by the Surviving Company) for all Indemnified Parties (except with respect to the MDLY Special Committee, which may retain its own separate counsel in its sole discretion) with respect to any single Claim unless the Surviving Company assumes the defense of such Claim, in which case it shall not be liable for any fees and expenses of counsel to the Indemnified Parties in respect of such Claim (except for any fees and expenses of any separate counsel to the MDLY Special Committee); and (iii) shall not be liable to the extent that a judgment of a court of competent jurisdiction determines that any Claim is the result of the gross negligence or willful misconduct or results from a decision made by the Indemnified Party when he or she had no good faith belief that he or she was acting in the best interests of MDLY or any of its Subsidiaries.

(c) SIC shall, at its sole cost, cause the individuals serving as officers and directors of MDLY or any of its Subsidiaries immediately prior to the Effective Time to be covered for a period of six years from the Effective Time by the directors’ and officers’ liability insurance policy maintained by MDLY through the purchase of so-called “tail” insurance (provided that SIC or the Surviving Company may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are not less advantageous in any material respect than such policy) with respect to acts or omissions occurring prior to the Effective Time that were committed by such officers and directors in their capacity as such. In connection with the foregoing, SIC shall not be required to expend in the aggregate for the entire six-year period referred to above amount in excess of 300% of the annual premiums currently paid by MDLY for such insurance.

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(d) The provisions of this Section 7.7 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

(e) Except to the extent required by Applicable Law, nothing in this Section 7.7 shall require SIC or the Surviving Company to indemnify any Indemnified Party with respect to any Claim arising with respect to acts or omissions by such Indemnified Party taken prior to the Effective Time pursuant to the MDLY Related Agreements for which such Indemnified Party is not entitled to indemnification under any of the MDLY Related Agreements.

7.8 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Company with full title to all properties, assets, rights, approvals, immunities and franchises of either party to the Merger, the proper officers and directors of each party and their respective Subsidiaries shall, at SIC’s sole expense, take all such necessary action as may be reasonably requested by SIC.

7.9 Advice of Changes. Each of SIC and MDLY shall promptly advise the other of any change or event (i) having or reasonably likely to have a Material Adverse Effect on it, (ii) that it believes would or would be reasonably likely to cause or constitute a breach of any of its representations, warranties or covenants contained in this Agreement that would result in the conditions to Closing set forth in Article VIII not being satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

7.10 Exemption from Liability Under Section 16(b). Prior to the Effective Time, SIC and MDLY shall each take all such steps as may be necessary or appropriate to cause any disposition of shares of Class A Common Stock or conversion of any derivative securities in respect of such shares of Class A Common Stock in connection with the consummation of the transactions contemplated by this Agreement to be exempt under Rule 16b-3 promulgated under the Exchange Act to the extent permitted thereunder.

7.11 No Solicitation.

(a) Subject to Section 7.11(d), each of MDLY and SIC shall, and shall use commercially reasonable efforts to cause its representatives to, immediately cease and cause to be terminated any existing solicitation of, or discussions or negotiations with, any Third Party relating to any Competing Proposal or any inquiry, discussion, offer or request that could reasonably be expected to lead to a Competing Proposal.

(b) Until the earlier of the Effective Time and termination of this Agreement, each of MDLY and SIC shall, as promptly as reasonably practicable, and in any event within two (2) Business Days of receipt by it or any of its representatives of any Competing Proposal or any inquiry that could reasonably be expected to lead to a Competing Proposal, deliver to the other party a written notice setting forth: (A) the identity of the Third Party making such Competing Proposal or inquiry (to the extent not prohibited by any applicable confidentiality agreement existing prior to the date of this Agreement) and (B) the material terms and conditions of any such Competing Proposal. MDLY and SIC shall keep the other party reasonably informed of any material amendment or modification of any such Competing Proposal on a prompt basis, and in any event within two (2) Business Days thereafter.

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(c) Except as otherwise provided in this Agreement (including Section 7.11(d)), until the earlier of Effective Time and termination of this Agreement in accordance with its terms, each of MDLY and SIC shall not, and shall not permit their respective Subsidiaries to, and shall use commercially reasonable efforts to cause their respective representatives not to, directly or indirectly, (i) initiate, solicit, induce or knowingly encourage or facilitate any inquiry with respect to the making of any proposal or offer with respect to a Competing Proposal or (ii) engage in negotiations or discussions with, or furnish any material nonpublic information to, or enter into any agreement, arrangement or understanding with, any Third Party relating to a Competing Proposal or any inquiry or proposal that could reasonably be expected to lead to a Competing Proposal; provided however, that notwithstanding the foregoing, (A) each of MDLY and SIC may inform Persons of the provisions contained in this Section 7.11, and (B) each of MDLY and SIC shall be permitted to grant a waiver of, or terminate, any “standstill” or similar obligation of any Third Party with respect to MDLY or SIC, as applicable, in order to allow such Third Party to submit a Competing Proposal, if the MDLY Board (or the MDLY Special Committee) or SIC Board (or the SIC Special Committee), as applicable, determines in good faith (after consultation with such party’s legal counsel) that a failure to take such action with respect to such “standstill” or similar obligation could reasonably be expected to be inconsistent with its duties under Applicable Law.

(d) Notwithstanding anything to the contrary contained in this Agreement, in the event that MDLY (or its representatives on MDLY’s behalf) or SIC (or its representatives on SIC’s behalf) receives a Competing Proposal from any Third Party (i) during the MCC Go-Shop Period, MDLY and the MDLY Board (or the MDLY Special Committee) and its representatives or SIC and the SIC Board (or the SIC Special Committee) and its representatives, as applicable, may engage in negotiations or substantive discussions with, or furnish any information and other access to, any Third Party making such Competing Proposal and its representatives and Affiliates (without the MDLY Board or SIC Board, as applicable, being required to make the determination in clause (iii) of this Section 7.11(d)), (ii) during and after the expiration of the MCC Go-Shop Period, but prior to the date that MDLY Stockholder Approval is obtained (in the case of MDLY), or the Required SIC Stockholder Approval is obtained (in the case of SIC), MDLY and its representatives or SIC and its representatives, as applicable, may contact such Third Party to clarify any ambiguous terms and conditions thereof (without the MDLY Board or SIC Board, as applicable, being required to make the determination in clause (iii) of this Section 7.11(d)), and (iii) after the expiration of the MCC Go-Shop Period, but prior to the date that MDLY Stockholder Approval is obtained (in the case of MDLY), or the Required SIC Stockholder Approval is obtained (in the case of SIC), MDLY and the MDLY Board (or the MDLY Special Committee) and its representatives or SIC and the SIC Board (or the SIC Special Committee) and its representatives, as applicable, may engage in negotiations or substantive discussions with, or furnish any information and other access to, any Third Party making such Competing Proposal and its representatives and Affiliates if the MDLY Board (or the MDLY Special Committee) or SIC Board (or the SIC Special Committee), as applicable, determines in good faith (after consultation with its outside financial advisors and legal counsel) that (A) such Competing Proposal either constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal and (B) failure to consider such Competing Proposal could reasonably be expected to be inconsistent with the fiduciary duties of the directors of MDLY or SIC, as applicable, under Applicable Law; provided in the case of clauses (i) through (iii) above, that (x) any such Competing Proposal did not result from any material breach of any of the provisions set forth in this Section 7.11, (y) prior to furnishing any material non-public information concerning MDLY or SIC, as applicable, MDLY or SIC, as applicable, receives from such Third Party, to the extent such Third Party is not already subject to a confidentiality agreement with MDLY or SIC, as applicable, a confidentiality agreement containing confidentiality terms that are not less favorable in the aggregate to MDLY or SIC, as the case may be, than those contained in the Confidentiality Agreement (unless MDLY or SIC, as applicable, offers to amend the Confidentiality Agreement to reflect such more favorable terms) (it being understood and agreed that such confidentiality agreement need not restrict the making of Competing Proposals (and related communications) to MDLY or the MDLY Board or to SIC or the SIC Board, as the case may be) (an “Acceptable Confidentiality Agreement”) and (z) MDLY or SIC, as the case may be, shall (subject to the terms of any confidentiality agreement existing prior to the date hereof) promptly provide or make available to the other party any material written non-public information concerning it that it provides to any Third Party given such access that was not previously made available to the other party or its representatives.

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(e) Except as otherwise provided in this Agreement, (i) the MDLY Board shall not effect a MDLY Adverse Recommendation Change and the SIC Board shall not effect an SIC Adverse Recommendation Change (each an “Adverse Recommendation Change”), (ii) MDLY Board shall not approve or recommend, or allow MDLY to execute or enter into, any letter of intent, memorandum of understanding or definitive merger or similar agreement with respect to any Competing Proposal (other than an Acceptable Confidentiality Agreement), and (iii) the SIC Board shall not approve or recommend, or allow SIC to execute or enter into, any letter of intent, memorandum of understanding or definitive merger or similar agreement with respect to any Competing Proposal (other than an Acceptable Confidentiality Agreement); provided however, that notwithstanding anything in this Agreement to the contrary, at any time prior to the receipt of MDLY Stockholder Approval (in the case of MDLY) or the Required SIC Stockholder Approval (in the case of SIC), the MDLY Board or SIC Board, as applicable, may (x) make an Adverse Recommendation Change if the board of directors effecting the Adverse Recommendation Change (or the MDLY Special Committee or SIC Special Committee, as applicable) determines in good faith (after consultation with its outside financial advisor and legal counsel) that failure to make an Adverse Recommendation Change could reasonably be expected to be inconsistent with the fiduciary duties of the MDLY Board or SIC Board, as applicable, under Applicable Law, or (y) if MDLY or SIC, as the case may be, has received a Competing Proposal that its board of directors (or the MDLY Special Committee or SIC Special Committee, as applicable) has determined in good faith (after consultation with its outside financial advisor and legal counsel) constitutes a Superior Proposal, authorize, adopt or approve such Superior Proposal and cause or permit MDLY or SIC, as applicable, to enter into a definitive agreement with respect to such Superior Proposal concurrently with the termination of this Agreement in accordance with Section 9.1(g) or 9.1(i), as applicable, but in each case only after providing the Notice of Adverse Recommendation or Notice of Superior Proposal, as applicable, and entering into good faith negotiations to the extent required by Section 7.11(f). The MDLY Board or the SIC Board, as applicable, shall (i) make an Adverse Recommendation Change, or (ii) terminate this Agreement in accordance with Section 9.1(g) or Section 9.1(i), in each case, only in accordance with this Section 7.11(e), only after complying with any applicable requirements in Section 7.11(f), and only if directed to take such action by the MDLY Special Committee or the SIC Special Committee, as applicable.

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(f) Notwithstanding anything to the contrary in this Agreement, other than in connection with a Manager Competing Proposal (if applicable), no Adverse Recommendation Change may be made and no termination of this Agreement pursuant to Section 9.1(g) or Section 9.1(i), as applicable, may be effected, in each case until after the third (3rd) Business Day following receipt of written notice from the party intending to effect any Adverse Recommendation Change to the other party advising the other party that its board of directors intends to make an Adverse Recommendation Change (a “Notice of Adverse Recommendation”) or terminate this Agreement pursuant to Section 9.1(g) or 9.1(i), as applicable (a “Notice of Superior Proposal”), and specifying the reasons therefor, including, if the basis of the proposed action is a Superior Proposal, the material terms and conditions of any such Superior Proposal. Other than in connection with a Manager Competing Proposal (if applicable), at the option of the party not seeking to make an Adverse Recommendation Change or terminate this Agreement pursuant to Section 9.1(g) or 9.1(i), the parties shall negotiate in good faith during such period to amend this Agreement in such a manner that the relevant party no longer intends to make the Adverse Recommendation Change or the offer that was determined to constitute a Superior Proposal no longer constitutes a Superior Proposal. In determining whether to make an Adverse Recommendation Change or in determining whether a Competing Proposal constitutes a Superior Proposal, the applicable board of directors (including the MDLY Special Committee or the SIC Special Committee, as applicable) shall take into account any revisions to the terms of this Agreement proposed in writing by the other party in response to a Notice of Adverse Recommendation, a Notice of Superior Proposal or otherwise. Any material amendment to such Superior Proposal shall require a new Notice of Superior Proposal and the applicable party shall be required to comply again with the requirements of this Section 7.11(f). For the avoidance of doubt, this Section 7.11(f) shall not be applicable to a Manager Competing Proposal that shall constitute a Competing Proposal or a Superior Proposal.

(g) Nothing in this Agreement shall restrict MDLY or SIC from taking or disclosing a position contemplated by Rules 14d-9 or 14e-2(a) under the Exchange Act, or otherwise making disclosure to comply with Applicable Law (it being agreed that a “stop, look and listen” communication by the MDLY Board or SIC Board to its stockholders pursuant to Rule 14d-9(f) under the Exchange Act or a factually accurate public statement by MDLY or SIC that describes MDLY’s or SIC’s receipt, as applicable, of a Competing Proposal and the operation of this Agreement with respect thereto shall not be deemed to be an Adverse Recommendation Change).

7.12 Treatment of Outstanding Indebtedness. On or prior to the Closing, MDLY and SIC shall each use commercially reasonable efforts to take or cause to be taken all actions with respect to their respective Indebtedness and the Indebtedness of their respective Subsidiaries that is necessary or advisable in connection with the Merger, including without limitation, obtaining all necessary consents of the holders of such Indebtedness, executing and delivering all documents, instruments, certificates and opinions of counsel required under the terms of such Indebtedness, making all necessary filings, and taking all other actions that the respective boards of directors or officers of MDLY and SIC determine to be necessary or advisable in connection with such Indebtedness, including any assumption, refinancing or consolidation of such Indebtedness.

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7.13 Takeover Statutes. The parties shall use their respective commercially reasonable efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to the Merger or any of the other transactions contemplated by this Agreement, and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary so that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as reasonably practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute on the Merger and the other transactions contemplated by this Agreement.

7.14 Stockholder Litigation. Between the date hereof and the Effective Time, the parties shall cooperate and consult with one another in connection with any proceeding, including by either party’s stockholders and other stakeholders against any of them or any of their respective directors, officers or Affiliates with respect to this Agreement, the Merger and/or the transactions contemplated hereby. In furtherance of and without in any way limiting the foregoing, each of the parties shall use its respective commercially reasonable efforts to prevail in any such stockholder or stakeholder proceeding so as to permit the consummation of the Merger and/or the transactions contemplated by his agreement in the manner contemplated by this Agreement.

7.15 Section 15(f).

(a) SIC acknowledges that MDLY is entering into this Agreement in reliance upon the benefits and protections provided by Section 15(f) of the Investment Company Act. Subject to Applicable Law and the fiduciary duties of the SIC Board, SIC shall, to the extent within its control, not take any action, or omit to take any action, that would have the effect of causing the requirements of any of the provisions of Section 15(f) of the Investment Company Act not to be met in respect of the transactions contemplated by this Agreement. In that regard, subject to Applicable Law and the fiduciary duties of the SIC Board, SIC shall take such actions as are within its control so that:

(i) for a period of not less than three years after the Closing, at least 75% of the members of the SIC Board are not (A) “interested persons” (within the meaning of Section 2(a)(19) of the Investment Company Act) of the investment adviser of SIC after the Closing or (B) “interested persons” (within the meaning of Section 2(a)(19) of the Investment Company Act) of the investment adviser of SIC immediately prior to the Closing; and

(ii) for a period of not less than two years after the Closing, there shall not be imposed on SIC an “unfair burden” (as interpreted under Section 15(f) of the Investment Company Act) as a result of the transactions contemplated by this Agreement, or any express or implied terms, conditions or understandings applicable thereto.

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(b) To the extent within the control of MDLY and its Subsidiaries, MDLY shall not, and shall cause its Subsidiaries not to, take any action that would cause the foregoing covenants to not be satisfied by SIC.

(c) Section 7.15(a) shall not apply in the event that the parties reasonably agree that Section 15(f) of the Investment Company Act no longer applies to the transactions contemplated by this Agreement. Section 7.15(a)(i) shall not apply to the extent SIC or any of its Affiliates obtains an exemptive order from the SEC as contemplated by Section 15(f)(3) of the Investment Company Act. Notwithstanding anything to the contrary contained herein, the covenants of the parties hereto contained in this Section 7.15 are intended only for the benefit of such parties and for no other Person.

7.16 Employment Matters. At or before the Closing, MDLY shall cause Medley Capital, LLC to enter into employment agreements substantially in the forms attached hereto as Exhibits E-1 through E-4 (the “Employment Agreements”) with the individuals identified in the Employment Agreements. In addition, prior to Closing, the SIC Board shall adopt an incentive plan on substantially the same terms as the existing MDLY Stock Plan (the “SIC Incentive Plan”), which SIC Incentive Plan shall become effective at the Effective Time.

7.17 Interaction with MCC Merger Agreement. Without the consent of MDLY, SIC agrees that it will not agree to any waiver or amendment of the MCC Merger Agreement to the extent such waiver or amendment would adversely affect the economic or other rights or interests of MDLY and its stockholders under this Agreement or the MCC Merger Agreement in any material respect.

7.18 Other Matters. On or prior to the Closing Date, SIC shall pay all accrued but unpaid fees payable to SIC Advisors LLC pursuant to the SIC Investment Advisory Agreement.

ARTICLE VIII

CONDITIONS PRECEDENT

8.1 Conditions to Each Party’s Obligation To Effect the Merger. The respective obligations of the parties to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a) Stockholder Approval. (i) The MDLY Stockholder Approval shall have been obtained, and (ii) the Required SIC Stockholder Approval shall have been obtained.

(b) Form N-14 Registration Statement. The Form N-14 Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form N-14 Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

(c) Exchange Listing. The outstanding shares of SIC Common Stock, the Merger Shares and the shares of SIC Common Stock to be issued in the MCC Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

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(d) SEC Exemptive Relief. The SEC Exemptive Relief shall have been granted and be in full force and effect as of the Closing Date.

(e) Blue Sky Filings. SIC shall have made or obtained such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of SIC Common Stock pursuant to this Agreement.

(f) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other law preventing or making illegal the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect.

(g) HSR Act. Any applicable waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have expired or been terminated.

(h) Exchange of Units. All issued and outstanding Units of Medley LLC (including Vesting Medley Restricted Units that have vested) other than Non-Vesting Medley Restricted Units and Medley LLC Units held by MDLY, shall have been converted into Class A Common Stock in accordance with the MDLY LLC Exchange Agreement on (and not sooner than) the Closing Date but prior to the Effective Time and no shares of Class A Common Stock issued in such conversion shall have been transferred by a Unitholder prior to the Effective Time.

(i) Tax Receivable Termination Agreement. The Tax Receivable Termination Agreement shall have been executed and delivered by all necessary parties and each of the representations and warranties of the “Unitholders” under (and as defined in) the Tax Receivable Termination Agreement shall be true and correct in all material respects on and as if made as of the Closing Date and each such Unitholder shall have complied with each of its covenants set forth in the Tax Receivable Termination Agreement since the date thereof.

(j) Intentionally omitted.

(k) Third Party Consents. MDLY shall have obtained written consents to the continuation, following the Effective Time, of the advisory relationship with private funds and managed accounts representing sixty-five percent (65%) of MDLY’s total revenues from private funds and managed accounts for the 12-month period ended as of June 30, 2018.

(l) Accounting Treatment. The SEC shall not have rescinded its confirmation that the equity of the surviving company in the Merger shall, following the Merger, be treated as a portfolio investment of SIC and reflected in SIC’s consolidated financial statements at fair value for accounting purposes, and that such surviving company’s financial results shall not be consolidated into the financial statements of SIC.

(m) No Governmental Actions. There shall be no pending suit, action or proceeding by any Governmental Entity (i) challenging the acquisition by SIC of any MDLY Common Stock, seeking to restrain or prohibit the consummation of the Merger or any other transaction contemplated by this Agreement or seeking to obtain from MDLY or SIC any damages that are material in relation to MDLY and its Subsidiaries taken as a whole, or (ii) seeking to prohibit SIC or any of its Subsidiaries from effectively controlling in any material respect the business or operations of MDLY and its Subsidiaries.

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8.2 Conditions to Obligations of SIC. The obligation of SIC to effect the Merger is also subject to the satisfaction, or waiver by SIC, at or prior to the Effective Time, of the following conditions:

(a) Representations and Warranties. Subject to the standard set forth in Section 8.4, the representations and warranties of MDLY set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date); and SIC shall have received a certificate signed on behalf of MDLY by the Chief Executive Officer or the Chief Financial Officer of MDLY to the foregoing effect.

(b) Performance of Obligations of MDLY. MDLY shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time; and SIC shall have received a certificate signed on behalf of MDLY by the Chief Executive Officer or the Chief Financial Officer of MDLY to such effect.

(c) Outstanding Indebtedness. MDLY shall have delivered to SIC fully executed copies of all consents and approvals required in order to keep the Medley LLC Outstanding Indebtedness outstanding and the Medley LLC Debt Documents in full force and effect in accordance with their terms as of the date of this Agreement without any breach or violation thereof.

(d) Employment Matters. Each individual identified in an Employment Agreement shall have entered into such Employment Agreement substantially in the form set forth on Exhibits E-1 through E-4.

8.3 Conditions to Obligations of MDLY. Subject to Section 9.7, the obligation of MDLY to effect the Merger is also subject to the satisfaction or waiver by MDLY at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. Subject to the standard set forth in Section 8.4, the representations and warranties of SIC set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date); and MDLY shall have received a certificate signed on behalf of SIC by the Chief Executive Officer or the Chief Financial Officer of SIC to the foregoing effect.

(b) Performance of Obligations of SIC. SIC shall have (i) performed in all material respects all obligations required to be performed by it under this Agreement (other than its obligations under Section 7.17) at or prior to the Effective Time, and (ii) performed in all respects all obligations required to be performed by it under Section 7.17 at or prior to the Effective Time; and MDLY shall have received a certificate signed on behalf of SIC by the Chief Executive Officer or the Chief Financial Officer of SIC to such effect.

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(c) Outstanding Indebtedness.

(i) SIC shall have taken all actions, and executed all documents, reasonably required of SIC by the holders of Medley LLC Outstanding Indebtedness in order to keep the Medley LLC Outstanding Indebtedness outstanding and the Medley LLC Debt Documents in full force and effect in accordance with their terms as of the date of this Agreement without any breach or violation thereof; provided, however, neither SIC nor any of its Subsidiaries shall be obligated to provide any guarantees or other credit support for any such Medley LLC Outstanding Indebtedness.

(ii) SIC shall have taken all actions, and executed all documents, reasonably required of SIC in order to keep the Indebtedness represented by the SIC Debt Documents outstanding and the SIC Debt Documents in full force and effect in accordance with their terms as of the date of this Agreement without any breach or violation thereof.

8.4 Standard. No representation or warranty of MDLY contained in Article IV or of SIC contained in Article V shall be deemed untrue, inaccurate or incorrect for purposes of Section 8.2(a) or 8.3(a), as applicable, under this Agreement, as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or when taken together with all other facts, circumstances or events inconsistent with any representations or warranties contained in Article IV, in the case of MDLY, or Article V, in the case of SIC, has had or would reasonably be expected to have a Material Adverse Effect with respect to MDLY or SIC, respectively (disregarding for purposes of this Section 8.4, except as it relates to Section 4.8 and Section 5.8, all qualifications or limitations set forth in any representations or warranties as to “materiality,” “Material Adverse Effect” and words of similar import). Notwithstanding the immediately preceding sentence, the representations and warranties contained in (i) Section 4.2(a) and Section 5.2(a) shall be deemed untrue and incorrect if not true and correct except to a de minimis extent (relative to Section 4.2(a) or Section 5.2(a), respectively, taken as a whole), and (ii) Sections 4.3(a) and 4.3(b)(i), in the case of MDLY, and Sections 5.3(a) and 5.3(b)(i), in the case of SIC, shall be deemed untrue and incorrect if not true and correct in all material respects.

8.5 Frustration of Closing Conditions. Neither MDLY nor SIC may rely on the failure of any condition set forth in Section 8.1, Section 8.2 or Section 8.3, as applicable, to be satisfied if such failure was primarily caused by the party relying on such failure to perform any of its material obligations under this Agreement.

ARTICLE IX

TERMINATION AND AMENDMENT

9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the MDLY Stockholder Approval or the Required SIC Stockholder Approval:

(a) by mutual consent of MDLY and SIC in a written instrument authorized by the MDLY Board and the SIC Board;

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(b) by either MDLY or SIC, if any Governmental Entity whose consent or approval is a condition to Closing set forth in Section 8.1 has denied the granting of any such consent or approval and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final and nonappealable order, injunction or decree permanently enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Agreement;

(c) by either MDLY or SIC, if the Merger shall not have been consummated on or before March 31, 2020 (the “Outside Date”), unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth in this Agreement provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein, and such breach has caused or resulted in the failure of the Closing to occur by or prior to the Outside Date;

(d) by either SIC or MDLY, at any time prior to the Effective Time, in the event that (i) MDLY or SIC, as the case may be, shall have failed to obtain MDLY Stockholder Approval or the Required SIC Stockholder Approval, as applicable, at the MDLY Stockholder Meeting or the SIC Stockholder Meeting, respectively, at which a vote is taken on the Merger, or (ii) the MCC Merger Agreement shall have been terminated;

(e) by either MDLY or SIC (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of MDLY, in the case of a termination by SIC, or SIC, in the case of a termination by MDLY, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 8.2 or 8.3, as the case may be, and which is not cured within thirty (30) days following written notice to the party committing such breach or by its nature or timing cannot be cured within such time period;

(f) by SIC, (i) within ten (10) Business Days after the MDLY Board shall have effected a MDLY Adverse Recommendation Change prior to receipt of the MDLY Stockholder Approval, (ii) in the event the MDLY Board shall have approved or authorized MDLY or any of its Subsidiaries to enter into a merger agreement, letter of intent, acquisition agreement, purchase agreement or other similar agreement with respect to a Competing Proposal or (iii) MDLY fails to include the MDLY Board Recommendation in the Joint Proxy Statement/Prospectus;

(g) by MDLY (at the direction of the MDLY Board or the MDLY Special Committee), in the event that:

(i) (A) MDLY shall have received a Superior Proposal, (B) subject to MDLY’s compliance with its obligations under Section 7.11(f), the MDLY Board or any authorized committee thereof (including the MDLY Special Committee) shall have authorized MDLY to enter into a definitive agreement to consummate the transaction contemplated by such Superior Proposal, and (C) concurrently with the termination of this Agreement, MDLY pays SIC the Termination Fee contemplated by Section 9.4 and enters into the definitive agreement to consummate the transaction contemplated by such Superior Proposal; or

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(ii) The MDLY Board (whether at the direction of the MDLY Special Committee or otherwise) shall have effected a MDLY Adverse Recommendation Change in accordance with the terms of Section 7.11.

(h) by MDLY, (i) within ten (10) Business Days after the SIC Board shall have effected a SIC Adverse Recommendation Change prior to receipt of the Required SIC Stockholder Approval, (ii) in the event the SIC Board shall have approved, or authorized SIC or any of its Subsidiaries to enter into, a merger agreement, letter of intent, acquisition agreement, purchase agreement or other similar agreement with respect to a Competing Proposal or (iii) SIC fails to include the SIC Board Recommendation in the Joint Proxy Statement/Prospectus; or

(i) by SIC (at the direction of the SIC Board or the SIC Special Committee), in the event that:

(i) (A) SIC shall have received a Superior Proposal, (B) subject to SIC’s compliance with its obligations under Section 7.11(f), the SIC Board or any authorized committee thereof (including the SIC Special Committee shall have authorized SIC to enter into a definitive agreement to consummate the transaction contemplated by such Superior Proposal, and (C) concurrently with the termination of this Agreement, SIC pays MDLY the Termination Fee contemplated by Section 9.4 and enters into the definitive agreement to consummate the transaction contemplated by such Superior Proposal; or

(ii) the SIC Board or any authorized committee thereof shall have effected a SIC Adverse Recommendation Change in accordance with the terms of Section 7.11.

The party desiring to terminate this Agreement pursuant to clause (b), (c), (d), (e), (f), (g), (h), or (i) of this Section 9.1 shall give written notice of such termination to the other party in accordance with Section 10.2, specifying the provision or provisions hereof pursuant to which such termination is effected.

9.2 Effect of Termination. In the event of termination of this Agreement by either MDLY or SIC as provided in Section 9.1, this Agreement shall become void and have no effect, and none of MDLY, SIC, Merger Sub, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever under this Agreement, or in connection with the transactions contemplated by this Agreement, except that (i) Sections 7.2(c), 9.2, 9.3, 9.4, and Article X shall survive any termination of this Agreement, and (ii) except as provided in Section 10.9(c), neither MDLY nor SIC shall be relieved or released from any liabilities or damages arising out of its fraud or knowing and intentional breach of any provision of this Agreement.

9.3 Fees and Expenses. All fees and expenses incurred in connection with the Merger, this Agreement, and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses; provided, that the costs and expenses of preparing, filing, printing and mailing the Form N-14 Registration Statement and related Joint Proxy Statement/Prospectus, all other filing fees and amounts paid to the SEC in connection with the Merger, and the fees of any HSR Act filing shall be borne equally by MDLY and SIC.

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9.4 Termination Fee.

(a) In the event that this Agreement is terminated pursuant to Section 9.1(f) or Section 9.1(g) then, provided that SIC was not in material breach of its representations, warranties, covenants or agreements hereunder at the time of termination, MDLY will pay to SIC, as its sole recourse in connection with termination of this Agreement in accordance with Section 9.1(f) or Section 9.1(g), as applicable, a fee in an amount equal to $3,000,000 (the “Termination Fee”).

(b) In the event that this Agreement is terminated pursuant to Section 9.1(h) or Section 9.1(i) then, provided that MDLY was not in material breach of its representations, warranties, covenants or agreements hereunder at the time of termination, SIC will pay to MDLY, as its sole recourse in connection with termination of this Agreement in accordance with Section 9.1(h) or Section 9.1(i), as applicable, the Termination Fee.

(c) In the event that (i) prior to the MDLY Stockholder Meeting, a Third Party (the “MDLY Pre-Meeting Offeror”) makes a Competing Proposal to MDLY and/or its stockholders, or such Competing Proposal is otherwise publicly announced, and in each case such Competing Proposal not withdrawn prior to the MDLY Stockholder Meeting, (ii) this Agreement is validly terminated by either SIC or MDLY pursuant to Section 9.1(d)(i) (with respect to the failure to obtain MDLY Stockholder Approval), and (iii) within twelve (12) months following the date of such termination, MDLY consummates a Competing Proposal with the MDLY Pre-Meeting Offeror (provided that for purposes of this Section 9.4(c), the references to “twenty percent (20%)” in the definition of Competing Proposal shall be deemed references to “fifty percent (50%)”), MDLY will pay to SIC, as its sole recourse in connection with termination of this Agreement in accordance with Section 9.1(d)(i) (with respect to the failure to obtain MDLY Stockholder Approval), the Termination Fee.

(d) In the event that (i) prior to the SIC Stockholder Meeting, a Third Party (the “SIC Pre-Meeting Offeror”) makes a Competing Proposal to SIC and/or its stockholders, or such Competing Proposal is otherwise publicly announced, and in each case such Competing Proposal not withdrawn prior to the SIC Stockholder Meeting, (ii) this Agreement is validly terminated by either SIC or MDLY pursuant to Section 9.1(d)(i) (with respect to the failure to obtain the Required SIC Stockholder Approval), and (iii) within twelve (12) months following the date of such termination, SIC consummates a Competing Proposal with the SIC Pre-Meeting Offeror (provided that for purposes of this Section 9.4(d), the references to “twenty percent (20%)” in the definition of Competing Proposal shall be deemed references to “fifty percent (50%)”), SIC will pay to MDLY, as its sole recourse in connection with termination of this Agreement in accordance with Section 9.1(d)(i) (with respect to the failure to obtain the Required SIC Stockholder Approval), the Termination Fee.

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(e) The Termination Fee shall be payable (i) no later than two Business Days after the date on which this Agreement is terminated by SIC pursuant to Section 9.1(f) or by MDLY pursuant to Section 9.1(h), (ii) immediately prior to the time of termination by MDLY pursuant to Section 9.1(g) or by SIC pursuant to Section 9.1(i), (iii) pursuant to Section 9.4(c), within three (3) Business Days of the date on which MDLY consummates the Competing Proposal with the MDLY Pre-Meeting Offeror, and (iv) pursuant to Section 9.4(d), within three (3) Business Days of the date on which SIC consummates such Competing Proposal with the SIC Pre-Meeting Offeror. The parties hereto acknowledge and hereby agree that in no event shall any party be required to pay a Termination Fee on more than one occasion.

(f) Each of the parties hereto acknowledges that (i) the agreements contained in this Section 9.4 are an integral part of the transactions contemplated by this Agreement, (ii) the Termination Fee is not a penalty, but is liquidated damages, in a reasonable amount that will compensate the other party, in the circumstances in which the Termination Fee is payable, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision and (iii) without these agreements, the parties would not enter into this Agreement.

9.5 Amendment. This Agreement may be amended by the parties, by action taken or authorized by the MDLY Board, the MDLY Special Committee, the SIC Board and the SIC Special Committee, at any time before or after receipt of MDLY Stockholder Approval or SIC Stockholder Approval; provided, however, that after receipt of MDLY Stockholder Approval or SIC Stockholder Approval, there may not be, without further approval of such stockholders, any amendment of this Agreement that requires further approval of the stockholders of MDLY or SIC under Applicable Law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

9.6 Extension; Waiver. At any time prior to the Effective Time, the parties, by action taken or authorized by the MDLY Board, the MDLY Special Committee, the SIC Board and the SIC Special Committee, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

9.7 Effect of SIC Related Agreements. Notwithstanding anything in this Agreement to the contrary, SIC will not be considered in breach of any of its representations, warranties, covenants or other agreements contained in this Agreement to the extent such breach was or should reasonably have been known to MDLY as of the date of this Agreement or arose as a result of any act or omission by MDLY or any of its Subsidiaries not in compliance with their duties under the SIC Related Agreements.

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ARTICLE X

GENERAL PROVISIONS

10.1 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements set forth in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the matters set forth in Section 7.7 and for those other covenants and agreements contained in this Agreement that by their terms apply or are to be performed in whole or in part after the Effective Time.

10.2 Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	If to Medley, to:

Medley Management, Inc.

280 Park Ave, 6th Floor East

New York, NY 10017

Attn: Brook Taube

e-mail: brook@mdly.com

with a copy to:

Medley Management Inc.

600 Montgomery Street

35th Floor

San Francisco, CA 94111

Attn.: John Fredericks, General Counsel

e-mail: john.fredericks@mdly.com

Potter Anderson & Corroon LLP

1313 North Market Street

Wilmington, DE 19801

Attn.: Michael B. Tumas

e-mail: mtumas@potteranderson.com

(b)	If to SIC or Merger Sub, to:

Sierra Income Corporation

280 Park Avenue, 6th Floor East

New York, NY 10017

Attention: Oliver T. Kane

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with a copy to:

Sullivan & Worcester LLP

1666 K Street, NW

Washington, DC 20006

Attention: David M. Leahy

Fax: (202) 293-2275

10.3 Interpretation. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The MDLY Disclosure Schedule and the SIC Disclosure Schedule, as well as all other schedules and all exhibits hereto, shall be deemed part of this Agreement and included in any reference to this Agreement. This Agreement shall not be interpreted or construed to require any Person to take any action, or fail to take any action, if to do so would violate any Applicable Law.

10.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

10.5 Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement), together with the Confidentiality Agreement, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement, other than the Confidentiality Agreement.

10.6 Governing Law; Jurisdiction. This Agreement shall be governed and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and wholly-performed within such state, without regard to any applicable conflicts of law principles. Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Delaware Court of Chancery, or, if (and only if) such court lacks subject matter jurisdiction, any Federal court of the United States of America sitting in the State of Delaware, and the respective appellate courts from the foregoing (all of the foregoing, collectively, the “Delaware Courts”), in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in the applicable Delaware Court, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the applicable Delaware Court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in the applicable Delaware Court, and (iv) waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in the applicable Delaware Court. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law. Each party irrevocably consents to service of process in the manner provided for by Applicable Law. Nothing in this Agreement will affect the right of any party to serve process in any other manner permitted by Applicable Law.

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10.7 Publicity. THE INITIAL PRESS RELEASE CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT SHALL BE A JOINT PRESS RELEASE. NEITHER MDLY NOR SIC SHALL, AND NEITHER MDLY NOR SIC SHALL PERMIT ANY OF ITS SUBSIDIARIES OR REPRESENTATIVES TO, ISSUE OR CAUSE THE PUBLICATION OF ANY PRESS RELEASE OR OTHER PUBLIC ANNOUNCEMENT WITH RESPECT TO, OR OTHERWISE MAKE ANY PUBLIC STATEMENT CONCERNING, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT WITHOUT THE PRIOR WRITTEN CONSENT OF SIC, IN THE CASE OF A PROPOSED ANNOUNCEMENT OR STATEMENT BY MDLY, OR MDLY, IN THE CASE OF A PROPOSED ANNOUNCEMENT OR STATEMENT BY SIC; PROVIDED, HOWEVER, THAT EITHER PARTY MAY, AFTER PRIOR WRITTEN NOTICE TO THE OTHER PARTY, ISSUE OR CAUSE THE PUBLICATION OF ANY PRESS RELEASE OR OTHER PUBLIC ANNOUNCEMENT OR FILING TO THE EXTENT REQUIRED BY LAW OR BY THE RULES AND REGULATIONS OF THE NYSE; PROVIDED, HOWEVER, THE PARTY ISSUING SUCH PRESS RELEASE OR OTHER PUBLIC ANNOUNCEMENT OR FILING MUST CONSULT WITH THE OTHER PARTY BEFORE ISSUING SUCH PRESS RELEASE OR OTHER PUBLIC ANNOUNCEMENT OR FILING AND PROVIDE SUCH PARTY WITH AN OPPORTUNITY TO REVIEW AND COMMENT UPON SUCH PRESS RELEASE OR OTHER PUBLIC ANNOUNCEMENT OR FILING, WHICH COMMENTS THE OTHER PARTY SHALL CONSIDER IN GOOD FAITH.

10.8 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by either of the parties (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by each of the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 7.7, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person other than the parties hereto any rights or remedies under this Agreement. Except as provided in Section 7.7 only, SIC and MDLY hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including, without limitation, the right to rely upon such representations and warranties set forth herein. The parties hereto further agree that the rights of Third Party beneficiaries under Section 7.7 shall not arise unless and until the Effective Time occurs. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

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10.9 Remedies.

(a) Except as otherwise provided in this Agreement, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

(b) The parties hereto hereby agree that irreparable damage would occur in the event that any provision of this Agreement to be performed by either party was not performed in accordance with its specific terms or was otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, the parties hereto acknowledge and hereby agree that in the event of any breach or threatened breach by either party of any of its respective covenants or obligations set forth in this Agreement, the non-breaching party shall be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement. Each party hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by such party, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement. The parties hereto further agree that (i) by seeking the remedies provided for in this Section 10.9(b), neither party shall in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement (including monetary damages) in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 10.9(b) are not available or otherwise are not granted, and (ii) nothing set forth in this Section 10.9(b) shall require either party to institute any proceeding for (or limit such party’s right to institute any proceeding for) specific performance under this Section 10.9(b) prior or as a condition to exercising any termination right under Section 9.1 (and pursuing damages after such termination), nor shall the commencement of any legal proceeding pursuant to this Section 10.9(b) or anything set forth in this Section 10.9(b) restrict or limit such party’s right to terminate this Agreement in accordance with Section 9.1 or pursue any other remedies under this Agreement that may be available then or thereafter.

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(c) Notwithstanding anything to the contrary in this Agreement, the parties hereto expressly acknowledge and agree that the remedies set forth in Section 9.4 shall be the sole and exclusive remedies available to SIC, in the event this Agreement is terminated under Section 9.1(d) (i)(with respect to the failure to obtain MDLY Stockholder Approval), Section 9.1(f) or Section 9.1(g), and MDLY, in the event this Agreement is terminated under Section 9.1(d)(i) (with respect to the failure to obtain the Required SIC Stockholder Approval), Section 9.1 (h) or Section 9.1(i). To the extent SIC or MDLY is entitled to receive the Termination Fee, the receipt of such amounts shall be deemed to be full and final payment for any and all losses or damages suffered or incurred by SIC or MDLY, as applicable, or any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the transactions contemplated hereby (and the abandonment thereof) or any matter forming the basis for such termination, and none of SIC nor any of its Affiliates, or MDLY or any of its Affiliates, as applicable, or any other Person shall be entitled to bring or maintain any other Claim against MDLY or SIC, as applicable, or any of their Affiliates arising out of this Agreement, any of the transactions contemplated hereby or any matters forming the basis for such termination.

10.10 Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE MERGER AND OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10.

10.11 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination, the parties will negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

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IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

MEDLEY MANAGEMENT INC.

By:	/s/ Brook Taube
Name: Brook Taube
Title: Co-Chief Executive Officer

SIERRA INCOME CORPORATION

By:	/s/ Seth Taube
Name: Seth Taube
Title: Chief Executive Officer

SIERRA MANAGEMENT, INC.

By:	/s/ Brook Taube
Name: Brook Taube
Title: Chief Executive Officer

[Signature Page to Amended and Restated MDLY Merger Agreement]

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EXHIBIT A

Tax Receivable Termination Agreement

[See attached.]

EXECUTION VERSION

AMENDED AND RESTATED TERMINATION, WAIVER AND LOCKUP AGREEMENT

This AMENDED AND RESTATED TERMINATION, WAIVER AND LOCKUP AGREEMENT, dated as of July 29, 2019 (this “Agreement”), is entered into by and among Medley Management Inc., a Delaware corporation (the “MDLY”), Medley LLC, a Delaware limited liability company (“Medley”), Medley Group LLC, a Delaware limited liability company (“Medley Group”), each of the undersigned on the signature page hereto (the “Unitholders”) and Sierra Income Corporation (“SIC”, and collectively with MDLY, Medley, Medley Group and the Unitholders, the “Parties”).

WHEREAS, MDLY, Medley, and the Unitholders are parties to that certain Exchange Agreement, dated as of September 23, 2014 (as amended or otherwise modified from time to time, the “Exchange Agreement”);

WHEREAS, MDLY and the Unitholders, as the TRA Parties thereunder, are parties to that certain Tax Receivable Agreement dated as of September 23, 2014 (as amended or otherwise modified from time to time, the “Tax Receivable Agreement”);

WHEREAS, MLDY, Medley Group and the Unitholders, as the Covered Persons thereunder, are parties to that certain Registration Rights Agreement, dated September 23, 2014 (as amended or otherwise modified from time to time, the “Registration Rights Agreement”);

WHEREAS, MDLY has entered into a First Amended and Restated Agreement and Plan of Merger (the “MDLY Merger Agreement”), dated as of the date hereof, with SIC and Sierra Management Inc. (“Merger Sub”) pursuant to which MDLY will be merged (the “MDLY Merger”) with and into Merger Sub and the separate corporate existence of MDLY will cease (capitalized terms used in this Agreement without definition are used with the meanings given them in the MDLY Merger Agreement);

WHEREAS, SIC has also entered into a First Amended and Restated Agreement and Plan of Merger (the “MCC Merger Agreement”), dated as of the date hereof, with Medley Capital Corporation (“MCC”) pursuant to which MCC will be merged (the “MCC Merger”) with and into SIC and the separate corporate existence of MCC will cease;

WHEREAS, the Parties previously entered into that certain Termination, Waiver and Lockup Agreement, dated as of August 9, 2018 (the “Original Termination Agreement”);

WHEREAS, the Parties desire to enter into this Agreement in order to amend and restate the Original Termination Agreement in its entirety; and

WHEREAS, the Unitholders have consulted with their tax advisors and understand the consequences to them of the transactions contemplated by the MDLY Merger Agreement and this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Termination of Tax Receivable Agreement.

(a)	Effective as of the Effective Time, and without any further action on the part of any person (including, without limitation, any of the Parties) and without any further consideration by MDLY or SIC, the Tax Receivable Agreement is hereby irrevocably and unconditionally terminated and shall be of no further force or effect with respect to the Parties, other than the provisions set forth in Section 7.12 (Confidentiality). Each of the Unitholders acknowledges and agrees that effective with the termination of the Tax Receivable Agreement any outstanding obligations of MDLY under the Tax Receivable Agreement to the Unitholders shall have been satisfied in full.

(b)	Notwithstanding anything to the contrary contained in the Tax Receivable Agreement, from and after the Effective Time, no party to the Tax Receivable Agreement shall have any further rights or obligations thereunder, including without limitation the obligation to pay, or the right to receive, any amount or benefit, including without limitation the Early Termination Payment (as defined in the Tax Receivable Agreement), other than the rights and obligations set forth in Section 7.12 (Confidentiality).

2.	Termination of Registration Rights Agreement. Effective as of the Effective Time, and without any further action on the part of any person (including, without limitation, any of the Parties), the Registration Rights Agreement is hereby irrevocably and unconditionally terminated and shall be of no further force or effect with respect to the Parties.

3.	Waiver; No Transfer of MDLY Class A Common Stock.

a.	Each Unithholder hereby agrees to (i) waive any and all rights to exchange Units for MDLY Class A Common Stock pursuant to the Exchange Agreement prior to the Effective Time, (ii) exchange its Units for MDLY Class A Common Stock immediately prior to the Effective Time as contemplated by Section 7.6 of the MDLY Merger Agreement and not otherwise, and (iii) not sell, transfer or otherwise dispose of any Units prior to the Effective Time.

b.	Each Unithholder hereby agrees to not sell, transfer or otherwise dispose of any shares of MDLY Class A Common Stock held by it and received upon conversion of the Units prior to the Effective Time.

4.	Lock Up. Each of the Unitholders hereby agrees:

(a)	Definitions. For purposes of this Section 4, the following terms shall have the meanings set forth below:

“Common Shares’ means the shares of common stock, par value $0.001 per share, of SIC.

“Lock-Up Period” means the period beginning on the Effective Time and ending on the first anniversary of the Effective Time; provided, however, in the case of a Unitholder identified on the signature pages hereto as an “Individual Unitholder” who is also an employee of Medley Capital LLC, SIC or any of its Affiliates on or after the Effective Time, with respect to such Individual Unitholder and his or her Permitted Transferees, the Lock-Up Period shall end as of the date of termination of such Unitholder’s employment, if prior to the first anniversary of the Effective Time, in the event that such termination is without Cause (as that term is defined in such Individual Unitholder’s employment agreement) or such Individual Unitholder terminates his or her employment with Good Reason (as that term is defined in such Individual Unitholder’s employment agreement).

“Lock-Up Shares” means any Common Shares that a Unitholder acquires pursuant to the MDLY Merger Agreement, including any that have been Transferred to a Permitted Transferee in accordance with Section 4(b) hereof (and shall include any shares of capital stock of SIC issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization). For the avoidance of doubt, Common Shares shall cease to be Lock-Up Shares hereunder as of the end of the Lock-Up Period.

“Permitted Transfer” means any of the following:

(i)	the Transfer of any Lock-Up Shares to one (1) or more Permitted Transferees;

(ii)	the existence or creation of a testamentary power of appointment that may be exercised with respect to any Lock-Up Shares held by a trust; provided, however, that the Transfer of any Lock-Up Shares upon the exercise of a testamentary power of appointment to someone other than a Permitted Transferee shall not be a “Permitted Transfer” within the meaning of this paragraph (ii) of this definition; or

(iii)	any Transfer by will or pursuant to the Laws of descent and distribution by any Person described in paragraph (i) or (ii) of the definition of Permitted Transferee.

“Permitted Transferee” means any of the following:

(i)	any Immediate Family Member of the Unitholder or any lineal descendant of any such Immediate Family Member;

(ii)	any trust for the direct or indirect benefit of the Unitholder or any Immediate Family Member of the Unitholder; and

(iii)	any other entity directly or indirectly wholly-owned and controlled by the Unitholder or such Unitholder’s Permitted Transferees described in clauses (i) and (ii) of this definition.

For purposes of this definition, “lineal descendants” shall not include individuals adopted after attaining the age of eighteen (18) years and the adopted individual’s descendants.

“Transfer” means, with respect to Lock-Up Shares: (i) any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, grant of an option, hypothecation, mortgage, exchange, transfer or other disposition of (whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of law), or agreement to do any of the foregoing, of any interest (legal or beneficial) in any Lock-Up Shares; (ii) the entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or warrants or other rights to purchase Common Shares, whether any such transaction is to be settled by delivery of Common Shares or such other securities, in cash or otherwise; or (iii) any public announcement of an intention to effect any transaction specified in clause (i) or (ii); provided, however, that the term “Transfer” does not include any revocable proxy granted by the Unitholder or a Permitted Transferee or any exercise of rights by an executor, administrator, trustee, committee, guardian, conservator or receiver of the Unitholder or a Permitted Transferee, including the sale of Lock-Up Shares to pay any applicable estate taxes.

(b)	Restrictions on Transfer of Common Shares. Each Unitholder agrees that, during the Lock-Up Period, they will not Transfer any Lock-Up Shares other than pursuant to a Permitted Transfer; provided, however, that upon any Permitted Transfer each Permitted Transferee in such Transfer shall agree in writing to be bound by the restrictions set forth in this Section 4.

(c)	Legend. At the request of SIC, all share certificates or share statements evidencing Lock-Up Shares shall bear or contain a legend or notation substantially in the following form (or in such other form as SIC’s board of directors may determine):

THE SECURITIES REPRESENTED BY THIS [CERTIFICATE / STATEMENT] ARE SUBJECT TO RESTRICTIONS ON TRANSFER SPECIFIED IN AN AGREEMENT WITH THE CORPORATION, AS THE SAME MAY BE AMENDED AND MODIFIED FROM TIME TO TIME, AND THE CORPORATION RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SPECIFIED CONDITIONS HAVE BEEN FULFILLED. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE CORPORATION TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

The term “Corporation” shall mean SIC for purposes of the above legend.

(d)	Stop Transfer. SIC and its transfer agent are hereby authorized to decline to make any Transfer of Lock-Up Shares if such Transfer would constitute a violation or breach of this Section 4 and the Unitholder agrees and consents to the entry of stop transfer instructions with the SIC transfer agent and registrar against any Transfer of the Lock-Up Shares not made in compliance with this Section 4.

5.	Disparate Consideration. Each Unitholder expressly acknowledges and agrees that, in connection with the MDLY Merger, each share of MDLY Class A Common Stock held by such Unitholder shall be converted at the Effective Time into the right to receive the applicable per-share merger consideration as set forth in Section 2.4(c)(ii) of the MDLY Merger Agreement, in accordance with the terms and subject to the conditions set forth therein, and that the per-share merger consideration payable to such Unitholder pursuant to the terms and conditions of the MDLY Merger Agreement in respect of the shares of MDLY Class A Common Stock held by it and received on exchange of Units will have a per-share value less than the per-share value of the merger consideration payable pursuant to the terms and conditions of the MDLY Merger Agreement to holders of shares of MDLY Class A Common Stock who are not Unitholders (“Other Shareholders”), and such Unitholder expressly waives any right it may otherwise have to receive the higher per-share merger consideration payable to the Other Shareholders. Without limitation to the foregoing, each Unitholder hereby releases and forever discharges MDLY, SIC and their respective predecessors, successors and assigns, and all of their respective officers, directors, shareholders, employees, agents, advisers and representatives of and from any and all liabilities, actions, suits, debts, accounts, obligations, covenants, claims and demands whatsoever, in law or in equity, which the Unitholder ever had, now has, or may have, or which any successor or assign of the Unitholder hereafter can, shall or may have, against any of MDLY, SIC and their respective predecessors, successors and assigns, and all of their respective officers, directors, shareholders, employees, agents, advisers and representatives, relating to, resulting from or arising out of the matters described in this Paragraph 5. In addition to the foregoing release, the Unitholders shall execute and deliver at the Effective Time a bring down release agreement in the form of Exhibit A attached hereto.

6.	Release. Each of the Parties (each a “Releasor”) hereby releases and forever discharges each other party to the Exchange Agreement, Tax Receivable Agreement and the Registration Rights Agreement, as applicable, and their respective predecessors, successors and assigns, and all of their respective partners, independent contractors, officers, directors, shareholders, employees, agents, advisers and representatives (collectively in each case, the “Released Parties”), of and from any and all liabilities, actions, suits, debts, accounts, obligations, covenants, claims and demands whatsoever, in law or in equity, which the Releasor ever had, now has, or may have, or which any successor or assign of the Releasor hereafter can, shall or may have, against any Released Party, relating to, resulting from or arising out of the Exchange Agreement, Tax Receivable Agreement or Registration Rights Agreement; provided, however, that the foregoing Release shall in no event constitute a future release or waiver of rights under Section 7.12 of the Tax Receivable Agreement (Confidentiality) to the extent a breach thereof occurs following the Effective Time. In addition to the foregoing release, the Unitholders shall execute and deliver at the Effective Time a bring down release agreement in the form of Exhibit B attached hereto.

7.	Expense Reimbursement. In the event (i) the MCC Merger Agreement is terminated (A) pursuant to Section 9.1(f) or Section 9.1(g) thereof under circumstances where MCC is not obligated to pay SIC the $6,000,000 Termination Fee (other than as a result of SIC being in material breach of its representations, warranties, covenants or agreements under the MCC Merger Agreement at the time of termination), or (B) by MCC pursuant to Section 9.1(j) thereof, and (ii) the transactions contemplated by the MDLY Merger Agreement are consummated, the Unitholders will, pro rata according to the respective number of Units held by them, make an expense reimbursement payment to SIC of $2.5 million. In addition to any rights SIC may have under applicable law, and not in limitation of any such rights, SIC may (but shall not be required to) set-off against the merger consideration payable to a Unitholder any amounts for which such Unitholder has agreed to reimburse SIC pursuant to this Section 7 if and to the extent such Unitholder has not previously paid any such amount.

8.	Representations and Warranties of the Unitholders. Each Unitholder represents and warrants, on behalf of such Unitholder, as follows, as of the date of this Agreement:

(a)	Unitholder has full power and authority to execute and deliver this Agreement, to perform such Unitholder’s obligations hereunder and to consummate the transactions contemplated hereby. If Unitholder is not an individual, such Unitholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. The execution and delivery of this Agreement, the performance of Unitholder’s obligations hereunder, and the consummation of the transactions contemplated hereby, have been duly authorized by all requisite actions of such Unitholder. This Agreement has been duly and validly executed and delivered by Unitholder and constitutes a legal, valid and binding obligation of such Unitholder, enforceable against such Unitholder in accordance with its terms, except as may be limited by the Bankruptcy and Equity Exception.

(b)	Unitholder is the sole legal and beneficial owner of the Units and Restricted LLC Units shown on Schedule A as being owned by it and except as set forth on such Schedule A, Unitholder does not own any interest in, or otherwise have any right to acquire, any, or any interest in, Units or Restricted LLC Units. Except for assignments that have occurred prior to the date hereof between Unitholders party hereto, Unitholder has not transferred, assigned, pledged or otherwise encumbered any of such Unitholder’s Units or any of such Unitholder’s rights under the Tax Receivable Agreement, the Registration Rights Agreement or the Exchange Agreement and no person (including any of the Unitholders party to this Agreement) has any rights to acquire any interest in any of Unitholder’s Units or Restricted LLC Units or Unitholder’s rights under the Tax Receivable Agreement, the Registration Rights Agreement or the Exchange Agreement. True and correct copies of the Tax Receivable Agreement, the Registration Rights Agreement and the Exchange Agreement are attached hereto as Exhibits C-1, C-2 and C-3, respectively.

(c)	Unitholder acknowledges and agrees that it has consulted with its tax and other advisors as to the effect of the exchange of its Units, the termination of the Tax Receivable Agreement, and the disparate consideration to be received by it in the MDLY Merger for shares of MDLY Class A Common Stock held by it and received upon exchange of Units, all as contemplated by this Agreement and no representation or warranty has been made to it by any of MDLY, SIC or any of their subsidiaries as to the amount of taxes that will be owed by it as a result of such transactions or the adequacy of the consideration to be received by it in the MDLY Merger.

9.	Governing Law. This Agreement and any dispute arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

10.	Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile or PDF), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

11.	Amendment. This Agreement may not be terminated or amended in any manner, and no terms or conditions of this Agreement may be waived by any party hereto, without the prior written consent of the Parties and, prior to the Effective Time, the MDLY Special Committee (as defined in the MDLY Merger Agreement). Any material changes to the MDLY Merger Agreement, including any change the consideration payable to the Unitholders or the other holders of Class A Common Stock, or any extension of the closing date shall be deemed an amendment to this Agreement requiring the consent of all Parties.

12.	Entire Agreement. The MDLY Merger Agreement and this Agreement constitutes the entire agreement between the Parties relating to the subject matter hereof and supersedes all previous agreements and representations, written or oral, between the Parties.

13.	Further Assurances. If any Party reasonably determines or is reasonably advised that any further instruments, actions, or things are necessary or desirable to carry out the terms of this Agreement, each Party shall execute and deliver such instruments, perform all such actions and provide all such things reasonably necessary and proper to carry out the terms of this Agreement.

[Signature page follows]

EXECUTED as of the date first set forth above.

MEDLEY MANAGEMENT INC.

By:	/s/ Brook Taube
Name: Brook Taube
Title: Chief Executive Officer

MEDLEY LLC

By:	/s/ Brook Taube
Name: Brook Taube
Title: Chief Executive Officer

MEDLEY GROUP LLC

By:	/s/ Brook Taube
Name: Brook Taube
Title: Member

UNITHOLDERS:

B. TAUBE 2014 ASSOCIATES, LLC

By:	/s/ Brook Taube
Name: Brook Taube
Title: Special Managing Member

BROOK TAUBE TRUST

By:	/s/ Brook Taube
Name: Brook Taube
Title: Trustee

[Signature Page to the Amended and Restated Termination, Waiver and Lockup Agreement]

A. TAUBE 2014 ASSOCIATES, LLC

By:	/s/ Seth Taube
Name: Seth Taube
Title: Special Managing Member

S. TAUBE 2014 ASSOCIATES, LLC

By:	/s/ Seth Taube
Name: Seth Taube
Title: Special Managing Member

SETH AND ANGIE TAUBE TRUST

By:	/s/ Seth Taube
Name: Seth Taube
Title: Trustee

[Signature Page to the Amended and Restated Termination, Waiver and Lockup Agreement]

PERCY HOLDINGS, LLC

By:	/s/ Jeffrey Tonkel
Name: Jeffrey Tonkel
Title: Manager

Individual Unitholders:

/s/ Jeffrey Tonkel
Jeffrey Tonkel

/s/ Richard T. Allorto, Jr.
Richard T. Allorto, Jr.

/s/ John D. Fredericks
John D. Fredericks

/s/ Christopher Taube
Christopher Taube

/s/ Samuel Anderson
Samuel Anderson

[Signature Page to the Amended and Restated Termination, Waiver and Lockup Agreement]

SIERRA INCOME CORPORATION

By:	/s/ Seth Taube
Name: Seth Taube
Title: Chief Executive Officer

[Signature Page to the Amended and Restated Termination, Waiver and Lockup Agreement]

Schedule A

Medley LLC

Units by Unitholder - Restricted and Unitholders

7.20.2019

Units and Restricted Units at 7/23/19:

	Unrestricted Units	Restricted Units - will vest at Merger Close	Restricted Units - will NOT vest at Merger Close
B. Taube 2014 Associates, LLC	1,818,182
Brook Taube Trust	8,181,818
	10,000,000	-	-
A. Taube 2014 Associates LLC	909,091
S. Taube 2014 Associates LLC	909,091
Seth & Angie Taube Trust	8,181,818
	10,000,000	-	-
Percy Holdings LLC	1,818,182	-	-
Richard Allorto	622,728	281,333	335,968
John D. Fredericks	319,697	241,666	335,968
Christopher Taube	319,697	501,333	464,427
Samuel Anderson	319,697	414,969	474,308
	3,400,001	1,439,301	1,610,671
Total	23,400,001	1,439,301	1,610,671

Subtotal - Unrestricted Units and vested Resticted Units at Closing	24,839,302

[Signature Page – Bring Down Release]

Exhibit A

Bring Down Release

Dated as of ______________

This Bring Down Release is hereby incorporated in its entirety into the Amended and Restated Termination, Waiver and Lockup Agreement, dated as of July 29, 2019 (the “Termination Agreement”), by and among Medley Management Inc., a Delaware corporation (the “MDLY”), Medley LLC, a Delaware limited liability company (“Medley”), Medley Group LLC, a Delaware limited liability company (“Medley Group”), each of the undersigned on the signature page hereto (the “Unitholders”) and Sierra Income Corporation (“SIC” and collectively with MDLY, Medley, Medley Group and the Unitholders, the “Parties”).

As of the Effective Time, each of the undersigned Unitholders hereby release and forever discharge MDLY, SIC and their respective predecessors, successors and assigns, and all of their respective officers, directors, shareholders, employees, agents, advisers and representatives of and from any and all liabilities, actions, suits, debts, accounts, obligations, covenants, claims and demands whatsoever, in law or in equity, which the Unitholders ever had, now has, or may have, or which any successor or assign of the Unitholders hereafter can, shall or may have, against any of MDLY, SIC and their respective predecessors, successors and assigns, and all of their respective officers, directors, shareholders, employees, agents, advisers and representatives, relating to, resulting from or arising out of the matters described in Paragraph 5 of the Termination Agreement.

[Signature Pages Follow]

[Signature Page – Bring Down Release]

EXECUTED as of the date first set forth above.

MEDLEY MANAGEMENT INC.

By:
Name:
Title:

MEDLEY LLC

By:
Name:
Title:

MEDLEY GROUP LLC

By:
Name:
Title:

UNITHOLDERS:

B. TAUBE 2014 ASSOCIATES, LLC

By:
Name:
Title:

BROOK TAUBE TRUST

By:
Name:
Title:

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A. TAUBE 2014 ASSOCIATES, LLC

By:
Name:
Title:

S. TAUBE 2014 ASSOCIATES, LLC

By:
Name:
Title:

SETH AND ANGIE TAUBE TRUST

By:
Name:
Title:

[Signature Page – Bring Down Release]

PERCY HOLDINGS, LLC

By:
Name: Jeffrey Tonkel
Title: Manager

Individual Unitholders:

Jeffrey Tonkel

Richard T. Allorto, Jr.

John D. Fredericks

Christopher Taube

Samuel Anderson

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SIERRA INCOME CORPORATION

By:
Name:
Title:

[Signature Page – Bring Down Release]

Exhibit B

Bring Down Release

Dated as of ____________________

This Bring Down Release is hereby incorporated in its entirety into the Amended and Restated Termination, Waiver and Lockup Agreement, dated as of July 29, 2019 (the “Termination Agreement”), by and among Medley Management Inc., a Delaware corporation (the “MDLY”), Medley LLC, a Delaware limited liability company (“Medley”), Medley Group LLC, a Delaware limited liability company (“Medley Group”), each of the undersigned on the signature page hereto (the “Unitholders”) and Sierra Income Corporation (“SIC” and collectively with MDLY, Medley, Medley Group and the Unitholders, the “Parties”).

As of the Effective Time, each of the Parties (each a “Releasor”) hereby releases and forever discharges each other party to the Exchange Agreement, Tax Receivable Agreement and the Registration Rights Agreement, as applicable, and their respective predecessors, successors and assigns, and all of their respective partners, independent contractors, officers, directors, shareholders, employees, agents, advisers and representatives (collectively in each case, the “Released Parties”), of and from any and all liabilities, actions, suits, debts, accounts, obligations, covenants, claims and demands whatsoever, in law or in equity, which the Releasor ever had, now has, or may have, or which any successor or assign of the Releasor hereafter can, shall or may have, against any Released Party, relating to, resulting from or arising out of the Exchange Agreement, Tax Receivable Agreement or Registration Rights Agreement; provided, however, that the foregoing Release shall in no event constitute a future release or waiver of rights under Section 7.12 of the Tax Receivable Agreement (Confidentiality) to the extent a breach thereof occurs following the Effective Time.

The representations and warranties of the Unitholders set forth in Section 8 of the Termination Agreement are true and correct in all material respects on and as of the Effective Time, as though made on and as of such date.

[Signature Pages Follow]

[Signature Page – Bring Down Release]

EXECUTED as of the date first set forth above.

MEDLEY MANAGEMENT INC.

By:
Name:
Title:

MEDLEY LLC

By:
Name:
Title:

MEDLEY GROUP LLC

By:
Name:
Title:

UNITHOLDERS:

B. TAUBE 2014 ASSOCIATES, LLC

By:
Name:
Title:

BROOK TAUBE TRUST

By:
Name:
Title:

[Signature Page – Bring Down Release]

A. TAUBE 2014 ASSOCIATES, LLC

By:
Name:
Title:

S. TAUBE 2014 ASSOCIATES, LLC

By:
Name:
Title:

SETH AND ANGIE TAUBE TRUST

By:
Name:
Title:

[Signature Page – Bring Down Release]

PERCY HOLDINGS, LLC

By:
Name: Jeffrey Tonkel
Title: Manager

Individual Unitholders:

Jeffrey Tonkel

Richard T. Allorto, Jr.

John D. Fredericks

Christopher Taube

Samuel Anderson

[Signature Page – Bring Down Release]

SIERRA INCOME CORPORATION

By:
Name:
Title:

[Signature Page – Bring Down Release]

Exhibit C-1

Tax Receivable Agreement

[attached]

[Signature Page – Bring Down Release]

TAX RECEIVABLE AGREEMENT

among

MEDLEY MANAGEMENT INC.

and

THE PERSONS NAMED HEREIN

Dated as of September 23, 2014

TAX RECEIVABLE AGREEMENT

This TAX RECEIVABLE AGREEMENT (this “Agreement”), dated as of September 23, 2014, is hereby entered into by and among Medley Management Inc., a Delaware corporation (the “Corporate Taxpayer”), and each of the other persons from time to time party hereto (the “TRA Parties”).

RECITALS

WHEREAS, the TRA Parties directly or indirectly hold limited liability company units (the “Units”) in Medley LLC, a Delaware limited liability company (“OpCo”), which is classified as a partnership for United States federal income tax purposes;

WHEREAS, the Corporate Taxpayer is the managing member of OpCo, and holds and will hold, directly and/or indirectly, Units;

WHEREAS, the Units held by the TRA Parties may be exchanged for Class A common stock (the “Class A Shares”) of the Corporate Taxpayer, subject to the provisions of the LLC Agreement (as defined below) and the Exchange Agreement, dated as of September 23, 2014, among the Corporate Taxpayer and the holders of Units from time to time party thereto, as amended from time to time;

WHEREAS, OpCo and each of its direct and indirect subsidiaries treated as a partnership for United States federal income tax purposes currently have and will have in effect an election under Section 754 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for each Taxable Year (as defined below) in which a taxable acquisition (including a deemed taxable acquisition under Section 707(a) of the Code) of Units by the Corporate Taxpayer from the TRA Parties for Class A Shares or other consideration (an “Exchange”) occurs;

WHEREAS, the income, gain, loss, expense and other Tax (as defined below) items of the Corporate Taxpayer may be affected by the Basis Adjustments (as defined below) and the Imputed Interest (as defined below);

WHEREAS, the parties to this Agreement desire to make certain arrangements with respect to the effect of the Basis Adjustments and Imputed Interest on the liability for Taxes of the Corporate Taxpayer;

WHEREAS, Exchanges by the TRA Parties and payments in respect of Tax savings related to such Exchanges will result in Tax savings for the Corporate Taxpayer;

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the terms set forth in this Article I shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

“Agreed Rate” means LIBOR plus 100 basis points. “Agreement” is defined in the Recitals of this Agreement.

“Amended Schedule” is defined in Section 2.3(b) of this Agreement.

“Basis Adjustment” means the adjustment to the tax basis of a Reference Asset under Sections 732, 734(b) and 1012 of the Code (in situations where, as a result of one or more Exchanges, OpCo becomes an entity that is disregarded as separate from its owner for United States federal income tax purposes) or under Sections 734(b), 743(b) and 754 of the Code (in situations where, following an Exchange, OpCo remains in existence as an entity for United States federal income tax purposes) and, in each case, comparable sections of state and local tax laws, as a result of an Exchange and the payments made pursuant to this Agreement. For the avoidance of doubt, the amount of any Basis Adjustment resulting from an Exchange of one or more Units shall be determined without regard to any Pre-Exchange Transfer of such Units and as if any such Pre-Exchange Transfer had not occurred.

A “Beneficial Owner” of a security is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power, which includes the power to dispose of, or to direct the disposition of, such security. The terms “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings.

“Board” means the Board of Directors of the Corporate Taxpayer.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be regarded as a Business Day.

“Change of Control” means the occurrence of any of the following events:

(i)	any Person or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Securities and Exchange Act of 1934, or any successor provisions thereto (excluding (a) a corporation or other entity owned, directly or indirectly, by the stockholders of the Corporate Taxpayer in substantially the same proportions as their ownership of stock of the Corporate Taxpayer or (b) Brook Taube, Seth Taube, any “group” for purposes of Section 13(d) of the Securities Act of 1934 or any successor provisions thereto that includes Brook Taube, Seth Taube or any of their Affiliates or Permitted Transferees or any Person more than 50% of the combined voting power of then outstanding voting securities of which are owned by Brook Taube, Seth Taube or any of their Affiliates or Permitted Transferees or any such “group”) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporate Taxpayer representing more than 50% of the combined voting power of the Corporate Taxpayer’s then outstanding voting securities; or

(ii)	the following individuals cease for any reason to constitute a majority of the number of directors of the Corporate Taxpayer then serving: individuals who, on the IPO Date, constitute the Board and any new director whose appointment or election by the Board or nomination for election by the Corporate Taxpayer’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the IPO Date or whose appointment, election or nomination for election was previously so approved or recommended by the directors referred to in this clause (ii); or

(iii)	there is consummated a merger or consolidation of the Corporate Taxpayer with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (x) the Board immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the company surviving the merger or, if the surviving company is a Subsidiary, the ultimate parent thereof, or (y) the voting securities of the Corporate Taxpayer immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof; or

(iv)	the shareholders of the Corporate Taxpayer approve a plan of complete liquidation or dissolution of the Corporate Taxpayer or there is consummated an agreement or series of related agreements for the sale, lease or other disposition, directly or indirectly, by the Corporate Taxpayer of all or substantially all of the Corporate Taxpayer’s assets, other than such sale or other disposition by the Corporate Taxpayer of all or substantially all of the Corporate Taxpayer’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Corporate Taxpayer in substantially the same proportions as their ownership of the Corporate Taxpayer immediately prior to such sale.

Notwithstanding the foregoing, except with respect to clause (ii) and clause (iii)(x) above, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the shares of the Corporate Taxpayer immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of the Corporate Taxpayer immediately following such transaction or series of transactions. For purposes of this definition, “Permitted Transferee” means a shareholder's family members or a trust for the benefit of the shareholder and/or family members.

“Class A Shares” is defined in the Recitals of this Agreement. “Code” is defined in the Recitals of this Agreement.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Corporate Taxpayer” is defined in the Recitals of this Agreement.

“Corporate Taxpayer Return” means the federal and/or state and/or local Tax Return, as applicable, of the Corporate Taxpayer filed with respect to Taxes of any Taxable Year.

“Cumulative Net Realized Tax Benefit” for a Taxable Year means the cumulative amount of Realized Tax Benefits for all Taxable Years of the Corporate Taxpayer, up to and including such Taxable Year, net of the cumulative amount of Realized Tax Detriments for the same period. The Realized Tax Benefit and Realized Tax Detriment for each Taxable Year shall be determined based on the most recent Tax Benefit Schedules or Amended Schedules, if any, in existence at the time of such determination.

“Default Rate” means LIBOR plus 500 basis points.

“Determination” shall have the meaning ascribed to such term in Section 1313(a) of the Code or similar provision of state, foreign or local tax law, as applicable, or any other event (including the execution of IRS Form 870-AD) that finally and conclusively establishes the amount of any liability for Tax.

“Dispute” has the meaning set forth in Section 7.8(a) of this Agreement.

“Early Termination Date” means the date of an Early Termination Notice for purposes of determining the Early Termination Payment.

“Early Termination Effective Date” is defined in Section 4.2 of this Agreement.

“Early Termination Notice” is defined in Section 4.2 of this Agreement.

“Early Termination Schedule” is defined in Section 4.2 of this Agreement.

“Early Termination Payment” is defined in Section 4.3(b) of this Agreement.

“Early Termination Rate” means LIBOR plus 100 basis points.

“Exchange” is defined in the Recitals of this Agreement. For the avoidance of doubt, the distribution of cash to the members of OpCo on or around the date of the IPO, which will be treated for U.S. federal income tax purposes, in whole or in part, as a deemed sale of partnership interests in OpCo to the Corporate Taxpayer pursuant to Section 707(a) of the Code shall be treated as Exchanges.

“Exchange Basis Schedule” is defined in Section 2.1 of this Agreement.

“Exchange Date” means the date of any Exchange.

“Exchange Notice” shall have the meaning set forth in the LLC Agreement.

“Expert” is defined in Section 7.9 of this Agreement.

“Hypothetical Tax Liability” means, with respect to any Taxable Year, the liability for Taxes of (i) the Corporate Taxpayer and (ii) without duplication, OpCo, but only with respect to Taxes imposed on OpCo and allocable to the Corporate Taxpayer or to the other members of the consolidated group of which the Corporate Taxpayer is the parent, in each case using the same methods, elections, conventions and similar practices used on the relevant Corporate Taxpayer Return, but (a) using the Non-Stepped Up Tax Basis as reflected on the Exchange Basis Schedule including amendments thereto for the Taxable Year and (b) excluding any deduction attributable to Imputed Interest for the Taxable Year. For the avoidance of doubt, Hypothetical Tax Liability shall be determined without taking into account the carryover or carryback of any Tax item (or portions thereof) that is attributable to the Basis Adjustment or Imputed Interest, as applicable.

“Imputed Interest” in respect of a TRA Party shall mean any interest imputed under Section 1272, 1274 or 483 or other provision of the Code and any similar provision of state and local tax law with respect to the Corporate Taxpayer’s payment obligations in respect of such TRA Party under this Agreement.

“IPO” means the initial public offering of Class A Shares by the Corporate Taxpayer.

“IPO Date” means the closing date of the IPO.

“IRS” means the United States Internal Revenue Service.

“LIBOR” means during any period, an interest rate per annum equal to the one- year LIBOR reported, on the date two days prior to the first day of such period, on the Telerate Page 3750 (or if such screen shall cease to be publicly available, as reported on Reuters Screen page “LIBOR01” or by any other publicly available source of such market rate) for London interbank offered rates for United States dollar deposits for such period.

“LLC Agreement” means, with respect to OpCo, the Second Amended and Restated Limited Liability Company Agreement of OpCo, dated on or about the date hereof, as amended from time to time.

“Market Value” shall mean the closing price of the Class A Shares on the applicable Exchange Date on the national securities exchange or interdealer quotation system on which such Class A Shares are then traded or listed, as reported by the Wall Street Journal; provided, that if the closing price is not reported by the Wall Street Journal for the applicable Exchange Date, then the Market Value shall mean the closing price of the Class A Shares on the Business Day immediately preceding such Exchange Date on the national securities exchange or interdealer quotation system on which such Class A Shares are then traded or listed, as reported by the Wall Street Journal; provided, further, that if the Class A Shares are not then listed on a national securities exchange or interdealer quotation system, “Market Value” shall mean the cash consideration paid for Class A Shares, or the fair market value of the other property delivered for Class A Shares, as determined by the Board in good faith.

“Material Objection Notice” has the meaning set forth in Section 4.2 of this Agreement.

“Non-Stepped Up Tax Basis” means, with respect to any Reference Asset at any time, the Tax basis that such asset would have had at such time if no Basis Adjustments had been made.

“Objection Notice” has the meaning set forth in Section 2.3(a) of this Agreement.

“Payment Date” means any date on which a payment is required to be made pursuant to this Agreement.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

“Pre-Exchange Transfer” means any transfer (including upon the death of a Member) or distribution in respect of one or more Units (i) that occurs prior to an Exchange of such Units, and (ii) to which Section 743(b) or 734(b) of the Code applies.

“Realized Tax Benefit” means, for a Taxable Year, the excess, if any, of the Hypothetical Tax Liability over the actual liability for Taxes of (i) the Corporate Taxpayer and (ii) without duplication, OpCo, but only with respect to Taxes imposed on OpCo and allocable to the Corporate Taxpayer or to the other members of the consolidated group of which the Corporate Taxpayer is the parent for such Taxable Year. If all or a portion of the actual liability for such Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Benefit unless and until there has been a Determination.

“Realized Tax Detriment” means, for a Taxable Year, the excess, if any, of the actual liability over the Hypothetical Tax Liability for Taxes of (i) the Corporate Taxpayer and (ii) without duplication, OpCo, but only with respect to Taxes imposed on OpCo and allocable to the Corporate Taxpayer or to the other members of the consolidated group of which the Corporate Taxpayer is the parent for such Taxable Year. If all or a portion of the actual liability for such Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Detriment unless and until there has been a Determination.

“Reconciliation Dispute” has the meaning set forth in Section 7.9 of this Agreement.

“Reconciliation Procedures” has the meaning set forth in Section 2.3(a) of this Agreement.

“Reference Asset” means an asset that is held by OpCo, or by any of its direct or indirect Subsidiaries treated as a partnership or disregarded entity (but only if such indirect Subsidiaries are held only through Subsidiaries treated as partnerships or disregarded entities) for purposes of the applicable Tax, at the time of an Exchange. A Reference Asset also includes any asset that is “substituted basis property” under Section 7701(a)(42) of the Code with respect to a Reference Asset.

“Schedule” means any of the following: (i) an Exchange Basis Schedule, (ii) a Tax Benefit Schedule, or (iii) the Early Termination Schedule.

“Senior Obligations” is defined in Section 5.1 of this Agreement.

“Subsidiaries” means, with respect to any Person, as of any date of determination, any other Person as to which such Person, owns, directly or indirectly, or otherwise controls more than 50% of the voting power or other similar interests or the sole general partner interest or managing member or similar interest of such Person.

“Subsidiary Stock” means any stock or other equity interest in any subsidiary entity of OpCo that is treated as a corporation for United States federal income tax purposes.

“Tax Benefit Payment” is defined in Section 3.1(b) of this Agreement. “Tax Benefit Schedule” is defined in Section 2.2 of this Agreement.

“Tax Return” means any return, declaration, report or similar statement required to be filed with respect to Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

“Taxable Year” means a taxable year of the Corporate Taxpayer as defined in Section 441(b) of the Code or comparable section of state or local tax law, as applicable (and, therefore, for the avoidance of doubt, may include a period of less than 12 months for which a Tax Return is made), ending on or after the IPO Date.

“Taxes” means any and all United States federal, state, local and foreign taxes, assessments or similar charges that are based on or measured with respect to net income or profits, and any interest related to such Tax.

“Taxing Authority” shall mean any domestic, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising Tax regulatory authority.

“TRA Party” is defined in the Recitals of this Agreement.

“TRA Party Representative” means, initially, Medley Group LLC, a Delaware limited liability company, and thereafter, that TRA Party or committee of TRA Parties determined from time to time by a plurality vote of the TRA Parties ratably in accordance with their right to receive Early Termination Payments hereunder if all TRA Parties had fully Exchanged their Units for Class A Shares or other consideration and the Corporate Taxpayer had exercised its right of early termination on the date of the most recent Exchange.

“Treasury Regulations” means the final, temporary and proposed regulations under the Code promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant taxable period.

“Units” is defined in the Recitals of this Agreement.

“Valuation Assumptions” shall mean, as of an Early Termination Date, the assumptions that in each Taxable Year ending on or after such Early Termination Date, (1) the Corporate Taxpayer will have taxable income sufficient to fully utilize (i) the deductions arising from the Basis Adjustments and the Imputed Interest during such Taxable Year or future Taxable Years (including, for the avoidance of doubt, Basis Adjustments and Imputed Interest that would result from future Tax Benefit Payments that would be paid in accordance with the Valuation Assumptions) in which such deductions would become available and (ii) any loss carryovers generated by deductions arising from Basis Adjustments or Imputed Interest that are available as of the date of such Early Termination Date, (2) the United States federal, state and local income tax rates that will be in effect for each such Taxable Year will be those specified for each such Taxable Year by the Code and other law as in effect on the Early Termination Date, (3) any non- amortizable assets (other than any Subsidiary Stock) will be disposed of on the fifteenth anniversary of the applicable Basis Adjustment and any short-term investments will be disposed of 12 months following the Early Termination Date; provided, that in the event of a Change of Control, such non-amortizable assets shall be deemed disposed of at the time of sale of the relevant asset (if earlier than such fifteenth anniversary), (4) any Subsidiary Stock will never be disposed of and (5) if, at the Early Termination Date, there are Units that have not been Exchanged, then each such Unit shall is Exchanged for the Market Value of the Class A Shares and the amount of cash that would be transferred if the Exchange occurred on the Early Termination Date.

ARTICLE II

DETERMINATION OF CERTAIN REALIZED TAX BENEFIT

Section 2.1 Basis Adjustment. Within ninety (90) calendar days after the filing of the United States federal income tax return of the Corporate Taxpayer for any Taxable Year in which an Exchange has been effected by any TRA Party, the Corporate Taxpayer shall deliver to such TRA Party a schedule (the “Exchange Basis Schedule”) that shows, in reasonable detail necessary to perform the calculations required by this Agreement (i) the Non-Stepped Up Tax Basis of the Reference Assets in respect of such TRA Party as of each applicable Exchange Date, (ii) the Basis Adjustment with respect to the Reference Assets in respect of such TRA Party as a result of the Exchanges effected in such Taxable Year by such TRA Party, calculated in the aggregate, (iii) the period (or periods) over which the Reference Assets in respect of such TRA Party are amortizable and/or depreciable and (iv) the period (or periods) over which each Basis Adjustment in respect of such TRA Party is amortizable and/or depreciable.

Section 2.2 Tax Benefit Schedule.

(a) Tax Benefit Schedule. Within ninety (90) calendar days after the filing of the United States federal income tax return of the Corporate Taxpayer for any Taxable Year in which there is a Realized Tax Benefit or Realized Tax Detriment in respect of such TRA Party, the Corporate Taxpayer shall provide to such TRA Party a schedule showing, in reasonable detail, the calculation of the Tax Benefit Payment in respect of such TRA Party for such Taxable Year (a “Tax Benefit Schedule”). Each Tax Benefit Schedule will become final as provided in Section 2.3(a) and may be amended as provided in Section 2.3(b) (subject to the procedures set forth in Section 2.3(b)).

(b) Applicable Principles. Subject to Section 3.3(a), the Realized Tax Benefit or Realized Tax Detriment for each Taxable Year is intended to measure the decrease or increase in the actual liability for Taxes of the Corporate Taxpayer for such Taxable Year attributable to the Basis Adjustments and Imputed Interest, determined using a “with and without” methodology. For the avoidance of doubt, the actual liability for Taxes will take into account the deduction of the portion of the Tax Benefit Payment that must be accounted for as interest under the Code based upon the characterization of Tax Benefit Payments as additional consideration payable by the Corporate Taxpayer for the Units acquired in an Exchange. Carryovers or carrybacks of any Tax item attributable to the Basis Adjustments and Imputed Interest shall be considered to be subject to the rules of the Code and the Treasury Regulations or the appropriate provisions of U.S. state and local income and franchise tax law, as applicable, governing the use, limitation and expiration of carryovers or carrybacks of the relevant type. If a carryover or carryback of any Tax item includes a portion that is attributable to the Basis Adjustment or Imputed Interest and another portion that is not, such portions shall be considered to be used in accordance with the “with and without” methodology. The parties agree that (i) all Tax Benefit Payments attributable to the Basis Adjustments (other than amounts accounted for as interest under the Code) will be treated as subsequent upward purchase price adjustments have the effect of creating additional Basis Adjustments to Reference Assets for the Corporate Taxpayer in the year of payment, and (ii) as a result, such additional Basis Adjustments will be incorporated into the current year calculation and into future year calculations, as appropriate.

Section 2.3 Procedures, Amendments.

(a) Procedure. Every time the Corporate Taxpayer delivers to a TRA Party an applicable Schedule under this Agreement, including any Amended Schedule delivered pursuant to Section 2.3(b), and any Early Termination Schedule or amended Early Termination Schedule, the Corporate Taxpayer shall also (x) deliver to such TRA Party schedules, valuation reports, if any, and work papers, as determined by the Corporate Taxpayer or requested by such TRA Party, providing reasonable detail regarding the preparation of the Schedule and (y) allow such TRA Party reasonable access at no cost to the appropriate representatives at the Corporate Taxpayer, as determined by the Corporate Taxpayer or requested by such TRA Party, in connection with a review of such Schedule. Without limiting the application of the preceding sentence, each time the Corporate Taxpayer delivers to a TRA Party a Tax Benefit Schedule, in addition to the Tax Benefit Schedule duly completed, the Corporate Taxpayer shall deliver to such TRA Party the Corporate Taxpayer Return, the reasonably detailed calculation by the Corporate Taxpayer of the applicable Hypothetical Tax Liability in respect of such TRA Party, the reasonably detailed calculation by the Corporate Taxpayer of the actual Tax liability, as well as any other work papers as determined by the Corporate Taxpayer or requested by such TRA Party, provided that the Corporate Taxpayer shall be entitled to redact any information that it reasonably believes is unnecessary for purposes of determining the items in the applicable Schedule or amendment thereto or any information that the Corporate Taxpayer is prohibited from disclosing under applicable law or contractual confidentiality restrictions. An applicable Schedule or amendment thereto shall become final and binding on all parties thirty (30) calendar days from the date on which all relevant TRA Parties are treated as having received the applicable Schedule or amendment thereto under Section 7.1 unless the TRA Party Representative (i) within thirty (30) calendar days from such date provides the Corporate Taxpayer with notice of a material objection to such Schedule (“Objection Notice”) made in good faith or (ii) provides a written waiver of such right of any Objection Notice within the period described in clause (i) above, in which case such Schedule or amendment thereto becomes binding on the date the waiver is received by the Corporate Taxpayer. If the Corporate Taxpayer and the TRA Party Representative, for any reason, are unable to successfully resolve the issues raised in the Objection Notice within thirty (30) calendar days after receipt by the Corporate Taxpayer of an Objection Notice, the Corporate Taxpayer and the TRA Party Representative shall employ the reconciliation procedures as described in Section 7.9 of this Agreement (the “Reconciliation Procedures”).

(b) Amended Schedule. The applicable Schedule for any Taxable Year may be amended from time to time by the Corporate Taxpayer (i) in connection with a Determination affecting such Schedule, (ii) to correct inaccuracies in the Schedule identified as a result of the receipt of additional factual information relating to a Taxable Year after the date the Schedule was provided to a TRA Party, (iii) to comply with the Expert’s determination under the Reconciliation Procedures, (iv) to reflect a change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to a carryback or carryforward of a loss or other tax item to such Taxable Year, (v) to reflect a change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to an amended Tax Return filed for such Taxable Year, or (vi) to adjust an applicable Exchange Basis Schedule to take into account payments made pursuant to this Agreement (any such Schedule, an “Amended Schedule”). The Corporate Taxpayer shall provide an Amended Schedule to each TRA Party within thirty (30) calendar days of the occurrence of an event referenced in clauses (i) through (vi) of the preceding sentence.

ARTICLE III

TAX BENEFIT PAYMENTS

Section 3.1 Payments.

(a) Payments. Within five (5) calendar days after a Tax Benefit Schedule delivered to a TRA Party becomes final in accordance with Section 2.3(a), the Corporate Taxpayer shall pay such TRA Party for such Taxable Year the Tax Benefit Payment determined pursuant to Section 3.1(b). Each such Tax Benefit Payment shall be made by wire transfer of immediately available funds to the bank account previously designated by such TRA Party to the Corporate Taxpayer or as otherwise agreed by the Corporate Taxpayer and such TRA Party. For the avoidance of doubt, no Tax Benefit Payment shall be made in respect of estimated tax payments, including, without limitation, federal estimated income tax payments. Notwithstanding anything herein to the contrary, at the election of a TRA Party specified in the Exchange Notice for the applicable Exchange, the aggregate Tax Benefit Payments in respect of such Exchange (other than amounts accounted for as interest under the Code) shall not exceed, as specified by a TRA Party, 50% of the fair market value of the Class A Shares received on such Exchange.

(b) A “Tax Benefit Payment” in respect of a TRA Party for a Taxable Year means an amount, not less than zero, equal to the sum of the portion of the Net Tax Benefit that is allocable to such TRA Party and the Interest Amount with respect thereto. For the avoidance of doubt, for Tax purposes, the Interest Amount shall not be treated as interest but instead shall be treated as additional consideration for the acquisition of Units in Exchanges, unless otherwise required by law. Subject to Section 3.3(a), the “Net Tax Benefit” for a Taxable Year shall be an amount equal to the excess, if any, of 85% of the Cumulative Net Realized Tax Benefit as of the end of such Taxable Year, over the total amount of payments previously made under this Section 3.1 (excluding payments attributable to Interest Amounts); provided, for the avoidance of doubt, that no such recipient shall be required to return any portion of any previously made Tax Benefit Payment. The “Interest Amount” shall equal the interest on the Net Tax Benefit calculated at the Agreed Rate from the due date (without extensions) for filing the Corporate Taxpayer Return with respect to Taxes for such Taxable Year until the payment date under Section 3.1(a). Notwithstanding the foregoing, for each Taxable Year ending on or after the date of a Change of Control that occurs after the IPO Date, all Tax Benefit Payments, whether paid with respect to the Units that were Exchanged (i) prior to the date of such Change of Control or (ii) on or after the date of such Change of Control, shall be calculated by utilizing Valuation Assumptions (1), (3) and (4), substituting in each case the terms “the closing date of a Change of Control” for an “Early Termination Date.”

Section 3.2 No Duplicative Payments. It is intended that the provisions of this Agreement will not result in duplicative payment of any amount (including interest) required under this Agreement. The provisions of this Agreement shall be construed in the appropriate manner to ensure such intentions are realized.

Section 3.3 Pro Rata Payments; Coordination of Benefits With Other Tax Receivable Agreements.

(a) Notwithstanding anything in Section 3.1 to the contrary, to the extent that the aggregate tax benefit of the Corporate Taxpayer’s deduction with respect to the Basis Adjustments or Imputed Interest, as such terms are defined in this Agreement, is limited in a particular Taxable Year because the Corporate Taxpayer does not have sufficient taxable income, the Net Tax Benefit for the Corporate Taxpayer shall be allocated among all parties eligible for payments under this Agreement in proportion to the respective amounts of Net Tax Benefit that would have been allocated to each party if the Corporate Taxpayer had sufficient taxable income so that there were no such limitation.

(b) After taking into account Section 3.3(a), if for any reason the Corporate Taxpayer does not fully satisfy its payment obligations to make all Tax Benefit Payments due under this Agreement in respect of a particular Taxable Year, then the Corporate Taxpayer and the TRA Parties agree that no Tax Benefit Payment shall be made in respect of any Taxable Year until all Tax Benefit Payments in respect of prior Taxable Years have been made in full.

ARTICLE IV

TERMINATION

Section 4.1 Early Termination and Breach of Agreement.

(a) The Corporate Taxpayer may terminate this Agreement with respect to all amounts payable to the TRA Parties and with respect to all of the Units held by the TRA Parties at any time by paying to each TRA Party the Early Termination Payment in respect of such TRA Party; provided, however, that this Agreement shall only terminate upon the receipt of the Early Termination Payment by all TRA Parties, and provided, further, that the Corporate Taxpayer may withdraw any notice to execute its termination rights under this Section 4.1(a) prior to the time at which any Early Termination Payment has been paid. Upon payment of the Early Termination Payment by the Corporate Taxpayer, none of the TRA Parties or the Corporate Taxpayer shall have any further payment obligations under this Agreement, other than for any (a) Tax Benefit Payment agreed to by the Corporate Taxpayer, on one hand, and the TRA Party, on the other, as due and payable but unpaid as of the Early Termination Notice and (b) Tax Benefit Payment due for the Taxable Year ending with or including the date of the Early Termination Notice (except to the extent that the amount described in clause (b) is included in the Early Termination Payment). If an Exchange occurs after the Corporate Taxpayer makes the Early Termination Payments with respect to all applicable TRA Parties, the Corporate Taxpayer shall have no obligations under this Agreement with respect to such Exchange.

(b) In the event that the Corporate Taxpayer breaches any of its material obligations under this Agreement, whether as a result of failure to make any payment when due, failure to honor any other material obligation required hereunder or by operation of law as a result of the rejection of this Agreement in a case commenced under the Bankruptcy Code or otherwise, then all obligations hereunder shall be accelerated and such obligations shall be calculated as if an Early Termination Notice had been delivered on the date of such breach and shall include, but not be limited to, (1) the Early Termination Payments calculated as if an Early Termination Notice had been delivered on the date of a breach, (2) any Tax Benefit Payment in respect of a TRA Party agreed to by the Corporate Taxpayer and such TRA Party as due and payable but unpaid as of the date of a breach, and (3) any Tax Benefit Payment in respect of any TRA Party due for the Taxable Year ending with or including the date of a breach. Notwithstanding the foregoing, in the event that the Corporate Taxpayer breaches this Agreement, each TRA Party shall be entitled to elect to receive the amounts set forth in clauses (1), (2) and (3) above or to seek specific performance of the terms hereof. The parties agree that the failure to make any payment due pursuant to this Agreement within three months of the date such payment is due shall be deemed to be a breach of a material obligation under this Agreement for all purposes of this Agreement, and that it will not be considered to be a breach of a material obligation under this Agreement to make a payment due pursuant to this Agreement within three months of the date such payment is due. Notwithstanding anything in this Agreement to the contrary, it shall not be a breach of this Agreement if the Corporate Taxpayer fails to make any Tax Benefit Payment when due to the extent that the Corporate Taxpayer has insufficient funds to make such payment in the Corporate Taxpayer’s sole judgment exercised in good faith; provided that the interest provisions of Section 5.2 shall apply to such late payment (unless the Corporate Taxpayer does not have sufficient cash to make such payment as a result of limitations imposed by existing credit agreements to which OpCo is a party, in which case Section 5.2 shall apply, but the Default Rate shall be replaced by the Agreed Rate).

Section 4.2 Early Termination Notice. If the Corporate Taxpayer chooses to exercise its right of early termination under Section 4.1 above, the Corporate Taxpayer shall deliver to each TRA Party notice of such intention to exercise such right (“Early Termination Notice”) and a schedule (the “Early Termination Schedule”) specifying the Corporate Taxpayer’s intention to exercise such right and showing in reasonable detail the calculation of the Early Termination Payment(s) due for each TRA Party. Each Early Termination Schedule shall become final and binding on all parties thirty (30) calendar days from the first date on which all TRA Parties are treated as having received such Schedule or amendment thereto under Section 7.1 unless the TRA Party Representative (i) within thirty (30) calendar days after such date provides the Corporate Taxpayer with notice of a material objection to such Schedule made in good faith (“Material Objection Notice”) or (ii) provides a written waiver of such right of a Material Objection Notice within the period described in clause (i) above, in which case such Schedule becomes binding on the date the waiver is received by the Corporate Taxpayer (the “Early Termination Effective Date”). If the Corporate Taxpayer and the TRA Party Representative, for any reason, are unable to successfully resolve the issues raised in such notice within thirty (30) calendar days after receipt by the Corporate Taxpayer of the Material Objection Notice, the Corporate Taxpayer and the TRA Party Representative shall employ the Reconciliation Procedures in which case such Schedule becomes binding ten (10) days after the conclusion of the Reconciliation Procedures.

Section 4.3 Payment upon Early Termination.

(a) Within three (3) calendar days after an Early Termination Effective Date, the Corporate Taxpayer shall pay to the TRA Party an amount equal to the Early Termination Payment in respect of such TRA Party. Such payment shall be made by wire transfer of immediately available funds to a bank account or accounts designated by the TRA Party or as otherwise agreed by the Corporate Taxpayer and such TRA Party.

(b) “Early Termination Payment” in respect of a TRA Party shall equal the present value, discounted at the Early Termination Rate as of the applicable Early Termination Effective Date, of all Tax Benefit Payments in respect of such TRA Party that would be required to be paid by the Corporate Taxpayer beginning from the Early Termination Date and assuming that (i) the Valuation Assumptions in respect of such TRA Party are applied (ii) for each Taxable Year, the Tax Benefit Payment is paid ninety-five days after the due date, assuming an extension, of the U.S. federal income tax return of the Corporate Taxpayer and (iii) for purposes of calculating the Early Termination Rate, LIBOR shall be LIBOR as of the date of the Early Termination Notice.

ARTICLE V

SUBORDINATION AND LATE PAYMENTS

Section 5.1 Subordination. Notwithstanding any other provision of this Agreement to the contrary, any Tax Benefit Payment or Early Termination Payment required to be made by the Corporate Taxpayer to the TRA Parties under this Agreement shall rank subordinate and junior in right of payment to any principal, interest or other amounts due and payable in respect of any obligations in respect of indebtedness for borrowed money of the Corporate Taxpayer and its Subsidiaries (“Senior Obligations”) and shall rank pari passu with all current or future unsecured obligations of the Corporate Taxpayer that are not Senior Obligations.

Section 5.2 Late Payments by the Corporate Taxpayer. The amount of all or any portion of any Tax Benefit Payment or Early Termination Payment not made to the TRA Parties when due under the terms of this Agreement shall be payable together with any interest thereon, computed at the Default Rate and commencing from the date on which such Tax Benefit Payment or Early Termination Payment was due and payable.

ARTICLE VI

NO DISPUTES; CONSISTENCY; COOPERATION

Section 6.1 Participation in the Corporate Taxpayer’s and OpCo’s Tax Matters. Except as otherwise provided herein, the Corporate Taxpayer shall have full responsibility for, and sole discretion over, all Tax matters concerning the Corporate Taxpayer and OpCo, including without limitation the preparation, filing or amending of any Tax Return and defending, contesting or settling any issue pertaining to Taxes. Notwithstanding the foregoing, the Corporate Taxpayer shall notify the TRA Party Representative of, and keep the TRA Party Representative reasonably informed with respect to, the portion of any audit of the Corporate Taxpayer and OpCo by a Taxing Authority the outcome of which is reasonably expected to affect the rights and obligations of a TRA Party under this Agreement, and shall provide to the TRA Party Representative reasonable opportunity to provide information and other input to the Corporate Taxpayer, OpCo and their respective advisors concerning the conduct of any such portion of such audit; provided, however, that the Corporate Taxpayer and OpCo shall not be required to take any action that is inconsistent with any provision of the LLC Agreement.

Section 6.2 Consistency. The Corporate Taxpayer and the TRA Parties agree to report and cause to be reported for all purposes, including federal, state and local Tax purposes and financial reporting purposes, all Tax-related items (including, without limitation, the Basis Adjustments and each Tax Benefit Payment) in a manner consistent with that specified by the Corporate Taxpayer in any Schedule required to be provided by or on behalf of the Corporate Taxpayer under this Agreement unless otherwise required by law.

Section 6.3 Cooperation. Each of the TRA Parties shall (a) furnish to the Corporate Taxpayer in a timely manner such information, documents and other materials as the Corporate Taxpayer may reasonably request for purposes of making any determination or computation necessary or appropriate under this Agreement, preparing any Tax Return or contesting or defending any audit, examination or controversy with any Taxing Authority, (b) make itself available to the Corporate Taxpayer and its representatives to provide explanations of documents and materials and such other information as the Corporate Taxpayer or its representatives may reasonably request in connection with any of the matters described in clause (a) above, and (c) reasonably cooperate in connection with any such matter, and the Corporate Taxpayer shall reimburse each such TRA Party for any reasonable third-party costs and expenses incurred pursuant to this Section.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed duly given and received (a) on the date of delivery if delivered personally, or by facsimile or email with confirmation of transmission by the transmitting equipment or (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to the Corporate Taxpayer, to:

600 Montgomery St., 35th Floor
San Francisco, CA 94111
Telephone:	(415) 568-2760
Facsimile:	(415) 358-5514
Email:	john.fredericks@medleycapital.com
Attention:	General Counsel

with a copy (which shall not constitute notice to the Corporate Taxpayer) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Telephone:	(212) 455-2000
Facsimile:	(212) 455-2502
Email:	jbonnie@stblaw.com
Attention:	Joshua Ford Bonnie

If to the TRA Parties, to:

The address, fax number and email address set forth in the records of OpCo.

Any party may change its address, fax number or email by giving the other party written notice of its new address, fax number or email in the manner set forth above.

Section 7.2 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 7.3 Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, without regard to the conflicts of laws principles thereof that would mandate the application of the laws of another jurisdiction.

Section 7.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 7.6 Successors; Assignment; Amendments; Waivers.

(a) Each TRA Party may assign any of its rights under this Agreement to any Person as long as such transferee has executed and delivered, or, in connection with such transfer, executes and delivers, a joinder to this Agreement, in form and substance reasonably satisfactory to the Corporate Taxpayer, agreeing to become a TRA Party for all purposes of this Agreement, except as otherwise provided in such joinder.

(b) No provision of this Agreement may be amended unless such amendment is approved in writing by each of the Corporate Taxpayer and by the TRA Parties who would be entitled to receive at least two-thirds of the total amount of the Early Termination Payments payable to all TRA Parties hereunder if the Corporate Taxpayer had exercised its right of early termination on the date of the most recent Exchange prior to such amendment (excluding, for purposes of this sentence, all payments made to any TRA Party pursuant to this Agreement since the date of such most recent Exchange); provided, that no such amendment shall be effective if such amendment will have a disproportionate effect on the payments certain TRA Parties will or may receive under this Agreement unless such amendment is consented in writing by the TRA Parties disproportionately affected who would be entitled to receive at least two-thirds of the total amount of the Early Termination Payments payable to all TRA Parties disproportionately affected hereunder if the Corporate Taxpayer had exercised its right of early termination on the date of the most recent Exchange prior to such amendment (excluding, for purposes of this sentence, all payments made to any TRA Party pursuant to this Agreement since the date of such most recent Exchange). No provision of this Agreement may be waived unless such waiver is in writing and signed by the party against whom the waiver is to be effective.

(c) All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Corporate Taxpayer shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporate Taxpayer, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporate Taxpayer would be required to perform if no such succession had taken place.

Section 7.7 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

Section 7.8 Resolution of Disputes.

(a) Any and all disputes which are not governed by Section 7.9 and cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non- performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) (each a “Dispute”) shall be finally settled by arbitration conducted by a single arbitrator in New York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce. If the parties to the Dispute fail to agree on the selection of an arbitrator within ten (10) calendar days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer admitted to the practice of law in the State of New York and shall conduct the proceedings in the English language. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

(b) Notwithstanding the provisions of paragraph (a), the Corporate Taxpayer may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph (b), the TRA Party (i) expressly consents to the application of paragraph (c) of this Section 7.8 to any such action or proceeding, (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate, and (iii) irrevocably appoints the Corporate Taxpayer as agent of the TRA Party for service of process in connection with any such action or proceeding and agrees that service of process upon such agent, who shall promptly advise the TRA Party of any such service of process, shall be deemed in every respect effective service of process upon the TRA Party in any such action or proceeding.

(c) (i) EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF COURTS LOCATED IN NEW YORK, NEW YORK FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 7.8, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The parties acknowledge that the for a designated by this paragraph (c) have a reasonable relation to this Agreement, and to the parties’ relationship with one another; and

(ii) The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in the preceding paragraph of this Section 7.8 and such parties agree not to plead or claim the same.

Section 7.9 Reconciliation. In the event that the Corporate Taxpayer and the TRA Party Representative are unable to resolve a disagreement with respect to the matters governed by Sections 2.3 and 4.2 within the relevant period designated in this Agreement (“Reconciliation Dispute”), the Reconciliation Dispute shall be submitted for determination to a nationally recognized expert (the “Expert”) in the particular area of disagreement mutually acceptable to both parties. The Expert shall be a partner or principal in a nationally recognized accounting or law firm, and unless the Corporate Taxpayer and the TRA Party Representative agree otherwise, the Expert shall not, and the firm that employs the Expert shall not, have any material relationship with the Corporate Taxpayer or the TRA Party Representative or other actual or potential conflict of interest. If the Corporate Taxpayer and the TRA Party Representative are unable to agree on an Expert within fifteen (15) calendar days of receipt by the respondent(s) of written notice of a Reconciliation Dispute, the Expert shall be appointed by the International Chamber of Commerce Centre for Expertise. The Expert shall resolve any matter relating to the Exchange Basis Schedule or an amendment thereto or the Early Termination Schedule or an amendment thereto within thirty (30) calendar days and shall resolve any matter relating to a Tax Benefit Schedule or an amendment thereto within fifteen (15) calendar days or as soon thereafter as is reasonably practicable, in each case after the matter has been submitted to the Expert for resolution. Notwithstanding the preceding sentence, if the matter is not resolved before any payment that is the subject of a disagreement would be due (in the absence of such disagreement) or any Tax Return reflecting the subject of a disagreement is due, the undisputed amount shall be paid on the date prescribed by this Agreement and such Tax Return may be filed as prepared by the Corporate Taxpayer, subject to adjustment or amendment upon resolution. The costs and expenses relating to the engagement of such Expert or amending any Tax Return shall be borne by the Corporate Taxpayer except as provided in the next sentence. The Corporate Taxpayer and the TRA Party Representative shall bear their own costs and expenses of such proceeding, unless (i) the Expert adopts the TRA Party Representative’s position, in which case the Corporate Taxpayer shall reimburse the TRA Party Representative for any reasonable out-of-pocket costs and expenses in such proceeding, or (ii) the Expert adopts the Corporate Taxpayer’s position, in which case the TRA Party Representative shall reimburse the Corporate Taxpayer for any reasonable out-of-pocket costs and expenses in such proceeding. Any dispute as to whether a dispute is a Reconciliation Dispute within the meaning of this Section 7.9 shall be decided by the Expert. The Expert shall finally determine any Reconciliation Dispute and the determinations of the Expert pursuant to this Section 7.9 shall be binding on the Corporate Taxpayer and each of the TRA Parties and may be entered and enforced in any court having jurisdiction.

Section 7.10 Withholding. The Corporate Taxpayer shall be entitled to deduct and withhold from any payment payable pursuant to this Agreement such amounts as the Corporate Taxpayer is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority by the Corporate Taxpayer, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such withholding was made.

Section 7.11 Admission of the Corporate Taxpayer into a Consolidated Group; Transfers of Corporate Assets.

(a) If the Corporate Taxpayer is or becomes a member of an affiliated or consolidated group of corporations that files a consolidated income tax return pursuant to Sections 1501 et seq. of the Code or any corresponding provisions of state or local law, then: (i) the provisions of this Agreement shall be applied with respect to the group as a whole; and (ii) Tax Benefit Payments, Early Termination Payments and other applicable items hereunder shall be computed with reference to the consolidated taxable income of the group as a whole.

(b) If any entity that is obligated to make a Tax Benefit Payment or Early Termination Payment hereunder transfers one or more assets to a corporation (or a Person classified as a corporation for United States federal income tax purposes) with which such entity does not file a consolidated tax return pursuant to Section 1501 of the Code, such entity, for purposes of calculating the amount of any Tax Benefit Payment or Early Termination Payment (e.g., calculating the gross income of the entity and determining the Realized Tax Benefit of such entity) due hereunder, shall be treated as having disposed of such asset in a fully taxable transaction on the date of such contribution. The consideration deemed to be received by such entity shall be equal to the gross fair market value of the contributed asset. For purposes of this Section 7.11, a transfer of a partnership interest shall be treated as a transfer of the transferring partner’s share of each of the assets and liabilities of that partnership allocated to such partner.

Section 7.12 Confidentiality.

(a) Each TRA Party and each of their assignees acknowledge and agree that the information of the Corporate Taxpayer is confidential and, except in the course of performing any duties as necessary for the Corporate Taxpayer and its Affiliates, as required by law or legal process or to enforce the terms of this Agreement, such person shall keep and retain in the strictest confidence and not disclose to any Person any confidential matters, acquired pursuant to this Agreement, of the Corporate Taxpayer and its Affiliates and successors, concerning OpCo and its Affiliates and successors or the Members, learned by the TRA Party heretofore or hereafter. This Section 7.12 shall not apply to (i) any information that has been made publicly available by the Corporate Taxpayer or any of its Affiliates, becomes public knowledge (except as a result of an act of the TRA Party in violation of this Agreement) or is generally known to the business community and (ii) the disclosure of information to the extent necessary for the TRA Party to prepare and file its Tax Returns, to respond to any inquiries regarding the same from any taxing authority or to prosecute or defend any action, proceeding or audit by any taxing authority with respect to such returns. Notwithstanding anything to the contrary herein, each TRA Party and each of their assignees (and each employee, representative or other agent of the TRA Party or its assignees, as applicable) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the Corporate Taxpayer, OpCo and their Affiliates, and any of their transactions, and all materials of any kind (including opinions or other tax analyses) that are provided to the TRA Party relating to such tax treatment and tax structure.

(b) If a TRA Party or an assignee commits a breach, or threatens to commit a breach, of any of the provisions of this Section 7.12, the Corporate Taxpayer shall have the right and remedy to have the provisions of this Section 7.12 specifically enforced by injunctive relief or otherwise by any court of competent jurisdiction without the need to post any bond or other security, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to the Corporate Taxpayer or any of its Subsidiaries or the TRA Parties and the accounts and funds managed by the Corporate Taxpayer and that money damages alone shall not provide an adequate remedy to such Persons. Such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity.

Section 7.13 Change in Law. Notwithstanding anything herein to the contrary, if, in connection with an actual or proposed change in law, a TRA Party reasonably believes that the existence of this Agreement could cause income (other than income arising from receipt of a payment under this Agreement) recognized by the TRA Party upon any Exchange by such TRA Party to be treated as ordinary income rather than capital gain (or otherwise taxed at ordinary income rates) for United States federal income tax purposes or would have other material adverse tax consequences to such TRA Party, then at the election of such TRA Party and to the extent specified by such TRA Party, this Agreement (i) shall cease to have further effect with respect to such TRA Party, (ii) shall not apply to an Exchange by such TRA Party occurring after a date specified by such TRA Party, or (iii) shall otherwise be amended in a manner determined by such TRA Party, provided that such amendment shall not result in an increase in payments under this Agreement at any time as compared to the amounts and times of payments that would have been due in the absence of such amendment.

Section 7.14 LLC Agreement. This Agreement shall be treated as part of the partnership agreement of OpCo as described in Section 761(c) of the Code and Sections 1.704- 1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations.

Section 7.15 Independent Nature of TRA Parties’ Rights and Obligations. The obligations of each TRA Party hereunder are several and not joint with the obligations of any other TRA Party, and no TRA Party shall be responsible in any way for the performance of the obligations of any other TRA Party hereunder. The decision of each TRA Party to enter into this Agreement has been made by such TRA Party independently of any other TRA Party. Nothing contained herein, and no action taken by any TRA Party pursuant hereto, shall be deemed to constitute the TRA Parties as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the TRA Parties are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby and the Corporate Taxpayer acknowledges that the TRA Parties are not acting in concert or as a group, and the Corporate Taxpayer will not assert any such claim, with respect to such obligations or the transactions contemplated hereby.

[The remainder of this page is intentionally blank]

IN WITNESS WHEREOF, the Corporate Taxpayer and each TRA Party have duly executed this Agreement as of the date first written above.

MEDLEY MANAGEMENT INC.

By:	/s/ Brook Taube
Name:	Brook Taube
Title:	Co-Chief Executive Officer and Chief Investment Officer

TRA PARTIES

B. TAUBE 2014 ASSOCIATES, LLC

By:	/s/ Brook Taube
Name:	Brook Taube
Title:	Special Managing Member

BROOK TAUBE TRUST

By:	/s/ Brook Taube
Name:	Brook Taube
Title:	Trustee

[Signature Page – Tax Receivable Agreement]

A. TAUBE 2014 ASSOCIATES, LLC

By:	/s/ Seth Taube
Name:	Seth Taube
Title:	Special Managing Member

S. TAUBE 2014 ASSOCIATES, LLC

By:	/s/ Seth Taube
Name:	Seth Taube
Title:	Special Managing Member

SETH AND ANGIE TAUBE TRUST

By:	/s/ Seth Taube
Name:	Seth Taube
Title:	Trustee

[Signature Page – Tax Receivable Agreement]

/s/ Jeffrey Tonkel
Jeffrey Tonkel

/s/ Richard Allorto
Richard Allorto

/s/ John Fredericks
John Fredericks

/s/ Christopher Taube
Christopher Taube

/s/ Samuel Anderson
Samuel Anderson

[Signature Page – Tax Receivable Agreement]

Exhibit C-2

Registration Rights Agreement

[attached]

[Signature Page – Bring Down Release]

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (this “Agreement”), dated as of September 23, 2014, among Medley Management Inc., a Delaware corporation, Medley LLC, a Delaware limited liability company, and the holders of LLC Units (as defined herein) from time to time party hereto.

WHEREAS, the parties hereto desire to provide for the exchange of LLC Units for shares of Class A Common Stock (as defined herein), on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

SECTION 1.1. Definitions

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Class A Common Stock” means the Class A common stock, par value $0.01 per share, of the Corporation.

“Code” means the Internal Revenue Code of 1986, as amended.

“Corporation” means Medley Management Inc., a Delaware corporation, and any successor thereto.

“Exchange” has the meaning set forth in Section 2.1(a) of this Agreement. “Exchange Act” means the Securities Exchange Act of 1934, as amended. “Exchange Rate” means the number of shares of Class A Common Stock for which a LLC Unit is entitled to be exchanged. On the date of this Agreement, the Exchange Rate shall be 1 for 1, subject to adjustment pursuant to Section 2.2 of this Agreement.

“LLC Unit” means (i) each Class A Unit (as such term is defined in the Medley LLC Agreement) issued as of the date hereof and (ii) each Class A Unit or other interest in Medley LLC that may be issued by Medley LLC in the future that is designated by the Corporation as a “LLC Unit”.

“LLC Unitholder” means each holder of one or more LLC Units that may from time to time be a party to this Agreement.

“Medley LLC” means Medley LLC, a Delaware limited liability company, and any successor thereto.

“Medley LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of Medley LLC, dated on or about the date hereof, as such agreement may be amended from time to time.

“IPO” has the meaning set forth in Section 2.1(a) of this Agreement.

“Permitted Transferee” has the meaning given to such term in Section 3.1 of this Agreement.

“Unvested Units” has the meaning given to such term in the Medley LLC Agreement.

ARTICLE II

SECTION 2.1. Exchange of LLC Units for Class A Common Stock.

(a) From and after the first anniversary of the date of the closing of the initial public offering and sale of Class A Common Stock (as contemplated by the Corporation’s Registration Statement on Form S-1 (File No. 333-198212)) (the “IPO”), or, if later, the date of the initial filing by the Corporation of a registration statement with the U.S. Securities and Exchange Commission to cover delivery of shares of Class A Common Stock to LLC Unitholders upon an Exchange (as defined herein), each LLC Unitholder shall be entitled at any time and from time to time, upon the terms and subject to the conditions hereof, to surrender LLC Units (other than Unvested Units) to Medley LLC in exchange for the delivery to the exchanging LLC Unitholder of a number of shares of Class A Common Stock that is equal to the product of the number of LLC Units surrendered multiplied by the Exchange Rate (such exchange, an “Exchange”); provided that any such Exchange is for a minimum of the lesser of 1,000 LLC Units or all of the LLC Units (other than Unvested Units) held by such LLC Unitholder.

(b) A LLC Unitholder shall exercise its right to exchange LLC Units as set forth in Section 2.1(a) above by delivering to the Corporation and to Medley LLC a written election of exchange in respect of the LLC Units to be exchanged substantially in the form of Exhibit A hereto, duly executed by such holder or such holder’s duly authorized attorney, in each case delivered during normal business hours at the principal executive offices of the Corporation and of Medley LLC. As promptly as practicable following the delivery of such a written election of exchange, Medley LLC shall deliver or cause to be delivered at the offices of the then-acting registrar and transfer agent of the Class A Common Stock or, if there is no then-acting registrar and transfer agent of the Class A Common Stock, at the principal executive offices of the Corporation, the number of shares of Class A Common Stock deliverable upon such Exchange, registered in the name of the relevant exchanging LLC Unitholder. To the extent the Class A Common Stock is settled through the facilities of The Depository Trust Company, Medley LLC will, subject to Section 2.1(c) below, upon the written instruction of an exchanging LLC Unitholder, use its reasonable best efforts to deliver the shares of Class A Common Stock deliverable to such exchanging LLC Unitholder, through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such exchanging LLC Unitholder. The Corporation shall take such actions as may be required to ensure the performance by Medley LLC of its obligations under this Section 2(b) and the foregoing Section 2(a), including the issuance and sale of shares of Class A Common Stock to or for the account of Medley LLC in exchange for the delivery to the Corporation of a number of LLC Units that is equal to the number of LLC Units surrendered by an exchanging LLC Unitholder.

(c) Medley LLC and each Exchanging LLC Unitholder shall bear their own expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated, except that Medley LLC shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange; provided, however, that if any shares of Class A Common Stock are to be delivered in a name other than that of the LLC Unitholder that requested the Exchange, then such LLC Unitholder and/or the person in whose name such shares are to be delivered shall pay to Medley LLC the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of Medley LLC that such tax has been paid or is not payable.

(d) Notwithstanding anything to the contrary herein, to the extent the Corporation or Medley LLC shall determine that LLC Units do not meet the requirements of Treasury Regulation section 1.7704-1(h), the Corporation or Medley LLC may impose such restrictions on Exchange as the Corporation or Medley LLC may determine to be necessary or advisable so that Medley LLC is not treated as a “publicly traded partnership” under Section 7704 of the Code. Notwithstanding anything to the contrary herein, no Exchange shall be permitted (and, if attempted, shall be void ab initio) if, in the good faith determination of the Corporation or of Medley LLC, such an Exchange would pose a material risk that Medley LLC would be a “publicly traded partnership” under Section 7704 of the Code.

(e) For the avoidance of doubt, and notwithstanding anything to the contrary herein, a LLC Unitholder shall not be entitled to exchange LLC Units to the extent the Corporation determines that such Exchange (i) would be prohibited by law or regulation (including, without limitation, the unavailability of any requisite registration statement filed under the U.S. Securities Act of 1933, as amended, or any exemption from the registration requirements thereunder) or (ii) would not be permitted under any other agreements with the Corporation or its subsidiaries to which such LLC Unitholder may be party (including, without limitation, the Medley LLC Agreement) or any written policies of the Corporation related to unlawful or inappropriate trading applicable to its directors, officers or other personnel.

(f) The Corporation may adopt reasonable procedures for the implementation of the exchange provisions set forth in this Article II, including, without limitation, procedures for the giving of notice of an election of exchange.

SECTION 2.2. Adjustment.

(a) The Exchange Rate shall be adjusted accordingly if there is: (a) any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the LLC Units that is not accompanied by an identical subdivision or combination of the Class A Common Stock; or (b) any subdivision (by any stock split, stock dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, recapitalization or otherwise) of the Class A Common Stock that is not accompanied by an identical subdivision or combination of the LLC Units. If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock are converted or changed into another security, securities or other property, then upon any subsequent Exchange, an exchanging LLC Unitholder shall be entitled to receive the amount of such security, securities or other property that such exchanging LLC Unitholder would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. Except as may be required in the immediately preceding sentence, no adjustments in respect of distributions shall be made upon the exchange of any LLC Unit.

SECTION 2.3. Class A Common Stock to be Issued.

(a) The Corporation shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon an Exchange, such number of shares of Class A Common Stock as shall be deliverable upon any such Exchange; provided that nothing contained herein shall be construed to preclude Medley LLC from satisfying its obligations in respect of the Exchange of the LLC Units by delivery of shares of Class A Common Stock which are held in the treasury of the Corporation or Medley LLC or any of their subsidiaries or by delivery of purchased shares of Class A Common Stock (which may or may not be held in the treasury of the Corporation or any subsidiary thereof). The Corporation and Medley LLC covenant that all Class A Common Stock issued upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable.

(b) The Corporation and Medley LLC covenant and agree that, to the extent that a registration statement under the Securities Act is effective and available for shares of Class A Common Stock to be delivered with respect to any Exchange, shares that have been registered under the Securities Act shall be delivered in respect of such Exchange. In the event that any Exchange in accordance with this Agreement is to be effected at a time when any required registration has not become effective or otherwise is unavailable, upon the request and with the reasonable cooperation of the LLC Unitholder requesting such Exchange, the Corporation and Medley LLC shall use commercially reasonable efforts to promptly facilitate such Exchange pursuant to any reasonably available exemption from such registration requirements. The Corporation and Medley LLC shall use commercially reasonable efforts to list the Class A Common Stock required to be delivered upon exchange prior to such delivery upon each national securities exchange or inter-dealer quotation system upon which the outstanding Class A Common Stock may be listed or traded at the time of such delivery.

SECTION 2.4. Restrictions.

(a) The provisions of Sections 8.02, 8.03, 8.04 and 8.06 of the Medley LLC Agreement and the restrictions on transfer under any other agreements with the Corporation or any of its subsidiaries to which an exchanging LLC Unitholder may be party shall apply, mutatis mutandis, to any shares of Class A Common Stock. In each case, the provisions of Sections 8.03 and 8.04 of the Medley LLC Agreement shall apply in the aggregate to LLC Units and shares of Class A Common Stock received in exchange for LLC Units held by each LLC Unitholder.

ARTICLE III

SECTION 3.1. Additional LLC Unitholders. To the extent a LLC Unitholder validly transfers any or all of such holder’s LLC Units to another person in a transaction in accordance with, and not in contravention of, the Medley LLC Agreement or any other agreement or agreements with the Corporation or any of its subsidiaries to which a transferring LLC Unitholder may be party, then such transferee (each, a “Permitted Transferee”) shall have the right to execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon such Permitted Transferee shall become a LLC Unitholder hereunder. To the extent Medley LLC issues LLC Units in the future, Medley LLC shall be entitled, in its sole discretion, to make any holder of such LLC Units an LLC Unitholder hereunder through such holder’s execution and delivery of a joinder to this Agreement, substantially in the form of Exhibit B hereto.

SECTION 3.2. Addresses and Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax, by electronic mail (delivery receipt requested) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be as specified in a notice given in accordance with this Section 3.2):

(a) If to the Corporation, to:

Medley Management Inc.

600 Montgomery St., 35th Floor

San Francisco, California 94111

Attention: General Counsel

Fax: (415) 358-5514

Email: john.fredericks@medleycapital.com

(b) If to Medley LLC, to:

Medley LLC

c/o Medley Management Inc.

600 Montgomery St., 35th Floor

San Francisco, California 94111

Attention: General Counsel

Fax: (415) 358-5514

Email: john.fredericks@medleycapital.com

(c) If to any LLC Unitholder, to the address and other contact information set forth in the records of Medley LLC from time to time.

SECTION 3.3. Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

SECTION 3.4. Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, executors, administrators, heirs, legal representatives and assigns.

SECTION 3.5. Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

SECTION 3.6. Amendment. The provisions of this Agreement may be amended only by the affirmative vote or written consent of each of (i) the Corporation, (ii) Medley LLC and (iii) LLC Unitholders holding a majority of the then outstanding LLC Units (excluding LLC Units held by the Corporation).

SECTION 3.7. Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

SECTION 3.8. Submission to Jurisdiction; Waiver of Jury Trial.

(a) Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted by a single arbitrator in New York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce. If the parties to the dispute fail to agree on the selection of an arbitrator within thirty (30) days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer and shall conduct the proceedings in the English language. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

(b) Notwithstanding the provisions of paragraph (a), the parties hereto may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph (b), each party hereto (i) expressly consents to the application of paragraph (c) of this Section 3.8 to any such action or proceeding and (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate.

(c) (i) EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE JURISDICTION OF COURTS LOCATED IN NEW YORK, NEW YORK FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 3.8, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The parties acknowledge that the fora designated by this paragraph (c) have a reasonable relation to this Agreement, and to the parties’ relationship with one another.

(ii) The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in the preceding paragraph of this Section 3.8 and such parties agree not to plead or claim the same.

SECTION 3.9. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or by e-mail delivery of a “.pdf” format data file) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy, by e-mail delivery of a “.pdf” format data file or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 3.9.

SECTION 3.10. Tax Treatment. This Agreement shall be treated as part of the partnership agreement of Medley LLC as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations promulgated thereunder. As required by the Code and the Treasury Regulations, the parties shall report any Exchange consummated hereunder as a taxable sale of the LLC Units by a LLC Unitholder to the Corporation, and no party shall take a contrary position on any income tax return, amendment thereof or communication with a taxing authority unless an alternate position is permitted under the Code and Treasury Regulations and the Corporation consents in writing.

SECTION 3.11. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to specific performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

SECTION 3.12. Independent Nature of LLC Unitholders’ Rights and Obligations. The obligations of each LLC Unitholder hereunder are several and not joint with the obligations of any other LLC Unitholder, and no LLC Unitholder shall be responsible in any way for the performance of the obligations of any other LLC Unitholder hereunder. The decision of each LLC Unitholder to enter into to this Agreement has been made by such LLC Unitholder independently of any other LLC Unitholder. Nothing contained herein, and no action taken by any LLC Unitholder pursuant hereto, shall be deemed to constitute the LLC Unitholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the LLC Unitholders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby and the Corporation acknowledges that the LLC Unitholders are not acting in concert or as a group, and the Corporation will not assert any such claim, with respect to such obligations or the transactions contemplated hereby.

SECTION 3.13. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

MEDLEY MANAGEMENT INC.

By:	/s/ Brook Taube
Name:	Brook Taube
Title:	Co-Chief Executive Officer and Chief Investment Officer

MEDLEY LLC

By:	Medley Management Inc., its Managing Member

By:	/s/ Brook Taube
Name:	Brook Taube
Title:	Co-Chief Executive Officer and Chief Investment Officer

LLC UNITHOLDERS

B. TAUBE 2014 ASSOCIATES, LLC

By:	/s/ Brook Taube
Name:	Brook Taube
Title:	Special Managing Member

BROOK TAUBE TRUST

By:	/s/ Brook Taube
Name:	Brook Taube
Title:	Trustee

[Signature Page – Exchange Agreement]

A. TAUBE 2014 ASSOCIATES, LLC

By:	/s/ Seth Taube
Name:	Seth Taube
Title:	Special Managing Member

S. TAUBE 2014 ASSOCIATES, LLC

By:	/s/ Seth Taube
Name:	Seth Taube
Title:	Special Managing Member

SETH AND ANGIE TAUBE TRUST

By:	/s/ Seth Taube
Name:	Seth Taube
Title:	Trustee

[Signature Page – Exchange Agreement]

/s/ Jeffrey Tonkel
Jeffrey Tonkel

/s/ Richard Allorto
Richard Allorto

/s/ John Fredericks
John Fredericks

/s/ Christopher Taube
Christopher Taube

/s/ Samuel Anderson
Samuel Anderson

[Signature Page – Exchange Agreement]

EXHIBIT A

[FORM OF]
ELECTION OF EXCHANGE

Medley Management Inc.

375 Park Avenue, 33rd Floor

New York, New York 10152

Attention: General Counsel

Medley LLC

c/o Medley Management Inc.

375 Park Avenue, 33rd Floor

New York, New York 10152

Attention: General Counsel

Reference is hereby made to the Exchange Agreement, dated as of September 23, 2014 (the “Exchange Agreement”), among Medley Management Inc., a Delaware corporation, Medley LLC, a Delaware limited liability company, and the holders of LLC Units (as defined herein) from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

The undersigned LLC Unitholder hereby transfers to the Corporation, for the account of Medley LLC, the number of LLC Units set forth below in exchange for shares of Class A Common Stock to be issued in its name as set forth below, as set forth in the Exchange Agreement.

Legal Name of LLC Unitholder:

Address:

Number of LLC Units to be exchanged:

The undersigned hereby represents and warrants that (i) the undersigned has full legal capacity to execute and deliver this Election of Exchange and to perform the undersigned’s obligations hereunder; (ii) this Election of Exchange has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms thereof or hereof, as the case may be, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies; (iii) the LLC Units subject to this Election of Exchange are being transferred to the Corporation free and clear of any pledge, lien, security interest, encumbrance, equities or claim; and (iv) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned or the LLC Units subject to this Election of Exchange is required to be obtained by the undersigned for the transfer of such LLC Units to the Corporation.

The undersigned hereby irrevocably constitutes and appoints any officer of the Corporation or of Medley LLC as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to transfer to the Corporation, for the account of Medley LLC, the LLC Units subject to this Election of Exchange and to deliver to the undersigned the shares of Class A Common Stock to be delivered in exchange therefor.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Election of Exchange to be executed and delivered by the undersigned or by its duly authorized attorney.

Name:

Dated:

EXHIBIT B

[FORM OF]
JOINDER AGREEMENT

This Joinder Agreement (“Joinder Agreement”) is a joinder to the Exchange Agreement, dated as of September 23, 2014 (the “Agreement”), among Medley Management Inc., a Delaware corporation (the “Corporation”), Medley LLC, a Delaware limited liability company, and each of the LLC Unitholders from time to time party thereto. Capitalized terms used but not defined in this Joinder Agreement shall have their meanings given to them in the Agreement. This Joinder Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware. In the event of any conflict between this Joinder Agreement and the Agreement, the terms of this Joinder Agreement shall control.

The undersigned hereby joins and enters into the Agreement having acquired LLC Units in Medley LLC. By signing and returning this Joinder Agreement to the Corporation, the undersigned accepts and agrees to be bound by and subject to all of the terms and conditions of and agreements of a LLC Unitholder contained in the Agreement, with all attendant rights, duties and obligations of a LLC Unitholder thereunder. The parties to the Agreement shall treat the execution and delivery hereof by the undersigned as the execution and delivery of the Agreement by the undersigned and, upon receipt of this Joinder Agreement by the Corporation and by Medley LLC, the signature of the undersigned set forth below shall constitute a counterpart signature to the signature page of the Agreement.

Name:

Address for Notices:	With copies to:

Attention:

Exhibit C-3

Exchange Agreement

[attached]

[Signature Page – Bring Down Release]

REGISTRATION RIGHTS AGREEMENT

OF

MEDLEY MANAGEMENT INC.

Dated as of September 23, 2014

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (including Appendix A hereto, as such Appendix A may be amended from time to time pursuant to the provisions hereof, this “Agreement”), is made and entered into as of September 23, 2014, by and among Medley Management Inc., a Delaware corporation (the “Company”), Medley Group LLC, a Delaware limited liability company (“Medley Group”), and the Covered Persons (defined below) from time to time party hereto.

WHEREAS, the Covered Persons are holders of LLC Units (defined below), which, subject to certain restrictions and requirements, are exchangeable at the option of the holder thereof for shares of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”); and

WHEREAS, the Company desires to provide the Covered Persons with registration rights with respect to Class A Common Stock underlying their LLC Units and certain other shares of Class A Common Stock they may otherwise hold from time to time.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements, covenants and provisions herein contained, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS AND OTHER MATTERS

Section 1.1 Definitions. Capitalized terms used in this Agreement without other definition shall, unless expressly stated otherwise, have the meanings specified in this Section 1.1:

“Beneficial Owner” has the meaning set forth in Rule 13d-3 under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Class A Common Stock” has the meaning ascribed to such term in the Recitals.

“Company” has the meaning ascribed to such term in the preamble.

“Covered LLC Units” means, with respect to a Covered Person, such Covered Person’s LLC Units.

“Covered Person” means those persons, other than the Company, who shall from time to time be parties to this Agreement in accordance with the terms hereof (including Permitted Transferees).

“Custody Agreement and Power of Attorney” has the meaning ascribed to such term in Section 2.3(d).

“Demand Notice” has the meaning ascribed to such term in Section 2.2(a).

“Demand Registration” has the meaning ascribed to such term in Section 2.2(a).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agreement” means the Exchange Agreement, dated as of or about the date hereof among the Company, Medley LLC and holders of LLC Units from time to time party thereto, as amended from time to time.

“Exchange Registration” has the meaning ascribed to such term in Section 2.1(a).

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Governmental Authority” means any national, local or foreign (including U.S. federal, state or local) or supranational (including European Union) governmental, judicial, administrative or regulatory (including self-regulatory) agency, commission, department, board, bureau, entity or authority of competent jurisdiction.

“LLC Unit” has the meaning given to such term in the Exchange Agreement.

“Lock-Up Period” has the meaning ascribed to such term in Section 2.4.

“Maximum Offering Size” has the meaning ascribed to such term in Section 2.2(c).

“Medley Group” has the meaning ascribed to such term in the preamble.

“Medley LLC” means Medley LLC, a Delaware limited liability company.

“Medley LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of Medley LLC dated as of or about the date hereof, as it may be amended, supplemented or restated from time to time.

“Indemnified Parties” has the meaning ascribed to such term in Section 2.6.

“IPO” has the meaning ascribed to such term in Section 2.4.

“Other Registration Rights” means any securities of the Company proposed to be included in such registration by the holders of registration rights granted other than pursuant to this Agreement.

“Permitted Transferee” means any transferee of a LLC Unit after the date hereof the transfer of which was permitted by the Medley LLC Agreement.

“Piggyback Registration” has the meaning ascribed to such term in Section 2.3(a).

“Public Offering” means an underwritten public offering pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

“Registering Covered Person” has the meaning ascribed to such term in Section 2.5(a).

“Registrable Securities” means shares of Class A Common Stock that may be delivered in exchange for LLC Units and other shares of Class A Common Stock otherwise held by Covered Persons from time to time. For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when (i) a registration statement covering resales of such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective registration statement, (ii) such Registrable Securities are eligible to be sold by the Covered Person owning such Registrable Securities (including Registrable Securities deliverable to a Covered Person under an effective Exchange Registration) pursuant to Rule 144(b)(1) under the Securities Act or, in the case of Registrable Securities that are not “restricted securities” under Rule 144 under the Securities Act, pursuant to Section 4(1) of the Securities Act (or, in each case, any successor provision then in effect) or (iii) such Registrable Securities cease to be outstanding (or issuable upon exchange).

“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) SEC and securities exchange registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company and Medley LLC (including, without limitation, all salaries and expenses of the officers and employees of the Company or Medley LLC performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for the Company or Medley LLC and customary fees and expenses for independent certified public accountants retained by the Company or Medley LLC (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 2.5(i)), (vii) reasonable fees and expenses of any special experts retained by the Company or Medley LLC in connection with such registration, (viii) in connection with a registration pursuant to Sections 2.2 or 2.3, reasonable fees of not more than one counsel for all of the Covered Persons participating in the offering selected by Medley Group, (ix) fees and expenses in connection with any review by FINRA of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities and (xiv) all out-of-pocket costs and expenses incurred by the Company, Medley LLC or their appropriate officers in connection with their compliance with Section 2.5(m).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Suspension Period” has the meaning ascribed to such term in Section 2.5(k).

Section 1.2 Definitions Generally. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. When used herein:

(a) the word “or” is not exclusive;

(b) the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(c) the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(d) the word “person” means any individual, corporation, limited liability company, trust, joint venture, association, company, partnership or other legal entity or a government or any department or agency thereof or self-regulatory organization; and

(e) all section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement.

ARTICLE II
REGISTRATION RIGHTS

Section 2.1 Exchange Registration.

(a) The Company shall use its commercially reasonable efforts to file with the SEC prior to the time that LLC Units held by Covered Persons become available for exchange for Class A Common Stock pursuant to the terms of the Exchange Agreement and cause to be declared effective under the Securities Act by the SEC promptly thereafter, one or more registration statements (the “Exchange Registration”) covering (i) the delivery by the Company from time to time to the Covered Persons of all shares of Class A Common Stock deliverable to the Covered Persons in exchange for LLC Units pursuant to the Exchange Agreement or (ii) if the Company determines that the registration provided for in clause (i) is not available for any reason, the registration of resale of such shares of Class A Common Stock by the Covered Persons.

(b) The Company shall be liable for and pay all Registration Expenses in connection with any Exchange Registration, regardless of whether such registration is effected.

(c) Upon notice to each Covered Person, the Company may postpone effecting a registration pursuant to this Section 2.1 for a reasonable time specified in the notice but not exceeding 120 days, if (i) the Board shall determine in good faith that effecting the registration would materially and adversely affect an offering of securities of the Company the preparation of which had then been commenced or (ii) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Board believes in good faith would not be in the best interests of the Company.

Section 2.2 Demand Registration.

(a) If at any time the Company shall receive a written request (a “Demand Notice”) from Medley Group that the Company effect the registration under the Securities Act of all or any portion of the Registrable Securities specified in the Demand Notice (a “Demand Registration”), specifying the information set forth under Section 2.5(j), then the Company shall use its commercially reasonable efforts to effect, as expeditiously as reasonably practicable, subject to paragraphs (c) and (d) of this Section 2.2, the registration under the Securities Act of the Registrable Securities for which Medley Group has requested registration under this Section 2.2, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered.

(b) At any time prior to the effective date of the registration statement relating to such registration, Medley Group may revoke such Demand Registration request by providing a notice to the Company revoking such request. The Company shall be liable for and pay all Registration Expenses in connection with any Demand Registration.

(c) If the sole or managing underwriter of a Demand Registration advises the Company that in its opinion the number of Registrable Securities and other securities requested to be included exceeds the largest number of Registrable Securities and other securities which can be sold in such offering without adversely affecting the distribution of the securities being offered, the price that will be paid in such offering or the marketability thereof (the “Maximum Offering Size”), the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

(i) first, all Registrable Securities requested to be registered in the Demand Registration by Medley Group (allocated, if necessary for the offering not to exceed the Maximum Offering Size, in such proportions as shall be determined by Medley Group);

(ii) second, any securities proposed to be registered by the Company for its own account and any securities entitled to Other Registration Rights requested to be registered by the holders thereof, ratably among the Company and the holders of such Other Registration Rights, based (A) as between the Company and the holders of such Other Registration Rights, on the respective amounts of securities requested to be registered, and (B) as among the holders of such Other Registration Rights, on the respective amounts of securities subject to such Other Registration Rights held by each such holder.

(d) Upon notice to Medley Group, the Company may postpone effecting a registration pursuant to this Section 2.2 for a reasonable time specified in the notice but not exceeding 120 days in the aggregate (which period may not be extended or renewed), if (i) the Board shall determine in good faith that effecting the registration would materially and adversely affect an offering of securities of the Company the preparation of which had then been commenced or (ii) the Company is in possession of material non- public information the disclosure of which during the period specified in such notice the Board believes in good faith would not be in the best interests of the Company.

Section 2.3 Piggyback Registration.

(a) Subject to any contractual obligations to the contrary, if the Company proposes at any time to register any of the equity securities issued by it under the Securities Act (other than an Exchange Registration or a registration on Form S-8 or Form S-4, or any successor forms, relating to Class A Common Stock issuable in connection with any employee benefit or similar plan of the Company or in connection with a direct or indirect acquisition by the Company of another person or as a recapitalization or reclassification of securities of the Company), whether or not for sale for its own account, the Company shall each such time give prompt notice at least 15 business days prior to the anticipated filing date of the registration statement relating to such registration to Medley Group, which notice shall offer Medley Group the opportunity to elect to include in such registration statement the number of Registrable Securities of the same class or series as those proposed to be registered held by Covered Persons as Medley Group may request (a “Piggyback Registration”), subject to the provisions of Section 2.3(b). If Medley Group elects to effect a Piggyback Registration, the Company shall give notice of the registration statement relating to such registration to those Covered Persons who Medley Group determines to afford participation in the Piggyback Registration. Upon the request of Medley Group, the Company shall use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by Medley Group, to the extent necessary to permit the disposition of the Registrable Securities to be so registered, provided that (i) if such registration involves an underwritten Public Offering, all such Covered Persons to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company or any other selling person, as applicable, and (ii) if, at any time after giving notice of its intention to register any securities pursuant to this Section 2.3(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company shall give notice of such determination to each holder of such Registrable Securities and, thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration, or shall be permitted to delay registration of such securities, as the case may be. No registration effected under this Section 2.3 shall relieve the Company of its obligations to effect an Exchange Registration or Demand Registration to the extent required by Section 2.1 or Section 2.2, respectively. The Company shall pay all Registration Expenses in connection with each Piggyback Registration

(b) Subject to Section 2.2(c) and any other contractual obligations to the contrary, if a Piggyback Registration involves an underwritten Public Offering and the managing or sole underwriter advises the Company that, in its view, the number of Registrable Securities that the Company and such Covered Persons intend to include in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:

(i) first, (A) any securities proposed to be registered by the Company for its own account (in the case of Piggyback Registrations in respect of such transactions) or (B) any securities proposed to be registered pursuant to any demand registration rights of the holders of Other Registration Rights (in the case of Piggyback Registrations in respect of such transactions);

(ii) second, any securities to be registered by the Company for its own account (in the case of Piggyback Registrations in respect of transactions described in 2.3(b)(i)(B)), and any Registrable Securities and Company securities entitled to Other Registration Rights that are pari passu with Registrable Securities, in each case, requested to be registered by the holders thereof, ratably among the Company (if applicable), the holders of Registrable Securities and securities subject to such Other Registration Rights based (A) as between the Company and such holders requesting registration (if applicable), on the respective amounts of securities requested to be registered, and (B) as among the holders requesting registration, on the respective amounts of Registrable Securities and securities subject to such Other Registration Rights, as the case may be, held by each such holder; and

(iii) third, any securities proposed to be registered for the account of any other persons with such priorities among them as the Company shall determine.

(c) Notwithstanding any provision in this Section 2.3 or elsewhere in this Agreement, no provision relating to the registration of Registrable Securities shall be construed as permitting any Covered Person to effect a transfer of securities that is otherwise prohibited by the terms of any agreement between such Covered Person and the Company or any of its subsidiaries. Unless the Company shall otherwise consent, the Company shall not be obligated to provide notice or afford Piggyback Registration to Medley Group or any Covered Person pursuant to this Section 2.3 unless some or all of such person’s Registrable Securities are permitted to be transferred under the terms of applicable agreements between such person and the Company or any of its subsidiaries.

(d) Upon delivering a request under this Section 2.3, a Covered Person will, if requested by the Company, execute and deliver a custody agreement and power of attorney in form and substance reasonably satisfactory to the Company with respect to such Covered Person’s Securities to be registered pursuant to this Section 2.3 (a “Custody Agreement and Power of Attorney”). The Custody Agreement and Power of Attorney will provide, among other things, that the Covered Person will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such Securities (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on such Covered Person’s behalf with respect to the matters specified therein. Such Covered Person also agrees to execute such other agreements as the Company may reasonably request to further evidence the provisions of this Section 2.3.

(e) Notwithstanding anything to the contrary herein, after the time the Company has caused to become effective an Exchange Registration, covering all securities to be registered pursuant to Section 2.1 hereof, and at any time that such Exchange Registration remains effective and available for use, any Covered Person who is not an “affiliate” of the Company for purposes of Rule 144 shall not have the right to participate in such Piggyback Registration pursuant to this Section 2.3, except to the extent the securities to be registered and offered pursuant to such Piggyback Registration will be an underwritten offering.

Section 2.4 Lock-Up Agreements. The Company and each Covered Person agree that in connection with the Company’s initial public offering of Class A Common Stock (the “IPO”) and any Public Offering of Registrable Securities, the Company will not and each Covered Person, without the written consent of Medley Group, will not (x) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any of the securities being registered or any securities convertible or exchangeable or exercisable for such securities or (y) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the securities being registered or any securities convertible or exchangeable or exercisable for such securities (except, in each case, as part of the IPO or such Public Offering of Registrable Securities, as the case may be), during the period (the “Lock-Up Period”) beginning 14 days prior to the effective date of the applicable registration statement until the earlier of (i) such time as Medley Group and the lead managing underwriter shall agree and (ii) 180 days following the pricing of the IPO or such Public Offering of Registrable Securities, as the case may be. If (i) the Company issues an earnings release or discloses other material information or a material event relating to the Company occurs during the last 17 days of the Lock-Up Period or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16- day period beginning upon the expiration of such period, then to the extent necessary for a managing or co-managing underwriter of a registered offering required hereunder to comply with FINRA Rule 2711(f)(4), the Lock-Up Period will be extended until 18 days after the earnings release or disclosure of other material information or the occurrence of the material event, as the case may be.

Section 2.5 Registration Procedures. In connection with any request by Medley Group that Registrable Securities be registered pursuant to Sections 2.2 or 2.3, subject to the provisions of such Sections, the paragraphs below shall be applicable, and in connection with any Exchange Registration pursuant to Section 2.1, paragraphs (a), (c), (d), (e), (f), (k), (l) and (n) below shall be applicable:

(a) The Company shall as expeditiously as reasonably practicable prepare and file with the SEC a registration statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the registration of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its commercially reasonable efforts to cause such filed registration statement to become and remain effective for a period of not less than 40 days, or in the case of an Exchange Registration until all of the Registrable Securities of the Covered Persons included in any such registration statement (each, a “Registering Covered Person”) shall have actually been exchanged thereunder.

(b) Prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall, if requested, furnish to each Registering Covered Person and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to such Registering Covered Person and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as such Registering Covered Person or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Registering Covered Person. The Registering Covered Person shall have the right to request that the Company modify any information contained in such registration statement, amendment and supplement thereto pertaining to such Registering Covered Person and the Company shall use its commercially reasonable efforts to comply with such request, provided, however, that the Company shall not have any obligation to so modify any information if the Company reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Registering Covered Person thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each Registering Covered Person holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC suspending the effectiveness of such registration statement or any state securities commission and take all commercially reasonable efforts to prevent the entry of such stop order or to obtain the withdrawal of such order if entered.

(d) To the extent any “free writing prospectus” (as defined in Rule 405 under the Securities Act) is used, the Company shall file with the SEC any free writing prospectus that is required to be filed by the Company with the SEC in accordance with the Securities Act and retain any free writing prospectus not required to be filed.

(e) The Company shall use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Registering Covered Person holding such Registrable Securities or each underwriter, if any, reasonably (in light of such member’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Registering Covered Person to consummate the disposition of the Registrable Securities owned by such person, provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.5(e), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(f) The Company shall immediately notify each Registering Covered Person holding such Registrable Securities covered by such registration statement or each underwriter, if any, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Registering Covered Person or underwriter, if any, and file with the SEC any such supplement or amendment.

(g) Medley Group shall select an underwriter or underwriters in connection with any Public Offering. In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such all other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including if necessary the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with FINRA.

(h) Subject to the execution of confidentiality agreements satisfactory in form and substance to the Company in the exercise of its good faith judgment, pursuant to the reasonable request of Medley Group or underwriter (if any), the Company will give to each Registering Covered Person, each underwriter (if any) and their respective counsel and accountants (i) reasonable and customary access to its books and records and (ii) such opportunities to discuss the business of the Company with its directors, officers, employees, counsel and the independent public accountants who have certified its financial statements, as shall be appropriate, in the reasonable judgment of counsel to such Registering Covered Person or underwriter, to enable them to exercise their due diligence responsibility.

(i) The Company shall use its commercially reasonable efforts to furnish to each Registering Covered Person and to each such underwriter, if any, a signed counterpart, addressed to such person or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as Medley Group or underwriter reasonably requests.

(j) Each Registering Covered Person registering securities under Sections 2.2 or 2.3 shall promptly furnish in writing to the Company the information set forth in Appendix B and such other information regarding itself, the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required or advisable in connection with such registration.

(k) Each Registering Covered Person and each underwriter, if any, agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.5(f), such Registering Covered Person or underwriter shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Registering Covered Person’s or underwriter’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.5(f), provided, however, that, upon written notice to each Registering Covered Person and each underwriter, if any, and for a reasonable time specified in the notice but not exceeding 60 days thereafter or 90 days in any 365 day period (the “Suspension Period”), the Company may suspend the use or effectiveness of any registration statement if the Company’s Board determines, in its sole discretion, that the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company believes in good faith would not be in the best interests of the Company; and, if so directed by the Company, such Registering Covered Person or underwriter shall deliver to the Company all copies, other than any permanent file copies then in such Registering Covered Person’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 2.5(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.5(f) to the date when the Company shall make available to such Registering Covered Person a prospectus supplemented or amended to conform with the requirements of Section 2.5(f).

(l) The Company shall use its commercially reasonable efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded.

(m) The Company shall cause appropriate officers of the Company or Medley LLC to (i) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, (ii) take other actions to obtain ratings for any Registrable Securities and (iii) otherwise use their commercially reasonable efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

(n) The Company shall cooperate with the Registering Covered Persons to facilitate the timely delivery of Registrable Securities to be sold, which shall not bear any restrictive legends, and to enable such Registrable Securities to be issued in such denominations and registered in such names as such Registering Covered Persons may reasonably request at least two business days prior to the closing of any sale of Registrable Securities.

Section 2.6 Indemnification by the Company. In the event of any registration of any Registrable Securities of the Company under the Securities Act pursuant to this Article II, the Company will, and it hereby does, indemnify and hold harmless, to the extent permitted by law, a Registering Covered Person, each affiliate of such Registering Covered Person and their respective directors and officers or general and limited partners or members and managing members (including any director, officer, affiliate, employee, agent and controlling person of any of the foregoing) and each other person, if any, who controls such seller within the meaning of the Securities Act (collectively, the “Indemnified Parties”), from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or amendment or supplement thereto under which such Registrable Securities were registered or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in any prospectus, any free writing prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act in respect of the Registrable Securities, or amendment or supplement thereto, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, prospectus, any free writing prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act in respect of the Registrable Securities, or amendment or supplement thereto, in reliance upon and in conformity with written information regarding a Registering Covered Person furnished to the Company by such Registering Covered Person or other Indemnified Party with respect to such seller or any underwriter specifically for use in the preparation thereof.

Section 2.7 Indemnification by Registering Covered Persons. Each Registering Covered Person hereby severally and not jointly indemnifies and holds harmless, and the Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with this Article II, that the Company shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold harmless, the Company and all other prospective sellers of Registrable Securities, each officer of the Company who signed the registration statement and each person, if any, who controls the Company and all other prospective sellers of Registrable Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in Section 2.6 above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company with respect to such seller or any underwriter specifically for use in the preparation of such registration statement, prospectus, any free writing prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act in respect of the Registrable Securities, or amendment or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, any of the Registering Covered Persons or any underwriter, or any of their respective affiliates, directors, officers or controlling persons and shall survive the transfer of such securities by such person. In no event shall any such indemnification liability of any Registering Covered Person be greater in amount than the dollar amount of the proceeds received by such Registering Covered Person upon the sale of the Registrable Securities giving rise to such indemnification obligation.

Section 2.8 Conduct of Indemnification Proceedings. Promptly after receipt by an Indemnified Party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Article II, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of the Indemnified Party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article II, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice.

In case any such action is brought against an Indemnified Party, unless in such Indemnified Party’s reasonable judgment a conflict of interest between such Indemnified Party and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. It is understood and agreed that the indemnifying person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm (x) for any Covered Person, its affiliates, directors and officers and any control persons of such Indemnified Party shall be designated in writing by Medley Group, (y) in all other cases shall be designated in writing by the Board. The indemnifying person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying person agrees to indemnify each Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No indemnifying person shall, without the written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnification could have been sought hereunder by such Indemnified Party, unless such settlement (A) includes an unconditional release of such Indemnified Party, in form and substance reasonably satisfactory to such Indemnified Party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

Section 2.9 Contribution. If the indemnification provided for in this Article II from the indemnifying party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 2.9 as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 2.10 Participation in Public Offering. No Covered Person may participate in any Public Offering hereunder unless such Covered Person (a) agrees to sell such Covered Person’s securities on the basis provided in any underwriting arrangements approved by the Covered Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

Section 2.11 Other Indemnification. Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and the Registering Covered Person participating therein with respect to any required registration or other qualification of securities under any federal or state law or regulation or Governmental Authority other than the Securities Act.

Section 2.12 Parties in Interest. Each Covered Person shall be entitled to receive the benefits of this Agreement and shall be bound by the terms and provisions of this Agreement by reason of such Covered Person’s election to participate in a registration under this Article II. To the extent LLC Units are effectively transferred in accordance with the terms of the Medley LLC Agreement, the Permitted Transferee of such LLC Units shall be entitled to receive the benefits of this Agreement and shall be bound by the terms and provisions of this Agreement upon becoming bound hereby pursuant to Section 3.1(c).

Section 2.13 Acknowledgement Regarding the Company. Other than those determinations reserved expressly to Medley Group, all determinations necessary or advisable under this Article II shall be made by the Board, the determinations of which shall be final and binding.

Section 2.14 Cooperation by the Company. If the Covered Person shall transfer any Registrable Securities pursuant to Rule 144 under the Securities Act, the Company shall use its commercially reasonable efforts to cooperate with the Covered Person and shall provide to the Covered Person such information as may be required to be provided under Rule 144 under the Securities Act.

ARTICLE III
MISCELLANEOUS

Section 3.1 Term of the Agreement; Termination of Certain Provisions.

(a) The term of this Agreement shall continue until the first to occur of (i) such time as no Covered Person holds any Covered LLC Units or Registrable Securities and (ii) such time as the Agreement is terminated by the Company and Medley Group. This Agreement may be amended only with the consent of the Company and Medley Group; provided that no amendment may materially and adversely affect the rights of a Covered Person, as such, other than on a pro rata basis with other Covered Persons without the consent of such Covered Person (or, if there is more than one such Covered Person that is so affected, without the consent of a majority of such affected Covered Persons in accordance with their holdings of Covered LLC Units and Registrable Securities).

(b) Unless this Agreement is theretofore terminated pursuant to Section 3.1(a) hereof, a Covered Person shall be bound by the provisions of this Agreement with respect to any Covered LLC Units or Registrable Securities until such time as such Covered Person ceases to hold any Covered LLC Units or Registrable Securities. Thereafter, such Covered Person shall no longer be bound by the provisions of this Agreement other than Sections 2.7, 2.8, 2.9 and 2.11 and this Article III.

(c) Any Permitted Transferee of a Covered Person shall be entitled to become part to this agreement as a Covered Person; provided, that, such Permitted Transferee shall first sign an agreement in the form approved by the Company acknowledging that such Permitted Transferee is bound by the terms and provisions of the Agreement.

Section 3.2 Assignment; Successors. This Agreement shall be binding upon and inure to the benefit of the respective legatees, legal representatives, successors and assigns of the Covered Persons; provided, however, that a Covered Person may not assign this Agreement or any of his rights or obligations hereunder, and any purported assignment in breach hereof by a Covered Person shall be void except in connection with any transfer to a Permitted Transferee in accordance with this Agreement; and provided further that no assignment of this Agreement by the Company or to a successor of the Company (by operation of law or otherwise) shall be valid unless such assignment is made to a person which succeeds to the business of such person substantially as an entirety.

Section 3.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware.

Section 3.4 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 3.5 Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

Section 3.6 Successors and Assigns; Certain Transferees Bound Hereby. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by each of the Company and Medley LLC and their successors and assigns, and by the Covered Persons and their respective successors and assigns so long as they hold shares of Class A Common Stock or LLC Units. Notwithstanding the foregoing, the indemnification and contribution provisions of this Agreement shall bind and inure to the benefit of and be enforceable by any person who continues to be a Covered Person but ceases to hold any shares of Class A Common Stock or LLC Units.

Section 3.7 Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

Section 3.8 Submission to Jurisdiction; Waiver of Jury Trial.

(a) Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted by a single arbitrator in New York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce. If the parties to the dispute fail to agree on the selection of an arbitrator within thirty (30) days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer and shall conduct the proceedings in the English language. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

(b) Notwithstanding the provisions of paragraph (a), the parties hereto may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph (b), each party hereto (i) expressly consents to the application of paragraph (c) of this Section 3.8 to any such action or proceeding and (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate.

(c) (i) EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE JURISDICTION OF COURTS LOCATED IN NEW YORK, NEW YORK FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 3.8, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The parties acknowledge that the fora designated by this paragraph (c) have a reasonable relation to this Agreement, and to the parties’ relationship with one another.

(ii) The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in the preceding paragraph of this Section 3.8 and such parties agree not to plead or claim the same.

Section 3.9 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax, by electronic mail (delivery receipt requested) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be as specified in a notice given in accordance with this Section 3.9):

(a)	If to the Company at:

Medley Management Inc.

600 Montgomery St., 35th Floor

San Francisco, California 94111

Attention: General Counsel

Fax: (415) 358-5514

Email: john.fredericks@medleycapital.com

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

Attention: Joshua Ford Bonnie, Esq.

Fax: (212) 455-2502

Email: jbonnie@stblaw.com

(b)	If to Medley LLC at:

Medley LLC

c/o Medley Management Inc.

600 Montgomery St., 35th Floor

San Francisco, California 94111

Attention: General Counsel

Fax: (415) 358-5514

Email: john.fredericks@medleycapital.com

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

Attention: Joshua Ford Bonnie, Esq.

Fax: (212) 455-2502

Email: jbonnie@stblaw.com

(c)	If to any Covered Person, to the address and other contact information set forth in the records of Medley LLC from time to time.

Section 3.10 Specific Performance. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may be then available.

Section 3.11 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed or caused to be duly executed this Agreement as of the dates indicated.

MEDLEY MANAGEMENT INC.

By:	/s/ Brook Taube
Name:	Brook Taube
Title:	Co-Chief Executive Officer and Chief Investment Officer

MEDLEY GROUP LLC

By:	/s/ Brook Taube
Name:	Brook Taube
Title:	Member

COVERED PERSONS

B. TAUBE 2014 ASSOCIATES, LLC

By:	/s/ Brook Taube
Name:	Brook Taube
Title:	Special Managing Member

BROOK TAUBE TRUST

By:	/s/ Brook Taube
Name:	Brook Taube
Title:	Trustee

[Signature Page – Registration Rights Agreement]

A. TAUBE 2014 ASSOCIATES, LLC

By:	/s/ Seth Taube
Name:	Seth Taube
Title:	Special Managing Member

S. TAUBE 2014 ASSOCIATES, LLC

By:	/s/ Seth Taube
Name:	Seth Taube
Title:	Special Managing Member

SETH AND ANGIE TAUBE TRUST

By:	/s/ Seth Taube
Name:	Seth Taube
Title:	Trustee

[Signature Page – Registration Rights Agreement]

/s/ Jeffrey Tonkel
Jeffrey Tonkel

/s/ Richard Allorto
Richard Allorto

/s/ John Fredericks
John Fredericks

/s/ Christopher Taube
Christopher Taube

/s/ Samuel Anderson
Samuel Anderson

[Signature Page – Registration Rights Agreement]

Appendix A

MEDLEY MANAGEMENT INC.

Covered Person Questionnaire

The undersigned Covered Person understands that the Company has filed or intends to file with the SEC a registration statement for the registration of the shares of Class A Common Stock (as such may be amended, the “Registration Statement”), in accordance with Sections 2.2 or 2.3 of the Registration Rights Agreement, dated as of September 23, 2014 (the “Registration Rights Agreement”), among the Company and the Covered Persons referred to therein. A copy of the Agreement is available from the Company upon request at the address set forth below. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

NOTICE

The undersigned Covered Person hereby gives notice to the Company of its intention to register Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to the Registration Statement. The undersigned, by signing and returning this Questionnaire, understands that it will be bound by the terms and conditions of this Questionnaire and the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the Company and all other prospective sellers of Registrable Securities, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company and all other prospective sellers of Registrable Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities arising in connection with statements made or omissions concerning the undersigned in the Registration Statement, prospectus, any free writing prospectus or any “issuer information” in reliance upon the information provided in this Questionnaire.

The undersigned Covered Person hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

1.	Name.

(a)	Full Legal Name of Covered Person:

(b)	Full Legal Name of Covered Person (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

(c)	Full Legal name of DTC Participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in Item 3 below are held:

(d)	Full Legal Name of natural control person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the Registrable Securities listed in Item 3 below):

2.	Address for Notices to Covered Person:

_________________________________________________________________________________________

_________________________________________________________________________________________

_________________________________________________________________________________________

Telephone:________________________________________________________________________________

Fax: _________________________________________________________________________________________

Email: _________________________________________________________________________________________

Contact Person: _________________________________________________________________________________________

3.	Beneficial Ownership of Registrable Securities:

Number of Registrable Securities beneficially owned:

4.	Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes ☐ No ☐

Note: If yes, the SEC’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(b)	Are you an affiliate of a broker-dealer?

Yes ☐ No ☐

If yes, please identify the broker-dealer with whom the Covered Person is affiliated and the nature of the affiliation:

(c)	If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐ No ☐

Note: If no, the SEC’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(d)	If you are (1) a broker-dealer or (2) an affiliate of a broker-dealer and answered “no” to Question 4(c), do you consent to being named as an underwriter in the Registration Statement?

Yes ☐ No ☐

5.	Beneficial Ownership of Other Securities of the Company Owned by the Covered Person.

Except as set forth below in this Item 5, the undersigned Covered Person is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

Type and Amount of Other Securities beneficially owned by the Covered Person:

6.	Relationships with the Company:

Except as set forth below, neither the undersigned Covered Person nor any of its affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

7.	Intended Method of Disposition of Registrable Securities (Only Applicable to a Demand Registration Effected Pursuant to Section 2.2 of the Registration Rights Agreement):

Intended Method or Methods of Disposition of Registrable Securities beneficially owned:

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and at any time while the Registration Statement remains in effect.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 7 and the inclusion of such information in the Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:
Name:
Title:

PLEASE SEND A COPY OF THE COMPLETED AND EXECUTED QUESTIONNAIRE BY FAX OR ELECTRONIC MAIL, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

Medley Management Inc.

600 Montgomery St., 35th Floor

San Francisco, California 94111

Attention: General Counsel

Fax: (415) 358-5514

Email: john.fredericks@medleycapital.com

EXHIBIT B

Amended and Restated Charter of SIC

[See attached.]

EXHIBIT B

THIRD ARTICLES OF AMENDMENT AND RESTATEMENT OF SIERRA INCOME CORPORATION

FIRST: Sierra Income Corporation, a Maryland corporation (the “Corporation”), desires to amend and restate its articles of incorporation as currently in effect and as hereinafter amended.

SECOND: The following provisions are all the provisions of the Third Articles of Amendment and Restatement of the Corporation (the “Articles of Incorporation”) currently in effect and as hereinafter amended:

ARTICLE I

NAME

The name of the corporation is Sierra Income Corporation.

ARTICLE II

PURPOSE

The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.

ARTICLE III

RESIDENT AGENT AND PRINCIPAL OFFICE

The name of the resident agent of the Corporation in Maryland is CSC-Lawyers Incorporating Service Corporation whose address is 7 St. Paul Street, Suite 1660, Baltimore Maryland 21202. The street address of the principal office of the Corporation in the State of Maryland is c/o CSC- Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202.

ARTICLE IV

PROVISIONS FOR DEFINING, LIMITING AND REGULATING CERTAIN POWERS OF THE CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

Section 4.1 Number, Term and Election of Directors.

(a) The business and affairs of the Corporation shall be managed by or under the direction of the Corporation’s board of directors. The board of directors may take any actions as in its sole judgment and discretion are necessary or desirable to conduct the business of the Corporation. The number of directors that shall comprise the Corporation’s board of directors is six (6), which number may be increased or decreased from time to time by the board of directors pursuant to the bylaws of the Corporation (the “Bylaws”) but in no event will be less than three.

(b) The board of directors shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible, and the term of office of directors of one class shall expire at each annual meeting of stockholders, and in all cases as to each director such term shall extend until his or her successor shall be elected and shall qualify or until his or earlier resignation, removal from office, death or incapacity. Additional directorships resulting from an increase in number of directors shall be apportioned among the classes as equally as possible.

(c) Each director may be reelected to an unlimited number of succeeding terms in accordance with these provisions. At each annual election, directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless by reason of any intervening changes in the authorized number of directors, the board of directors shall designate one or more directorships whose term then expires as directorships of another class in order to more nearly achieve equality of number of directors among the classes.

(d) Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which such director is a member until the expiration of his or her current term, or his or her prior death, resignation or removal. If any newly created directorship may, consistently with the rule that the three classes shall be as nearly equal in number of directors as possible, be allocated to any class, the board of directors shall allocate it to that of the available class whose term of office is due to expire at the earliest date following such allocation.

(e) A majority of the board of directors shall be independent directors, except for a period of up to 60 days after the death, removal or resignation of an independent director pending the election of such independent director’s successor. A director is considered independent if he or she is not an “interested person” as that term is defined under Section 2(a)(19) of the Investment Company Act of 1940 (the “1940 Act”). The names of the directors currently in office are Brook Taube, Oliver T. Kane, Valerie Lancaster-Beal, Stephen R. Byers, and Karin Hirtler-Garvey.

(f) The Corporation elects, at all times that it is eligible to so elect, to be subject to the provisions of Section 3-804(c) of the Maryland General Corporation Law (“MGCL”).

Section 4.2 Extraordinary Actions. Except as provided in Section 6.2, notwithstanding any provision of law requiring an action to be approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable and approved by the board of directors, and approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 4.3 Authorization by Board of Directors of Share Issuance. The board of directors may authorize the issuance from time to time of shares of common stock of the Corporation (referred to herein as “shares”) of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of any class or series, whether now or hereafter authorized, for such consideration as the board of directors may deem advisable (or without consideration in the case of a share split or share dividend), subject to such restrictions or limitations, if any, as may be set forth in these Articles of Incorporation or in the Bylaws.

Section 4.4 Preemptive Rights. Except as may be provided by the board of directors in setting the terms of classified or reclassified shares pursuant to Section 5.3 or 5.4 or as may otherwise be provided by contract approved by the board of directors, no holder of shares of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of the Corporation or any other security of the Corporation which it may issue or sell.

Section 4.5 Appraisal Rights. Except as may be provided by the board of directors in setting the terms of any class or series of Preferred Shares and except as contemplated by the MGCL, no stockholder of the Corporation shall be entitled to exercise appraisal rights in connection with any transaction.

Section 4.6 Determinations by Board of Directors. To the fullest extent permitted by law, the determination as to any of the following matters, made in good faith by or pursuant to the direction of the board of directors consistent with these Articles of Incorporation shall be final and conclusive and shall be binding upon the Corporation and every stockholder: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its shares or the payment of other distributions on its shares; the amount of stated capital, capital surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any class or series of shares of the Corporation; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation or any shares of the Corporation; the shares of any class of the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; any conflict between the MGCL and the provisions set forth in the North American Securities Administrators Association (“NASAA”) Omnibus Guidelines; or any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law or the Bylaws or otherwise to be determined by the board of directors; and provided that to the extent the board of directors determines that the MGCL conflicts with the provisions set forth in the NASAA Omnibus Guidelines, NASAA Omnibus Guidelines control to the extent any provisions of the MGCL are not mandatory.

ARTICLE V

SHARES

Section 5.1 Authorized Shares. The Corporation has authority to issue 250,000,000 shares of common stock, $0.001 par value per share (“Common Stock”). The aggregate par value of all authorized shares having par value is $250,000. All shares shall be fully paid and nonassessable when issued. A majority of the entire board of directors, including a majority of the independent directors, without any action by the stockholders of the Corporation, may amend these Articles of Incorporation from time to time to increase or decrease the aggregate number of shares, or the number of shares of any class or series that the Corporation has authority to issue.

Section 5.2 Common Stock. Each share of Common Stock shall entitle the holder thereof to one vote. Except as otherwise provided in these Articles of Incorporation, and subject to the express terms of any class or series of Preferred Shares, holders of Common Stock shall have the exclusive right to vote on all matters as to which a stockholder is entitled to vote pursuant to applicable law at all meetings of stockholders. Unless otherwise provided, holders of Common Stock shall not be entitled to preemptive, appraisal, subscription, redemption, sinking fund, or conversion rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up, the aggregate assets available for distribution to holders of Common Stock shall be determined in accordance with applicable law and these Articles of Incorporation. Each holder of Common Stock shall be entitled to receive, ratably with each other holder of Common Stock, that portion of the assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding. The board of directors, including a majority of the independent directors, may classify or reclassify any unissued shares of Common Stock from time to time, in one or more classes or series of Common Stock or Preferred Shares by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations, or to dividends, qualifications, or terms or conditions of redemption of the shares.

Section 5.3 Preferred Shares. The board of directors, including a majority of the independent directors, may classify or reclassify any unissued shares of stock from time to time, in one or more classes or series of preferred stock (“Preferred Shares”) by setting or changing the preferences, covenants or other rights, voting powers, privileges, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series thereof.

Section 5.4 Classified or Reclassified Shares. Prior to the issuance of classified or reclassified shares of any class or series, the board of directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of shares of the Corporation; (b) specify the number of shares to be included in the class or series; and (c) set or change, subject to the express terms of any class or series of shares of the Corporation outstanding at the time, the preferences, covenants or other rights, voting powers, privileges, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series thereof; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland. Any of the terms of any class or series of shares set or changed pursuant to clause (c) of this Section 5.4 may be made dependent upon facts or events ascertainable outside these Articles of Incorporation (including determinations by the board of directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of shares is clearly and expressly set forth in the resolution or other instrument establishing any such class or series.

Section 5.5 Articles of Incorporation and Bylaws. All Persons who shall acquire shares in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation and the Bylaws. The board of directors of the Corporation shall have the exclusive power to make, alter, amend or repeal the Bylaws. In addition, the stockholders may adopt, alter or repeal any provision of the Bylaws and make new Bylaws if such action is approved by the affirmative vote of a majority of all votes entitled to be cast on the matter, except that the stockholders shall not have the power to alter or repeal any provision of the Bylaws (a) subjecting the Corporation to the 1940 Act or (b) providing indemnification or advancement rights to any individual. The term “Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c) (17) of the Internal Revenue Code of 1986, as amended (the “Code”), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

ARTICLE VI

AMENDMENTS; CERTAIN EXTRAORDINARY ACTIONS

Section 6.1 Amendments Generally. Subject to Section 6.2 hereof, the Corporation reserves the right, from time, and upon the requisite approval by the board of directors and stockholders, to time to make any amendment to these Articles of Incorporation, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in these Articles of Incorporation, of any outstanding shares. Provided that the board of directors has declared the amendment advisable and submitted it to the stockholders, any amendment to the Articles of Incorporation must be approved by the affirmative vote of holders of shares entitled to cast a majority (or such greater proportion as may be required elsewhere in the Articles of Incorporation) of the votes entitled to be cast on the matter.

Section 6.2 Approval of Certain Amendments. Notwithstanding the provisions of Section 6.1 hereof, the affirmative vote of the holders of shares entitled to cast at least two-thirds of all the votes entitled to be cast on the matter shall be necessary to effect:

(a) Any amendment to these Articles of Incorporation to make the Common Stock a “redeemable security” or to convert the Corporation, whether by merger or otherwise, from a “closed-end company” to an “open-end company” (as such terms are defined in the 1940 Act); and

(b) Any amendment to Section 4.2, Section 4.6, Section 6.1 or this Section 6.2.

Section 6.3 Execution of Amendments. Upon obtaining such approvals required by the MGCL, these Articles of Incorporation and the Bylaws, and without further action or execution by any other Person, (i) any amendment to these Articles of Incorporation may be implemented and reflected in a writing executed solely by the requisite members of the board of directors, and (ii) the stockholders shall be deemed a party to and bound by such amendment of these Articles of Incorporation.

ARTICLE VII

LIMITATION OF LIABILITY; INDEMNIFICATION AND ADVANCE OF EXPENSES

Section 7.1 Limitation of Stockholder Liability. No stockholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Corporation by reason of being a stockholder, nor shall any stockholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Corporation’s assets or the affairs of the Corporation by reason of being a stockholder.

Section 7.2 Limitation of Director and Officer Liability. To the fullest extent permitted by Maryland law, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages.

Section 7.3 Indemnification. The Corporation shall have the power to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former director or officer of the Corporation and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity, and (ii) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or director of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity, in each case to the fullest extent permitted by Maryland law. The Corporation may, with the approval of the board of directors or any duly authorized committee thereof, provide such indemnification and advance for expenses to a Person who served a predecessor of the Corporation in any of the capacities described in (i) or (ii) above and to any employee or agent of the Corporation or the Adviser or a predecessor thereof. The board of directors may take such action as is necessary to carry out this Section 7.3. No amendment of these Articles of Incorporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

Section 7.4 Express Exculpatory Clauses in Instruments. Neither the stockholders nor the directors, officers, employees or agents of the Corporation, shall be liable under any written instrument creating an obligation of the Corporation by reason of their being stockholders, directors, officers, employees or agents of the Corporation, and all Persons shall look solely to the Corporation’s assets for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any stockholder, director, officer, employee or agent liable thereunder to any third party, nor shall the directors or any officer, employee or agent of the Corporation be liable to anyone as a result of such omission.

Section 7.5 Limitation on Indemnification. As required under the 1940 Act, no provision of this Article VII shall be effective to protect or purport to protect any director or officer of the Corporation against liability to the Corporation or its stockholders to which he or she would otherwise be subject by reason of willful misconduct, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Section 7.6 Amendment or Repeal. Neither the amendment nor repeal of this Article VII, nor the adoption or amendment of any other provision of these Articles of Incorporation or Bylaws inconsistent with this Article VII, shall apply to or affect in any respect the applicability of the preceding sections of this Article VII with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

Section 7.7 Non-exclusivity. The indemnification and advancement of expenses provided or authorized by this Article VII shall not be deemed exclusive of any other rights, by indemnification or otherwise, to which a director or officer may be entitled under the bylaws, a resolution of stockholders or directors, an agreement or otherwise.

ARTICLE VIII

MISCELLANEOUS

If and to the extent that any provision of the MGCL or any provision of these Articles of Incorporation or Bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act shall control; provided, however, that such conflict shall not affect any of the remaining provisions of these Articles of Incorporation or the Bylaws or render invalid or improper any action taken or omitted prior to such determination.

THIRD: The amendment to and restatement of the Articles of Incorporation as hereinabove set forth have been duly advised by the board of directors and approved by the stockholders of the Corporation as required by law.

FOURTH: The current address of the principal office of the Corporation in Maryland is as set forth in Article III of the foregoing amendment and restatement of the Articles of Incorporation.

FIFTH: The name and address of the Corporation’s current resident agent in Maryland is as set forth in Article III of the foregoing amendment and restatement of the Articles of Incorporation.

SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article IV of the foregoing amendment and restatement of the Articles of Incorporation.

SEVENTH: The total number of shares of capital stock which the Corporation had authority to issue immediately prior to the foregoing amendment and restatement of the Articles of Incorporation was 250,000,000 shares of Common Stock, $0.001 par value per share.

EIGHTH: The total number of shares of capital stock which the Corporation has authority to issue after giving effect to the amendments set forth in the foregoing amendment and restatement of the Articles of Incorporation is 250,000,000 shares of Common Stock, $0.001 par value per share. There is no change in the aggregate par value of all authorized capital stock.

NINTH: The undersigned acknowledges these Third Articles of Amendment and Restatement to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Corporation has caused these Third Articles of Amendment and Restatement to be signed in its name and on its behalf by the undersigned as of ________, 20    .

ATTEST: SIERRA INCOME CORPORATION

By:
Name:	Name:
Title:	Title:

EXHIBIT C

Amended and Restated Bylaws of SIC

[See attached.]

EXHIBIT C

AMENDED AND RESTATED BYLAWS OF SIERRA INCOME CORPORATION

ARTICLE I

OFFICES

Section 1. PRINCIPAL OFFICE. The principal office of Sierra Income Corporation (the “Corporation”) shall be located at such place as the Corporation’s board of directors (the “Board”) may designate.

Section 2. ADDITIONAL OFFICES. The Corporation may have additional offices, including a principal executive office, at such places as the Board may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. PLACE. All meetings of stockholders shall be held at the principal office of the Corporation or at such other place as shall be set by the Board and stated in the notice of the meeting.

Section 2. ANNUAL MEETING. An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on a date and at the time set by the Board each year.

Section 3. SPECIAL MEETINGS.

(a) General. The Chairman of the Board, the chief executive officer, the president or the Board may call a special meeting of the stockholders. Subject to subsection (b) of this Section 3, a special meeting of stockholders shall also be called by the secretary of the Corporation upon the written request of the stockholders entitled to cast not less than ten percent (the “Special Meeting Percentage”) of all the votes entitled to be cast at such meeting.

(b) Stockholder Requested Special Meetings. (1) Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting, the matters proposed to be acted on at it and any material interest in such matter of such stockholder, including any anticipated benefit to such stockholder therefrom. The Record Date Request Notice shall be signed by one or more stockholders of record as of the date of signature (or their duly authorized agents), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder that must be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon receiving the Record Date Request Notice, and subject to Maryland General Corporation Law (the “MGCL”), the Board may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the 5:00 pm, Eastern Time, on the date on which the resolution fixing the Request Record Date is adopted by the Board. If the Board, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date and make a public announcement of such Request Record Date, the Request Record Date shall be 5:00 pm Eastern Time on the tenth day after the first date on which the Record Date Request Notice is received by the secretary.

(2) In order for any stockholder to request a special meeting, one or more written requests for a special meeting signed by stockholders of record (or their duly authorized agents) as of the Request Record Date entitled to cast not less than the Special Meeting Percentage of all of the votes entitled to be cast at such meeting (the “Special Meeting Request”) shall be delivered to the secretary. In addition, the Special Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to the matters set forth in the Record Date Request Notice received by the secretary), shall bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, shall set forth the name and address, as they appear in the Corporation’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed) and the class, series and number of all shares of the Corporation which are owned by each such stockholder, and the nominee holder for, and number of, shares owned beneficially but not of record, shall be sent to the secretary by registered mail, return receipt requested, and shall be received by the secretary within 60 days after the Request Record Date. Any requesting stockholder may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.

(3) The secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Corporation’s proxy materials). The secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by subsection (b)(2) of this Section 3, the secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

(4) Any special meeting shall be held at such place, date and time as may be designated by the Board; provided, however, that the date of any stockholder requested meeting shall be not more than 60 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the secretary (the “Delivery Date”), a date and time for a stockholder requested meeting, then such meeting shall be held at 2:00 p.m. local time on the 60th day after the Meeting Record Date or, if such 60th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board fails to designate a place for a stockholder requested meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for any special meeting, the Board may consider such factors as the directors deem relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for meeting and any plan of the Board to call an annual meeting or a special meeting. In the case of any stockholder requested meeting, the Board shall fix a Meeting Record Date that is a date not later than 30 days after the Delivery Date.

(5) If written revocations of requests for the special meeting have been delivered to the secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting to the secretary, the secretary shall: (i) if the notice of meeting has not already been mailed, refrain from mailing the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for the special meeting, or (ii) if the notice of meeting has been mailed and if the secretary first sends to all requesting stockholders who have not revoked requests for a special meeting written notice of any revocation of a request for the special meeting and written notice of the Secretary’s intention to revoke the notice of the meeting, revoke the notice of the meeting at any time before ten days before the commencement of the meeting. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6) The Board, the Chairman of the Board, the chief executive officer or the president may appoint independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the secretary until the earlier of (i) five Business Days after receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the secretary represent at least the Special Meeting Percentage. Nothing contained in this subsection (6) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(7) For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or other day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

Section 4. NOTICE OF MEETINGS. Written or printed notice of the purpose or purposes, in the case of a special meeting, and of the time and place of every meeting of the stockholders, whether it be an annual meeting or a special meeting, shall be given by the secretary of the Corporation to each stockholder of record entitled to vote at the meeting and to each other stockholder entitled to notice of the meeting, by either placing the notice in the mail, delivering it by overnight delivery service or transmitting the notice by electronic mail or any other electronic means at least 15 days, but not more than 60 days, prior to the date designated for the meeting, addressed to each stockholder at such stockholder’s address appearing on the books of the Corporation or supplied by the stockholder to the Corporation for the purpose of notice. The notice of any meeting of stockholders may be accompanied by a form of proxy approved by the Board in favor of the actions or persons as the Board may select. Notice of any meeting of stockholders shall be deemed waived by any stockholder who attends the meeting in person or by proxy or who before or after the meeting submits a signed waiver of notice that is filed with the records of the meeting.

Except as provided in Article II, Section 11, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice of such meeting, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice of such meeting.

Section 5. ORGANIZATION AND CONDUCT. Every meeting of stockholders shall be conducted by an individual appointed by the Board to be chairman of the meeting or, in the absence of such appointment, by the Chairman of the Board, if any, or, in the case of a vacancy in the office or absence of the Chairman of the Board, by one of the following officers present at the meeting: the Vice Chairman of the Board, if any, the chief executive officer, the president, any vice president, the secretary, the treasurer or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The secretary or, in the secretary’s absence, an assistant secretary or, in the absence of both the secretary and assistant secretaries, an individual appointed by the Board or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of the stockholders, an assistant secretary, or, in the absence of assistant secretaries, an individual appointed by the Board or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies or other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; (f) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (g) recessing or adjourning the meeting to a later date and time and place announced at the meeting. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 6. QUORUM. The presence in person or by proxy of the holders of shares of the Corporation entitled to cast a majority of the votes entitled to be cast (without regard to class) shall constitute a quorum at any meeting of the stockholders, except with respect to any such matter that, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of shares, in which case the presence in person or by proxy of the holders of shares entitled to cast a majority of the votes entitled to be cast by each such class on such a matter shall constitute a quorum.

If, however, such quorum shall not be present at any meeting of the stockholders, the chairman of the meeting or the stockholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

The stockholders present either in person or by proxy, at a meeting which has been duly called and convened, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 7. VOTING. Directors shall be elected by a plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum, as defined in Section 6 of this Article II, is present. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum, as defined in Section 6 of this Article II, is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by the MGCL or by the charter of the Corporation (the “Articles of Incorporation”). Unless otherwise provided in the Articles of Incorporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

Section 8. PROXIES. A stockholder may cast the votes entitled to be cast by the shares owned of record by the stockholder in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Corporation before or at the meeting. No proxy shall become invalid due to the adjournment or postponement of a meeting of stockholders, or a change in the record date for such meeting, unless so provided in the proxy. No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.

Section 9. VOTING OF SHARES BY CERTAIN HOLDERS. Shares of the Corporation registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or director thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such share. Any fiduciary may vote a share registered in his or her name as such fiduciary, either in person or by proxy.

Shares of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the share transfer books, the time after the record date or closing of the share transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified share in place of the stockholder who makes the certification.

Section 10. INSPECTORS. The Board, in advance of any meeting, may, but need not, appoint one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the chairman of the meeting. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, as defined in Section 6 of this Article II, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, and determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. Each such report shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 11. ADVANCE NOTICE OF STOCKHOLDER NOMINEES FOR DIRECTORS AND OTHER STOCKHOLDER PROPOSALS.

(a) Annual Meetings of Stockholders. (1) Nominations of individuals for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice provided for in this Section 11(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with this Section 11(a).

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of subsection (a)(1) of this Section 11, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information required under this Section 11 and shall be delivered to the secretary at the principal executive office of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of mailing of the notice for such annual meeting and not later than 5:00 pm Eastern Time on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the tenth day following the day on which public announcement of the date of mailing of the notice for such meeting is first made. In no event shall the public announcement of a postponement or adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (i) as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), (A) the name, age, business address and residence address of each Proposed Nominee, (B) the class, series and number of any shares of the Corporation that are beneficially owned by such each Proposed Nominee and the date such shares were acquired and the investment intent of such acquisition, (C) whether such stockholder believes any such Proposed Nominee is, or is not, an “interested person” of the Corporation, as defined in the Investment Company Act of 1940, as amended, and the rules promulgated thereunder (the “1940 Act”) and information regarding such Proposed Nominee that is sufficient, in the discretion of the Board or any committee thereof or any authorized officer of the Corporation, to make such determination, (D) such Proposed Nominee’s written consent to being named in the Corporation’s proxy statement as a nominee and to serve as a director of the Corporation if elected, (E) such Proposed Nominee’s certification that he or she currently intends to serve as a director for the full term for which he or she is standing (if so elected), (F) whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit from changes in the price of securities of the Corporation for such stockholder, Proposed Nominee or Stockholder Associated Person or (II) increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the Corporation or any affiliate thereof disproportionately to such person’s economic interest in the securities of the Corporation and (G) all other information relating to such stockholder and Proposed Nominee that would be required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder; (ii) as to any other business that the stockholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for proposing such business at the meeting and any material interest in such business of such stockholder and any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder and any Stockholder Associated Person therefrom; (iii) as to the stockholder giving the notice and any Stockholder Associated Person, the class, series and number of all shares of the Corporation which are owned beneficially by such stockholder and by such Stockholder Associated Person, if any, (iv) as to the stockholder giving the notice and any Stockholder Associated Person covered by clauses (ii) or (iii) of this Section 11(a)(2), the name and address of such stockholder and any Stockholder Associated Person, as they appear on the Corporation’s share ledger and current name and address, if different, and of such Stockholder Associated Person and (v) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice. Such stockholder’s notice shall also attach (i) a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Corporation, upon request) and (ii) an agreement from each Proposed Nominee (in the form to be provided by the Corporation upon written request) that such nominee represents and agrees that he or she would be in compliance, if elected as a director of the Corporation, and will comply, with applicable law and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunities, confidentiality and stock ownership and trading policies and guidelines of the Corporation relating to his or her membership on the Board.

(3) Notwithstanding anything in this Section 11(a) to the contrary, in the event the Board increases or decreases the number of directors in accordance with Article III, Section 2 of these Bylaws, and there is no public announcement of such action at least 100 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting, a stockholder’s notice required by this Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the Corporation not later than 5:00 pm Eastern Time on the tenth day following the day on which such public announcement is first made by the Corporation.

(4) For purposes of this Section 11, “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any Beneficial Owner (as defined in the Articles of Incorporation) of shares of the Corporation owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.

(5) If information submitted pursuant to this Section 11 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 11. Any stockholder proposing a nominee for election as a director or any proposal of other business at a meeting of stockholders shall notify the Corporation of any inaccuracy or change in such stockholder’s notice (within two Business Days of becoming aware of such inaccuracy or change). Upon written request by the Secretary or the Board, any such stockholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 11, and (B) a written update of any information (including, if requested by the Corporation, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the stockholder pursuant to this Section 11 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 11.

(6) Except as otherwise expressly provided in any applicable rule or regulation, only such individuals who are nominated in accordance with this Section 11 shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 11. Except as otherwise required by law, the chairman of the meeting shall have the power and duty (i) to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 11 and (ii) if any proposed nomination or business was not made or proposed in compliance with this Section 11, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. The Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of individuals for election to the Board may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board or (iii) provided that the Board has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 11 and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board, any such stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(2) of this Section 11 shall be delivered to the secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 pm Eastern Time on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(c) General. (1) Upon written request by the secretary or the Board or any committee thereof, any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory, in the discretion of the Board or any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 11. If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 11.

(2) Only such individuals who are nominated in accordance with this Section 11 shall be eligible for election as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 11. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 11.

(3) For purposes of this Section 11, (a) the “date of mailing of the notice” shall mean the date of the proxy statement for the solicitation of proxies for election of directors and (b) “public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

(4) Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

Section 12. VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.

Section 13. CONTROL SHARE ACQUISITION ACT. Notwithstanding any other provision of the charter of the Corporation or these Bylaws, Title 3, Subtitle 7 of the MGCL, or any successor statute, shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

ARTICLE III

DIRECTORS

Section 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board. The Board may designate a Chairman of the Board and a Vice Chairman of the Board, who shall not be officers of the Corporation but shall have such powers and duties as determined by the Board from time to time.

Section 2. NUMBER AND TENURE. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than three nor more than 12, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors.

Section 3. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board. Regular meetings of the Board shall be held from time to time at such places and times as provided by the Board by resolution, without notice other than such resolution.

Section 4. SPECIAL MEETINGS. Special meetings of the Board may be called by or at the request of the Chairman of the Board, the chief executive officer, the president or by a majority of the directors then in office. The person or persons authorized to call special meetings of the Board may fix any place as the place for holding any special meeting of the Board called by them. The Board may provide, by resolution, the time and place for the holding of special meetings of the Board without notice other than such resolution.

Section 5. NOTICE. Notice of any special meeting of the Board shall be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail or courier to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer- back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 6. QUORUM. A majority of the directors shall constitute a quorum for transaction of business at any meeting of the Board, provided that, if less than a majority of such directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the Articles of Incorporation or these Bylaws, the vote of a majority of a particular group of directors is required for action, a quorum must also include a majority of such group.

The directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

Section 7. VOTING. The action of the majority of the directors present at a meeting at which a quorum, as defined in Section 6 of this Article III, is present shall be the action of the Board, unless the concurrence of a greater proportion is required for such action by applicable statute or the Articles of Incorporation. If enough directors have withdrawn from a meeting to leave less than a quorum, as defined in Section 6 of this Article III, but the meeting is not adjourned, the action of the majority of the directors still present at such meeting shall be the action of the Board, unless the concurrence of a greater proportion is required for such action by applicable statute or the Articles of Incorporation.

Section 8. ORGANIZATION. At each meeting of the Board, the chairman of the board or, in the absence of the chairman, the vice chairman of the board, if any, shall act as Chairman. In the absence of both the chairman and vice chairman of the board, the chief executive officer or in the absence of the chief executive officer, the president or in the absence of the president, a director chosen by a majority of the directors present, shall act as Chairman. The secretary or, in his or her absence, an assistant secretary of the Corporation, or in the absence of the secretary and all assistant secretaries, a person appointed by the Chairman, shall act as secretary of the meeting.

Section 9. TELEPHONE MEETINGS. Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time; provided however, this Section 9 does not apply to any action of the directors pursuant to the 1940 Act, that requires the vote of the directors to be cast in person at a meeting. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 10. WRITTEN CONSENT BY DIRECTORS. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, if a consent in writing to such action is signed by each director and such written consent is filed with the minutes of proceedings of the Board; provided however, this Section 10 does not apply to any action of the directors pursuant to the 1940 Act that requires the vote of the directors to be cast in person at a meeting.

Section 11. VACANCIES. If for any reason any or all the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder, if any. Pursuant to the Corporation’s election in Article IV of the Articles of Incorporation, subject to applicable requirements of the 1940 Act, except as may be provided by the Board in setting the terms of any class or series of preferred shares, (a) any vacancy on the Board may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and (b) any director elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualifies.

Section 12. COMPENSATION. Directors shall not receive any stated salary for their services as directors but, by resolution of the Board, may receive compensation per year and/or per meeting and for any service or activity they performed or engaged in as directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board or of any committee thereof and for their expenses, if any, in connection with any other service or activity they performed or engaged in as directors; but nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

Section 13. LOSS OF DEPOSITS. No director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or shares have been deposited.

Section 14. SURETY BONDS. Unless required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

Section 15. RELIANCE. Each director, officer, employee and agent of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon an opinion of counsel or upon reports made to the Corporation by any of its officers or employees, accountants, appraisers or other experts or consultants selected by the Board or officers of the Corporation, regardless of whether such counsel or expert may also be a director.

ARTICLE IV

COMMITTEES

Section 1. APPOINTMENT BY BOARD. The Board may appoint from among its members an Audit Committee, a Nominating and Corporate Governance Committee and other committees, composed of one or more directors, to serve at the pleasure of the Board.

Section 2. POWERS. The Board may delegate to committees appointed under Section 1 of this Article any of the powers of the Board, except as prohibited by law.

Section 3. MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the Committee) may fix the time and place of its meeting unless the Board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member. Each committee shall keep minutes of its proceedings.

Section 4. TELEPHONE MEETINGS. Members of a committee of the Board may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 5. WRITTEN CONSENT BY COMMITTEES. Any action required or permitted to be taken at any meeting of a committee of the Board may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

Section 6. VACANCIES. Subject to the provisions hereof, the Board shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee. Subject to the power of the Board, the members of the committee shall have the power to fill any vacancies on the committee.

ARTICLE V

OFFICERS

Section 1. GENERAL PROVISIONS. The officers of the Corporation shall include a president, a secretary and a treasurer and may include a chief executive officer, one or more vice presidents, a chief operating officer, a chief financial officer, a chief investment officer, a chief compliance officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board may from time to time elect such other officers with such powers and duties as it shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries, assistant treasurers or other officers. Each officer shall hold office until his or her successor is elected and qualifies or until death, resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

Section 2. REMOVAL AND RESIGNATION. Any officer or agent of the Corporation may be removed, with or without cause, by the Board if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Board, the chairman of the Board, the president or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the notice of resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

Section 3. VACANCIES. A vacancy in any office may be filled by the Board for the balance of the term.

Section 4. CHIEF EXECUTIVE OFFICER. The Board may designate a chief executive officer. In the absence of such designation, the president shall be the chief executive officer of the Corporation. The chief executive officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board, and for the management of the business and affairs of the Corporation.

Section 5. CHIEF OPERATING OFFICER. The Board may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as set forth by the Board or the chief executive officer.

Section 6. CHIEF INVESTMENT OFFICER. The Board may designate a chief investment officer. The chief investment officer shall have the responsibilities and duties as set forth by the Board or the chief executive officer.

Section 7. CHIEF FINANCIAL OFFICER. The Board may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as set forth by the Board or the chief executive officer.

Section 8. CHIEF COMPLIANCE OFFICER. The Board shall designate a chief compliance officer to the extent required by, and consistent with the requirements of, the 1940 Act. The chief compliance officer, subject to the direction of and reporting to the Board, shall be responsible for the oversight of the Corporation’s compliance with the federal securities laws and other applicable regulatory requirements. The designation, compensation and removal of the chief compliance officer must be approved by the Board, including a majority of the directors who are not “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of the Corporation. The chief compliance officer shall perform such executive, supervisory and management functions and duties as may be assigned to him or her from time to time.

Section 9. PRESIDENT. In the absence of a designation of a chief executive officer by the Board, the president shall be the chief executive officer. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board from time to time.

Section 10. VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to such vice president by the president or by the Board. The Board may designate one or more vice presidents as executive vice president or as vice president for particular areas of responsibility.

Section 11. SECRETARY. The secretary shall: (a) keep the minutes of the proceedings of the stockholders, the Board and committees of the Board in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the share transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him by the chief executive officer, the president or by the Board.

Section 12. TREASURER. The treasurer shall be responsible for: (1) the custody of the funds and securities of the Corporation; (2) the keeping of full and accurate accounts of receipts and disbursements in books belonging to the Corporation; and (3) the depositing of all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. In the absence of a designation of a chief financial officer by the Board, the treasurer shall be the chief financial officer of the Corporation.

The treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the president and Board, at the regular meetings of the Board or whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.

If required by the Board, the treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

Section 13. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president or the Board. The assistant treasurers shall, if required by the Board, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board.

ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. CONTRACTS. The Board may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Corporation when authorized or ratified by action of the Board and executed by an authorized person.

Section 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board.

Section 3. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may designate.

ARTICLE VII

SHARES

Section 1. CERTIFICATES; REQUIRED INFORMATION. Except as otherwise provided in a resolution approved by the Board, all shares of the Corporation shall be uncertificated shares. In the event that the Corporation issues shares represented by certificates, such certificates shall be signed by the officers of the Corporation in the manner permitted by the MGCL and contain the statements and information required by the MGCL.

Section 2. TRANSFERS WHEN CERTIFICATES ISSUED. Upon surrender to the Corporation or the transfer agent of the Corporation of a share certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Subject to Article II, Section 9 hereof, the Corporation shall be entitled to treat the holder of record of any shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of any class of shares will be subject in all respects to the Articles of Incorporation and all of the terms and conditions contained therein.

Section 3. LOST CERTIFICATES. The president, the secretary, the treasurer or any officer designated by the Board may direct a new certificate or uncertificated shares to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate or uncertificated shares, an officer designated by the Board may, in his or her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner’s legal representative to advertise the same in such manner as he or she shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate or uncertificated shares.

Section 4. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Board may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to 5:00 pm Eastern Time on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

In lieu of fixing a record date, the Board may provide that the share transfer books shall be closed for a stated period but not longer than 20 days. If the share transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days before the date of such meeting.

If no record date is fixed and the share transfer books are not closed for the determination of stockholders, (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at 5:00 pm Eastern Time on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be 5:00 pm Eastern Time on the day on which the resolution of the directors, declaring the dividend or allotment of rights, is adopted.

When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

Section 5. SHARE LEDGER. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

Section 6. FRACTIONAL SHARES; ISSUANCE OF UNITS. The Board may issue fractional shares or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Articles of Incorporation or these Bylaws, the Board may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

ARTICLE VIII

ACCOUNTING YEAR

The fiscal year of the Corporation shall end on December 31 of each fiscal year, and may thereafter be changed by duly adopted resolution of the Board from time to time.

ARTICLE IX

DISTRIBUTIONS

Section 1. AUTHORIZATION. Dividends and other distributions upon the shares of the Corporation may be authorized by the Board, subject to the provisions of law and the Articles of Incorporation. Dividends and other distributions may be paid in cash, property or shares of the Corporation, subject to the provisions of Maryland law and the Articles of Incorporation.

Section 2. CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Corporation or for such other purpose as the Board shall determine to be in the best interest of the Corporation, and the Board may modify or abolish any such reserve.

ARTICLE X

SEAL

Section 1. SEAL. The Board may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words “Incorporated in Maryland.” The Board may authorize one or more duplicate seals and provide for the custody thereof.

Section 2. AFFIXING SEAL. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

ARTICLE XI

INDEMNIFICATION AND ADVANCE OF EXPENSES

To the maximum extent permitted by the charter of the Corporation, Maryland law and the 1940 Act, in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made or threatened to be made a party to the proceeding by reason of his or her service in any such capacity or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another Corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. The Corporation may, with the approval of its Board of Directors or any duly authorized committee thereof, provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The indemnification and payment of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment of expenses may be or may become entitled under any bylaw, regulation, insurance, agreement or otherwise. Any indemnification or advance of expenses made pursuant to this Article XI shall be subject to applicable requirements of the 1940 Act.

Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Bylaws or Articles of Incorporation of the Corporation inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

No provision of this Article XI shall be effective to protect or purport to protect any director or officer of the Corporation against liability to the Corporation or its stockholders to which he or she would otherwise be subject by reason of willfulness misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

ARTICLE XII

WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the Articles of Incorporation or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XIII

1940 ACT

If and to the extent that any provision of the MGCL or any provision of the Articles of Incorporation or these Bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act shall control; provided, however, that such conflict shall not affect any of the remaining provisions of these Bylaws or the Articles of Incorporation or render invalid or improper any action taken or omitted prior to such determination.

ARTICLE XIV

EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of a different forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of any duty owed by a director or officer or other employee of the Corporation to the Corporation or to the stockholders of the Corporation or asserting a claim of breach of any standard of conduct set forth in the Maryland General Corporation Law, (c) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the Maryland General Corporation Law, the Articles of Incorporation or these bylaws, or (d) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation that is governed by the internal affairs doctrine. With respect to any proceeding described in the foregoing sentence that is in the Circuit Court for Baltimore City, Maryland, the Corporation and its stockholders consent to the assignment of the proceeding to the Business and Technology Case Management Program pursuant to Maryland Rule 16-205 or any successor thereof.

ARTICLE XV

AMENDMENT OF BYLAWS

These Bylaws may be altered, amended or repealed or new bylaws may be adopted in the manner described in the Articles of Incorporation.

EXHIBIT D

Charter Amendment

[See attached.]

EXHIBIT D

ARTICLES OF AMENDMENT

SIERRA INCOME CORPORATION

Sierra Income Corporation, a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

FIRST: The Corporation desires to, and hereby does, amend its charter (the “Charter”) as currently in effect as hereinafter set forth.

SECOND: The Charter is hereby amended by deleting Section 4.6 of Article IV in its entirety and inserting the following:

To the fullest extent permitted by law, the determination as to any of the following matters, made in good faith by or pursuant to the direction of the board of directors consistent with these Articles of Incorporation shall be final and conclusive and shall be binding upon the Corporation and every stockholder: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its shares or the payment of other distributions on its shares; the amount of stated capital, capital surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any class or series of shares of the Corporation; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation or any shares of the Corporation; the shares of any class of the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; or any other matter relating to the business and affairs of the Corporation[ or required or permitted by applicable law or the Bylaws or otherwise to be determined by the board of directors.

THIRD: These Articles of Amendment have been duly advised by the board of directors and approved by the stockholders of the Corporation as required by law.

FOURTH: The total number of shares of capital stock which the Corporation had authority to issue immediately prior to the foregoing amendment and restatement of the Articles of Incorporation was 250,000,000 shares of Common Stock, $0.001 par value per share. The total number of shares of capital stock which the Corporation has authority to issue after giving effect to the amendments set forth in the foregoing amendment and restatement of the Articles of Incorporation is 250,000,000 shares of Common Stock, $0.001 par value per share. There is no change in the aggregate par value of all authorized capital stock.

FIFTH: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Remainder of Page Intentionally Left Blank]

D-1

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by the undersigned as of _________, 20    .

ATTEST: SIERRA INCOME CORPORATION

By:
Name:	Name:
Title:	Title:

D-2

EXHIBIT E-1

Form of Employment Agreement

[See attached.]

EXHIBIT E-1

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is made and entered into on July [ ], 2019, between Medley Capital LLC (the “Company”) and Brook Taube (the “Employee”) (each a “Party,” collectively, “Parties”). The Parties were party to an Employment Agreement dated December [ ], 2018 and this Agreement is intended to completely replace such earlier Employment Agreement, which shall no longer be in effect.

The Company wishes to engage Employee to provide services to the Company, Sierra Income Corporation and each of their respective subsidiaries and affiliates (the “Company Group”) and Employee wishes to provide such services, pursuant to the terms and conditions set forth in this Agreement. The Parties agree that references herein to the “Board” and the “Compensation Committee” shall be to the Board of Directors of Sierra Income Corporation and to the Compensation Committee of that Board.

In consideration of the mutual promises set forth below and other valuable consideration (the mutuality, adequacy and sufficiency of which are hereby acknowledged), the Parties agree as follows.

1. Position. The Company hereby employs Employee as Chief Executive Officer and Member of the Combined Company Board or in such capacity as may later be agreed to by the Parties, and Employee agrees to serve the Company in such capacity in a manner consistent with the terms and conditions of this Agreement.

2. Term. This Agreement shall commence on the Effective Date (as defined below) and shall expire on the thirty (30) month anniversary of the Effective Date (the “Initial Term”), unless terminated earlier pursuant to the provisions of Section 8 hereof. The term of employment shall be renewed automatically for successive periods of one (1) year (each, a “Renewal Term”) after the expiration of the Initial Term, unless the Company provides Employee, or Employee provides the Company, with written notice to the contrary at least one hundred twenty (120) calendar days prior to the end of the Initial Term or any Renewal Term. For the avoidance of doubt, this Agreement shall remain in effect during the Renewal Term unless terminated earlier pursuant to the provisions of Section 8 hereof. The Initial Term and any Renewal Terms are collectively referred to herein as the “Term.” For purposes of this Agreement, “Effective Date” shall mean the Closing Date, as such term is defined in the Amended and Restated Agreement and Plan of Merger by and among Medley Management Inc., Sierra Income Corporation, and Sierra Management, Inc., dated as of July [ ], 2019 (the “Merger Agreement”).

3. Duties.

a. Employee shall have the duties, authorities and responsibilities forth in Exhibit A attached to this Agreement, as amended from time to time and with input from the Company’s Board of Directors (the “Board”). Employee’s principal place of employment with the Company shall be at the Company’s offices, currently at 280 Park Avenue, 6th Floor East, New York, New York, provided that Employee understands and agrees that Employee may be required to travel from time to time for business purposes.

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b. Employee shall devote Employee’s full business time, energy, business judgment, knowledge, skill and best efforts to the performance of Employee’s duties with the Company Group, in conformance with rules and policies of the Company Group in effect from time to time and otherwise provided or made available to Employee. Employee will not, during the Term, directly or indirectly engage in any other business, either as an employee, employer, consultant, principal, officer, director, advisor or in any other capacity, either with or without compensation, without the prior written consent of the Board. However, Employee may devote reasonable time to activities such as supervision of personal investments and activities involving professional, charitable, civic, educational, religious and similar types of activities, speaking engagements and membership on other boards, provided such activities do not interfere in any material way with the business of the Company Group and provided further that Employee cannot serve on the board of directors of (or provide services to) any publicly traded company without the written consent of the Board, which shall not be unreasonably withheld. The time involved in such activities shall not be treated as vacation time. Employee shall be entitled to keep any amounts paid to him in connection with such activities (such as director fees and honoraria).

c. The Company hereby expressly acknowledges that Employee’s personal investments include investments made by T3 Group LLC and Granite Holdings, LLC. Notwithstanding the foregoing, Employee is bound by and subject to the Code of Ethics – Personal Investment Policy and all other policies under the Medley Investment Advisers Regulatory Compliance Manual. Employee further agrees that his involvement in the foregoing personal investment activities shall not (i) create regulatory concerns for the Company Group that cannot be resolved or mitigated to the Board’s reasonable satisfaction, (ii) create actual or potential conflicts of interest that cannot be resolved or mitigated to the Board’s reasonable satisfaction or (iii) otherwise interfere with Employee’s ability to perform his duties hereunder.

4. Compensation.

a. Generally. As compensation, Employee shall receive a Base Salary (as defined below) and may, as determined at the discretion of the Board or Compensation Committee of the Board (the “Compensation Committee”), as applicable, participate in an annual bonus program (the “Annual Bonus”). Annual Bonuses may be provided to align the goals and objectives of the Employee with those of the Company, business units within the Company and the expected goals and objectives of the Company’s shareholders, as applicable, and according to standards of good governance, ethical leadership and the successful growth and well-being of the Company Group. The award of any Annual Bonus will generally depend upon the satisfaction of personal and/or Company Group performance metrics as determined by Board or Compensation Committee, as applicable, for the year.

Compensatory payments made to Employee under the terms of this Agreement are subject to tax and other withholding required or permitted by law and such additional withholding as may be requested by Employee.

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b. Base Salary. The Company agrees to pay Employee a base salary at an annual rate of six hundred thousand dollars ($600,000) (the “Base Salary”), payable in accordance with the regular payroll practices of the Company. This Base Salary shall compensate Employee for all hours of work, and this position shall not be eligible for overtime. The Base Salary shall be subject to change at the discretion of the Board or Compensation Committee, as applicable. The term “Base Salary” will refer to the Base Salary as may be modified from time to time.

c. Annual Bonus.

(i) Annual Bonus for 2019. Employee shall be eligible to receive an Annual Bonus with respect to performance for the 2019 year equal to three million, two hundred thousand dollars ($3,200,000), as set forth in the economic terms set forth on Exhibit B attached to this Agreement and to be paid no later than March 15, 2020. The Board or Compensation Committee, as applicable, may increase the 2019 Annual Bonus in recognition of performance in excess of performance objectives. No Annual Bonus shall be earned for 2019 unless the Employee remains employed through the date of payment.

(ii) Annual Bonus for 2020 and Thereafter. Each year during the first quarter of the year, the Board or Compensation Committee, as applicable, in consultation with the Company’s senior executive officers (“Management”), shall establish (a) a target Annual Bonus for the year of no less than five hundred thirty-three and three tenths percent (533.3%) of Base Salary (the “Target Annual Bonus”), and (b) Company Group and individual performance and other objectives for the year for such bonus. Each Annual Bonus (if any) shall be paid no later than the March 15 following the end of the applicable year.

No earlier than January 1 nor later than March 15 of the following year, the Board or Compensation Committee, as applicable, shall determine and pay the amount of the final Annual Bonus, if any, to be paid for the preceding year, which amount may be based in whole or in part on satisfaction of the performance and other objectives for the preceding year. The extent to which performance and other objectives are met will be determined based on actual achievement (as determined, in consultation with Management, by the Board or Compensation Committee, as applicable, in good faith). The Board or Compensation Committee, as applicable, may increase the Annual Bonus in recognition of performance in excess of performance objectives. No Annual Bonus shall be earned for a year unless the Employee remains employed through the date of payment.

d. Form of Annual Bonus. The Annual Bonus for 2019 shall be paid thirty five percent (35%) in cash immediately and sixty five percent (65%) in the form of an RSU award. The Annual Bonus for 2020 and thereafter shall be paid thirty five percent (35%) in cash immediately and sixty five (65%) in the form of an RSU award. With respect to the Annual Bonus for 2019 and thereafter, any RSU award shall vest in three (3) equal annual installments, with the RSU award for the Annual Bonus for 2019 vesting in three (3) equal annual installments on December 31, 2020, December 31, 2021, and December 31, 2022.

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e. Clawback. The Annual Bonus made under this Agreement shall be subject to recoupment by the Company to the extent required by applicable law (including without limitation Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of the NYSE.

5. Employee Benefits.

a. Benefits. The Company intends to continue existing benefit plans maintained by Medley Capital LLC, or plans to adopt benefit plans consistent with or generally more favorable in the aggregate than the current benefit plans of Medley Capital LLC, and the Employee will remain or become eligible for participation in those plans made available to other similarly situated employees of the Company, including, but not limited to group health plan coverage, short and long term disability insurance coverage, life insurance coverage, qualified retirement benefit plan coverage, non-qualified benefit plan coverage and tax and financial planning benefits, in accordance with and subject to the terms and conditions of those plans. Notwithstanding the preceding sentence, the Company reserves the right to adopt, amend or terminate any benefit plan, program or arrangement.

b. Paid Time Off. Employee shall be entitled to no less than twenty-five (25) business days paid time off, subject to the terms and conditions of the Company’s vacation policies, procedures and practices. Paid time off accrues with each pay period, subject to an annual cap, and cannot be carried over to the subsequent calendar year, except to the extent required by applicable law. Any unused vacation will not be paid upon termination of employment, except to the extent required by applicable law.

6. Business Expenses. The Company agrees to reimburse Employee for reasonable and customary business expenses related to Employee’s performance of services under this Agreement, subject to appropriate review and oversight by the Board as applicable. As a condition of reimbursement, Employee must account for and substantiate all such expenses in accordance with applicable Company policies and consistent with Internal Revenue Service requirements for reimbursable business expenses.

7. Freedom to Contract. The Company does not infringe upon the proprietary information, trade secrets or confidential information of third parties. Employee represents and warrants that Employee has the right to enter into this Agreement, that Employee is eligible for employment by the Company, that no other written or verbal agreements exist that would be in conflict with or prevent the performance by Employee of any portion of this Agreement, and that Employee is not subject to or in breach of any non-disclosure agreement or restrictive covenant of any nature separate from the provisions included in this Agreement. Employee will not enter into this Agreement without first disclosing to the Board any non-disclosure agreement or restrictive covenant agreement Employee has entered into (verbally or in writing) at any time that is still in effect on its terms as of the Effective Date of this Agreement, regardless of whether Employee believes or has reason to believe such agreement is void or unenforceable in whole or in part.

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8. Termination.

a. Death. Employee’s employment shall terminate on the date of Employee’s death. In the event of the death of Employee during the Term, the Company shall pay to Employee’s legal representatives or named beneficiaries (as designated on Exhibit C and delivered to the Company):

(i) Employee’s earned but unpaid Base Salary as of the date of Employee’s death;

(ii) Any unpaid Annual Bonus for the year prior to the date of Employee’s death, based on the actual performance of the Company (or the Company Group, as applicable) for that year, payable fully in cash (rather than any otherwise applicable cash/equity mix) at the same time as such amounts are paid to continuing Management employees; and

(iii) A pro-rated amount of any Annual Bonus for the year of death, based on actual performance of the Company (or the Company Group, as applicable) for the year in which death occurs, with any individual performance criteria deemed to be met at the same level as Company performance, and paid fully in cash (rather than any otherwise applicable cash/equity mix) at the same time as such amounts are paid to continuing Management employees for the year.

In addition, vesting of any outstanding RSU awards at death shall be fully accelerated and the Company will pay the full cost of continuing coverage under the Company’s group health benefits plan (“COBRA coverage”) for the Employee’s qualified beneficiaries, to the extent Employee’s qualified beneficiaries elect such COBRA coverage for a period of up to one (1) year following Employee’s death.

b. Disability. Notwithstanding the foregoing, Employee’s employment shall terminate on the date specified in a written notice from the Company terminating Employee’s employment due to Disability during the Term or, in the event no date is specified in such notice, on the date on which such notice is delivered to Employee or Employee’s legal representative. For purposes of this Agreement, “Disability” shall mean that Employee is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, (i) unable to engage in any substantial gainful activity, as determined by a licensed physician as reasonably chosen by the Company, or (ii) receiving income replacement benefits for a period of not less than three (3) months under the Company’s group disability plan. In the event of the termination of Employee’s employment due to Disability, the Company shall:

(i) Pay Employee’s earned but unpaid Base Salary as of the date of Employee’s termination;

(ii) Pay any unpaid Annual Bonus for the year prior to the date of Employee’s termination, based on the actual performance of the Company (or the Company Group, as applicable) for that year, payable fully in cash (rather than any otherwise applicable cash/equity mix) at the same time as such amounts are paid to continuing Management employees;

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(iii) Pay a pro-rated amount of any Annual Bonus for the year of termination, based on actual performance of the Company (or the Company Group, as applicable) for the year in which termination occurs, with any individual performance criteria deemed to be met at the same level as Company performance, and paid fully in cash (rather than any otherwise applicable cash/equity mix) and at the same time as such amounts are paid to continuing Management employees for the year; and

(iv) Fully accelerate vesting of any outstanding RSU awards as of the date of termination.

In addition, the Company will pay the full cost of COBRA coverage for Employee and/or Employee’s qualified beneficiaries, to the extent Employee elects such COBRA coverage, for a period of up to one (1) year following Employee’s termination on account of Disability.

c. Termination by the Company for Cause. Notwithstanding the foregoing, the Company may terminate Employee’s employment under this Agreement at any time for Cause. “Cause” shall mean: (i) fraud against the Company Group, which causes material harm to any member of the Company Group; (ii) willful failure or any willful refusal to implement or undertake the lawful directives of the Board or such other supervisor as may be assigned by the Company Group when such directives are materially consistent with Employee’s duties under this Agreement; (iii) engaging in willful conduct (other than at the direction of the Company) that causes material injury, monetary or otherwise, to any member of the Company Group, or that reflects adversely on any member of the Company Group, or that materially affects Employee’s ability to perform Employee’s duties; (iv) conviction of, or the entering of a plea of guilty or nolo contendere, by Employee to a financial crime that constitutes a felony (or any state-law equivalent) or involves moral turpitude; (v) the entry of any order or consent decree, whether or not liability is admitted or denied, by the Securities and Exchange Commission against Employee in respect of charges that Employee violated any provision of the Investment Company Act of 1940, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than provisions requiring the maintenance of proper books and records; (vi) theft, misappropriation, embezzlement or conversion of the assets or opportunities of any member of the Company Group; (vii) a material breach of the terms, covenants or representations of this Agreement or any agreement between Employee and any member of the Company Group; or (viii) a willful violation of the written rules or policies of any member of the Company Group, which causes material harm to any member of the Company Group, provided that, in the case of the occurrence of an event described in clause (vii) or (viii) above, Employee shall have ten (10) business days after receipt of written notice thereof, stating in reasonable detail the actions or omissions purporting to constitute such breach or violation, to cure, and upon such cure, such event shall not be deemed to be the basis for a termination of Employee for Cause, unless the Company acting in good faith, otherwise determines that such occurrence is not reasonably subject to being cured; provided, however, that with respect to the occurrence of an event described in clause (vii) above, the foregoing cure period shall be available to Employee only with respect to the first occurrence of the same event described in clause (vii) above, and such cure period shall not be available to Employee with respect to any subsequent occurrence of an event described in clause (vii) above. For purposes of this Agreement, no act or failure to act on Employee’s part shall be considered “willful” unless it is done, or omitted to be done, by Employee in bad faith or without reasonable belief that Employee’s action or omission was in the best interests of the Company Group. Any act or failure to act based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of the Company Group. In the event of Termination for Cause, Employee shall be entitled to receive any earned but unpaid Base Salary, paid as soon as practicable following termination.

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d. Termination by the Company Without Cause or by Employee with Good Reason. The Company may terminate Employee’s employment without Cause at any time under this Agreement. In the event of termination of Employee’s employment by the Company without Cause or Employee terminates employment with Good Reason (as defined below), the Company shall:

(i) Pay Employee’s earned but unpaid Base Salary as of the date of Employee’s termination;

(ii) Pay any unpaid Annual Bonus for the year prior to the date of Employee’s termination, based on the actual performance of the Company (or the Company Group, as applicable) for that year, payable fully in cash (rather than any otherwise applicable cash/equity mix) at the same time as such amounts are paid to continuing Management employees;

(iii) Pay a pro-rated amount of any Annual Bonus for the year of termination, based on actual performance of the Company (or the Company Group, as applicable) for the year in which termination occurs, with any individual performance criteria deemed to be met at the same level as Company performance, and paid fully in cash (rather than any otherwise applicable cash/equity mix) at the same time as the Annual Bonus is paid to continuing Management employees;

(iv) Pay, on a monthly basis and using regularly scheduled payroll periods over thirty (30) months (the “Severance Period”), (x) an amount equal to one-twelfth (1/12th) the Employee’s Base Salary plus (y) an amount equal to one-twelfth (1/12th) of the cash portion of the Employee’s Target Annual Bonus for the year of termination; and

(v) Fully accelerate vesting of any outstanding RSU awards as of the date of termination.

In addition, the Company will pay toward the cost of COBRA coverage an amount equal to the Company-portion of premiums paid for active employees in the Company’s plan for the Employee and/or Employee’s qualified beneficiaries, to the extent Employee elects such COBRA Coverage, for a period of up to eighteen (18) months following Employee’s termination by the Company without Cause or by Employee with Good Reason; provided, that the Company’s obligation described in this sentence shall cease on the date Employee becomes eligible for coverage under another group health plan offered by an employer of Employee or the employer of Employee’s spouse. Employee shall promptly notify Company in the event he or she becomes eligible for such other coverage.

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e. Termination for Notice of Non-Renewal. Unless the Company has offered to renew the Agreement on terms that are at least comparable in the aggregate to “market level” compensation, then if the Company provides notice to Employee that the Company is not renewing the Term under Section 2 at the end of the Initial Term or any Renewal Term and Employee’s employment terminates at the end of such Term, the Company shall:

(i) Pay Employee’s earned but unpaid Base Salary as of the date of Employee’s termination;

(ii) Pay any unpaid Annual Bonus for the year prior to the date of Employee’s termination, based on the actual performance of the Company (or the Company Group, as applicable) for that year, payable fully in cash (rather than any otherwise applicable cash/equity mix) at the same time as such amounts are paid to continuing Management employees;

(iii) Pay a pro-rated amount of any Annual Bonus for the year of termination, based on actual performance of the Company (or the Company Group, as applicable) for the year in which termination occurs, with any individual performance criteria deemed to be met at the same level as Company performance, and paid fully in cash (rather than any otherwise applicable cash/equity mix) at the same time as the Annual Bonus is paid to continuing Management employees;

(iv) Pay, on a monthly basis and using regularly scheduled payroll periods over thirty (30) months (the “Severance Period”), (x) an amount equal to one-twelfth (1/12th) the Employee’s Base Salary plus (y) an amount equal to one-twelfth (1/12th) of the cash portion of the Employee’s Target Annual Bonus for the year of termination; and

(v) Fully accelerate vesting of any outstanding RSU awards as of the date of termination.

In addition, the Company will pay toward the cost of COBRA coverage an amount equal to the Company-portion of premiums paid for active employees in the Company’s plan for Employee and/or Employee’s qualified beneficiaries, to the extent Employee elects such COBRA Coverage, for a period of up to one (1) year following Employee’s termination by notice of non-renewal; provided, that the Company’s obligation described in this sentence shall cease on the date Employee becomes eligible for coverage under another group health plan offered by an employer of Employee or the employer of Employee’s spouse. Employee shall promptly notify Company in the event he or she becomes eligible for such other coverage.

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If the Parties cannot reach agreement as to whether an offer is at least comparable in the aggregate to “market level” compensation, the Board or the Compensation Committee, as applicable, shall engage an independent compensation consultant reasonably acceptable to Employee and familiar with the industry in which the Company operates to make such determination. The consultant shall, at a minimum, take the following considerations into account: qualifications and experience of Employee; the aggregate compensation paid to similarly situated persons performing similar tasks within the Company’s peer group (as reported in its most recent annual proxy statement); the performance of the Company Group relative to Company’s peer group; and comparability data submitted by Employee. If the consultant provides a range, adjusted to reflect performance of the Company comparable to the Company’s peer group, and the Company proposes a compensation package that is at least the median level within that range, the comparability requirement shall be deemed satisfied.

f. Good Reason. For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following without Employee’s consent: (i) a material diminution in Employee’s base compensation; (ii) a material diminution in Employee’s authority, duties or responsibilities; (iii) a requirement that Employee report to anyone other than the Board; (iv) a material diminution in the budget over which Employee retains authority; (v) a material change in the geographic location at which Employee must perform the services; or (vi) any other action or inaction that constitutes a material breach by the Company of this Agreement. Employee must provide notice to the Company of the existence of the condition described above within a period not to exceed ninety (90) calendar days of the initial existence of the condition, and the Company will have a period of at least thirty (30) calendar days following the notice during which it may remedy the condition. Any termination for Good Reason must occur within two (2) years following the initial existence of one or more of the foregoing conditions.

g. Termination by Employee other than for Good Reason. Notwithstanding the foregoing, Employee may terminate Employee’s employment under this Agreement for any reason, provided such termination may take place no earlier than the end of the month that is not less than three (3) months after Employee has provided written notice to the Company of Employee’s intent to terminate Employee’s employment. The Company may elect to accept Employee’s resignation at any time prior to the end of such notice period. In the event of any termination of Employee’s employment under this Section, the Company shall pay to Employee Employee’s earned but unpaid Base Salary.

h. Executed Waiver and Forfeiture. No amount shall be payable under this Section 8 unless a General Release of Claims, substantially in the form attached as Exhibit D (the “Release Form”), has been duly executed by Employee (or in the event of death or disability his beneficiary or legal representative, as applicable) and delivered to the Company and any applicable revocation period has expired within the sixty (60) day period following termination of employment, provided that to the extent Internal Revenue Code Section 409A (“Section 409A”) applies to a payment, such payment will be deferred and paid in a lump sum on the sixtieth (60th) day following termination.

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i. Post-Termination Knowledge of Cause or Breach. If (i) Employee’s employment with the Company terminates for any reason other than Cause and, after the date of Employee’s termination, matters constituting Cause become known to the Company or (ii) Employee materially breaches any of Employee’s post-employment obligations, including non-competition, non-solicitation, non-disparagement and non-disclosure obligations, then the Company may, by written notice to Employee (describing in reasonable detail the facts giving rise to such Cause or breach) obligate Employee to repay in full on a net after-tax within thirty (30) days of that notice: (1) any Annual Bonus(es) paid after the earliest date of occurrence of matters constituting Cause or breach, as determined by the Board in good faith; (2) any amounts of severance Employee has received hereunder; and (3) the amount of any compensation received upon exercise, settlement or other payment of any equity award that was exercised, settled or otherwise paid after the earliest date of occurrence of matters constituting Cause or breach, as determined by the Board in good faith. In addition, any unpaid Annual Bonus(es), severance, and any outstanding equity awards, shall be forfeited.

j. No Mitigation or Offset. Employee shall not be required to mitigate the amount of any payment provided for pursuant to this Agreement by seeking other employment or otherwise, and the amount of any payment provided for pursuant to this Agreement shall not be reduced by any compensation earned as a result of Employee’s other employment or otherwise.

9. Work Product.

a. Definition. Employee acknowledges and agrees that during the Term, there will be certain restrictions on Employee’s development of technology, ideas and inventions (collectively, “Work Product”). The term Work Product shall mean all ideas, processes, trademarks, service marks, inventions, technology, computer programs, original works of authorship, designs, formulas, discoveries, patents and copyrights, and all improvements, rights and claims related to the foregoing, which are within the scope of Employee’s employment, or that results from or is suggested by any work performed by Employee for the Company Group, or that relate to actual or demonstrably anticipated research or development for the Company, and which are conceived, developed or reduced to practice by Employee alone or with others, except to the extent that applicable law prohibits the assignment of these rights. Employee agrees that all original works of authorship that are made by Employee (solely or jointly with others) within the scope of Employee’s employment, or that results from or is suggested by any work performed by Employee for the Company Group, or that relate to actual or demonstrably anticipated research or development for the Company Group, and that are protectable by copyright, are “works made for hire,” as that term is defined in the United States Copyright Act of 1976, as amended (17 U.S.C. § 101).

b. Disclosure. Employee agrees to maintain adequate and current written records on the development of all Work Product and to disclose promptly to the Company all Work Product and relevant records, which records will remain the sole property of the Company Group. Employee further agrees that all information and records pertaining to any idea, process, trademark, service mark, invention, technology, computer program, original work or authorship, design formula, discovery, patent or copyright that Employee does not believe to be Work Product, but is conceived, developed or reduced to practice by Employee (alone or with others) during Employee’s employment, or during the one (1) year period following termination of Employee’s employment, shall be promptly disclosed to the Company (such disclosure to be received in confidence). The Company shall examine such information to determine if in fact it constitutes Work Product subject to this Agreement. The Company’s determination that the information is Work Product subject to this Agreement shall be final and binding.

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c. Assignment. Employee hereby assigns to the Company, without further consideration, all right, title and interest that Employee may presently have or acquire (throughout the United States and in all foreign countries), free and clear of all liens and encumbrances, in and to each Work Product, which will be the sole property of the Company Group, whether or not patentable or otherwise registrable. In the event any Work Product will be deemed by the Company to be patentable or otherwise registrable, Employee agrees to assist the Company Group (at its expense) in obtaining letters patent or other applicable registrations, and Employee will execute all documents and do all other things (including testifying at the Company’s expense) necessary or proper to obtain letters patent or other applicable registrations and to vest the Company or a member of the Company Group with full title to them. Employee further agrees that Employee’s obligation to assist the Company Group in obtaining and enforcing patents, registrations or other rights for such inventions in any and all countries, will continue beyond the termination of Employee’s employment, but the Company shall compensate Employee at a reasonable rate after such termination for the time actually spent by Employee at the Company’s request for such assistance. Should the Company or a member of the Company Group be unable to secure Employee’s signature on any document necessary to apply for, prosecute, obtain or enforce any patent, copyright or other right or protection relating to any Work Product, whether due to Employee’s mental or physical incapacity or any other cause, Employee hereby irrevocably designates and appoints the Company and each of its duly authorized officers and agents as Employee’s agent and attorney-in-fact, to act for and on Employee’s behalf, to execute and file any such document and to do all other lawfully permitted acts to further the prosecution, issuance and enforcement of patents, copyrights or other rights of protections with the same force and effect as if executed and delivered by Employee.

If Employee resides in California, the foregoing assignment clause in this Section 9(c) will not apply to an invention that Employee developed entirely on Employee’s own time without using the Company Group’s equipment, supplies, facilities or trade secret information except for those inventions that either: (i) relate at the time of conception or reduction to practice of the invention to the Company’s business, or actual or demonstrably anticipated research or development of the Company; or (ii) result from any work performed by Employee for the Company Group. Cal. Lab. Code § 2870(a).

d. Waiver of Moral Rights. Employee hereby waives any and all moral rights that might otherwise accrue with respect to any Work Product.

10. Confidential Information. Employee agrees that, during Employee’s employment with the Company or any member of Company Group, and following termination of Employee’s employment, except as required by law, Employee will not, directly or indirectly, at any time, disclose to any third person or use in any way any non-public information or Confidential Information (i) regarding the business of any member of the Company Group and (ii) concerning any Business Opportunities (as defined below).

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a. Definitions. For purposes of this Agreement –

(i) “Confidential Information” shall mean all confidential information, proprietary information or trade secrets (whether oral or written, whether maintained in hard copy, electronically (including, without limitation, in email or text messages) or otherwise) and including: (i) Know-How (as defined below), Trade Secrets (as defined in Section 11), information related to Business Opportunities, prospects, pricing, trading, trading strategies and methodologies, portfolio management strategies, programs, methods of operation, prospective and existing contracts, business plans, procedures, and strategies, costs profits, databases, personnel, operational methods, financial models, potential transactions, pending negotiations, computer programs, algorithms, negotiations, lists of actual and/or prospective clients and/or investors, financial results, business developments, internal controls, security procedures and confidential programs or procedures; (ii) Company Intellectual Property Rights (as defined below) that constitute proprietary Know-How and Customer Information (as defined below and if and to the extent that such proprietary Know-How and Customer Information has been maintained as Company’s confidential information as of the date of this Agreement) and Trade Secrets; and (iii) information received by the Company Group from third parties under confidential conditions.

(ii) “Business Opportunities” shall mean: (1) any business plan or prospective new business developed or provided by Employee to the Company Group; and (2) any business plan or prospective new business developed by the Company or, to Employee’s knowledge, any of members of the Company Group that Employee has access to or otherwise becomes aware of during Employee’s employment with the Company or Company Group.

(iii) “Company Intellectual Property Rights” shall mean all Work Product and any other intellectual property owned or licensed by any member of the Company Group, including:

(1) all United States and foreign patents and patent applications that describe or claim inventions and improvements currently used, or currently conceived or currently developed for use, that when used herein includes any electronic medium or tangible embodiment of the Company Group, any United States or foreign counterparts, non-provisionals, divisionals, continuations, continuations-in-part, and reissues thereof, heretofore or hereafter filed or having legal force in any country of the world, and the inventions and improvements disclosed therein (the “Patents”);

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(2) all know-how that is currently used, or currently conceived or currently developed for use, in the business of the Company Group, including the following: (A) Trade Secrets, formulae, ideas, inventions and invention disclosures not subject to clause (1) above; (B) discoveries, innovations, improvements, results, reports, information and data (including all business and technical information and information and data relating to research, development, analytical methods, processes, formulations and compositions) and development work; (C) proprietary technology and information, designs, drawings, specifications or blueprints; and (D) all copies and tangible embodiments of the foregoing (in whatever form or medium, including electronic media) (collectively, “Know-How”);

(3) customer lists, supplier lists, pricing information, cost information, business and marketing research, plans and proposals and the like that are currently used, or currently conceived or currently developed for use, in the business of the Company Group (the “Customer Information”);

(4) all trademarks, service marks, trade dress, trade names, logos, commercial symbols and corporate names, whether or not registered, together with all translations, adaptations, derivations and combinations thereof that are currently used, or currently conceived or currently developed for use, in the business of the Company Group, and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith;

(5) all copyrightable works, whether or not registered, that are currently used, or currently conceived or currently developed for use, in the business of the Company Group, and all copyright applications, registrations and renewals in connection therewith;

(6) all internet domain names, URLs and applications therefor, that are currently used, or currently conceived or currently developed for use, in the business of the Company Group; and

(7) all computer software and programs in object code or source code form, databases and documentation and flow charts that are currently used, or currently conceived or currently developed for use, in the business of the Company Group.

b. Notwithstanding the foregoing, Confidential Information and Business Opportunities shall not include information: (i) that at the date hereof is in the public domain; (ii) that has come within the public domain through no fault or action of Employee that has the obligation of confidentiality (provided, however, that the fact that general information may be in or become part of the public domain, in and of itself, does not exclude any specific information from the obligations of this Agreement); (iii) that after the date hereof has been obtained lawfully from any third party that was entitled to disclose such information; and/or (iv) that an Employee is compelled to disclose by any judicial or administrative order after having given prompt notice of such order to the Company. Specific aspects or details of the Confidential Information will not be deemed to be published, generally known in the trade or otherwise within the public domain, or to be in possession of Employee, merely because the aspects of the Confidential Information are embraced by general disclosures in the public domain or in Employee’s possession. In addition, any combination of aspects of the Confidential Information will not be considered in the public domain or in the possession of Employee merely because individual elements thereof are in the public domain or in Employee’s possession unless the combination and its principles are in the public domain or in Employee’s possession. The burden of proving these exceptions to the confidentiality and use provisions of this Agreement resides with Employee.

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c. Obligations with respect to Confidential Information. Employee agrees to:

(i) hold the Confidential Information in strict confidence;

(ii) not give, sell or disclose Confidential Information to any other third party, unless such party is an auditor or contractor hired by any member of the Company Group and then only upon written approval of the Board;

(iii) not share or otherwise use the Confidential Information in violation of or in any manner inconsistent with the Company’s information protection and transfer policies in place from time to time, applicable privacy laws, applicable state and federal law, any other applicable laws, and GDPR (EU General Data Protection Regulation 2016/679) to the extent that it applies; and

(iv) not share or otherwise use the Confidential Information in violation of or in any manner inconsistent with the Company’s policies or reasonable requests made by the Company from time to time.

For avoidance of doubt, nothing in this Agreement shall prevent Employee from responding to any lawful subpoena or legal process, or sharing any Confidential Information or other information with regulators or appropriate governmental agencies without notice to the Company, whether in response to subpoena or otherwise, under the whistleblower provisions of federal law or regulation, and no prior authorization or notification is required prior to Employee making any such reports or disclosures, provided that no attorney client privilege shall be waived.

11. Trade Secrets. Employee acknowledges that Employee’s obligations under Section 10 are separate and distinct from Employee’s promise and obligation, affirmed by this Agreement, not to disclose or use the Company Group’s “Trade Secrets,” as defined by the applicable state statutory and common law and by federal law. During and at all times after the Term, Trade Secrets of the Company Group shall be subject to the maximum protections available under applicable law and no less protection than that provided by this Agreement applicable to “Confidential Information,” as described in Section 10. Employee further acknowledges and agrees that protection of the Company Group’s Trade Secrets is governed by Employee’s promises in this Agreement and by any applicable law.

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12. Protected Rights. Nothing in this Agreement prohibits Employee from reporting to any governmental authority information concerning possible violations of law or regulation. Provided Employee does so consistent with 18 U.S.C. § 1833, Employee may disclose trade secret information to a government official or to an attorney for the purposes of obtaining legal advice or use it in certain court proceedings without fear of prosecution or liability.

13. Restrictive Covenants.

a. Restricted Business; Restricted Territory. Employee expressly acknowledges that during the course of Employee’s employment with the Company, Employee will be provided with specialized knowledge, information and training with respect to the products and services of the Company Group. Employee acknowledges and agrees that Employee’s specialized knowledge, expertise and training will be of special value to the Company Group. Employee acknowledges: (i) that the Company Group engages in the business of middle market lending to borrowers in the United States (collectively, the “Restricted Business”); (ii) that, as of the date hereof, the Company Group conducts the Restricted Business across the United States (“Restricted Territory”); (iii) that Employee will, during the Term, customarily and regularly be engaged in the development, production and distribution of the products and services of the Company Group; (iv) that Employee has, during the Term, the primary duty of managing the Restricted Business; and (v) that Employee’s position is a position of trust and responsibility with access to Confidential Information, Work Product, Company Intellectual Property, Trade Secrets, information concerning employees of the Company Group, information concerning the customers and investors of the Company Group and information concerning prospective customers and investors of the Company Group.

b. Noncompetition. Employee covenants and agrees that Employee will not, during the Term and for a period of twelve (12) months following Employee’s termination of employment for any reason (the “Restricted Period”), directly or indirectly (whether through an entity, employee or other agent of any kind) acquire, develop, own, operate, lease, manage, have any financial interest in or otherwise participate in the acquisition, development, ownership, operation, leasing, management or financing of, any business or enterprise involved in the Restricted Business or engaged in Competition with any member of the Company Group in the Restricted Territory. A person or entity (including, without limitation, Employee) shall be deemed to be engaging in “Competition” with a member of the Company Group if such person or entity either engages primarily in the Restricted Business or engages in any other type of business that comprises a significant portion of any member of the Company Group’s revenues as of the date of Employee’s termination and for which Employee had responsibility or authority, or about which business Employee received Confidential Information during the course of Employee’s employment. Notwithstanding the foregoing, the provisions of this Section 13(b) shall not be deemed to prohibit Employee’s (i) ownership of not more than two percent (2%) of the total shares of all classes of stock outstanding of any publicly held company or (ii) ability to invest, as a limited partner, in any private equity, mezzanine or similar investment fund, provided in either event Employee is solely a passive investor in such entity.

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c. No Interference with Customers. Employee covenants and agrees that during the Restricted Period, Employee will not, without the prior consent of the Board, solicit or attempt to solicit, directly or by assisting others, any Relevant Customer of any member of the Company Group for the purpose of selling to such Relevant Customer, any products or services which are the same as, or substantially similar to, or competitive with the Restricted Business or, to Employee’s knowledge, that are the same as, or substantially similar to, or competitive with the products or services sold by any member of the Company Group at such date in the Restricted Territory. “Relevant Customer” shall mean any person, firm or company that was a customer or client of, or was a prospective customer or client being actively sought by, any member of the Company Group during the twelve (12) month period immediately preceding the date of Employee’s termination (“Relevant Period”) and with whom Employee had material contact during the Relevant Period. For purposes of this Section 13, “material contact” shall mean contact between Employee and each Relevant Customer: (i) with whom or which Employee dealt on behalf of the Company or any member of the Company Group; (ii) whose dealings with the Company Group were coordinated or supervised by Employee; or (iii) about whom Employee obtained confidential information in the ordinary course of business as a result of Employee’s association with the Company Group.

d. No Interference with Employees. Employee covenants and agrees that Employee shall not, during the Restricted Period, directly or indirectly (whether through an entity, employee or other agent of any kind) solicit or recruit any Restricted Employee or induce or attempt to induce any Restricted Employee to leave his or her employment with the Company or, to Employee’s knowledge, any member of the Company Group; provided, however, that general advertisements with respect to a position that are not directed to employees of any member of the Company Group will not violate the solicitation prohibition of this Section 13(d). “Restricted Employee” shall mean any individual who was employed by any member of the Company Group during the course of Employee’s term of employment and with whom Employee had material contact during the twelve (12) month period immediately preceding the date of Employee’s termination.

e. Non-Disparagement. Both during and after Employee’s employment, he or she will not, whether in private or in public, directly or indirectly, make, publish, encourage, ratify, or authorize, or aid, assist or direct any other person or entity in making or publishing, any statements that in any way defame or disparage any member of the Company Group, or any of its directors or executive employees. The Company agrees to instruct its Board, Chief Executive Officer, President and Senior Executive Vice Presidents, whether in private or in public, directly or indirectly, to not make, publish, encourage, ratify, or authorize, or aid, assist or direct any other person or entity in making or publishing, any statements that in any way defame or disparage Employee, and the Company will not be responsible for any damages suffered by Employee to the extent that the Board provides such instruction and does not in any way explicitly contradict such instruction.

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14. Enforcement. Employee acknowledges and agrees that: (i) the provisions and covenants set forth in Sections 9 through 13 are in addition to, and not in lieu of, any rights or remedies that the Company Group may have available to it under any laws (including any law preventing the disclosure of Trade Secrets or other Confidential Information); (ii) any enforcement of the Sections 9 through 13 by the Company shall not be construed as a waiver of any other rights or remedies that the Company Group may possess at law or in equity absent this Agreement; (iii) on account of Employee’s service to the Company Group, Employee has been, and will in the future be, made aware of Trade Secrets and other valuable Confidential Information, including information relating to any member of the Company Group, and their respective customers, clients and employees, in each case that could be used to the great competitive disadvantage of, and cause great financial harm to, the Company Group if provided to any competitor; (iv) Sections 9, 10, 11 and 13 are necessary to prevent the use and disclosure of Trade Secrets and other Confidential Information, to protect the relationships between the Company Group members and their respective customers and employees, to protect the goodwill of the Company Group and to protect other legitimate business interests of the Company Group; and (v) all of the restrictive covenants are reasonable in all respects, including duration, territory and scope of activity restricted. Employee acknowledges and agrees that (1) the restrictions in Sections 9, 10, 11 and 13 shall be construed as separate agreements between Employee and the Company Group and shall be enforceable independent of, and in addition to, any other provision of this Agreement or any provision of any other agreement between Employee and the Company Group and (2) the existence of any claim or cause of action by Employee against any member of the Company Group, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the obligations imposed by Sections 9, 10, 11 and 13 on Employee. The time periods referenced in Section 13 shall be extended on a day-for-day basis for each day during which Employee is found by a court of competent jurisdiction to have violated the provisions of Section 13 in any respect, so that Employee is restricted from engaging in the activities prohibited by Section 13 for the full Restricted Period.

15. Injunctive Relief. Employee acknowledges and agrees that the breach by Employee of Sections 9, 10, 11 and 13 will cause the members of the Company Group irreparable injury that cannot be adequately compensated by monetary damages alone. Therefore, Employee acknowledges and agrees that any member of the Company Group, without limiting any other legal or equitable remedies available to the member of the Company Group, shall be entitled to enforce this Agreement against Employee directly and shall be entitled to obtain equitable relief by injunction or otherwise from any court of competent jurisdiction, including injunctive relief to prevent any failure by Employee to comply with the terms and conditions of Sections 9, 10, 11 and 13.

16. Company Property. All information, materials, documents, supplies, equipment and other property furnished to Employee by the Company Group in connection with performance of services under this Agreement will be and remain the sole property of the Company Group. On the date of the termination of Employee’s employment under this Agreement for any reason, or at any other time at the Company’s request, Employee must return to the Company Group all tangible and intellectual property in whatever form belonging to the Company Group (including, but not limited to, the Company Group vehicle, any laptops, computers, cell phones, wireless electronic mail devices or other equipment, or information, documents and other property).

17. Non-Disclosure. Except as may be required by law, Employee shall not disclose the financial terms of this Agreement to any person or entity, except that this Agreement may be disclosed to: (a) Employee’s attorneys, accountants or financial or tax advisors; and (b) members of Employee’s immediate family; provided, however, that in the case of each of (a) and (b) such persons agree not to further reveal the terms of this Agreement.

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18. Insurance. If the Company desires at any time or from time to time during the Term to apply in its own name or otherwise for life, health, accident or other insurance covering Employee, the Company may do so at its sole cost and expense and may take out such insurance for any sum that the Company may deem necessary to protect its interests. Employee will have no right, title or interest in or to such insurance, but will, nevertheless, assist the Company in procuring and maintaining the same by submitting from time to time to the usual customary medical, physical and other examinations and by signing such applications, statements and other instruments as may reasonably be required by the insurance company or companies issuing such policies.

19. Indemnification and Insurance. The Company shall indemnify, protect, defend and save Employee harmless from and against any threatened, pending, contemplated or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which Employee is made a party by reason of the fact that Employee is or was an officer, employee or agent of the Company, or any judgment, amount paid in settlement (with the consent of the Company), fine, loss, expense, cost, damage and reasonable attorneys’ fees incurred by reason of the fact that Employee is or was an officer, employee or agent of the Company; provided, however, that Employee acted in good faith and in a manner Employee reasonably believed to be in the best interests of the Company Group, and with respect to any criminal action or proceeding, had no reasonable cause to believe Employee’s conduct was unlawful. Employee also shall be (i) indemnified under the Company’s LLC Agreement and By-Laws, (ii) covered by directors’ and officers’ liability insurance policies that are the same as or equivalent to those the Company carries for its directors and other senior executives, (iii) indemnified under by Sierra Income Corporation pursuant to its customary agreement for other officers and directors of Sierra Income Corporation, and (iv) covered by directors’ and officers’ liability insurance policies that are the same as or equivalent to those Sierra Income Corporation carries for its directors and other senior executives.

20. Lock-Up.

a. Definitions. For purposes of this Section 20 of this Agreement, the following terms shall have the meanings set forth below.

“Common Shares” means the shares of common stock, par value $0.001 per share, of Sierra.

“Lock-Up Period” means the period beginning on the date of the closing under the Merger Agreement and ending on the first anniversary of such closing.

“Lock-Up Shares” means any Common Shares that the Employee acquires pursuant to the Merger Agreement, including any that have been Transferred to a Permitted Transferee in accordance with Section 20 hereof (and shall include any shares of capital stock of Sierra issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization). For the avoidance of doubt, Common Shares shall cease to be Lock-Up Shares hereunder as of the end of the Lock-Up Period.

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“Permitted Transfer” means any of the following:

(a) the Transfer of any Lock-Up Shares to one (1) or more Permitted Transferees;

(b) the existence or creation of a testamentary power of appointment that may be exercised with respect to any Lock-Up Shares held by a trust; provided, however, that the Transfer of any Lock-Up Shares upon the exercise of a testamentary power of appointment to someone other than a Permitted Transferee shall not be a “Permitted Transfer” within the meaning of this paragraph (b) of this definition; or

(c) any Transfer by will or pursuant to the Laws of descent and distribution by any Person described in the definition of Permitted Transferee.

“Permitted Transferee” means any of the following:

(a) any Immediate Family Member of the Employee or any lineal descendant of any such Immediate Family Member; and

(b) any trust for the direct or indirect benefit of the Employee or any Immediate Family Member of the Employee.

For purposes of this definition, “lineal descendants” shall not include individuals adopted after attaining the age of eighteen (18) years and the adopted individual’s descendants.

“Person” means and includes any natural person, general partnership, limited partnership, corporation, limited liability company, joint venture, real estate investment trust, business trust or other trust, cooperative, unincorporated association or other form of organization, whether or not a legal entity.

“Sierra” means Sierra Income Corporation, a Maryland corporation.

“Transfer” means, with respect to Lock-Up Shares: (i) any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, grant of an option, hypothecation, mortgage, exchange, transfer or other disposition of (whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of law), or agreement to do any of the foregoing, of any interest (legal or beneficial) in any Lock-Up Shares; (ii) the entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or warrants or other rights to purchase Common Shares, whether any such transaction is to be settled by delivery of Common Shares or such other securities, in cash or otherwise; or (iii) any public announcement of an intention to effect any transaction specified in clause (i) or (ii); provided, however, that the term “Transfer” does not include any revocable proxy granted by the Employee or a Permitted Transferee or any exercise of rights by an executor, administrator, trustee, committee, guardian, conservator or receiver of the Employee or a Permitted Transferee, including the sale of Lock-Up Shares to pay any applicable estate taxes.

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b. Restrictions on Transfer of Common Shares. The Employee agrees that, during the Lock-Up Period, Employee will not Transfer any Lock-Up Shares other than pursuant to a Permitted Transfer; provided, however, that upon any Permitted Transfer, each Permitted Transferee in such Transfer shall agree in writing to be bound by the restrictions set forth in this Section 20.

c. Legend. At the request of Sierra, all share certificates or share statements evidencing Lock-Up Shares shall bear or contain a legend or notation substantially in the following form (or in such other form as Sierra’s board of directors may determine):

THE SECURITIES REPRESENTED BY THIS [CERTIFICATE / STATEMENT] ARE SUBJECT TO RESTRICTIONS ON TRANSFER SPECIFIED IN AN EMPLOYMENT AGREEMENT WITH THE CORPORATION, AS THE SAME MAY BE AMENDED AND MODIFIED FROM TIME TO TIME, AND THE CORPORATION RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SPECIFIED CONDITIONS HAVE BEEN FULFILLED. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE CORPORATION TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

The term “Corporation” shall mean Sierra for purposes of the above legend.

d. Stop Transfer. Sierra and its transfer agent are hereby authorized to decline to make any Transfer of Lock-Up Shares if such Transfer would constitute a violation or breach of this Section 20 and the Employee agrees and consents to the entry of stop transfer instructions with Sierra’s transfer agent and registrar against any Transfer of the Lock-Up Shares not made in compliance with Section 20.

21. Miscellaneous.

a. Successors and Assigns; No Third-Party Beneficiaries. The rights and obligations of the Company under this Agreement shall be binding upon and shall inure to the benefit of the members of the Company Group and their successors and assigns. The rights and obligations of Employee under this Agreement shall be binding upon and shall inure to the benefit of the heirs and legal representatives of Employee. Employee may not assign this Agreement or any right or obligation hereunder, without the prior written consent of the Company. The Company may assign this Agreement or any right or obligation hereunder to (i) any member of the Company Group, (ii) any other entity in connection with any reorganization, change in capital structure or similar transaction or (iii) any other entity in connection with the sale of all or substantially all of the assets of the Company. For the avoidance of doubt, the Company’s right to assign this Agreement may be exercised without the prior written consent of Employee. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

b. Waiver; Amendments. Any waiver by either party of a breach of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any other breach of such provision of this Agreement. The failure of either party to insist on strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive either party of the right thereafter to insist on strict adherence to that term or any other term of this Agreement. Neither this Agreement nor any part of it may be waived, changed or terminated orally, and any waiver, amendment or modification must be in a writing signed by Employee and the Company.

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c. Governing Law; Choice of Forum. This Agreement will be governed and construed and enforced in accordance with the laws of the State of New York, without regard to its conflicts of law rules. Employee hereby submits to the exclusive jurisdiction and venue of the federal and state courts located in New York, New York for resolution of any and all claims, causes of action or disputes arising out of, related to or otherwise concerning this Agreement, and Employee agrees to waive any claim relating to forum non conveniens. EACH OF THE PARTIES FURTHER ACKNOWLEDGES AND AGREES THAT ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, OF ANY KIND OR NATURE BROUGHT BY EITHER PARTY ARISING OUT OF THE INTERPRETATION, ENFORCEMENT OR BREACH OF THIS AGREEMENT SHALL BE RESOLVED BY A JUDGE ALONE, AND BOTH PARTIES HEREBY WAIVE AND FOREVER RENOUNCE THE RIGHT TO A TRIAL BEFORE A CIVIL JURY OF ANY SUCH SUIT, ACTION OR PROCEEDING.

d. Legal Fees and Expenses. The Company will pay legal fees and expenses incurred by Employee in connection with the drafting and negotiation of this Agreement and any related agreements.

e. Entire Agreement; Construction. This Agreement and any further agreements dated as of the date hereof and relating to the subject matter described herein contains the entire understanding of the parties relating to the subject matter of this Agreement and supersede all other prior written or oral agreements, understandings or arrangements between the parties relating to the subject matter hereof. Employee acknowledges and agrees that the compensation paid under the terms of this Agreement shall be in full satisfaction of any amounts due in connection with Employee’s employment with the Company and members of the Company Group. Employee acknowledges that, in entering into this Agreement, Employee did not rely and has not relied on any statements or representations not contained in this Agreement. The parties acknowledge and agree that each of the parties has participated in the drafting of this Agreement. Accordingly, it is the intention and agreement of the parties that the language, terms and conditions of this Agreement are not to be construed in any way against or in favor of any party hereto by reason of the responsibilities in connection with the preparation of this Agreement.

f. Severability. Any term or provision of this Agreement that is determined to be invalid or unenforceable by any court of competent jurisdiction in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, and such invalid or unenforceable provision shall be modified by such court so that it is enforceable to the extent permitted by applicable law.

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g. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 19(g)):

If to the Company:	Medley Capital LLC
280 Park Avenue, 6th Floor East
New York, NY 10017

with a copy to:	Sullivan & Worcester LLP
1666 K Street, N.W., Suite 700
Washington, DC 20006
Attention: David Leahy, Esq.

If to Employee:	At Employee’s home address of record with
Company’s Human Resources Department, as updated from time-to-time

with a copy to:	Winston & Strawn, LLP
35 W. Wacker Drive
Chicago, IL 60601-9703
Attn: Michael S. Melbinger, Esq.

h. Section 409A Compliance. Although the Company makes no guarantee with respect to the tax or other treatment of payments or benefits under this Agreement and shall not be responsible in any event with regard to this Agreement’s compliance with Section 409A, payments under this Agreement are intended to be exempt from or comply with the applicable requirements of Section 409A and shall be limited, construed and interpreted in a manner so as to comply therewith. In furtherance of the foregoing:

(i) notwithstanding any provision of this Agreement to the contrary, to the extent any payment hereunder constitutes deferred compensation subject to Section 409A, and if Employee is a “specified employee” as defined for purposes of Section 409A, then all payments to be made to Employee hereunder due to the termination of Employee’s employment shall not be paid, or commence to be paid, until the earlier of (1) the date that is immediately following the date that six (6) months after the date that Employee’s employment is terminated or (2) the date of Employee’s death following such a separation from service. Upon the expiration of the preceding period, any payments that would have otherwise been made during that period (whether in a single sum or in installments) in the absence of this provision shall be paid to Employee or Employee’s beneficiary in one lump sum (without interest).

(ii) notwithstanding any provision of this Agreement to the contrary, Employee’s employment with the Company Group shall not be deemed to have been terminated unless and until Employee has had a “separation from service,” as determined under Section 409A;

(iii) each payment that is part of a series of payments shall be a single payment for purposes of Section 409A; and

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(iv) any taxable reimbursements under this Agreement, including, without limitation, those under Section 21(d), will be made no later than the end of the calendar year following the calendar year the expense was incurred. For purposes of complying with Section 409A, any such reimbursements and any in-kind benefit under this Agreement will be subject to the following: (1) payment of such reimbursements or in-kind benefits during one calendar year will not affect the amount of such reimbursement or in-kind benefits provided during a subsequent calendar year; and (2) such reimbursement benefit or rights or in-kind benefits may not be exchanged or substituted for another form of compensation to Employee.

i. Survival. The representations, warranties, covenants and other agreements contained herein, which by their nature are intended to survive the termination of Employee’s employment with the Company Group, shall survive such termination (regardless of the reason for such termination) in accordance with their stated terms.

j. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, and all of which together shall constitute one agreement. Any photocopy or scanned copy in portable document format (PDF) shall be deemed an original copy for all purposes.

EMPLOYEE	COMPANY

Signed:	Signed:
Date:	Name:
Title:
Date:

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Exhibit A

EMPLOYEE DUTIES, AUTHORITIES AND RESPONSIBILITIES

Brook Taube, Chief Executive Officer and Member of the Combined Company Board

1. To ensure the organization as a whole is performing at the highest level. This includes making sure we have the human capital in place to produce the best results possible at all times.

2. Set overall strategy of the firm.

3. Oversee governance, sign off on audits, and make decisions on finance.

4. Maintain critical institutional client relationships and Wall Street relationships.

5. Primary liaison with Board of Directors.

6. Act as the senior investment executive with overall responsibility for investment results and investment strategy of the firm.

7. Establish and maintain investment policy including strategic and tactical portfolio asset allocation.

8. Manage all operations of the investment and risk management teams.

9. Serve as a member of the Investment Committee.

10. Play an integral role in fundraising and relationship management of key retail and institutional investors.

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Exhibit B

INITIAL COMPENSATION

	Base Salary	2019 Annual Bonus (% of Base)	2019 Annual Bonus ($)	Cash Portion of 2019 Annual Bonus	% of Total Bonus	RSU Award Portion of 2019 Annual Bonus	% of Total Bonus	Total (Base Plus 2019 Annual Bonus)
Brook Taube Chief Executive Officer and Member of the Board	$600,000	533.3%	$3,200,000	$1,120,000	35%	$2,080,000	65%	$3,800,000

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Exhibit C

Medley Capital LLC

Beneficiary Form

Please complete this form and return it to [_________________]. Elections on this form become effective on the date it is received by [___________________].

Participant Name _____________________

Designation/Change of Beneficiary

I hereby designate (revoking any prior such designation and reserving the right to change this designation in the future) the following Beneficiary of any amounts due to my named beneficiaries if my employment is terminated by death under my employment agreement, effective as of the Effective Date (“Employment Agreement”). “Effective Date” shall mean the Closing Date, as such term is defined in the Amended and Restated Agreement and Plan of Merger by and among Medley Management Inc., Sierra Income Corporation, and Sierra Management, Inc., dated as of July [ ], 2019.

Primary Beneficiary:

Name of Primary Beneficiary	Relationship to Participant

Address of Primary Beneficiary

Secondary Beneficiary:

Name of Secondary Beneficiary	Relationship to Participant

Address of Secondary Beneficiary

I understand and acknowledge the following:

● The above designation applies solely to the following payments if my employment is terminated by my death prior to the expiration of the term of my Employment Agreement: (i) earned but unpaid base salary as of my death; (ii) any unpaid annual bonus for that year; and (iii) a pro-rated amount of my annual bonus for the year of my death (together, the “Termination Benefit”). For the avoidance of doubt, all payments are conditioned on any terms provided in my Employment Agreement.

● In the event of my death, the Primary Beneficiary will receive the Termination Benefit, unless that individual predeceases or co-deceases me, in which case the Secondary Beneficiary will have such rights.

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● If neither Beneficiary survives me, distribution rights will lie with my estate.

Participant’s Signature	Date

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Exhibit D

GENERAL RELEASE OF CLAIMS

This General Release of Claims (the “Release”) is being executed and delivered in accordance with Section 8(h) of the Employment Agreement between Medley Capital LLC and you. Each capitalized term used in this Release without definition has the meaning given to such term in the Agreement. This Release must be signed and dated no later than forty-five (45) days after you receive it. You will have [seven (7) days] after signing this Release to revoke your signature by delivering a signed notice of revocation to the Company. This Release will become binding on the eighth day after the Release is signed unless you have revoked your signature. You have the right to consult with an attorney prior to signing this Release.

In exchange for the promises and payments described in the Agreement, you (on behalf of yourself and your heirs, executors, administrators and assigns) hereby release and forever discharge the Company Group, its divisions, subsidiaries and affiliates, and all of their respective present and former directors, officers, shareholders, trustees, employees, agents, representatives, consultants, successors and assigns in their official and individual capacities (collectively, the “Released Parties”), from any and all suits, claims, demands, debts, sums of money, damages, interest, attorneys’ fees, expenses, actions, causes of action, judgments, accounts, promises, contracts, agreements, and any and all claims of law or in equity, whether now known or unknown, which you now have or ever had against the Released Parties, or any of them, including, but not limited to, any claims under Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act, the Family and Medical Leave Act, the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act of 1990, 29 U.S.C. § 626(f) (“OWBPA”), the Worker Adjustment Retraining and Notification Act (“WARN”), the Genetic Information Nondiscrimination Act, any state antidiscrimination law that is analogous to the foregoing, and any other federal, state or local statute, regulation, ordinance or common law creating employment-related causes of action, and all claims related to or arising out of your employment or the termination of your employment with the Company Group. You also waive any right you may have to recover any compensation or damages in any action against any of the Released Parties brought by any governmental entity on your behalf or on behalf of any class of which you may be a member. You hereby represent that you have not previously filed or joined in any complaints, charges or lawsuits against the Company Group pending before any governmental agency or court of law relating to your employment and/or the termination thereof.

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CALIFORNIA ONLY (Delete highlighted section if outside of California)

In giving this Release, you specifically agree to waive the provisions of Section 1542 of the California Civil Code (and any other similar provisions of other applicable law), which section reads as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

MASSACHUSETTS ONLY (Delete highlighted section if outside of Massachusetts)

In giving this Release, you specifically agree to waive the provisions of the Massachusetts Wage Act, G.L. c. 149 and in so doing you explicitly waive any claims for unpaid wages.

This Release shall not apply to: (1) any vested interest you may have in any 401(k), pension or profit sharing plan, equity compensation agreement or any other employee benefit plan by virtue of your employment with the Company Group; (2) any claims that may arise after this Release is signed; (3) any claim that may not be waived by law; and (4) any right you may have to indemnification and/or advancement of legal fees by the Company Group or under its director’s and officer’s liability insurance coverage, under any agreement between you and the Company Group, under any provision of the Company Group’s bylaws or plans, or by application of law.

IN WITNESS WHEREOF, the undersigned has executed this Release as of this __ day of __________, 20   .

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EXHIBIT E-2

Form of Employment Agreement

[See attached.]

EXHIBIT E-2

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is made and entered into on July [ ], 2019, between Medley Capital LLC (the “Company”) and Seth Taube (the “Employee”) (each a “Party,” collectively, “Parties”). The Parties were party to an Employment Agreement dated December [ ], 2018 and this Agreement is intended to completely replace such earlier Employment Agreement, which shall no longer be in effect.

The Company wishes to engage Employee to provide services to the Company, Sierra Income Corporation and each of their respective subsidiaries and affiliates (the “Company Group”) and Employee wishes to provide such services, pursuant to the terms and conditions set forth in this Agreement. The Parties agree that references herein to the “Board” and the “Compensation Committee” shall be to the Board of Directors of Sierra Income Corporation and to the Compensation Committee of that Board.

In consideration of the mutual promises set forth below and other valuable consideration (the mutuality, adequacy and sufficiency of which are hereby acknowledged), the Parties agree as follows.

1. Position. The Company hereby employs Employee as Senior Executive Vice President and Senior Managing Director or in such capacity as may later be agreed to by the Parties, and Employee agrees to serve the Company in such capacity in a manner consistent with the terms and conditions of this Agreement.

2. Term. This Agreement shall commence on the Effective Date (as defined below) and shall expire on the twenty-four (24) month anniversary of the Effective Date (the “Initial Term”), unless terminated earlier pursuant to the provisions of Section 8 hereof. The term of employment shall be renewed automatically for successive periods of one (1) year (each, a “Renewal Term”) after the expiration of the Initial Term, unless the Company provides Employee, or Employee provides the Company, with written notice to the contrary at least one hundred twenty (120) calendar days prior to the end of the Initial Term or any Renewal Term. For the avoidance of doubt, this Agreement shall remain in effect during the Renewal Term unless terminated earlier pursuant to the provisions of Section 8 hereof. The Initial Term and any Renewal Terms are collectively referred to herein as the “Term.” For purposes of this Agreement, “Effective Date” shall mean the Closing Date, as such term is defined in the Amended and Restated Agreement and Plan of Merger by and among Medley Management Inc., Sierra Income Corporation, and Sierra Management, Inc., dated as of July [ ], 2019 (the “Merger Agreement”).

3. Duties.

a. Employee shall have the duties, authorities and responsibilities forth in Exhibit A attached to this Agreement, as amended from time to time and with input from the Company’s Board of Directors (the “Board”). Employee’s principal place of employment with the Company shall be at the Company’s offices, currently at 600 Montgomery Street, 35th Floor, San Francisco, California and 280 Park Avenue, 6th Floor East, New York, New York, provided that Employee understands and agrees that Employee may be required to travel from time to time for business purposes.

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b. Employee shall devote substantially all of the Employee’s business time, energy, business judgment, knowledge, skill and best efforts to the performance of Employee’s duties with the Company Group, in conformance with rules and policies of the Company Group in effect from time to time and otherwise provided or made available to Employee. Employee will not, during the Term, directly or indirectly engage in any other business, either as an employee, employer, consultant, principal, officer, director, advisor or in any other capacity, either with or without compensation, without the prior written consent of the Board. However, Employee may devote reasonable time to activities such as supervision of personal investments and activities involving professional, charitable, civic, educational, religious and similar types of activities, speaking engagements and membership on other boards, provided such activities do not interfere in any material way with the business of the Company Group and provided further that Employee cannot serve on the board of directors of (or provide services to) any publicly traded company without the written consent of the Board, which shall not be unreasonably withheld. The time involved in such activities shall not be treated as vacation time. Employee shall be entitled to keep any amounts paid to him in connection with such activities (such as director fees and honoraria).

c. The Company hereby expressly acknowledges that Employee’s personal investments include investments made by T3 Group LLC and Granite Holdings, LLC. Notwithstanding the foregoing, Employee is bound by and subject to the Code of Ethics – Personal Investment Policy and all other policies under the Medley Investment Advisers Regulatory Compliance Manual. Employee further agrees that his involvement in the foregoing personal investment activities shall not (i) create regulatory concerns for the Company Group that cannot be resolved or mitigated to the Board’s reasonable satisfaction, (ii) create actual or potential conflicts of interest that cannot be resolved or mitigated to the Board’s reasonable satisfaction or (iii) otherwise interfere with Employee’s ability to perform his duties hereunder.

4. Compensation.

a. Generally. As compensation, Employee shall receive a Base Salary (as defined below) and may, as determined at the discretion of the Board or Compensation Committee of the Board (the “Compensation Committee”), as applicable, participate in an annual bonus program (the “Annual Bonus”). Annual Bonuses may be provided to align the goals and objectives of the Employee with those of the Company, business units within the Company and the expected goals and objectives of the Company’s shareholders, as applicable, and according to standards of good governance, ethical leadership and the successful growth and well-being of the Company Group. The award of any Annual Bonus will generally depend upon the satisfaction of personal and/or Company Group performance metrics as determined by Board or Compensation Committee, as applicable, for the year.

Compensatory payments made to Employee under the terms of this Agreement are subject to tax and other withholding required or permitted by law and such additional withholding as may be requested by Employee.

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b. Base Salary. The Company agrees to pay Employee a base salary at an annual rate of four hundred eighty thousand dollars ($480,000) (the “Base Salary”), payable in accordance with the regular payroll practices of the Company. This Base Salary shall compensate Employee for all hours of work, and this position shall not be eligible for overtime. The Base Salary shall be subject to change at the discretion of the Board or Compensation Committee, as applicable. The term “Base Salary” will refer to the Base Salary as may be modified from time to time.

c. Annual Bonus.

(i) Annual Bonus for 2019. Employee shall be eligible to receive an Annual Bonus with respect to performance for the 2019 year equal to one million seven hundred and fifty thousand dollars ($1,750,000), as set forth in the economic terms set forth on Exhibit B attached to this Agreement and to be paid no later than March 15, 2020. The Board or Compensation Committee, as applicable, may increase the 2019 Annual Bonus in recognition of performance in excess of performance objectives. No Annual Bonus shall be earned for 2019 unless the Employee remains employed through the date of payment.

(ii) Annual Bonus for 2020 and Thereafter. Each year during the first quarter of the year, the Board or Compensation Committee, as applicable, in consultation with the Company’s senior executive officers (“Management”), shall establish (a) a target Annual Bonus for the year of no less than three hundred sixty-four and six tenths percent (364.6%) of Base Salary (the “Target Annual Bonus”), and (b) Company Group and individual performance and other objectives for the year for such bonus. Each Annual Bonus (if any) shall be paid no later than the March 15 following the end of the applicable year.

No earlier than January 1 nor later than March 15 of the following year, the Board or Compensation Committee, as applicable, shall determine and pay the amount of the final Annual Bonus, if any, to be paid for the preceding year, which amount may be based in whole or in part on satisfaction of the performance and other objectives for the preceding year. The extent to which performance and other objectives are met will be determined based on actual achievement (as determined, in consultation with Management, by the Board or Compensation Committee, as applicable, in good faith). The Board or Compensation Committee, as applicable, may increase the Annual Bonus in recognition of performance in excess of performance objectives. No Annual Bonus shall be earned for a year unless the Employee remains employed through the date of payment.

d. Form of Annual Bonus. The Annual Bonus for 2019 shall be paid thirty-five percent (35%) in cash immediately and sixty-five percent (65%) in the form of an RSU award. The Annual Bonus for 2020 and thereafter shall be paid thirty-five percent (35%) in cash immediately and sixty-five (65%) in the form of an RSU award. With respect to the Annual Bonus for 2019 and thereafter, any RSU award shall vest in three (3) equal annual installments, with the RSU award for the Annual Bonus for 2019 vesting in three (3) equal annual installments on December 31, 2020, December 31, 2021, and December 31, 2022.

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e. Clawback. The Annual Bonus made under this Agreement shall be subject to recoupment by the Company to the extent required by applicable law (including without limitation Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of the NYSE.

5. Employee Benefits.

a. Benefits. The Company intends to continue existing benefit plans maintained by Medley Capital LLC, or plans to adopt benefit plans consistent with or generally more favorable in the aggregate than the current benefit plans of Medley Capital LLC, and the Employee will remain or become eligible for participation in those plans made available to other similarly situated employees of the Company, including, but not limited to group health plan coverage, short and long term disability insurance coverage, life insurance coverage, qualified retirement benefit plan coverage, non-qualified benefit plan coverage and tax and financial planning benefits, in accordance with and subject to the terms and conditions of those plans. Notwithstanding the preceding sentence, the Company reserves the right to adopt, amend or terminate any benefit plan, program or arrangement.

b. Paid Time Off. Employee shall be entitled to no less than twenty-five (25) business days paid time off, subject to the terms and conditions of the Company’s vacation policies, procedures and practices. Paid time off accrues with each pay period, subject to an annual cap, and cannot be carried over to the subsequent calendar year, except to the extent required by applicable law. Any unused vacation will not be paid upon termination of employment, except to the extent required by applicable law.

6. Business Expenses. The Company agrees to reimburse Employee for reasonable and customary business expenses related to Employee’s performance of services under this Agreement, including all travel expenses to and from New York, subject to appropriate review and oversight by the Board as applicable. As a condition of reimbursement, Employee must account for and substantiate all such expenses in accordance with applicable Company policies and consistent with Internal Revenue Service requirements for reimbursable business expenses.

7. Freedom to Contract. The Company does not infringe upon the proprietary information, trade secrets or confidential information of third parties. Employee represents and warrants that Employee has the right to enter into this Agreement, that Employee is eligible for employment by the Company, that no other written or verbal agreements exist that would be in conflict with or prevent the performance by Employee of any portion of this Agreement, and that Employee is not subject to or in breach of any non-disclosure agreement or restrictive covenant of any nature separate from the provisions included in this Agreement. Employee will not enter into this Agreement without first disclosing to the Board any non-disclosure agreement or restrictive covenant agreement Employee has entered into (verbally or in writing) at any time that is still in effect on its terms as of the Effective Date of this Agreement, regardless of whether Employee believes or has reason to believe such agreement is void or unenforceable in whole or in part.

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8. Termination.

a. Death. Employee’s employment shall terminate on the date of Employee’s death. In the event of the death of Employee during the Term, the Company shall pay to Employee’s legal representatives or named beneficiaries (as designated on Exhibit C and delivered to the Company):

(i) Employee’s earned but unpaid Base Salary as of the date of Employee’s death;

(ii) Any unpaid Annual Bonus for the year prior to the date of Employee’s death, based on the actual performance of the Company (or the Company Group, as applicable) for that year, payable fully in cash (rather than any otherwise applicable cash/equity mix) at the same time as such amounts are paid to continuing Management employees; and

(iii) A pro-rated amount of any Annual Bonus for the year of death, based on actual performance of the Company (or the Company Group, as applicable) for the year in which death occurs, with any individual performance criteria deemed to be met at the same level as Company performance, and paid fully in cash (rather than any otherwise applicable cash/equity mix) at the same time as such amounts are paid to continuing Management employees for the year.

In addition, vesting of any outstanding RSU awards at death shall be fully accelerated and the Company will pay the full cost of continuing coverage under the Company’s group health benefits plan (“COBRA coverage”) for the Employee’s qualified beneficiaries, to the extent Employee’s qualified beneficiaries elect such COBRA coverage for a period of up to one (1) year following Employee’s death.

b. Disability. Notwithstanding the foregoing, Employee’s employment shall terminate on the date specified in a written notice from the Company terminating Employee’s employment due to Disability during the Term or, in the event no date is specified in such notice, on the date on which such notice is delivered to Employee or Employee’s legal representative. For purposes of this Agreement, “Disability” shall mean that Employee is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, (i) unable to engage in any substantial gainful activity, as determined by a licensed physician as reasonably chosen by the Company, or (ii) receiving income replacement benefits for a period of not less than three (3) months under the Company’s group disability plan. In the event of the termination of Employee’s employment due to Disability, the Company shall:

(i) Pay Employee’s earned but unpaid Base Salary as of the date of Employee’s termination;

(ii) Pay any unpaid Annual Bonus for the year prior to the date of Employee’s termination, based on the actual performance of the Company (or the Company Group, as applicable) for that year, payable fully in cash (rather than any otherwise applicable cash/equity mix) at the same time as such amounts are paid to continuing Management employees;

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(iii) Pay a pro-rated amount of any Annual Bonus for the year of termination, based on actual performance of the Company (or the Company Group, as applicable) for the year in which termination occurs, with any individual performance criteria deemed to be met at the same level as Company performance, and paid fully in cash (rather than any otherwise applicable cash/equity mix) and at the same time as such amounts are paid to continuing Management employees for the year; and

(iv) Fully accelerate vesting of any outstanding RSU awards as of the date of termination.

In addition, the Company will pay the full cost of COBRA coverage for Employee and/or Employee’s qualified beneficiaries, to the extent Employee elects such COBRA coverage, for a period of up to one (1) year following Employee’s termination on account of Disability.

c. Termination by the Company for Cause. Notwithstanding the foregoing, the Company may terminate Employee’s employment under this Agreement at any time for Cause. “Cause” shall mean: (i) fraud against the Company Group, which causes material harm to any member of the Company Group; (ii) willful failure or any willful refusal to implement or undertake the lawful directives of the Board or such other supervisor as may be assigned by the Company Group when such directives are materially consistent with Employee’s duties under this Agreement; (iii) engaging in willful conduct (other than at the direction of the Company) that causes material injury, monetary or otherwise, to any member of the Company Group, or that reflects adversely on any member of the Company Group, or that materially affects Employee’s ability to perform Employee’s duties; (iv) conviction of, or the entering of a plea of guilty or nolo contendere, by Employee to a financial crime that constitutes a felony (or any state-law equivalent) or involves moral turpitude; (v) the entry of any order or consent decree, whether or not liability is admitted or denied, by the Securities and Exchange Commission against Employee in respect of charges that Employee violated any provision of the Investment Company Act of 1940, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than provisions requiring the maintenance of proper books and records; (vi) theft, misappropriation, embezzlement or conversion of the assets or opportunities of any member of the Company Group; (vii) a material breach of the terms, covenants or representations of this Agreement or any agreement between Employee and any member of the Company Group; or (viii) a willful violation of the written rules or policies of any member of the Company Group, which causes material harm to any member of the Company Group, provided that, in the case of the occurrence of an event described in clause (vii) or (viii) above, Employee shall have ten (10) business days after receipt of written notice thereof, stating in reasonable detail the actions or omissions purporting to constitute such breach or violation, to cure, and upon such cure, such event shall not be deemed to be the basis for a termination of Employee for Cause, unless the Company acting in good faith, otherwise determines that such occurrence is not reasonably subject to being cured; provided, however, that with respect to the occurrence of an event described in clause (vii) above, the foregoing cure period shall be available to Employee only with respect to the first occurrence of the same event described in clause (vii) above, and such cure period shall not be available to Employee with respect to any subsequent occurrence of an event described in clause (vii) above. For purposes of this Agreement, no act or failure to act on Employee’s part shall be considered “willful” unless it is done, or omitted to be done, by Employee in bad faith or without reasonable belief that Employee’s action or omission was in the best interests of the Company Group. Any act or failure to act based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of the Company Group. In the event of Termination for Cause, Employee shall be entitled to receive any earned but unpaid Base Salary, paid as soon as practicable following termination.

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d. Termination by the Company Without Cause or by Employee with Good Reason. The Company may terminate Employee’s employment without Cause at any time under this Agreement. In the event of termination of Employee’s employment by the Company without Cause or Employee terminates employment with Good Reason (as defined below), the Company shall:

(i) Pay Employee’s earned but unpaid Base Salary as of the date of Employee’s termination;

(ii) Pay any unpaid Annual Bonus for the year prior to the date of Employee’s termination, based on the actual performance of the Company (or the Company Group, as applicable) for that year, payable fully in cash (rather than any otherwise applicable cash/equity mix) at the same time as such amounts are paid to continuing Management employees;

(iii) Pay a pro-rated amount of any Annual Bonus for the year of termination, based on actual performance of the Company (or the Company Group, as applicable) for the year in which termination occurs, with any individual performance criteria deemed to be met at the same level as Company performance, and paid fully in cash (rather than any otherwise applicable cash/equity mix) at the same time as the Annual Bonus is paid to continuing Management employees;

(iv) Pay, on a monthly basis and using regularly scheduled payroll periods over twenty four (24) months (the “Severance Period”), (x) an amount equal to one-twelfth (1/12th) the Employee’s Base Salary plus (y) an amount equal to one-twelfth (1/12th) of the cash portion of the Employee’s Target Annual Bonus for the year of termination; and

(v) Fully accelerate vesting of any outstanding RSU awards as of the date of termination.

In addition, the Company will pay toward the cost of COBRA coverage an amount equal to the Company-portion of premiums paid for active employees in the Company’s plan for the Employee and/or Employee’s qualified beneficiaries, to the extent Employee elects such COBRA Coverage, for a period of up to eighteen (18) months following Employee’s termination by the Company without Cause or by Employee with Good Reason; provided, that the Company’s obligation described in this sentence shall cease on the date Employee becomes eligible for coverage under another group health plan offered by an employer of Employee or the employer of Employee’s spouse. Employee shall promptly notify Company in the event he or she becomes eligible for such other coverage.

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e. Termination for Notice of Non-Renewal. Unless the Company has offered to renew the Agreement on terms that are at least comparable in the aggregate to “market level” compensation, then if the Company provides notice to Employee that the Company is not renewing the Term under Section 2 at the end of the Initial Term or any Renewal Term and Employee’s employment terminates at the end of such Term, the Company shall:

(i) Pay Employee’s earned but unpaid Base Salary as of the date of Employee’s termination;

(ii) Pay any unpaid Annual Bonus for the year prior to the date of Employee’s termination, based on the actual performance of the Company (or the Company Group, as applicable) for that year, payable fully in cash (rather than any otherwise applicable cash/equity mix) at the same time as such amounts are paid to continuing Management employees;

(iii) Pay a pro-rated amount of any Annual Bonus for the year of termination, based on actual performance of the Company (or the Company Group, as applicable) for the year in which termination occurs, with any individual performance criteria deemed to be met at the same level as Company performance, and paid fully in cash (rather than any otherwise applicable cash/equity mix) at the same time as the Annual Bonus is paid to continuing Management employees;

(iv) Pay, on a monthly basis and using regularly scheduled payroll periods over twenty four (24) months (the “Severance Period”), (x) an amount equal to one-twelfth (1/12th) the Employee’s Base Salary plus (y) an amount equal to one-twelfth (1/12th) of the cash portion of the Employee’s Target Annual Bonus for the year of termination; and

(v) Fully accelerate vesting of any outstanding RSU awards as of the date of termination.

In addition, the Company will pay toward the cost of COBRA coverage an amount equal to the Company-portion of premiums paid for active employees in the Company’s plan for Employee and/or Employee’s qualified beneficiaries, to the extent Employee elects such COBRA Coverage, for a period of up to one (1) year following Employee’s termination by notice of non-renewal; provided, that the Company’s obligation described in this sentence shall cease on the date Employee becomes eligible for coverage under another group health plan offered by an employer of Employee or the employer of Employee’s spouse. Employee shall promptly notify Company in the event he or she becomes eligible for such other coverage.

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If the Parties cannot reach agreement as to whether an offer is at least comparable in the aggregate to “market level” compensation, the Board or the Compensation Committee, as applicable, shall engage an independent compensation consultant reasonably acceptable to Employee and familiar with the industry in which the Company operates to make such determination. The consultant shall, at a minimum, take the following considerations into account: qualifications and experience of Employee; the aggregate compensation paid to similarly situated persons performing similar tasks within the Company’s peer group (as reported in its most recent annual proxy statement); the performance of the Company Group relative to Company’s peer group; and comparability data submitted by Employee. If the consultant provides a range, adjusted to reflect performance of the Company comparable to the Company’s peer group, and the Company proposes a compensation package that is at least the median level within that range, the comparability requirement shall be deemed satisfied.

f. Good Reason. For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following without Employee’s consent: (i) a material diminution in Employee’s base compensation; (ii) a material diminution in Employee’s authority, duties or responsibilities; (iii) a requirement that Employee report to anyone other than the Board, the Chief Executive Officer of the Company, or a named executive officer of the Company or Sierra, designated from time to time by the Board; (iv) a material diminution in the budget over which Employee retains authority; (v) a material change in the geographic location at which Employee must perform the services; or (vi) any other action or inaction that constitutes a material breach by the Company of this Agreement. Employee must provide notice to the Company of the existence of the condition described above within a period not to exceed ninety (90) calendar days of the initial existence of the condition, and the Company will have a period of at least thirty (30) calendar days following the notice during which it may remedy the condition. Any termination for Good Reason must occur within two (2) years following the initial existence of one or more of the foregoing conditions.

g. Termination by Employee other than for Good Reason. Notwithstanding the foregoing, Employee may terminate Employee’s employment under this Agreement for any reason, provided such termination may take place no earlier than the end of the month that is not less than three (3) months after Employee has provided written notice to the Company of Employee’s intent to terminate Employee’s employment. The Company may elect to accept Employee’s resignation at any time prior to the end of such notice period. In the event of any termination of Employee’s employment under this Section, the Company shall pay to Employee Employee’s earned but unpaid Base Salary.

h. Executed Waiver and Forfeiture. No amount shall be payable under this Section 8 unless a General Release of Claims, substantially in the form attached as Exhibit D (the “Release Form”), has been duly executed by Employee (or in the event of death or disability his beneficiary or legal representative, as applicable) and delivered to the Company and any applicable revocation period has expired within the sixty (60) day period following termination of employment, provided that to the extent Internal Revenue Code Section 409A (“Section 409A”) applies to a payment, such payment will be deferred and paid in a lump sum on the sixtieth (60th) day following termination.

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i. Post-Termination Knowledge of Cause or Breach. If (i) Employee’s employment with the Company terminates for any reason other than Cause and, after the date of Employee’s termination, matters constituting Cause become known to the Company or (ii) Employee materially breaches any of Employee’s post-employment obligations, including non-competition, non-solicitation, non-disparagement and non-disclosure obligations, then the Company may, by written notice to Employee (describing in reasonable detail the facts giving rise to such Cause or breach) obligate Employee to repay in full on a net after-tax within thirty (30) days of that notice: (1) any Annual Bonus(es) paid after the earliest date of occurrence of matters constituting Cause or breach, as determined by the Board in good faith; (2) any amounts of severance Employee has received hereunder; and (3) the amount of any compensation received upon exercise, settlement or other payment of any equity award that was exercised, settled or otherwise paid after the earliest date of occurrence of matters constituting Cause or breach, as determined by the Board in good faith. In addition, any unpaid Annual Bonus(es), severance, and any outstanding equity awards, shall be forfeited.

j. No Mitigation or Offset. Employee shall not be required to mitigate the amount of any payment provided for pursuant to this Agreement by seeking other employment or otherwise, and the amount of any payment provided for pursuant to this Agreement shall not be reduced by any compensation earned as a result of Employee’s other employment or otherwise.

9. Work Product.

a. Definition. Employee acknowledges and agrees that during the Term, there will be certain restrictions on Employee’s development of technology, ideas and inventions (collectively, “Work Product”). The term Work Product shall mean all ideas, processes, trademarks, service marks, inventions, technology, computer programs, original works of authorship, designs, formulas, discoveries, patents and copyrights, and all improvements, rights and claims related to the foregoing, which are within the scope of Employee’s employment, or that results from or is suggested by any work performed by Employee for the Company Group, or that relate to actual or demonstrably anticipated research or development for the Company, and which are conceived, developed or reduced to practice by Employee alone or with others, except to the extent that applicable law prohibits the assignment of these rights. Employee agrees that all original works of authorship that are made by Employee (solely or jointly with others) within the scope of Employee’s employment, or that results from or is suggested by any work performed by Employee for the Company Group, or that relate to actual or demonstrably anticipated research or development for the Company Group, and that are protectable by copyright, are “works made for hire,” as that term is defined in the United States Copyright Act of 1976, as amended (17 U.S.C. § 101).

b. Disclosure. Employee agrees to maintain adequate and current written records on the development of all Work Product and to disclose promptly to the Company all Work Product and relevant records, which records will remain the sole property of the Company Group. Employee further agrees that all information and records pertaining to any idea, process, trademark, service mark, invention, technology, computer program, original work or authorship, design formula, discovery, patent or copyright that Employee does not believe to be Work Product, but is conceived, developed or reduced to practice by Employee (alone or with others) during Employee’s employment, or during the one (1) year period following termination of Employee’s employment, shall be promptly disclosed to the Company (such disclosure to be received in confidence). The Company shall examine such information to determine if in fact it constitutes Work Product subject to this Agreement. The Company’s determination that the information is Work Product subject to this Agreement shall be final and binding.

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c. Assignment. Employee hereby assigns to the Company, without further consideration, all right, title and interest that Employee may presently have or acquire (throughout the United States and in all foreign countries), free and clear of all liens and encumbrances, in and to each Work Product, which will be the sole property of the Company Group, whether or not patentable or otherwise registrable. In the event any Work Product will be deemed by the Company to be patentable or otherwise registrable, Employee agrees to assist the Company Group (at its expense) in obtaining letters patent or other applicable registrations, and Employee will execute all documents and do all other things (including testifying at the Company’s expense) necessary or proper to obtain letters patent or other applicable registrations and to vest the Company or a member of the Company Group with full title to them. Employee further agrees that Employee’s obligation to assist the Company Group in obtaining and enforcing patents, registrations or other rights for such inventions in any and all countries, will continue beyond the termination of Employee’s employment, but the Company shall compensate Employee at a reasonable rate after such termination for the time actually spent by Employee at the Company’s request for such assistance. Should the Company or a member of the Company Group be unable to secure Employee’s signature on any document necessary to apply for, prosecute, obtain or enforce any patent, copyright or other right or protection relating to any Work Product, whether due to Employee’s mental or physical incapacity or any other cause, Employee hereby irrevocably designates and appoints the Company and each of its duly authorized officers and agents as Employee’s agent and attorney-in-fact, to act for and on Employee’s behalf, to execute and file any such document and to do all other lawfully permitted acts to further the prosecution, issuance and enforcement of patents, copyrights or other rights of protections with the same force and effect as if executed and delivered by Employee.

If Employee resides in California, the foregoing assignment clause in this Section 9(c) will not apply to an invention that Employee developed entirely on Employee’s own time without using the Company Group’s equipment, supplies, facilities or trade secret information except for those inventions that either: (i) relate at the time of conception or reduction to practice of the invention to the Company’s business, or actual or demonstrably anticipated research or development of the Company; or (ii) result from any work performed by Employee for the Company Group. Cal. Lab. Code § 2870(a).

d. Waiver of Moral Rights. Employee hereby waives any and all moral rights that might otherwise accrue with respect to any Work Product.

10. Confidential Information. Employee agrees that, during Employee’s employment with the Company or any member of Company Group, and following termination of Employee’s employment, except as required by law, Employee will not, directly or indirectly, at any time, disclose to any third person or use in any way any non-public information or Confidential Information (i) regarding the business of any member of the Company Group and (ii) concerning any Business Opportunities (as defined below).

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a. Definitions. For purposes of this Agreement –

(i) “Confidential Information” shall mean all confidential information, proprietary information or trade secrets (whether oral or written, whether maintained in hard copy, electronically (including, without limitation, in email or text messages) or otherwise) and including: (i) Know-How (as defined below), Trade Secrets (as defined in Section 11), information related to Business Opportunities, prospects, pricing, trading, trading strategies and methodologies, portfolio management strategies, programs, methods of operation, prospective and existing contracts, business plans, procedures, and strategies, costs profits, databases, personnel, operational methods, financial models, potential transactions, pending negotiations, computer programs, algorithms, negotiations, lists of actual and/or prospective clients and/or investors, financial results, business developments, internal controls, security procedures and confidential programs or procedures; (ii) Company Intellectual Property Rights (as defined below) that constitute proprietary Know-How and Customer Information (as defined below and if and to the extent that such proprietary Know-How and Customer Information has been maintained as Company’s confidential information as of the date of this Agreement) and Trade Secrets; and (iii) information received by the Company Group from third parties under confidential conditions.

(ii) “Business Opportunities” shall mean: (1) any business plan or prospective new business developed or provided by Employee to the Company Group; and (2) any business plan or prospective new business developed by the Company or, to Employee’s knowledge, any of members of the Company Group that Employee has access to or otherwise becomes aware of during Employee’s employment with the Company or Company Group.

(iii) “Company Intellectual Property Rights” shall mean all Work Product and any other intellectual property owned or licensed by any member of the Company Group, including:

(1) all United States and foreign patents and patent applications that describe or claim inventions and improvements currently used, or currently conceived or currently developed for use, that when used herein includes any electronic medium or tangible embodiment of the Company Group, any United States or foreign counterparts, non-provisionals, divisionals, continuations, continuations-in-part, and reissues thereof, heretofore or hereafter filed or having legal force in any country of the world, and the inventions and improvements disclosed therein (the “Patents”);

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(2) all know-how that is currently used, or currently conceived or currently developed for use, in the business of the Company Group, including the following: (A) Trade Secrets, formulae, ideas, inventions and invention disclosures not subject to clause (1) above; (B) discoveries, innovations, improvements, results, reports, information and data (including all business and technical information and information and data relating to research, development, analytical methods, processes, formulations and compositions) and development work; (C) proprietary technology and information, designs, drawings, specifications or blueprints; and (D) all copies and tangible embodiments of the foregoing (in whatever form or medium, including electronic media) (collectively, “Know-How”);

(3) customer lists, supplier lists, pricing information, cost information, business and marketing research, plans and proposals and the like that are currently used, or currently conceived or currently developed for use, in the business of the Company Group (the “Customer Information”);

(4) all trademarks, service marks, trade dress, trade names, logos, commercial symbols and corporate names, whether or not registered, together with all translations, adaptations, derivations and combinations thereof that are currently used, or currently conceived or currently developed for use, in the business of the Company Group, and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith;

(5) all copyrightable works, whether or not registered, that are currently used, or currently conceived or currently developed for use, in the business of the Company Group, and all copyright applications, registrations and renewals in connection therewith;

(6) all internet domain names, URLs and applications therefor, that are currently used, or currently conceived or currently developed for use, in the business of the Company Group; and

(7) all computer software and programs in object code or source code form, databases and documentation and flow charts that are currently used, or currently conceived or currently developed for use, in the business of the Company Group.

b. Notwithstanding the foregoing, Confidential Information and Business Opportunities shall not include information: (i) that at the date hereof is in the public domain; (ii) that has come within the public domain through no fault or action of Employee that has the obligation of confidentiality (provided, however, that the fact that general information may be in or become part of the public domain, in and of itself, does not exclude any specific information from the obligations of this Agreement); (iii) that after the date hereof has been obtained lawfully from any third party that was entitled to disclose such information; and/or (iv) that an Employee is compelled to disclose by any judicial or administrative order after having given prompt notice of such order to the Company. Specific aspects or details of the Confidential Information will not be deemed to be published, generally known in the trade or otherwise within the public domain, or to be in possession of Employee, merely because the aspects of the Confidential Information are embraced by general disclosures in the public domain or in Employee’s possession. In addition, any combination of aspects of the Confidential Information will not be considered in the public domain or in the possession of Employee merely because individual elements thereof are in the public domain or in Employee’s possession unless the combination and its principles are in the public domain or in Employee’s possession. The burden of proving these exceptions to the confidentiality and use provisions of this Agreement resides with Employee.

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c. Obligations with respect to Confidential Information. Employee agrees to:

(i) hold the Confidential Information in strict confidence;

(ii) not give, sell or disclose Confidential Information to any other third party, unless such party is an auditor or contractor hired by any member of the Company Group and then only upon written approval of the Board;

(iii) not share or otherwise use the Confidential Information in violation of or in any manner inconsistent with the Company’s information protection and transfer policies in place from time to time, applicable privacy laws, applicable state and federal law, any other applicable laws, and GDPR (EU General Data Protection Regulation 2016/679) to the extent that it applies; and

(iv) not share or otherwise use the Confidential Information in violation of or in any manner inconsistent with the Company’s policies or reasonable requests made by the Company from time to time.

For avoidance of doubt, nothing in this Agreement shall prevent Employee from responding to any lawful subpoena or legal process, or sharing any Confidential Information or other information with regulators or appropriate governmental agencies without notice to the Company, whether in response to subpoena or otherwise, under the whistleblower provisions of federal law or regulation, and no prior authorization or notification is required prior to Employee making any such reports or disclosures, provided that no attorney client privilege shall be waived.

11. Trade Secrets. Employee acknowledges that Employee’s obligations under Section 10 are separate and distinct from Employee’s promise and obligation, affirmed by this Agreement, not to disclose or use the Company Group’s “Trade Secrets,” as defined by the applicable state statutory and common law and by federal law. During and at all times after the Term, Trade Secrets of the Company Group shall be subject to the maximum protections available under applicable law and no less protection than that provided by this Agreement applicable to “Confidential Information,” as described in Section 10. Employee further acknowledges and agrees that protection of the Company Group’s Trade Secrets is governed by Employee’s promises in this Agreement and by any applicable law.

12. Protected Rights. Nothing in this Agreement prohibits Employee from reporting to any governmental authority information concerning possible violations of law or regulation. Provided Employee does so consistent with 18 U.S.C. § 1833, Employee may disclose trade secret information to a government official or to an attorney for the purposes of obtaining legal advice or use it in certain court proceedings without fear of prosecution or liability.

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13. Restrictive Covenants.

a. Restricted Business; Restricted Territory. Employee expressly acknowledges that during the course of Employee’s employment with the Company, Employee will be provided with specialized knowledge, information and training with respect to the products and services of the Company Group. Employee acknowledges and agrees that Employee’s specialized knowledge, expertise and training will be of special value to the Company Group. Employee acknowledges: (i) that the Company Group engages in the business of middle market lending to borrowers in the United States (collectively, the “Restricted Business”); (ii) that, as of the date hereof, the Company Group conducts the Restricted Business across the United States (“Restricted Territory”); (iii) that Employee will, during the Term, customarily and regularly be engaged in the development, production and distribution of the products and services of the Company Group; (iv) that Employee has, during the Term, the primary duty of managing the Restricted Business; and (v) that Employee’s position is a position of trust and responsibility with access to Confidential Information, Work Product, Company Intellectual Property, Trade Secrets, information concerning employees of the Company Group, information concerning the customers and investors of the Company Group and information concerning prospective customers and investors of the Company Group.

b. Noncompetition. Employee covenants and agrees that Employee will not, during the Term and for a period of twelve (12) months following Employee’s termination of employment for any reason (the “Restricted Period”), directly or indirectly (whether through an entity, employee or other agent of any kind) acquire, develop, own, operate, lease, manage, have any financial interest in or otherwise participate in the acquisition, development, ownership, operation, leasing, management or financing of, any business or enterprise involved in the Restricted Business or engaged in Competition with any member of the Company Group in the Restricted Territory. A person or entity (including, without limitation, Employee) shall be deemed to be engaging in “Competition” with a member of the Company Group if such person or entity either engages primarily in the Restricted Business or engages in any other type of business that comprises a significant portion of any member of the Company Group’s revenues as of the date of Employee’s termination and for which Employee had responsibility or authority, or about which business Employee received Confidential Information during the course of Employee’s employment. Notwithstanding the foregoing, the provisions of this Section 13(b) shall not be deemed to prohibit Employee’s (i) ownership of not more than two percent (2%) of the total shares of all classes of stock outstanding of any publicly held company or (ii) ability to invest, as a limited partner, in any private equity, mezzanine or similar investment fund, provided in either event Employee is solely a passive investor in such entity.

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c. No Interference with Customers. Employee covenants and agrees that during the Restricted Period, Employee will not, without the prior consent of the Board, solicit or attempt to solicit, directly or by assisting others, any Relevant Customer of any member of the Company Group for the purpose of selling to such Relevant Customer, any products or services which are the same as, or substantially similar to, or competitive with the Restricted Business or, to Employee’s knowledge, that are the same as, or substantially similar to, or competitive with the products or services sold by any member of the Company Group at such date in the Restricted Territory. “Relevant Customer” shall mean any person, firm or company that was a customer or client of, or was a prospective customer or client being actively sought by, any member of the Company Group during the twelve (12) month period immediately preceding the date of Employee’s termination (“Relevant Period”) and with whom Employee had material contact during the Relevant Period. For purposes of this Section 13, “material contact” shall mean contact between Employee and each Relevant Customer: (i) with whom or which Employee dealt on behalf of the Company or any member of the Company Group; (ii) whose dealings with the Company Group were coordinated or supervised by Employee; or (iii) about whom Employee obtained confidential information in the ordinary course of business as a result of Employee’s association with the Company Group.

d. No Interference with Employees. Employee covenants and agrees that Employee shall not, during the Restricted Period, directly or indirectly (whether through an entity, employee or other agent of any kind) solicit or recruit any Restricted Employee or induce or attempt to induce any Restricted Employee to leave his or her employment with the Company or, to Employee’s knowledge, any member of the Company Group; provided, however, that general advertisements with respect to a position that are not directed to employees of any member of the Company Group will not violate the solicitation prohibition of this Section 13(d). “Restricted Employee” shall mean any individual who was employed by any member of the Company Group during the course of Employee’s term of employment and with whom Employee had material contact during the twelve (12) month period immediately preceding the date of Employee’s termination.

e. Non-Disparagement. Both during and after Employee’s employment, he or she will not, whether in private or in public, directly or indirectly, make, publish, encourage, ratify, or authorize, or aid, assist or direct any other person or entity in making or publishing, any statements that in any way defame or disparage any member of the Company Group, or any of its directors or executive employees. The Company agrees to instruct its Board, Chief Executive Officer, President and Senior Executive Vice Presidents, whether in private or in public, directly or indirectly, to not make, publish, encourage, ratify, or authorize, or aid, assist or direct any other person or entity in making or publishing, any statements that in any way defame or disparage Employee, and the Company will not be responsible for any damages suffered by Employee to the extent that the Board provides such instruction and does not in any way explicitly contradict such instruction.

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14. Enforcement. Employee acknowledges and agrees that: (i) the provisions and covenants set forth in Sections 9 through 13 are in addition to, and not in lieu of, any rights or remedies that the Company Group may have available to it under any laws (including any law preventing the disclosure of Trade Secrets or other Confidential Information); (ii) any enforcement of the Sections 9 through 13 by the Company shall not be construed as a waiver of any other rights or remedies that the Company Group may possess at law or in equity absent this Agreement; (iii) on account of Employee’s service to the Company Group, Employee has been, and will in the future be, made aware of Trade Secrets and other valuable Confidential Information, including information relating to any member of the Company Group, and their respective customers, clients and employees, in each case that could be used to the great competitive disadvantage of, and cause great financial harm to, the Company Group if provided to any competitor; (iv) Sections 9, 10, 11 and 13 are necessary to prevent the use and disclosure of Trade Secrets and other Confidential Information, to protect the relationships between the Company Group members and their respective customers and employees, to protect the goodwill of the Company Group and to protect other legitimate business interests of the Company Group; and (v) all of the restrictive covenants are reasonable in all respects, including duration, territory and scope of activity restricted. Employee acknowledges and agrees that (1) the restrictions in Sections 9, 10, 11 and 13 shall be construed as separate agreements between Employee and the Company Group and shall be enforceable independent of, and in addition to, any other provision of this Agreement or any provision of any other agreement between Employee and the Company Group and (2) the existence of any claim or cause of action by Employee against any member of the Company Group, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the obligations imposed by Sections 9, 10, 11 and 13 on Employee. The time periods referenced in Section 13 shall be extended on a day-for-day basis for each day during which Employee is found by a court of competent jurisdiction to have violated the provisions of Section 13 in any respect, so that Employee is restricted from engaging in the activities prohibited by Section 13 for the full Restricted Period.

15. Injunctive Relief. Employee acknowledges and agrees that the breach by Employee of Sections 9, 10, 11 and 13 will cause the members of the Company Group irreparable injury that cannot be adequately compensated by monetary damages alone. Therefore, Employee acknowledges and agrees that any member of the Company Group, without limiting any other legal or equitable remedies available to the member of the Company Group, shall be entitled to enforce this Agreement against Employee directly and shall be entitled to obtain equitable relief by injunction or otherwise from any court of competent jurisdiction, including injunctive relief to prevent any failure by Employee to comply with the terms and conditions of Sections 9, 10, 11 and 13.

16. Company Property. All information, materials, documents, supplies, equipment and other property furnished to Employee by the Company Group in connection with performance of services under this Agreement will be and remain the sole property of the Company Group. On the date of the termination of Employee’s employment under this Agreement for any reason, or at any other time at the Company’s request, Employee must return to the Company Group all tangible and intellectual property in whatever form belonging to the Company Group (including, but not limited to, the Company Group vehicle, any laptops, computers, cell phones, wireless electronic mail devices or other equipment, or information, documents and other property).

17. Non-Disclosure. Except as may be required by law, Employee shall not disclose the financial terms of this Agreement to any person or entity, except that this Agreement may be disclosed to: (a) Employee’s attorneys, accountants or financial or tax advisors; and (b) members of Employee’s immediate family; provided, however, that in the case of each of (a) and (b) such persons agree not to further reveal the terms of this Agreement.

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18. Insurance. If the Company desires at any time or from time to time during the Term to apply in its own name or otherwise for life, health, accident or other insurance covering Employee, the Company may do so at its sole cost and expense and may take out such insurance for any sum that the Company may deem necessary to protect its interests. Employee will have no right, title or interest in or to such insurance, but will, nevertheless, assist the Company in procuring and maintaining the same by submitting from time to time to the usual customary medical, physical and other examinations and by signing such applications, statements and other instruments as may reasonably be required by the insurance company or companies issuing such policies.

19. Indemnification and Insurance. The Company shall indemnify, protect, defend and save Employee harmless from and against any threatened, pending, contemplated or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which Employee is made a party by reason of the fact that Employee is or was an officer, employee or agent of the Company, or any judgment, amount paid in settlement (with the consent of the Company), fine, loss, expense, cost, damage and reasonable attorneys’ fees incurred by reason of the fact that Employee is or was an officer, employee or agent of the Company; provided, however, that Employee acted in good faith and in a manner Employee reasonably believed to be in the best interests of the Company Group, and with respect to any criminal action or proceeding, had no reasonable cause to believe Employee’s conduct was unlawful. Employee also shall be (i) indemnified under the Company’s LLC Agreement and By-Laws, (ii) covered by directors’ and officers’ liability insurance policies that are the same as or equivalent to those the Company carries for its directors and other senior executives, (iii) indemnified under by Sierra Income Corporation pursuant to its customary agreement for other officers and directors of Sierra Income Corporation, and (iv) covered by directors’ and officers’ liability insurance policies that are the same as or equivalent to those Sierra Income Corporation carries for its directors and other senior executives.

20. Lock-Up.

a. Definitions. For purposes of this Section 20 of this Agreement, the following terms shall have the meanings set forth below.

“Common Shares” means the shares of common stock, par value $0.001 per share, of Sierra.

“Lock-Up Period” means the period beginning on the date of the closing under the Merger Agreement and ending on the first anniversary of such closing.

“Lock-Up Shares” means any Common Shares that the Employee acquires pursuant to the Merger Agreement, including any that have been Transferred to a Permitted Transferee in accordance with Section 20 hereof (and shall include any shares of capital stock of Sierra issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization). For the avoidance of doubt, Common Shares shall cease to be Lock-Up Shares hereunder as of the end of the Lock-Up Period.

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“Permitted Transfer” means any of the following:

(a) the Transfer of any Lock-Up Shares to one (1) or more Permitted Transferees;

(b) the existence or creation of a testamentary power of appointment that may be exercised with respect to any Lock-Up Shares held by a trust; provided, however, that the Transfer of any Lock-Up Shares upon the exercise of a testamentary power of appointment to someone other than a Permitted Transferee shall not be a “Permitted Transfer” within the meaning of this paragraph (b) of this definition; or

(c) any Transfer by will or pursuant to the Laws of descent and distribution by any Person described in the definition of Permitted Transferee.

“Permitted Transferee” means any of the following:

(a) any Immediate Family Member of the Employee or any lineal descendant of any such Immediate Family Member; and

(b) any trust for the direct or indirect benefit of the Employee or any Immediate Family Member of the Employee.

For purposes of this definition, “lineal descendants” shall not include individuals adopted after attaining the age of eighteen (18) years and the adopted individual’s descendants.

“Person” means and includes any natural person, general partnership, limited partnership, corporation, limited liability company, joint venture, real estate investment trust, business trust or other trust, cooperative, unincorporated association or other form of organization, whether or not a legal entity.

“Sierra” means Sierra Income Corporation, a Maryland corporation.

“Transfer” means, with respect to Lock-Up Shares: (i) any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, grant of an option, hypothecation, mortgage, exchange, transfer or other disposition of (whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of law), or agreement to do any of the foregoing, of any interest (legal or beneficial) in any Lock-Up Shares; (ii) the entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or warrants or other rights to purchase Common Shares, whether any such transaction is to be settled by delivery of Common Shares or such other securities, in cash or otherwise; or (iii) any public announcement of an intention to effect any transaction specified in clause (i) or (ii); provided, however, that the term “Transfer” does not include any revocable proxy granted by the Employee or a Permitted Transferee or any exercise of rights by an executor, administrator, trustee, committee, guardian, conservator or receiver of the Employee or a Permitted Transferee, including the sale of Lock-Up Shares to pay any applicable estate taxes.

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b. Restrictions on Transfer of Common Shares. The Employee agrees that, during the Lock-Up Period, Employee will not Transfer any Lock-Up Shares other than pursuant to a Permitted Transfer; provided, however, that upon any Permitted Transfer, each Permitted Transferee in such Transfer shall agree in writing to be bound by the restrictions set forth in this Section 20.

c. Legend. At the request of Sierra, all share certificates or share statements evidencing Lock-Up Shares shall bear or contain a legend or notation substantially in the following form (or in such other form as Sierra’s board of directors may determine):

THE SECURITIES REPRESENTED BY THIS [CERTIFICATE / STATEMENT] ARE SUBJECT TO RESTRICTIONS ON TRANSFER SPECIFIED IN AN EMPLOYMENT AGREEMENT WITH THE CORPORATION, AS THE SAME MAY BE AMENDED AND MODIFIED FROM TIME TO TIME, AND THE CORPORATION RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SPECIFIED CONDITIONS HAVE BEEN FULFILLED. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE CORPORATION TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

The term “Corporation” shall mean Sierra for purposes of the above legend.

d. Stop Transfer. Sierra and its transfer agent are hereby authorized to decline to make any Transfer of Lock-Up Shares if such Transfer would constitute a violation or breach of this Section 20 and the Employee agrees and consents to the entry of stop transfer instructions with Sierra’s transfer agent and registrar against any Transfer of the Lock-Up Shares not made in compliance with Section 20.

21. Miscellaneous.

a. Successors and Assigns; No Third-Party Beneficiaries. The rights and obligations of the Company under this Agreement shall be binding upon and shall inure to the benefit of the members of the Company Group and their successors and assigns. The rights and obligations of Employee under this Agreement shall be binding upon and shall inure to the benefit of the heirs and legal representatives of Employee. Employee may not assign this Agreement or any right or obligation hereunder, without the prior written consent of the Company. The Company may assign this Agreement or any right or obligation hereunder to (i) any member of the Company Group, (ii) any other entity in connection with any reorganization, change in capital structure or similar transaction or (iii) any other entity in connection with the sale of all or substantially all of the assets of the Company. For the avoidance of doubt, the Company’s right to assign this Agreement may be exercised without the prior written consent of Employee. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

b. Waiver; Amendments. Any waiver by either party of a breach of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any other breach of such provision of this Agreement. The failure of either party to insist on strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive either party of the right thereafter to insist on strict adherence to that term or any other term of this Agreement. Neither this Agreement nor any part of it may be waived, changed or terminated orally, and any waiver, amendment or modification must be in a writing signed by Employee and the Company.

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c. Governing Law; Choice of Forum. This Agreement will be governed and construed and enforced in accordance with the laws of the State of California, without regard to its conflicts of law rules. Employee hereby submits to the exclusive jurisdiction and venue of the federal and state courts located in New York, New York for resolution of any and all claims, causes of action or disputes arising out of, related to or otherwise concerning this Agreement, and Employee agrees to waive any claim relating to forum non conveniens. EACH OF THE PARTIES FURTHER ACKNOWLEDGES AND AGREES THAT ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, OF ANY KIND OR NATURE BROUGHT BY EITHER PARTY ARISING OUT OF THE INTERPRETATION, ENFORCEMENT OR BREACH OF THIS AGREEMENT SHALL BE RESOLVED BY A JUDGE ALONE, AND BOTH PARTIES HEREBY WAIVE AND FOREVER RENOUNCE THE RIGHT TO A TRIAL BEFORE A CIVIL JURY OF ANY SUCH SUIT, ACTION OR PROCEEDING.

d. Legal Fees and Expenses. The Company will pay legal fees and expenses incurred by Employee in connection with the drafting and negotiation of this Agreement and any related agreements.

e. Entire Agreement; Construction. This Agreement and any further agreements dated as of the date hereof and relating to the subject matter described herein contains the entire understanding of the parties relating to the subject matter of this Agreement and supersede all other prior written or oral agreements, understandings or arrangements between the parties relating to the subject matter hereof. Employee acknowledges and agrees that the compensation paid under the terms of this Agreement shall be in full satisfaction of any amounts due in connection with Employee’s employment with the Company and members of the Company Group. Employee acknowledges that, in entering into this Agreement, Employee did not rely and has not relied on any statements or representations not contained in this Agreement. The parties acknowledge and agree that each of the parties has participated in the drafting of this Agreement. Accordingly, it is the intention and agreement of the parties that the language, terms and conditions of this Agreement are not to be construed in any way against or in favor of any party hereto by reason of the responsibilities in connection with the preparation of this Agreement.

f. Severability. Any term or provision of this Agreement that is determined to be invalid or unenforceable by any court of competent jurisdiction in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, and such invalid or unenforceable provision shall be modified by such court so that it is enforceable to the extent permitted by applicable law.

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g. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 19(g)):

If to the Company:	Medley Capital LLC
280 Park Avenue, 6th Floor East
New York, NY 10017

with a copy to:	Sullivan & Worcester LLP
1666 K Street, N.W., Suite 700
Washington, DC 20006
Attention: David Leahy, Esq.

If to Employee:	At Employee’s home address of record with
Company’s Human Resources Department, as updated from time-to-time

with a copy to:	Winston & Strawn, LLP
35 W. Wacker Drive
Chicago, IL 60601-9703
Attn: Michael S. Melbinger, Esq.

h. Section 409A Compliance. Although the Company makes no guarantee with respect to the tax or other treatment of payments or benefits under this Agreement and shall not be responsible in any event with regard to this Agreement’s compliance with Section 409A, payments under this Agreement are intended to be exempt from or comply with the applicable requirements of Section 409A and shall be limited, construed and interpreted in a manner so as to comply therewith. In furtherance of the foregoing:

(i) notwithstanding any provision of this Agreement to the contrary, to the extent any payment hereunder constitutes deferred compensation subject to Section 409A, and if Employee is a “specified employee” as defined for purposes of Section 409A, then all payments to be made to Employee hereunder due to the termination of Employee’s employment shall not be paid, or commence to be paid, until the earlier of (1) the date that is immediately following the date that six (6) months after the date that Employee’s employment is terminated or (2) the date of Employee’s death following such a separation from service. Upon the expiration of the preceding period, any payments that would have otherwise been made during that period (whether in a single sum or in installments) in the absence of this provision shall be paid to Employee or Employee’s beneficiary in one lump sum (without interest).

(ii) notwithstanding any provision of this Agreement to the contrary, Employee’s employment with the Company Group shall not be deemed to have been terminated unless and until Employee has had a “separation from service,” as determined under Section 409A;

(iii) each payment that is part of a series of payments shall be a single payment for purposes of Section 409A; and

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(iv) any taxable reimbursements under this Agreement, including, without limitation, those under Section 21(d), will be made no later than the end of the calendar year following the calendar year the expense was incurred. For purposes of complying with Section 409A, any such reimbursements and any in-kind benefit under this Agreement will be subject to the following: (1) payment of such reimbursements or in-kind benefits during one calendar year will not affect the amount of such reimbursement or in-kind benefits provided during a subsequent calendar year; and (2) such reimbursement benefit or rights or in-kind benefits may not be exchanged or substituted for another form of compensation to Employee.

i. Survival. The representations, warranties, covenants and other agreements contained herein, which by their nature are intended to survive the termination of Employee’s employment with the Company Group, shall survive such termination (regardless of the reason for such termination) in accordance with their stated terms.

j. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, and all of which together shall constitute one agreement. Any photocopy or scanned copy in portable document format (PDF) shall be deemed an original copy for all purposes.

EMPLOYEE	COMPANY

Signed:	Signed:
Date:	Name:
Title:
Date:

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Exhibit A

EMPLOYEE DUTIES, AUTHORITIES AND RESPONSIBILITIES

Seth Taube, Senior Executive Vice President and Senior Managing Director

1.	Manages all retail relationships and retail distribution partnerships, as well as retail new product initiatives.

2.	Primary oversight on human capital development within the firm.

3.	Oversight of institutional relationships and distribution.

4.	Accountability for new strategic initiatives.

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Exhibit B

INITIAL COMPENSATION

	Base Salary	2019 Annual Bonus (% of Base)	2019 Annual Bonus ($)	Cash Portion of 2019 Annual Bonus	% of Total Bonus	RSU Award Portion of 2019 Annual Bonus	% of Total Bonus	Total (Base Plus 2019 Annual Bonus)
Seth Taube, Senior Executive Vice President and Senior Managing Director	$480,000	364.6%	$1,750,000	$612,500	35%	$1,137,500	65%	$2,230,000

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Exhibit C

Medley Capital LLC

Beneficiary Form

Please complete this form and return it to [_________________]. Elections on this form become effective on the date it is received by [___________________].

Participant Name _____________________

Designation/Change of Beneficiary

I hereby designate (revoking any prior such designation and reserving the right to change this designation in the future) the following Beneficiary of any amounts due to my named beneficiaries if my employment is terminated by death under my employment agreement, effective as of the Effective Date (“Employment Agreement”). “Effective Date” shall mean the Closing Date, as such term is defined in the Amended and Restated Agreement and Plan of Merger by and among Medley Management Inc., Sierra Income Corporation, and Sierra Management, Inc., dated as of July [ ], 2019.

Primary Beneficiary:

Name of Primary Beneficiary	Relationship to Participant

Address of Primary Beneficiary

Secondary Beneficiary:

Name of Secondary Beneficiary	Relationship to Participant

Address of Secondary Beneficiary

I understand and acknowledge the following:

● The above designation applies solely to the following payments if my employment is terminated by my death prior to the expiration of the term of my Employment Agreement: (i) earned but unpaid base salary as of my death; (ii) any unpaid annual bonus for that year; and (iii) a pro-rated amount of my annual bonus for the year of my death (together, the “Termination Benefit”). For the avoidance of doubt, all payments are conditioned on any terms provided in my Employment Agreement.

● In the event of my death, the Primary Beneficiary will receive the Termination Benefit, unless that individual predeceases or co-deceases me, in which case the Secondary Beneficiary will have such rights.

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● If neither Beneficiary survives me, distribution rights will lie with my estate.

Participant’s Signature	Date

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Exhibit D

GENERAL RELEASE OF CLAIMS

This General Release of Claims (the “Release”) is being executed and delivered in accordance with Section 8(h) of the Employment Agreement between Medley Capital LLC and you. Each capitalized term used in this Release without definition has the meaning given to such term in the Agreement. This Release must be signed and dated no later than forty-five (45) days after you receive it. You will have [seven (7) days] after signing this Release to revoke your signature by delivering a signed notice of revocation to the Company. This Release will become binding on the eighth day after the Release is signed unless you have revoked your signature. You have the right to consult with an attorney prior to signing this Release.

In exchange for the promises and payments described in the Agreement, you (on behalf of yourself and your heirs, executors, administrators and assigns) hereby release and forever discharge the Company Group, its divisions, subsidiaries and affiliates, and all of their respective present and former directors, officers, shareholders, trustees, employees, agents, representatives, consultants, successors and assigns in their official and individual capacities (collectively, the “Released Parties”), from any and all suits, claims, demands, debts, sums of money, damages, interest, attorneys’ fees, expenses, actions, causes of action, judgments, accounts, promises, contracts, agreements, and any and all claims of law or in equity, whether now known or unknown, which you now have or ever had against the Released Parties, or any of them, including, but not limited to, any claims under Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act, the Family and Medical Leave Act, the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act of 1990, 29 U.S.C. § 626(f) (“OWBPA”), the Worker Adjustment Retraining and Notification Act (“WARN”), the Genetic Information Nondiscrimination Act, any state antidiscrimination law that is analogous to the foregoing, and any other federal, state or local statute, regulation, ordinance or common law creating employment-related causes of action, and all claims related to or arising out of your employment or the termination of your employment with the Company Group. You also waive any right you may have to recover any compensation or damages in any action against any of the Released Parties brought by any governmental entity on your behalf or on behalf of any class of which you may be a member. You hereby represent that you have not previously filed or joined in any complaints, charges or lawsuits against the Company Group pending before any governmental agency or court of law relating to your employment and/or the termination thereof.

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CALIFORNIA ONLY (Delete highlighted section if outside of California)

In giving this Release, you specifically agree to waive the provisions of Section 1542 of the California Civil Code (and any other similar provisions of other applicable law), which section reads as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

MASSACHUSETTS ONLY (Delete highlighted section if outside of Massachusetts)

In giving this Release, you specifically agree to waive the provisions of the Massachusetts Wage Act, G.L. c. 149 and in so doing you explicitly waive any claims for unpaid wages.

This Release shall not apply to: (1) any vested interest you may have in any 401(k), pension or profit sharing plan, equity compensation agreement or any other employee benefit plan by virtue of your employment with the Company Group; (2) any claims that may arise after this Release is signed; (3) any claim that may not be waived by law; and (4) any right you may have to indemnification and/or advancement of legal fees by the Company Group or under its director’s and officer’s liability insurance coverage, under any agreement between you and the Company Group, under any provision of the Company Group’s bylaws or plans, or by application of law.

IN WITNESS WHEREOF, the undersigned has executed this Release as of this ___ day of _________, 20   .

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EXHIBIT E-3

Form of Employment Agreement

[See attached.]

EXHIBIT E-3

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is made and entered into on July [   ], 2019, between Medley Capital LLC (the “Company”) and Richard Allorto, Jr. (the “Employee”) (each a “Party,” collectively, “Parties”). The Parties were party to an Employment Agreement dated December [    ], 2018 and this Agreement is intended to completely replace such earlier Employment Agreement, which shall no longer be in effect.

The Company wishes to engage Employee to provide services to the Company, Sierra Income Corporation and each of their respective subsidiaries and affiliates (the “Company Group”) and Employee wishes to provide such services, pursuant to the terms and conditions set forth in this Agreement. The Parties agree that references herein to the “Board” and the “Compensation Committee” shall be to the Board of Directors of Sierra Income Corporation and to the Compensation Committee of that Board.

In consideration of the mutual promises set forth below and other valuable consideration (the mutuality, adequacy and sufficiency of which are hereby acknowledged), the Parties agree as follows.

1. Position. The Company hereby employs Employee as Chief Financial Officer, Treasurer, Senior Managing Director and Senior Executive Vice President or in such capacity as may later be agreed to by the Parties, and Employee agrees to serve the Company in such capacity in a manner consistent with the terms and conditions of this Agreement.

2. Term. This Agreement shall commence on the Effective Date (as defined below) and shall expire on the twenty-four (24) month anniversary of the Effective Date (the “Initial Term”), unless terminated earlier pursuant to the provisions of Section 8 hereof. The term of employment shall be renewed automatically for successive periods of one (1) year (each, a “Renewal Term”) after the expiration of the Initial Term, unless the Company provides Employee, or Employee provides the Company, with written notice to the contrary at least one hundred twenty (120) calendar days prior to the end of the Initial Term or any Renewal Term. For the avoidance of doubt, this Agreement shall remain in effect during the Renewal Term unless terminated earlier pursuant to the provisions of Section 8 hereof. The Initial Term and any Renewal Terms are collectively referred to herein as the “Term.” For purposes of this Agreement, “Effective Date” shall mean the Closing Date, as such term is defined in the First Amended and Restated Agreement and Plan of Merger by and among Medley Management Inc., Sierra Income Corporation, and Sierra Management, Inc., dated as of July [   ], 2019 (the “Merger Agreement”).

3. Duties.

a. Employee shall have the duties, authorities and responsibilities forth in Exhibit A attached to this Agreement, as amended from time to time and with input from the Company’s Board of Directors (the “Board”). Employee’s principal place of employment with the Company shall be at the Company’s offices, currently at 280 Park Avenue, 6th Floor East, New York, New York, provided that Employee understands and agrees that Employee may be required to travel from time to time for business purposes.

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b. Employee shall devote Employee’s full business time, energy, business judgment, knowledge, skill and best efforts to the performance of Employee’s duties with the Company Group, in conformance with rules and policies of the Company Group in effect from time to time and otherwise provided or made available to Employee. Employee will not, during the Term, directly or indirectly engage in any other business, either as an employee, employer, consultant, principal, officer, director, advisor or in any other capacity, either with or without compensation, without the prior written consent of the Board. However, Employee may devote reasonable time to activities such as supervision of personal investments and activities involving professional, charitable, civic, educational, religious and similar types of activities, speaking engagements and membership on other boards, provided such activities do not interfere in any material way with the business of the Company Group and provided further that Employee cannot serve on the board of directors of (or provide services to) any publicly traded company without the written consent of the Board, which shall not be unreasonably withheld. The time involved in such activities shall not be treated as vacation time. Employee shall be entitled to keep any amounts paid to him in connection with such activities (such as director fees and honoraria).

4. Compensation.

a. Generally. As compensation, Employee shall receive a Base Salary (as defined below) and may, as determined at the discretion of the Board or Compensation Committee of the Board (the “Compensation Committee”), as applicable, participate in an annual bonus program (the “Annual Bonus”). Annual Bonuses may be provided to align the goals and objectives of the Employee with those of the Company, business units within the Company and the expected goals and objectives of the Company’s shareholders, as applicable, and according to standards of good governance, ethical leadership and the successful growth and well-being of the Company Group. The award of any Annual Bonus will generally depend upon the satisfaction of personal and/or Company Group performance metrics as determined by Board or Compensation Committee, as applicable, for the year.

Compensatory payments made to Employee under the terms of this Agreement are subject to tax and other withholding required or permitted by law and such additional withholding as may be requested by Employee.

b. Base Salary. The Company agrees to pay Employee a base salary at an annual rate of three hundred sixty thousand dollars ($360,000) (the “Base Salary”), payable in accordance with the regular payroll practices of the Company. This Base Salary shall compensate Employee for all hours of work, and this position shall not be eligible for overtime. The Base Salary shall be subject to change at the discretion of the Board or Compensation Committee, as applicable. The term “Base Salary” will refer to the Base Salary as may be modified from time to time.

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c. Annual Bonus.

(i) Annual Bonus for 2019. Employee shall be eligible to receive an Annual Bonus with respect to performance for the 2019 year equal to one million, three hundred thousand dollars ($1,300,000), as set forth in the economic terms set forth on Exhibit B attached to this Agreement and to be paid no later than March 15, 2020. The Board or Compensation Committee, as applicable, may increase the 2019 Annual Bonus in recognition of performance in excess of performance objectives. No Annual Bonus shall be earned for 2019 unless the Employee remains employed through the date of payment.

(ii) Annual Bonus for 2020 and Thereafter. Each year during the first quarter of the year, the Board or Compensation Committee, as applicable, in consultation with the Company’s senior executive officers (“Management”), shall establish (a) a target Annual Bonus for the year of no less than three hundred sixty-one and one tenth percent (361.1%) of Base Salary (the “Target Annual Bonus”), and (b) Company Group and individual performance and other objectives for the year for such bonus. Each Annual Bonus (if any) shall be paid no later than the March 15 following the end of the applicable year.

No earlier than January 1 nor later than March 15 of the following year, the Board or Compensation Committee, as applicable, shall determine and pay the amount of the final Annual Bonus, if any, to be paid for the preceding year, which amount may be based in whole or in part on satisfaction of the performance and other objectives for the preceding year. The extent to which performance and other objectives are met will be determined based on actual achievement (as determined, in consultation with Management, by the Board or Compensation Committee, as applicable, in good faith). The Board or Compensation Committee, as applicable, may increase the Annual Bonus in recognition of performance in excess of performance objectives. No Annual Bonus shall be earned for a year unless the Employee remains employed through the date of payment.

d. Form of Annual Bonus. The Annual Bonus for 2019 shall be paid forty percent (40%) in cash immediately and sixty percent (60%) in the form of an RSU award. The Annual Bonus for 2020 and thereafter shall be paid forty percent (40%) in cash immediately and sixty (60%) in the form of an RSU award. With respect to the Annual Bonus for 2019 and thereafter, any RSU award shall vest in three (3) equal annual installments, with the RSU award for the Annual Bonus for 2019 vesting in three (3) equal annual installments on December 31, 2020, December 31, 2021, and December 31, 2022.

e. Clawback. The Annual Bonus made under this Agreement shall be subject to recoupment by the Company to the extent required by applicable law (including without limitation Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of the NYSE.

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5. Employee Benefits.

a. Benefits. The Company intends to continue existing benefit plans maintained by Medley Capital LLC, or plans to adopt benefit plans consistent with or generally more favorable in the aggregate than the current benefit plans of Medley Capital LLC, and the Employee will remain or become eligible for participation in those plans made available to other similarly situated employees of the Company, including, but not limited to group health plan coverage, short and long term disability insurance coverage, life insurance coverage, qualified retirement benefit plan coverage, non-qualified benefit plan coverage and tax and financial planning benefits, in accordance with and subject to the terms and conditions of those plans. Notwithstanding the preceding sentence, the Company reserves the right to adopt, amend or terminate any benefit plan, program or arrangement.

b. Paid Time Off. Employee shall be entitled to no less than twenty-five (25) business days paid time off, subject to the terms and conditions of the Company’s vacation policies, procedures and practices. Paid time off accrues with each pay period, subject to an annual cap, and cannot be carried over to the subsequent calendar year, except to the extent required by applicable law. Any unused vacation will not be paid upon termination of employment, except to the extent required by applicable law.

6. Business Expenses. The Company agrees to reimburse Employee for reasonable and customary business expenses related to Employee’s performance of services under this Agreement, subject to appropriate review and oversight by the Board as applicable. As a condition of reimbursement, Employee must account for and substantiate all such expenses in accordance with applicable Company policies and consistent with Internal Revenue Service requirements for reimbursable business expenses.

7. Freedom to Contract. The Company does not infringe upon the proprietary information, trade secrets or confidential information of third parties. Employee represents and warrants that Employee has the right to enter into this Agreement, that Employee is eligible for employment by the Company, that no other written or verbal agreements exist that would be in conflict with or prevent the performance by Employee of any portion of this Agreement, and that Employee is not subject to or in breach of any non-disclosure agreement or restrictive covenant of any nature separate from the provisions included in this Agreement. Employee will not enter into this Agreement without first disclosing to the Board any non-disclosure agreement or restrictive covenant agreement Employee has entered into (verbally or in writing) at any time that is still in effect on its terms as of the Effective Date of this Agreement, regardless of whether Employee believes or has reason to believe such agreement is void or unenforceable in whole or in part.

8. Termination.

a. Death. Employee’s employment shall terminate on the date of Employee’s death. In the event of the death of Employee during the Term, the Company shall pay to Employee’s legal representatives or named beneficiaries (as designated on Exhibit C and delivered to the Company):

(i) Employee’s earned but unpaid Base Salary as of the date of Employee’s death;

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(ii) Any unpaid Annual Bonus for the year prior to the date of Employee’s death, based on the actual performance of the Company (or the Company Group, as applicable) for that year, payable fully in cash (rather than any otherwise applicable cash/equity mix) at the same time as such amounts are paid to continuing Management employees; and

(iii) A pro-rated amount of any Annual Bonus for the year of death, based on actual performance of the Company (or the Company Group, as applicable) for the year in which death occurs, with any individual performance criteria deemed to be met at the same level as Company performance, and paid fully in cash (rather than any otherwise applicable cash/equity mix) at the same time as such amounts are paid to continuing Management employees for the year.

In addition, vesting of any outstanding RSU awards at death shall be fully accelerated and the Company will pay the full cost of continuing coverage under the Company’s group health benefits plan (“COBRA coverage”) for the Employee’s qualified beneficiaries, to the extent Employee’s qualified beneficiaries elect such COBRA coverage for a period of up to one (1) year following Employee’s death.

b. Disability. Notwithstanding the foregoing, Employee’s employment shall terminate on the date specified in a written notice from the Company terminating Employee’s employment due to Disability during the Term or, in the event no date is specified in such notice, on the date on which such notice is delivered to Employee or Employee’s legal representative. For purposes of this Agreement, “Disability” shall mean that Employee is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, (i) unable to engage in any substantial gainful activity, as determined by a licensed physician as reasonably chosen by the Company, or (ii) receiving income replacement benefits for a period of not less than three (3) months under the Company’s group disability plan. In the event of the termination of Employee’s employment due to Disability, the Company shall:

(i) Pay Employee’s earned but unpaid Base Salary as of the date of Employee’s termination;

(ii) Pay any unpaid Annual Bonus for the year prior to the date of Employee’s termination, based on the actual performance of the Company (or the Company Group, as applicable) for that year, payable fully in cash (rather than any otherwise applicable cash/equity mix) at the same time as such amounts are paid to continuing Management employees;

(iii) Pay a pro-rated amount of any Annual Bonus for the year of termination, based on actual performance of the Company (or the Company Group, as applicable) for the year in which termination occurs, with any individual performance criteria deemed to be met at the same level as Company performance, and paid fully in cash (rather than any otherwise applicable cash/equity mix) and at the same time as such amounts are paid to continuing Management employees for the year; and

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(iv) Fully accelerate vesting of any outstanding RSU awards as of the date of termination.

In addition, the Company will pay the full cost of COBRA coverage for Employee and/or Employee’s qualified beneficiaries, to the extent Employee elects such COBRA coverage, for a period of up to one (1) year following Employee’s termination on account of Disability.

c. Termination by the Company for Cause. Notwithstanding the foregoing, the Company may terminate Employee’s employment under this Agreement at any time for Cause. “Cause” shall mean: (i) fraud against the Company Group, which causes material harm to any member of the Company Group; (ii) willful failure or any willful refusal to implement or undertake the lawful directives of the Board or such other supervisor as may be assigned by the Company Group when such directives are materially consistent with Employee’s duties under this Agreement; (iii) engaging in willful conduct (other than at the direction of the Company) that causes material injury, monetary or otherwise, to any member of the Company Group, or that reflects adversely on any member of the Company Group, or that materially affects Employee’s ability to perform Employee’s duties; (iv) conviction of, or the entering of a plea of guilty or nolo contendere, by Employee to a financial crime that constitutes a felony (or any state-law equivalent) or involves moral turpitude; (v) the entry of any order or consent decree, whether or not liability is admitted or denied, by the Securities and Exchange Commission against Employee in respect of charges that Employee violated any provision of the Investment Company Act of 1940, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than provisions requiring the maintenance of proper books and records; (vi) theft, misappropriation, embezzlement or conversion of the assets or opportunities of any member of the Company Group; (vii) a material breach of the terms, covenants or representations of this Agreement or any agreement between Employee and any member of the Company Group; or (viii) a willful violation of the written rules or policies of any member of the Company Group, which causes material harm to any member of the Company Group, provided that, in the case of the occurrence of an event described in clause (vii) or (viii) above, Employee shall have ten (10) business days after receipt of written notice thereof, stating in reasonable detail the actions or omissions purporting to constitute such breach or violation, to cure, and upon such cure, such event shall not be deemed to be the basis for a termination of Employee for Cause, unless the Company acting in good faith, otherwise determines that such occurrence is not reasonably subject to being cured; provided, however, that with respect to the occurrence of an event described in clause (vii) above, the foregoing cure period shall be available to Employee only with respect to the first occurrence of the same event described in clause (vii) above, and such cure period shall not be available to Employee with respect to any subsequent occurrence of an event described in clause (vii) above. For purposes of this Agreement, no act or failure to act on Employee’s part shall be considered “willful” unless it is done, or omitted to be done, by Employee in bad faith or without reasonable belief that Employee’s action or omission was in the best interests of the Company Group. Any act or failure to act based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of the Company Group. In the event of Termination for Cause, Employee shall be entitled to receive any earned but unpaid Base Salary, paid as soon as practicable following termination.

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d. Termination by the Company Without Cause or by Employee with Good Reason. The Company may terminate Employee’s employment without Cause at any time under this Agreement. In the event of termination of Employee’s employment by the Company without Cause or Employee terminates employment with Good Reason (as defined below), the Company shall:

(i) Pay Employee’s earned but unpaid Base Salary as of the date of Employee’s termination;

(ii) Pay any unpaid Annual Bonus for the year prior to the date of Employee’s termination, based on the actual performance of the Company (or the Company Group, as applicable) for that year, payable fully in cash (rather than any otherwise applicable cash/equity mix) at the same time as such amounts are paid to continuing Management employees;

(iii) Pay a pro-rated amount of any Annual Bonus for the year of termination, based on actual performance of the Company (or the Company Group, as applicable) for the year in which termination occurs, with any individual performance criteria deemed to be met at the same level as Company performance, and paid fully in cash (rather than any otherwise applicable cash/equity mix) at the same time as the Annual Bonus is paid to continuing Management employees;

(iv) Pay, on a monthly basis and using regularly scheduled payroll periods over eighteen (18) months (the “Severance Period”), (x) an amount equal to one-twelfth (1/12th) the Employee’s Base Salary plus (y) an amount equal to one-twelfth (1/12th) of the cash portion of the Employee’s Target Annual Bonus for the year of termination; and

(v) Fully accelerate vesting of any outstanding RSU awards as of the date of termination.

In addition, the Company will pay toward the cost of COBRA coverage an amount equal to the Company-portion of premiums paid for active employees in the Company’s plan for the Employee and/or Employee’s qualified beneficiaries, to the extent Employee elects such COBRA Coverage, for a period of up to eighteen (18) months following Employee’s termination by the Company without Cause or by Employee with Good Reason; provided, that the Company’s obligation described in this sentence shall cease on the date Employee becomes eligible for coverage under another group health plan offered by an employer of Employee or the employer of Employee’s spouse. Employee shall promptly notify Company in the event he or she becomes eligible for such other coverage.

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e. Termination for Notice of Non-Renewal. Unless the Company has offered to renew the Agreement on terms that are at least comparable in the aggregate to “market level” compensation, then if the Company provides notice to Employee that the Company is not renewing the Term under Section 2 at the end of the Initial Term or any Renewal Term and Employee’s employment terminates at the end of such Term, the Company shall:

(i) Pay Employee’s earned but unpaid Base Salary as of the date of Employee’s termination;

(ii) Pay any unpaid Annual Bonus for the year prior to the date of Employee’s termination, based on the actual performance of the Company (or the Company Group, as applicable) for that year, payable fully in cash (rather than any otherwise applicable cash/equity mix) at the same time as such amounts are paid to continuing Management employees;

(iii) Pay a pro-rated amount of any Annual Bonus for the year of termination, based on actual performance of the Company (or the Company Group, as applicable) for the year in which termination occurs, with any individual performance criteria deemed to be met at the same level as Company performance, and paid fully in cash (rather than any otherwise applicable cash/equity mix) at the same time as the Annual Bonus is paid to continuing Management employees;

(iv) Pay, on a monthly basis and using regularly scheduled payroll periods over eighteen (18) months (the “Severance Period”), (x) an amount equal to one-twelfth (1/12th) the Employee’s Base Salary plus (y) an amount equal to one-twelfth (1/12th) of the cash portion of the Employee’s Target Annual Bonus for the year of termination; and

(v) Fully accelerate vesting of any outstanding RSU awards as of the date of termination.

In addition, the Company will pay toward the cost of COBRA coverage an amount equal to the Company-portion of premiums paid for active employees in the Company’s plan for Employee and/or Employee’s qualified beneficiaries, to the extent Employee elects such COBRA Coverage, for a period of up to one (1) year following Employee’s termination by notice of non-renewal; provided, that the Company’s obligation described in this sentence shall cease on the date Employee becomes eligible for coverage under another group health plan offered by an employer of Employee or the employer of Employee’s spouse. Employee shall promptly notify Company in the event he or she becomes eligible for such other coverage.

If the Parties cannot reach agreement as to whether an offer is at least comparable in the aggregate to “market level” compensation, the Board or the Compensation Committee, as applicable, shall engage an independent compensation consultant reasonably acceptable to Employee and familiar with the industry in which the Company operates to make such determination. The consultant shall, at a minimum, take the following considerations into account: qualifications and experience of Employee; the aggregate compensation paid to similarly situated persons performing similar tasks within the Company’s peer group (as reported in its most recent annual proxy statement); the performance of the Company Group relative to Company’s peer group; and comparability data submitted by Employee. If the consultant provides a range, adjusted to reflect performance of the Company comparable to the Company’s peer group, and the Company proposes a compensation package that is at least the median level within that range, the comparability requirement shall be deemed satisfied.

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f. Good Reason. For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following without Employee’s consent: (i) a material diminution in Employee’s base compensation; (ii) a material diminution in Employee’s authority, duties or responsibilities; (iii) a requirement that Employee report to anyone other than the Board or the Chief Executive Officer of the Company; (iv) a material diminution in the budget over which Employee retains authority; (v) a material change in the geographic location at which Employee must perform the services; or (vi) any other action or inaction that constitutes a material breach by the Company of this Agreement. Employee must provide notice to the Company of the existence of the condition described above within a period not to exceed ninety (90) calendar days of the initial existence of the condition, and the Company will have a period of at least thirty (30) calendar days following the notice during which it may remedy the condition. Any termination for Good Reason must occur within two (2) years following the initial existence of one or more of the foregoing conditions.

g. Termination by Employee other than for Good Reason. Notwithstanding the foregoing, Employee may terminate Employee’s employment under this Agreement for any reason, provided such termination may take place no earlier than the end of the month that is not less than three (3) months after Employee has provided written notice to the Company of Employee’s intent to terminate Employee’s employment. The Company may elect to accept Employee’s resignation at any time prior to the end of such notice period. In the event of any termination of Employee’s employment under this Section, the Company shall pay to Employee Employee’s earned but unpaid Base Salary.

h. Executed Waiver and Forfeiture. No amount shall be payable under this Section 8 unless a General Release of Claims, substantially in the form attached as Exhibit D (the “Release Form”), has been duly executed by Employee (or in the event of death or disability his beneficiary or legal representative, as applicable) and delivered to the Company and any applicable revocation period has expired within the sixty (60) day period following termination of employment, provided that to the extent Internal Revenue Code Section 409A (“Section 409A”) applies to a payment, such payment will be deferred and paid in a lump sum on the sixtieth (60th) day following termination.

i. Post-Termination Knowledge of Cause or Breach. If (i) Employee’s employment with the Company terminates for any reason other than Cause and, after the date of Employee’s termination, matters constituting Cause become known to the Company or (ii) Employee materially breaches any of Employee’s post-employment obligations, including non-competition, non-solicitation, non-disparagement and non-disclosure obligations, then the Company may, by written notice to Employee (describing in reasonable detail the facts giving rise to such Cause or breach) obligate Employee to repay in full on a net after-tax within thirty (30) days of that notice: (1) any Annual Bonus(es) paid after the earliest date of occurrence of matters constituting Cause or breach, as determined by the Board in good faith; (2) any amounts of severance Employee has received hereunder; and (3) the amount of any compensation received upon exercise, settlement or other payment of any equity award that was exercised, settled or otherwise paid after the earliest date of occurrence of matters constituting Cause or breach, as determined by the Board in good faith. In addition, any unpaid Annual Bonus(es), severance, and any outstanding equity awards, shall be forfeited.

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j. No Mitigation or Offset. Employee shall not be required to mitigate the amount of any payment provided for pursuant to this Agreement by seeking other employment or otherwise, and the amount of any payment provided for pursuant to this Agreement shall not be reduced by any compensation earned as a result of Employee’s other employment or otherwise.

9. Work Product.

a. Definition. Employee acknowledges and agrees that during the Term, there will be certain restrictions on Employee’s development of technology, ideas and inventions (collectively, “Work Product”). The term Work Product shall mean all ideas, processes, trademarks, service marks, inventions, technology, computer programs, original works of authorship, designs, formulas, discoveries, patents and copyrights, and all improvements, rights and claims related to the foregoing, which are within the scope of Employee’s employment, or that results from or is suggested by any work performed by Employee for the Company Group, or that relate to actual or demonstrably anticipated research or development for the Company, and which are conceived, developed or reduced to practice by Employee alone or with others, except to the extent that applicable law prohibits the assignment of these rights. Employee agrees that all original works of authorship that are made by Employee (solely or jointly with others) within the scope of Employee’s employment, or that results from or is suggested by any work performed by Employee for the Company Group, or that relate to actual or demonstrably anticipated research or development for the Company Group, and that are protectable by copyright, are “works made for hire,” as that term is defined in the United States Copyright Act of 1976, as amended (17 U.S.C. § 101).

b. Disclosure. Employee agrees to maintain adequate and current written records on the development of all Work Product and to disclose promptly to the Company all Work Product and relevant records, which records will remain the sole property of the Company Group. Employee further agrees that all information and records pertaining to any idea, process, trademark, service mark, invention, technology, computer program, original work or authorship, design formula, discovery, patent or copyright that Employee does not believe to be Work Product, but is conceived, developed or reduced to practice by Employee (alone or with others) during Employee’s employment, or during the one (1) year period following termination of Employee’s employment, shall be promptly disclosed to the Company (such disclosure to be received in confidence). The Company shall examine such information to determine if in fact it constitutes Work Product subject to this Agreement. The Company’s determination that the information is Work Product subject to this Agreement shall be final and binding.

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c. Assignment. Employee hereby assigns to the Company, without further consideration, all right, title and interest that Employee may presently have or acquire (throughout the United States and in all foreign countries), free and clear of all liens and encumbrances, in and to each Work Product, which will be the sole property of the Company Group, whether or not patentable or otherwise registrable. In the event any Work Product will be deemed by the Company to be patentable or otherwise registrable, Employee agrees to assist the Company Group (at its expense) in obtaining letters patent or other applicable registrations, and Employee will execute all documents and do all other things (including testifying at the Company’s expense) necessary or proper to obtain letters patent or other applicable registrations and to vest the Company or a member of the Company Group with full title to them. Employee further agrees that Employee’s obligation to assist the Company Group in obtaining and enforcing patents, registrations or other rights for such inventions in any and all countries, will continue beyond the termination of Employee’s employment, but the Company shall compensate Employee at a reasonable rate after such termination for the time actually spent by Employee at the Company’s request for such assistance. Should the Company or a member of the Company Group be unable to secure Employee’s signature on any document necessary to apply for, prosecute, obtain or enforce any patent, copyright or other right or protection relating to any Work Product, whether due to Employee’s mental or physical incapacity or any other cause, Employee hereby irrevocably designates and appoints the Company and each of its duly authorized officers and agents as Employee’s agent and attorney-in-fact, to act for and on Employee’s behalf, to execute and file any such document and to do all other lawfully permitted acts to further the prosecution, issuance and enforcement of patents, copyrights or other rights of protections with the same force and effect as if executed and delivered by Employee.

If Employee resides in California, the foregoing assignment clause in this Section 9(c) will not apply to an invention that Employee developed entirely on Employee’s own time without using the Company Group’s equipment, supplies, facilities or trade secret information except for those inventions that either: (i) relate at the time of conception or reduction to practice of the invention to the Company’s business, or actual or demonstrably anticipated research or development of the Company; or (ii) result from any work performed by Employee for the Company Group. Cal. Lab. Code § 2870(a).

d. Waiver of Moral Rights. Employee hereby waives any and all moral rights that might otherwise accrue with respect to any Work Product.

10. Confidential Information. Employee agrees that, during Employee’s employment with the Company or any member of Company Group, and following termination of Employee’s employment, except as required by law, Employee will not, directly or indirectly, at any time, disclose to any third person or use in any way any non-public information or Confidential Information (i) regarding the business of any member of the Company Group and (ii) concerning any Business Opportunities (as defined below).

a. Definitions. For purposes of this Agreement –

(i) “Confidential Information” shall mean all confidential information, proprietary information or trade secrets (whether oral or written, whether maintained in hard copy, electronically (including, without limitation, in email or text messages) or otherwise) and including: (i) Know-How (as defined below), Trade Secrets (as defined in Section 11), information related to Business Opportunities, prospects, pricing, trading, trading strategies and methodologies, portfolio management strategies, programs, methods of operation, prospective and existing contracts, business plans, procedures, and strategies, costs profits, databases, personnel, operational methods, financial models, potential transactions, pending negotiations, computer programs, algorithms, negotiations, lists of actual and/or prospective clients and/or investors, financial results, business developments, internal controls, security procedures and confidential programs or procedures; (ii) Company Intellectual Property Rights (as defined below) that constitute proprietary Know-How and Customer Information (as defined below and if and to the extent that such proprietary Know-How and Customer Information has been maintained as Company’s confidential information as of the date of this Agreement) and Trade Secrets; and (iii) information received by the Company Group from third parties under confidential conditions.

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(ii) “Business Opportunities” shall mean: (1) any business plan or prospective new business developed or provided by Employee to the Company Group; and (2) any business plan or prospective new business developed by the Company or, to Employee’s knowledge, any of members of the Company Group that Employee has access to or otherwise becomes aware of during Employee’s employment with the Company or Company Group.

(iii) “Company Intellectual Property Rights” shall mean all Work Product and any other intellectual property owned or licensed by any member of the Company Group, including:

(1) all United States and foreign patents and patent applications that describe or claim inventions and improvements currently used, or currently conceived or currently developed for use, that when used herein includes any electronic medium or tangible embodiment of the Company Group, any United States or foreign counterparts, non-provisionals, divisionals, continuations, continuations-in-part, and reissues thereof, heretofore or hereafter filed or having legal force in any country of the world, and the inventions and improvements disclosed therein (the “Patents”);

(2) all know-how that is currently used, or currently conceived or currently developed for use, in the business of the Company Group, including the following: (A) Trade Secrets, formulae, ideas, inventions and invention disclosures not subject to clause (1) above; (B) discoveries, innovations, improvements, results, reports, information and data (including all business and technical information and information and data relating to research, development, analytical methods, processes, formulations and compositions) and development work; (C) proprietary technology and information, designs, drawings, specifications or blueprints; and (D) all copies and tangible embodiments of the foregoing (in whatever form or medium, including electronic media) (collectively, “Know-How”);

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(3) customer lists, supplier lists, pricing information, cost information, business and marketing research, plans and proposals and the like that are currently used, or currently conceived or currently developed for use, in the business of the Company Group (the “Customer Information”);

(4) all trademarks, service marks, trade dress, trade names, logos, commercial symbols and corporate names, whether or not registered, together with all translations, adaptations, derivations and combinations thereof that are currently used, or currently conceived or currently developed for use, in the business of the Company Group, and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith;

(5) all copyrightable works, whether or not registered, that are currently used, or currently conceived or currently developed for use, in the business of the Company Group, and all copyright applications, registrations and renewals in connection therewith;

(6) all internet domain names, URLs and applications therefor, that are currently used, or currently conceived or currently developed for use, in the business of the Company Group; and

(7) all computer software and programs in object code or source code form, databases and documentation and flow charts that are currently used, or currently conceived or currently developed for use, in the business of the Company Group.

b. Notwithstanding the foregoing, Confidential Information and Business Opportunities shall not include information: (i) that at the date hereof is in the public domain; (ii) that has come within the public domain through no fault or action of Employee that has the obligation of confidentiality (provided, however, that the fact that general information may be in or become part of the public domain, in and of itself, does not exclude any specific information from the obligations of this Agreement); (iii) that after the date hereof has been obtained lawfully from any third party that was entitled to disclose such information; and/or (iv) that an Employee is compelled to disclose by any judicial or administrative order after having given prompt notice of such order to the Company. Specific aspects or details of the Confidential Information will not be deemed to be published, generally known in the trade or otherwise within the public domain, or to be in possession of Employee, merely because the aspects of the Confidential Information are embraced by general disclosures in the public domain or in Employee’s possession. In addition, any combination of aspects of the Confidential Information will not be considered in the public domain or in the possession of Employee merely because individual elements thereof are in the public domain or in Employee’s possession unless the combination and its principles are in the public domain or in Employee’s possession. The burden of proving these exceptions to the confidentiality and use provisions of this Agreement resides with Employee.

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c. Obligations with respect to Confidential Information. Employee agrees to:

(i) hold the Confidential Information in strict confidence;

(ii) not give, sell or disclose Confidential Information to any other third party, unless such party is an auditor or contractor hired by any member of the Company Group and then only upon written approval of the Board;

(iii) not share or otherwise use the Confidential Information in violation of or in any manner inconsistent with the Company’s information protection and transfer policies in place from time to time, applicable privacy laws, applicable state and federal law, any other applicable laws, and GDPR (EU General Data Protection Regulation 2016/679) to the extent that it applies; and

(iv) not share or otherwise use the Confidential Information in violation of or in any manner inconsistent with the Company’s policies or reasonable requests made by the Company from time to time.

For avoidance of doubt, nothing in this Agreement shall prevent Employee from responding to any lawful subpoena or legal process, or sharing any Confidential Information or other information with regulators or appropriate governmental agencies without notice to the Company, whether in response to subpoena or otherwise, under the whistleblower provisions of federal law or regulation, and no prior authorization or notification is required prior to Employee making any such reports or disclosures, provided that no attorney client privilege shall be waived.

11. Trade Secrets. Employee acknowledges that Employee’s obligations under Section 10 are separate and distinct from Employee’s promise and obligation, affirmed by this Agreement, not to disclose or use the Company Group’s “Trade Secrets,” as defined by the applicable state statutory and common law and by federal law. During and at all times after the Term, Trade Secrets of the Company Group shall be subject to the maximum protections available under applicable law and no less protection than that provided by this Agreement applicable to “Confidential Information,” as described in Section 10. Employee further acknowledges and agrees that protection of the Company Group’s Trade Secrets is governed by Employee’s promises in this Agreement and by any applicable law.

12. Protected Rights. Nothing in this Agreement prohibits Employee from reporting to any governmental authority information concerning possible violations of law or regulation. Provided Employee does so consistent with 18 U.S.C. § 1833, Employee may disclose trade secret information to a government official or to an attorney for the purposes of obtaining legal advice or use it in certain court proceedings without fear of prosecution or liability.

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13. Restrictive Covenants.

a. Restricted Business; Restricted Territory. Employee expressly acknowledges that during the course of Employee’s employment with the Company, Employee will be provided with specialized knowledge, information and training with respect to the products and services of the Company Group. Employee acknowledges and agrees that Employee’s specialized knowledge, expertise and training will be of special value to the Company Group. Employee acknowledges: (i) that the Company Group engages in the business of middle market lending to borrowers in the United States (collectively, the “Restricted Business”); (ii) that, as of the date hereof, the Company Group conducts the Restricted Business across the United States (“Restricted Territory”); (iii) that Employee will, during the Term, customarily and regularly be engaged in the development, production and distribution of the products and services of the Company Group; (iv) that Employee has, during the Term, the primary duty of managing the Restricted Business; and (v) that Employee’s position is a position of trust and responsibility with access to Confidential Information, Work Product, Company Intellectual Property, Trade Secrets, information concerning employees of the Company Group, information concerning the customers and investors of the Company Group and information concerning prospective customers and investors of the Company Group.

b. Noncompetition. Employee covenants and agrees that Employee will not, during the Term and for a period of twelve (12) months following Employee’s termination of employment for any reason (the “Restricted Period”), directly or indirectly (whether through an entity, employee or other agent of any kind) acquire, develop, own, operate, lease, manage, have any financial interest in or otherwise participate in the acquisition, development, ownership, operation, leasing, management or financing of, any business or enterprise involved in the Restricted Business or engaged in Competition with any member of the Company Group in the Restricted Territory. A person or entity (including, without limitation, Employee) shall be deemed to be engaging in “Competition” with a member of the Company Group if such person or entity either engages primarily in the Restricted Business or engages in any other type of business that comprises a significant portion of any member of the Company Group’s revenues as of the date of Employee’s termination and for which Employee had responsibility or authority, or about which business Employee received Confidential Information during the course of Employee’s employment. Notwithstanding the foregoing, the provisions of this Section 13(b) shall not be deemed to prohibit Employee’s (i) ownership of not more than two percent (2%) of the total shares of all classes of stock outstanding of any publicly held company or (ii) ability to invest, as a limited partner, in any private equity, mezzanine or similar investment fund, provided in either event Employee is solely a passive investor in such entity.

c. No Interference with Customers. Employee covenants and agrees that during the Restricted Period, Employee will not, without the prior consent of the Board, solicit or attempt to solicit, directly or by assisting others, any Relevant Customer of any member of the Company Group for the purpose of selling to such Relevant Customer, any products or services which are the same as, or substantially similar to, or competitive with the Restricted Business or, to Employee’s knowledge, that are the same as, or substantially similar to, or competitive with the products or services sold by any member of the Company Group at such date in the Restricted Territory. “Relevant Customer” shall mean any person, firm or company that was a customer or client of, or was a prospective customer or client being actively sought by, any member of the Company Group during the twelve (12) month period immediately preceding the date of Employee’s termination (“Relevant Period”) and with whom Employee had material contact during the Relevant Period. For purposes of this Section 13, “material contact” shall mean contact between Employee and each Relevant Customer: (i) with whom or which Employee dealt on behalf of the Company or any member of the Company Group; (ii) whose dealings with the Company Group were coordinated or supervised by Employee; or (iii) about whom Employee obtained confidential information in the ordinary course of business as a result of Employee’s association with the Company Group.

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d. No Interference with Employees. Employee covenants and agrees that Employee shall not, during the Restricted Period, directly or indirectly (whether through an entity, employee or other agent of any kind) solicit or recruit any Restricted Employee or induce or attempt to induce any Restricted Employee to leave his or her employment with the Company or, to Employee’s knowledge, any member of the Company Group; provided, however, that general advertisements with respect to a position that are not directed to employees of any member of the Company Group will not violate the solicitation prohibition of this Section 13(d). “Restricted Employee” shall mean any individual who was employed by any member of the Company Group during the course of Employee’s term of employment and with whom Employee had material contact during the twelve (12) month period immediately preceding the date of Employee’s termination.

e. Non-Disparagement. Both during and after Employee’s employment, he or she will not, whether in private or in public, directly or indirectly, make, publish, encourage, ratify, or authorize, or aid, assist or direct any other person or entity in making or publishing, any statements that in any way defame or disparage any member of the Company Group, or any of its directors or executive employees. The Company agrees to instruct its Board, Chief Executive Officer, President and Senior Executive Vice Presidents, whether in private or in public, directly or indirectly, to not make, publish, encourage, ratify, or authorize, or aid, assist or direct any other person or entity in making or publishing, any statements that in any way defame or disparage Employee, and the Company will not be responsible for any damages suffered by Employee to the extent that the Board provides such instruction and does not in any way explicitly contradict such instruction.

14. Enforcement. Employee acknowledges and agrees that: (i) the provisions and covenants set forth in Sections 9 through 13 are in addition to, and not in lieu of, any rights or remedies that the Company Group may have available to it under any laws (including any law preventing the disclosure of Trade Secrets or other Confidential Information); (ii) any enforcement of the Sections 9 through 13 by the Company shall not be construed as a waiver of any other rights or remedies that the Company Group may possess at law or in equity absent this Agreement; (iii) on account of Employee’s service to the Company Group, Employee has been, and will in the future be, made aware of Trade Secrets and other valuable Confidential Information, including information relating to any member of the Company Group, and their respective customers, clients and employees, in each case that could be used to the great competitive disadvantage of, and cause great financial harm to, the Company Group if provided to any competitor; (iv) Sections 9, 10, 11 and 13 are necessary to prevent the use and disclosure of Trade Secrets and other Confidential Information, to protect the relationships between the Company Group members and their respective customers and employees, to protect the goodwill of the Company Group and to protect other legitimate business interests of the Company Group; and (v) all of the restrictive covenants are reasonable in all respects, including duration, territory and scope of activity restricted. Employee acknowledges and agrees that (1) the restrictions in Sections 9, 10, 11 and 13 shall be construed as separate agreements between Employee and the Company Group and shall be enforceable independent of, and in addition to, any other provision of this Agreement or any provision of any other agreement between Employee and the Company Group and (2) the existence of any claim or cause of action by Employee against any member of the Company Group, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the obligations imposed by Sections 9, 10, 11 and 13 on Employee. The time periods referenced in Section 13 shall be extended on a day-for-day basis for each day during which Employee is found by a court of competent jurisdiction to have violated the provisions of Section 13 in any respect, so that Employee is restricted from engaging in the activities prohibited by Section 13 for the full Restricted Period.

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15. Injunctive Relief. Employee acknowledges and agrees that the breach by Employee of Sections 9, 10, 11 and 13 will cause the members of the Company Group irreparable injury that cannot be adequately compensated by monetary damages alone. Therefore, Employee acknowledges and agrees that any member of the Company Group, without limiting any other legal or equitable remedies available to the member of the Company Group, shall be entitled to enforce this Agreement against Employee directly and shall be entitled to obtain equitable relief by injunction or otherwise from any court of competent jurisdiction, including injunctive relief to prevent any failure by Employee to comply with the terms and conditions of Sections 9, 10, 11 and 13.

16. Company Property. All information, materials, documents, supplies, equipment and other property furnished to Employee by the Company Group in connection with performance of services under this Agreement will be and remain the sole property of the Company Group. On the date of the termination of Employee’s employment under this Agreement for any reason, or at any other time at the Company’s request, Employee must return to the Company Group all tangible and intellectual property in whatever form belonging to the Company Group (including, but not limited to, the Company Group vehicle, any laptops, computers, cell phones, wireless electronic mail devices or other equipment, or information, documents and other property).

17. Non-Disclosure. Except as may be required by law, Employee shall not disclose the financial terms of this Agreement to any person or entity, except that this Agreement may be disclosed to: (a) Employee’s attorneys, accountants or financial or tax advisors; and (b) members of Employee’s immediate family; provided, however, that in the case of each of (a) and (b) such persons agree not to further reveal the terms of this Agreement.

18. Insurance. If the Company desires at any time or from time to time during the Term to apply in its own name or otherwise for life, health, accident or other insurance covering Employee, the Company may do so at its sole cost and expense and may take out such insurance for any sum that the Company may deem necessary to protect its interests. Employee will have no right, title or interest in or to such insurance, but will, nevertheless, assist the Company in procuring and maintaining the same by submitting from time to time to the usual customary medical, physical and other examinations and by signing such applications, statements and other instruments as may reasonably be required by the insurance company or companies issuing such policies.

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19. Indemnification and Insurance. The Company shall indemnify, protect, defend and save Employee harmless from and against any threatened, pending, contemplated or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which Employee is made a party by reason of the fact that Employee is or was an officer, employee or agent of the Company, or any judgment, amount paid in settlement (with the consent of the Company), fine, loss, expense, cost, damage and reasonable attorneys’ fees incurred by reason of the fact that Employee is or was an officer, employee or agent of the Company; provided, however, that Employee acted in good faith and in a manner Employee reasonably believed to be in the best interests of the Company Group, and with respect to any criminal action or proceeding, had no reasonable cause to believe Employee’s conduct was unlawful. Employee also shall be (i) indemnified under the Company’s LLC Agreement and By-Laws, (ii) covered by directors’ and officers’ liability insurance policies that are the same as or equivalent to those the Company carries for its directors and other senior executives, (iii) indemnified under by Sierra Income Corporation pursuant to its customary agreement for other officers and directors of Sierra Income Corporation, and (iv) covered by directors’ and officers’ liability insurance policies that are the same as or equivalent to those Sierra Income Corporation carries for its directors and other senior executives.

20. Lock-Up.

a. Definitions. For purposes of this Section 20 of this Agreement, the following terms shall have the meanings set forth below.

“Common Shares” means the shares of common stock, par value $0.001 per share, of Sierra.

“Lock-Up Period” means the period beginning on the date of the closing under the Merger Agreement and ending on the first anniversary of such closing; provided, however, in the event of a termination by the Company without Cause or Employee terminates employment with Good Reason, the Lock-Up Period shall end as of the date of termination of employment.

“Lock-Up Shares” means any Common Shares that the Employee acquires pursuant to the Merger Agreement, including any that have been Transferred to a Permitted Transferee in accordance with Section 20 hereof (and shall include any shares of capital stock of Sierra issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization). For the avoidance of doubt, Common Shares shall cease to be Lock-Up Shares hereunder as of the end of the Lock-Up Period.

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“Permitted Transfer” means any of the following:

(a) the Transfer of any Lock-Up Shares to one (1) or more Permitted Transferees;

(b) the existence or creation of a testamentary power of appointment that may be exercised with respect to any Lock-Up Shares held by a trust; provided, however, that the Transfer of any Lock-Up Shares upon the exercise of a testamentary power of appointment to someone other than a Permitted Transferee shall not be a “Permitted Transfer” within the meaning of this paragraph (b) of this definition; or

(c) any Transfer by will or pursuant to the Laws of descent and distribution by any Person described in the definition of Permitted Transferee.

“Permitted Transferee” means any of the following:

(a) any Immediate Family Member of the Employee or any lineal descendant of any such Immediate Family Member; and

(b) any trust for the direct or indirect benefit of the Employee or any Immediate Family Member of the Employee.

For purposes of this definition, “lineal descendants” shall not include individuals adopted after attaining the age of eighteen (18) years and the adopted individual’s descendants.

“Person” means and includes any natural person, general partnership, limited partnership, corporation, limited liability company, joint venture, real estate investment trust, business trust or other trust, cooperative, unincorporated association or other form of organization, whether or not a legal entity.

“Sierra” means Sierra Income Corporation, a Maryland corporation.

“Transfer” means, with respect to Lock-Up Shares: (i) any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, grant of an option, hypothecation, mortgage, exchange, transfer or other disposition of (whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of law), or agreement to do any of the foregoing, of any interest (legal or beneficial) in any Lock-Up Shares; (ii) the entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or warrants or other rights to purchase Common Shares, whether any such transaction is to be settled by delivery of Common Shares or such other securities, in cash or otherwise; or (iii) any public announcement of an intention to effect any transaction specified in clause (i) or (ii); provided, however, that the term “Transfer” does not include any revocable proxy granted by the Employee or a Permitted Transferee or any exercise of rights by an executor, administrator, trustee, committee, guardian, conservator or receiver of the Employee or a Permitted Transferee, including the sale of Lock-Up Shares to pay any applicable estate taxes.

b. Restrictions on Transfer of Common Shares. The Employee agrees that, during the Lock-Up Period, Employee will not Transfer any Lock-Up Shares other than pursuant to a Permitted Transfer; provided, however, that upon any Permitted Transfer, each Permitted Transferee in such Transfer shall agree in writing to be bound by the restrictions set forth in this Section 20.

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c. Legend. At the request of Sierra, all share certificates or share statements evidencing Lock-Up Shares shall bear or contain a legend or notation substantially in the following form (or in such other form as Sierra’s board of directors may determine):

THE SECURITIES REPRESENTED BY THIS [CERTIFICATE / STATEMENT] ARE SUBJECT TO RESTRICTIONS ON TRANSFER SPECIFIED IN AN EMPLOYMENT AGREEMENT WITH THE CORPORATION, AS THE SAME MAY BE AMENDED AND MODIFIED FROM TIME TO TIME, AND THE CORPORATION RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SPECIFIED CONDITIONS HAVE BEEN FULFILLED. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE CORPORATION TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

The term “Corporation” shall mean Sierra for purposes of the above legend.

d. Stop Transfer. Sierra and its transfer agent are hereby authorized to decline to make any Transfer of Lock-Up Shares if such Transfer would constitute a violation or breach of this Section 20 and the Employee agrees and consents to the entry of stop transfer instructions with Sierra’s transfer agent and registrar against any Transfer of the Lock-Up Shares not made in compliance with Section 20.

21. Miscellaneous.

a. Successors and Assigns; No Third-Party Beneficiaries. The rights and obligations of the Company under this Agreement shall be binding upon and shall inure to the benefit of the members of the Company Group and their successors and assigns. The rights and obligations of Employee under this Agreement shall be binding upon and shall inure to the benefit of the heirs and legal representatives of Employee. Employee may not assign this Agreement or any right or obligation hereunder, without the prior written consent of the Company. The Company may assign this Agreement or any right or obligation hereunder to (i) any member of the Company Group, (ii) any other entity in connection with any reorganization, change in capital structure or similar transaction or (iii) any other entity in connection with the sale of all or substantially all of the assets of the Company. For the avoidance of doubt, the Company’s right to assign this Agreement may be exercised without the prior written consent of Employee. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

b. Waiver; Amendments. Any waiver by either party of a breach of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any other breach of such provision of this Agreement. The failure of either party to insist on strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive either party of the right thereafter to insist on strict adherence to that term or any other term of this Agreement. Neither this Agreement nor any part of it may be waived, changed or terminated orally, and any waiver, amendment or modification must be in a writing signed by Employee and the Company.

c. Governing Law; Choice of Forum. This Agreement will be governed and construed and enforced in accordance with the laws of the State of New York, without regard to its conflicts of law rules. Employee hereby submits to the exclusive jurisdiction and venue of the federal and state courts located in New York, New York for resolution of any and all claims, causes of action or disputes arising out of, related to or otherwise concerning this Agreement, and Employee agrees to waive any claim relating to forum non conveniens. EACH OF THE PARTIES FURTHER ACKNOWLEDGES AND AGREES THAT ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, OF ANY KIND OR NATURE BROUGHT BY EITHER PARTY ARISING OUT OF THE INTERPRETATION, ENFORCEMENT OR BREACH OF THIS AGREEMENT SHALL BE RESOLVED BY A JUDGE ALONE, AND BOTH PARTIES HEREBY WAIVE AND FOREVER RENOUNCE THE RIGHT TO A TRIAL BEFORE A CIVIL JURY OF ANY SUCH SUIT, ACTION OR PROCEEDING.

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d. Legal Fees and Expenses. The Company will pay legal fees and expenses incurred by Employee in connection with the drafting and negotiation of this Agreement and any related agreements.

e. Entire Agreement; Construction. This Agreement and any further agreements dated as of the date hereof and relating to the subject matter described herein contains the entire understanding of the parties relating to the subject matter of this Agreement and supersede all other prior written or oral agreements, understandings or arrangements between the parties relating to the subject matter hereof. Employee acknowledges and agrees that the compensation paid under the terms of this Agreement shall be in full satisfaction of any amounts due in connection with Employee’s employment with the Company and members of the Company Group. Employee acknowledges that, in entering into this Agreement, Employee did not rely and has not relied on any statements or representations not contained in this Agreement. The parties acknowledge and agree that each of the parties has participated in the drafting of this Agreement. Accordingly, it is the intention and agreement of the parties that the language, terms and conditions of this Agreement are not to be construed in any way against or in favor of any party hereto by reason of the responsibilities in connection with the preparation of this Agreement.

f. Severability. Any term or provision of this Agreement that is determined to be invalid or unenforceable by any court of competent jurisdiction in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, and such invalid or unenforceable provision shall be modified by such court so that it is enforceable to the extent permitted by applicable law.

g. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 19(g)):

If to the Company:	Medley Capital LLC
280 Park Avenue, 6th Floor East New York, NY 10017

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with a copy to:	Sullivan & Worcester LLP
1666 K Street, N.W., Suite 700
Washington, DC 20006 Attention: David Leahy, Esq.

If to Employee:	At Employee’s home address of record with
Company’s Human Resources Department, as updated from time-to-time

with a copy to:	Winston & Strawn, LLP
35 W. Wacker Drive Chicago, IL 60601-9703
Attn: Michael S. Melbinger, Esq.

h. Section 409A Compliance. Although the Company makes no guarantee with respect to the tax or other treatment of payments or benefits under this Agreement and shall not be responsible in any event with regard to this Agreement’s compliance with Section 409A, payments under this Agreement are intended to be exempt from or comply with the applicable requirements of Section 409A and shall be limited, construed and interpreted in a manner so as to comply therewith. In furtherance of the foregoing:

(i) notwithstanding any provision of this Agreement to the contrary, to the extent any payment hereunder constitutes deferred compensation subject to Section 409A, and if Employee is a “specified employee” as defined for purposes of Section 409A, then all payments to be made to Employee hereunder due to the termination of Employee’s employment shall not be paid, or commence to be paid, until the earlier of (1) the date that is immediately following the date that six (6) months after the date that Employee’s employment is terminated or (2) the date of Employee’s death following such a separation from service. Upon the expiration of the preceding period, any payments that would have otherwise been made during that period (whether in a single sum or in installments) in the absence of this provision shall be paid to Employee or Employee’s beneficiary in one lump sum (without interest).

(ii) notwithstanding any provision of this Agreement to the contrary, Employee’s employment with the Company Group shall not be deemed to have been terminated unless and until Employee has had a “separation from service,” as determined under Section 409A;

(iii) each payment that is part of a series of payments shall be a single payment for purposes of Section 409A; and

(iv) any taxable reimbursements under this Agreement, including, without limitation, those under Section 21(d), will be made no later than the end of the calendar year following the calendar year the expense was incurred. For purposes of complying with Section 409A, any such reimbursements and any in-kind benefit under this Agreement will be subject to the following: (1) payment of such reimbursements or in-kind benefits during one calendar year will not affect the amount of such reimbursement or in-kind benefits provided during a subsequent calendar year; and (2) such reimbursement benefit or rights or in-kind benefits may not be exchanged or substituted for another form of compensation to Employee.

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i. Survival. The representations, warranties, covenants and other agreements contained herein, which by their nature are intended to survive the termination of Employee’s employment with the Company Group, shall survive such termination (regardless of the reason for such termination) in accordance with their stated terms.

j. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, and all of which together shall constitute one agreement. Any photocopy or scanned copy in portable document format (PDF) shall be deemed an original copy for all purposes.

EMPLOYEE	COMPANY

Signed:	Signed:
Date:	Name:
Title:
Date:

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Exhibit A

EMPLOYEE DUTIES, AUTHORITIES AND RESPONSIBILITIES

Base Salary	2019 Annual Bonus (% of Base)	2019 Annual Bonus ($)	Cash Portion of 2019 Annual	% of Total Bonus	RSU Award Portion of 2019 Annual Bonus	% of Total Bonus	Total (Base Plus 2019 Annual Bonus)

Richard Allorto, Jr., Chief Financial Officer, Treasurer, Senior Managing Director, and Senior Executive Vice President

1.	Oversight of finance and accounting activities of the firm.

2.	Oversight of all financial reporting and public company activities.

3.	Oversight of human resources and operations.

4.	Oversight of technology and related functions.

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Exhibit B

INITIAL COMPENSATION

Bonus
Richard Allorto, Jr., Chief Financial Officer	$360,000	361.1%	$1,300,000	$520,000	40%	$780,000	60%	$1,660,000

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Exhibit C

Medley Capital LLC Beneficiary Form

Please complete this form and return it to [                  ]. Elections on this form become effective on the date it is received by [                              ].

Participant Name

Designation/Change of Beneficiary

I hereby designate (revoking any prior such designation and reserving the right to change this designation in the future) the following Beneficiary of any amounts due to my named beneficiaries if my employment is terminated by death under my employment agreement, effective as of the Effective Date (“Employment Agreement”). “Effective Date” shall mean the Closing Date, as such term is defined in the First Amended and Restated Agreement and Plan of Merger by and among Medley Management Inc., Sierra Income Corporation, and Sierra Management, Inc., dated as of July [   ], 2019.

Primary Beneficiary:

Name of Primary Beneficiary	Relationship to Participant

Address of Primary Beneficiary

Secondary Beneficiary:

Name of Secondary Beneficiary	Relationship to Participant

Address of Secondary Beneficiary

I understand and acknowledge the following:

●	The above designation applies solely to the following payments if my employment is terminated by my death prior to the expiration of the term of my Employment Agreement: (i) earned but unpaid base salary as of my death; (ii) any unpaid annual bonus for that year; and (iii) a pro-rated amount of my annual bonus for the year of my death (together, the “Termination Benefit”). For the avoidance of doubt, all payments are conditioned on any terms provided in my Employment Agreement.

●	In the event of my death, the Primary Beneficiary will receive the Termination Benefit, unless that individual predeceases or co-deceases me, in which case the Secondary Beneficiary will have such rights.

●	If neither Beneficiary survives me, distribution rights will lie with my estate.

Participant’s Signature	Date

E-3-26

Exhibit D

GENERAL RELEASE OF CLAIMS

This General Release of Claims (the “Release”) is being executed and delivered in accordance with Section 8(h) of the Employment Agreement between Medley Capital LLC and you. Each capitalized term used in this Release without definition has the meaning given to such term in the Agreement. This Release must be signed and dated no later than forty-five (45) days after you receive it. You will have [seven (7) days] after signing this Release to revoke your signature by delivering a signed notice of revocation to the Company. This Release will become binding on the eighth day after the Release is signed unless you have revoked your signature. You have the right to consult with an attorney prior to signing this Release.

In exchange for the promises and payments described in the Agreement, you (on behalf of yourself and your heirs, executors, administrators and assigns) hereby release and forever discharge the Company Group, its divisions, subsidiaries and affiliates, and all of their respective present and former directors, officers, shareholders, trustees, employees, agents, representatives, consultants, successors and assigns in their official and individual capacities (collectively, the “Released Parties”), from any and all suits, claims, demands, debts, sums of money, damages, interest, attorneys’ fees, expenses, actions, causes of action, judgments, accounts, promises, contracts, agreements, and any and all claims of law or in equity, whether now known or unknown, which you now have or ever had against the Released Parties, or any of them, including, but not limited to, any claims under Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act, the Family and Medical Leave Act, the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act of 1990, 29 U.S.C. § 626(f) (“OWBPA”), the Worker Adjustment Retraining and Notification Act (“WARN”), the Genetic Information Nondiscrimination Act, any state antidiscrimination law that is analogous to the foregoing, and any other federal, state or local statute, regulation, ordinance or common law creating employment-related causes of action, and all claims related to or arising out of your employment or the termination of your employment with the Company Group. You also waive any right you may have to recover any compensation or damages in any action against any of the Released Parties brought by any governmental entity on your behalf or on behalf of any class of which you may be a member. You hereby represent that you have not previously filed or joined in any complaints, charges or lawsuits against the Company Group pending before any governmental agency or court of law relating to your employment and/or the termination thereof.

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CALIFORNIA ONLY (Delete highlighted section if outside of California)

In giving this Release, you specifically agree to waive the provisions of Section 1542 of the California Civil Code (and any other similar provisions of other applicable law), which section reads as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

MASSACHUSETTS ONLY (Delete highlighted section if outside of Massachusetts)

In giving this Release, you specifically agree to waive the provisions of the Massachusetts Wage Act, G.L. c. 149 and in so doing you explicitly waive any claims for unpaid wages.

This Release shall not apply to: (1) any vested interest you may have in any 401(k), pension or profit sharing plan, equity compensation agreement or any other employee benefit plan by virtue of your employment with the Company Group; (2) any claims that may arise after this Release is signed; (3) any claim that may not be waived by law; and (4) any right you may have to indemnification and/or advancement of legal fees by the Company Group or under its director’s and officer’s liability insurance coverage, under any agreement between you and the Company Group, under any provision of the Company Group’s bylaws or plans, or by application of law.

IN WITNESS WHEREOF, the undersigned has executed this Release as of this              day of                               , 20.

E-3-28

EXHIBIT E-4

Form of Employment Agreement

[See attached.]

EXHIBIT E-4

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is made and entered into on July [    ], 2019, between Medley Capital LLC (the “Company”) and John Fredericks (the “Employee”) (each a “Party,” collectively, “Parties”). The Parties were party to an Employment Agreement dated December [   ], 2018 and this Agreement is intended to completely replace such earlier Employment Agreement, which shall no longer be in effect.

The Company wishes to engage Employee to provide services to the Company, Sierra Income Corporation and each of their respective subsidiaries and affiliates (the “Company Group”) and Employee wishes to provide such services, pursuant to the terms and conditions set forth in this Agreement. The Parties agree that references herein to the “Board” and the “Compensation Committee” shall be to the Board of Directors of Sierra Income Corporation and to the Compensation Committee of that Board.

In consideration of the mutual promises set forth below and other valuable consideration (the mutuality, adequacy and sufficiency of which are hereby acknowledged), the Parties agree as follows.

1. Position. The Company hereby employs Employee as General Counsel, Chief Compliance Officer, Secretary, Senior Executive Vice President, and Senior Managing Director or in such capacity as may later be agreed to by the Parties, and Employee agrees to serve the Company in such capacity in a manner consistent with the terms and conditions of this Agreement.

2. Term. This Agreement shall commence on the Effective Date (as defined below) and shall expire on the twenty-four (24) month anniversary of the Effective Date (the “Initial Term”), unless terminated earlier pursuant to the provisions of Section 8 hereof. The term of employment shall be renewed automatically for successive periods of one (1) year (each, a “Renewal Term”) after the expiration of the Initial Term, unless the Company provides Employee, or Employee provides the Company, with written notice to the contrary at least one hundred twenty (120) calendar days prior to the end of the Initial Term or any Renewal Term. For the avoidance of doubt, this Agreement shall remain in effect during the Renewal Term unless terminated earlier pursuant to the provisions of Section 8 hereof. The Initial Term and any Renewal Terms are collectively referred to herein as the “Term.” For purposes of this Agreement, “Effective Date” shall mean the Closing Date, as such term is defined in the Amended and Restated Agreement and Plan of Merger by and among Medley Management Inc., Sierra Income Corporation, and Sierra Management, Inc., dated as of July [ ], 2019 (the “Merger Agreement”).

3. Duties.

a. Employee shall have the duties, authorities and responsibilities forth in Exhibit A attached to this Agreement, as amended from time to time and with input from the Company’s Board of Directors (the “Board”). Employee’s principal place of employment with the Company shall be at the Company’s offices, currently at 600 Montgomery Street, 35th Floor, San Francisco, California and 280 Park Avenue, 6th Floor East, New York, New York, provided that Employee understands and agrees that Employee may be required to travel from time to time for business purposes.

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b. Employee shall devote Employee’s full business time, energy, business judgment, knowledge, skill and best efforts to the performance of Employee’s duties with the Company Group, in conformance with rules and policies of the Company Group in effect from time to time and otherwise provided or made available to Employee. Employee will not, during the Term, directly or indirectly engage in any other business, either as an employee, employer, consultant, principal, officer, director, advisor or in any other capacity, either with or without compensation, without the prior written consent of the Board. However, Employee may devote reasonable time to activities such as supervision of personal investments and activities involving professional, charitable, civic, educational, religious and similar types of activities, speaking engagements and membership on other boards, provided such activities do not interfere in any material way with the business of the Company Group and provided further that Employee cannot serve on the board of directors of (or provide services to) any publicly traded company without the written consent of the Board, which shall not be unreasonably withheld. The time involved in such activities shall not be treated as vacation time. Employee shall be entitled to keep any amounts paid to him in connection with such activities (such as director fees and honoraria).

4. Compensation.

a. Generally. As compensation, Employee shall receive a Base Salary (as defined below) and may, as determined at the discretion of the Board or Compensation Committee of the Board (the “Compensation Committee”), as applicable, participate in an annual bonus program (the “Annual Bonus”). Annual Bonuses may be provided to align the goals and objectives of the Employee with those of the Company, business units within the Company and the expected goals and objectives of the Company’s shareholders, as applicable, and according to standards of good governance, ethical leadership and the successful growth and well-being of the Company Group. The award of any Annual Bonus will generally depend upon the satisfaction of personal and/or Company Group performance metrics as determined by Board or Compensation Committee, as applicable, for the year.

Compensatory payments made to Employee under the terms of this Agreement are subject to tax and other withholding required or permitted by law and such additional withholding as may be requested by Employee.

b. Base Salary. The Company agrees to pay Employee a base salary at an annual rate of three hundred sixty thousand dollars ($360,000) (the “Base Salary”), payable in accordance with the regular payroll practices of the Company. This Base Salary shall compensate Employee for all hours of work, and this position shall not be eligible for overtime. The Base Salary shall be subject to change at the discretion of the Board or Compensation Committee, as applicable. The term “Base Salary” will refer to the Base Salary as may be modified from time to time.

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c. Annual Bonus.

(i) Annual Bonus for 2019. Employee shall be eligible to receive an Annual Bonus with respect to performance for the 2019 year equal to one million, three hundred thousand dollars ($1,300,000), as set forth in the economic terms set forth on Exhibit B attached to this Agreement and to be paid no later than March 15, 2020. The Board or Compensation Committee, as applicable, may increase the 2019 Annual Bonus in recognition of performance in excess of performance objectives. No Annual Bonus shall be earned for 2019 unless the Employee remains employed through the date of payment.

(ii) Annual Bonus for 2020 and Thereafter. Each year during the first quarter of the year, the Board or Compensation Committee, as applicable, in consultation with the Company’s senior executive officers (“Management”), shall establish (a) a target Annual Bonus for the year of no less than three hundred sixty-one and one tenth percent (361.1%) of Base Salary (the “Target Annual Bonus”), and (b) Company Group and individual performance and other objectives for the year for such bonus. Each Annual Bonus (if any) shall be paid no later than the March 15 following the end of the applicable year.

No earlier than January 1 nor later than March 15 of the following year, the Board or Compensation Committee, as applicable, shall determine and pay the amount of the final Annual Bonus, if any, to be paid for the preceding year, which amount may be based in whole or in part on satisfaction of the performance and other objectives for the preceding year. The extent to which performance and other objectives are met will be determined based on actual achievement (as determined, in consultation with Management, by the Board or Compensation Committee, as applicable, in good faith). The Board or Compensation Committee, as applicable, may increase the Annual Bonus in recognition of performance in excess of performance objectives. No Annual Bonus shall be earned for a year unless the Employee remains employed through the date of payment.

d. Form of Annual Bonus. The Annual Bonus for 2019 shall be paid forty percent (40%) in cash immediately and sixty percent (60%) in the form of an RSU award. The Annual Bonus for 2020 and thereafter shall be paid forty percent (40%) in cash immediately and sixty (60%) in the form of an RSU award. With respect to the Annual Bonus for 2019 and thereafter, any RSU award shall vest in three (3) equal annual installments, with the RSU award for the Annual Bonus for 2019 vesting in three (3) equal annual installments on December 31, 2020, December 31, 2021, and December 31, 2022.

e. Clawback. The Annual Bonus made under this Agreement shall be subject to recoupment by the Company to the extent required by applicable law (including without limitation Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of the NYSE.

5. Employee Benefits.

a. Benefits. The Company intends to continue existing benefit plans maintained by Medley Capital LLC, or plans to adopt benefit plans consistent with or generally more favorable in the aggregate than the current benefit plans of Medley Capital LLC, and the Employee will remain or become eligible for participation in those plans made available to other similarly situated employees of the Company, including, but not limited to group health plan coverage, short and long term disability insurance coverage, life insurance coverage, qualified retirement benefit plan coverage, non-qualified benefit plan coverage and tax and financial planning benefits, in accordance with and subject to the terms and conditions of those plans. Notwithstanding the preceding sentence, the Company reserves the right to adopt, amend or terminate any benefit plan, program or arrangement.

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b. Paid Time Off. Employee shall be entitled to no less than twenty-five(25) business days paid time off, subject to the terms and conditions of the Company’s vacation policies, procedures and practices. Paid time off accrues with each pay period, subject to an annual cap, and cannot be carried over to the subsequent calendar year, except to the extent required by applicable law. Any unused vacation will not be paid upon termination of employment, except to the extent required by applicable law.

6. Business Expenses. The Company agrees to reimburse Employee for reasonable and customary business expenses related to Employee’s performance of services under this Agreement, including all travel expenses to and from New York, subject to appropriate review and oversight by the Board as applicable. As a condition of reimbursement, Employee must account for and substantiate all such expenses in accordance with applicable Company policies and consistent with Internal Revenue Service requirements for reimbursable business expenses.

7. Freedom to Contract. The Company does not infringe upon the proprietary information, trade secrets or confidential information of third parties. Employee represents and warrants that Employee has the right to enter into this Agreement, that Employee is eligible for employment by the Company, that no other written or verbal agreements exist that would be in conflict with or prevent the performance by Employee of any portion of this Agreement, and that Employee is not subject to or in breach of any non-disclosure agreement or restrictive covenant of any nature separate from the provisions included in this Agreement. Employee will not enter into this Agreement without first disclosing to the Board any non-disclosure agreement or restrictive covenant agreement Employee has entered into (verbally or in writing) at any time that is still in effect on its terms as of the Effective Date of this Agreement, regardless of whether Employee believes or has reason to believe such agreement is void or unenforceable in whole or in part.

8. Termination.

a. Death. Employee’s employment shall terminate on the date of Employee’s death. In the event of the death of Employee during the Term, the Company shall pay to Employee’s legal representatives or named beneficiaries (as designated on Exhibit C and delivered to the Company):

(i) Employee’s earned but unpaid Base Salary as of the date of Employee’s death;

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(ii) Any unpaid Annual Bonus for the year prior to the date of Employee’s death, based on the actual performance of the Company (or the Company Group, as applicable) for that year, payable fully in cash (rather than any otherwise applicable cash/equity mix) at the same time as such amounts are paid to continuing Management employees; and

(iii) A pro-rated amount of any Annual Bonus for the year of death, based on actual performance of the Company (or the Company Group, as applicable) for the year in which death occurs, with any individual performance criteria deemed to be met at the same level as Company performance, and paid fully in cash (rather than any otherwise applicable cash/equity mix) at the same time as such amounts are paid to continuing Management employees for the year.

In addition, vesting of any outstanding RSU awards at death shall be fully accelerated and the Company will pay the full cost of continuing coverage under the Company’s group health benefits plan (“COBRA coverage”) for the Employee’s qualified beneficiaries, to the extent Employee’s qualified beneficiaries elect such COBRA coverage for a period of up to one (1) year following Employee’s death.

b. Disability. Notwithstanding the foregoing, Employee’s employment shall terminate on the date specified in a written notice from the Company terminating Employee’s employment due to Disability during the Term or, in the event no date is specified in such notice, on the date on which such notice is delivered to Employee or Employee’s legal representative. For purposes of this Agreement, “Disability” shall mean that Employee is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, (i) unable to engage in any substantial gainful activity, as determined by a licensed physician as reasonably chosen by the Company, or (ii) receiving income replacement benefits for a period of not less than three (3) months under the Company’s group disability plan. In the event of the termination of Employee’s employment due to Disability, the Company shall:

(i) Pay Employee’s earned but unpaid Base Salary as of the date of Employee’s termination;

(ii) Pay any unpaid Annual Bonus for the year prior to the date of Employee’s termination, based on the actual performance of the Company (or the Company Group, as applicable) for that year, payable fully in cash (rather than any otherwise applicable cash/equity mix) at the same time as such amounts are paid to continuing Management employees;

(iii) Pay a pro-rated amount of any Annual Bonus for the year of termination, based on actual performance of the Company (or the Company Group, as applicable) for the year in which termination occurs, with any individual performance criteria deemed to be met at the same level as Company performance, and paid fully in cash (rather than any otherwise applicable cash/equity mix) and at the same time as such amounts are paid to continuing Management employees for the year; and

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(iv) Fully accelerate vesting of any outstanding RSU awards as of the date of termination.

In addition, the Company will pay the full cost of COBRA coverage for Employee and/or Employee’s qualified beneficiaries, to the extent Employee elects such COBRA coverage, for a period of up to one (1) year following Employee’s termination on account of Disability.

c. Termination by the Company for Cause. Notwithstanding the foregoing, the Company may terminate Employee’s employment under this Agreement at any time for Cause. “Cause” shall mean: (i) fraud against the Company Group, which causes material harm to any member of the Company Group; (ii) willful failure or any willful refusal to implement or undertake the lawful directives of the Board or such other supervisor as may be assigned by the Company Group when such directives are materially consistent with Employee’s duties under this Agreement; (iii) engaging in willful conduct (other than at the direction of the Company) that causes material injury, monetary or otherwise, to any member of the Company Group, or that reflects adversely on any member of the Company Group, or that materially affects Employee’s ability to perform Employee’s duties; (iv) conviction of, or the entering of a plea of guilty or nolo contendere, by Employee to a financial crime that constitutes a felony (or any state-law equivalent) or involves moral turpitude; (v) the entry of any order or consent decree, whether or not liability is admitted or denied, by the Securities and Exchange Commission against Employee in respect of charges that Employee violated any provision of the Investment Company Act of 1940, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than provisions requiring the maintenance of proper books and records; (vi) theft, misappropriation, embezzlement or conversion of the assets or opportunities of any member of the Company Group; (vii) a material breach of the terms, covenants or representations of this Agreement or any agreement between Employee and any member of the Company Group; or (viii) a willful violation of the written rules or policies of any member of the Company Group, which causes material harm to any member of the Company Group, provided that, in the case of the occurrence of an event described in clause (vii) or (viii) above, Employee shall have ten (10) business days after receipt of written notice thereof, stating in reasonable detail the actions or omissions purporting to constitute such breach or violation, to cure, and upon such cure, such event shall not be deemed to be the basis for a termination of Employee for Cause, unless the Company acting in good faith, otherwise determines that such occurrence is not reasonably subject to being cured; provided, however, that with respect to the occurrence of an event described in clause (vii) above, the foregoing cure period shall be available to Employee only with respect to the first occurrence of the same event described in clause (vii) above, and such cure period shall not be available to Employee with respect to any subsequent occurrence of an event described in clause (vii) above. For purposes of this Agreement, no act or failure to act on Employee’s part shall be considered “willful” unless it is done, or omitted to be done, by Employee in bad faith or without reasonable belief that Employee’s action or omission was in the best interests of the Company Group. Any act or failure to act based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of the Company Group. In the event of Termination for Cause, Employee shall be entitled to receive any earned but unpaid Base Salary, paid as soon as practicable following termination.

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d. Termination by the Company Without Cause or by Employee with Good Reason. The Company may terminate Employee’s employment without Cause at any time under this Agreement. In the event of termination of Employee’s employment by the Company without Cause or Employee terminates employment with Good Reason (as defined below), the Company shall:

(i) Pay Employee’s earned but unpaid Base Salary as of the date of Employee’s termination;

(ii) Pay any unpaid Annual Bonus for the year prior to the date of Employee’s termination, based on the actual performance of the Company (or the Company Group, as applicable) for that year, payable fully in cash (rather than any otherwise applicable cash/equity mix) at the same time as such amounts are paid to continuing Management employees;

(iii) Pay a pro-rated amount of any Annual Bonus for the year of termination, based on actual performance of the Company (or the Company Group, as applicable) for the year in which termination occurs, with any individual performance criteria deemed to be met at the same level as Company performance, and paid fully in cash (rather than any otherwise applicable cash/equity mix) at the same time as the Annual Bonus is paid to continuing Management employees;

(iv) Pay, on a monthly basis and using regularly scheduled payroll periods over eighteen (18) months (the “Severance Period”), (x) an amount equal to one-twelfth (1/12th) the Employee’s Base Salary plus (y) an amount equal to one-twelfth (1/12th) of the cash portion of the Employee’s Target Annual Bonus for the year of termination; and

(v) Fully accelerate vesting of any outstanding RSU awards as of the date of termination.

In addition, the Company will pay toward the cost of COBRA coverage an amount equal to the Company-portion of premiums paid for active employees in the Company’s plan for the Employee and/or Employee’s qualified beneficiaries, to the extent Employee elects such COBRA Coverage, for a period of up to eighteen (18) months following Employee’s termination by the Company without Cause or by Employee with Good Reason; provided, that the Company’s obligation described in this sentence shall cease on the date Employee becomes eligible for coverage under another group health plan offered by an employer of Employee or the employer of Employee’s spouse. Employee shall promptly notify Company in the event he or she becomes eligible for such other coverage.

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e. Termination for Notice of Non-Renewal. Unless the Company has offered to renew the Agreement on terms that are at least comparable in the aggregate to “market level” compensation, then if the Company provides notice to Employee that the Company is not renewing the Term under Section 2 at the end of the Initial Term or any Renewal Term and Employee’s employment terminates at the end of such Term, the Company shall:

(i) Pay Employee’s earned but unpaid Base Salary as of the date of Employee’s termination;

(ii) Pay any unpaid Annual Bonus for the year prior to the date of Employee’s termination, based on the actual performance of the Company (or the Company Group, as applicable) for that year, payable fully in cash (rather than any otherwise applicable cash/equity mix) at the same time as such amounts are paid to continuing Management employees;

(iii) Pay a pro-rated amount of any Annual Bonus for the year of termination, based on actual performance of the Company (or the Company Group, as applicable) for the year in which termination occurs, with any individual performance criteria deemed to be met at the same level as Company performance, and paid fully in cash (rather than any otherwise applicable cash/equity mix) at the same time as the Annual Bonus is paid to continuing Management employees;

(iv) Pay, on a monthly basis and using regularly scheduled payroll periods over eighteen (18) months (the “Severance Period”), (x) an amount equal to one-twelfth (1/12th) the Employee’s Base Salary plus (y) an amount equal to one-twelfth (1/12th) of the cash portion of the Employee’s Target Annual Bonus for the year of termination; and

(v) Fully accelerate vesting of any outstanding RSU awards as of the date of termination.

In addition, the Company will pay toward the cost of COBRA coverage an amount equal to the Company-portion of premiums paid for active employees in the Company’s plan for Employee and/or Employee’s qualified beneficiaries, to the extent Employee elects such COBRA Coverage, for a period of up to one (1) year following Employee’s termination by notice of non-renewal; provided, that the Company’s obligation described in this sentence shall cease on the date Employee becomes eligible for coverage under another group health plan offered by an employer of Employee or the employer of Employee’s spouse. Employee shall promptly notify Company in the event he or she becomes eligible for such other coverage.

If the Parties cannot reach agreement as to whether an offer is at least comparable in the aggregate to “market level” compensation, the Board or the Compensation Committee, as applicable, shall engage an independent compensation consultant reasonably acceptable to Employee and familiar with the industry in which the Company operates to make such determination. The consultant shall, at a minimum, take the following considerations into account: qualifications and experience of Employee; the aggregate compensation paid to similarly situated persons performing similar tasks within the Company’s peer group (as reported in its most recent annual proxy statement); the performance of the Company Group relative to Company’s peer group; and comparability data submitted by Employee. If the consultant provides a range, adjusted to reflect performance of the Company comparable to the Company’s peer group, and the Company proposes a compensation package that is at least the median level within that range, the comparability requirement shall be deemed satisfied.

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f. Good Reason. For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following without Employee’s consent: (i) a material diminution in Employee’s base compensation; (ii) a material diminution in Employee’s authority, duties or responsibilities; (iii) a requirement that Employee report to anyone other than the Board or the Chief Executive Officer of the Company; (iv) a material diminution in the budget over which Employee retains authority; (v) a material change in the geographic location at which Employee must perform the services; or (vi) any other action or inaction that constitutes a material breach by the Company of this Agreement. Employee must provide notice to the Company of the existence of the condition described above within a period not to exceed ninety (90) calendar days of the initial existence of the condition, and the Company will have a period of at least thirty (30) calendar days following the notice during which it may remedy the condition. Any termination for Good Reason must occur within two (2) years following the initial existence of one or more of the foregoing conditions.

g. Termination by Employee other than for Good Reason. Notwithstanding the foregoing, Employee may terminate Employee’s employment under this Agreement for any reason, provided such termination may take place no earlier than the end of the month that is not less than three (3) months after Employee has provided written notice to the Company of Employee’s intent to terminate Employee’s employment. The Company may elect to accept Employee’s resignation at any time prior to the end of such notice period. In the event of any termination of Employee’s employment under this Section, the Company shall pay to Employee Employee’s earned but unpaid Base Salary.

h. Executed Waiver and Forfeiture. No amount shall be payable under this Section 8 unless a General Release of Claims, substantially in the form attached as Exhibit D (the “Release Form”), has been duly executed by Employee (or in the event of death or disability his beneficiary or legal representative, as applicable) and delivered to the Company and any applicable revocation period has expired within the sixty (60) day period following termination of employment, provided that to the extent Internal Revenue Code Section 409A (“Section 409A”) applies to a payment, such payment will be deferred and paid in a lump sum on the sixtieth (60th) day following termination.

i. Post-Termination Knowledge of Cause or Breach. If (i) Employee’s employment with the Company terminates for any reason other than Cause and, after the date of Employee’s termination, matters constituting Cause become known to the Company or (ii) Employee materially breaches any of Employee’s post-employment obligations, including non-competition, non-solicitation, non-disparagement and non-disclosure obligations, then the Company may, by written notice to Employee (describing in reasonable detail the facts giving rise to such Cause or breach) obligate Employee to repay in full on a net after-tax within thirty (30) days of that notice: (1) any Annual Bonus(es) paid after the earliest date of occurrence of matters constituting Cause or breach, as determined by the Board in good faith; (2) any amounts of severance Employee has received hereunder; and (3) the amount of any compensation received upon exercise, settlement or other payment of any equity award that was exercised, settled or otherwise paid after the earliest date of occurrence of matters constituting Cause or breach, as determined by the Board in good faith. In addition, any unpaid Annual Bonus(es), severance, and any outstanding equity awards, shall be forfeited.

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j. No Mitigation or Offset. Employee shall not be required to mitigate the amount of any payment provided for pursuant to this Agreement by seeking other employment or otherwise, and the amount of any payment provided for pursuant to this Agreement shall not be reduced by any compensation earned as a result of Employee’s other employment or otherwise.

9. Work Product.

a. Definition. Employee acknowledges and agrees that during the Term, there will be certain restrictions on Employee’s development of technology, ideas and inventions (collectively, “Work Product”). The term Work Product shall mean all ideas, processes, trademarks, service marks, inventions, technology, computer programs, original works of authorship, designs, formulas, discoveries, patents and copyrights, and all improvements, rights and claims related to the foregoing, which are within the scope of Employee’s employment, or that results from or is suggested by any work performed by Employee for the Company Group, or that relate to actual or demonstrably anticipated research or development for the Company, and which are conceived, developed or reduced to practice by Employee alone or with others, except to the extent that applicable law prohibits the assignment of these rights. Employee agrees that all original works of authorship that are made by Employee (solely or jointly with others) within the scope of Employee’s employment, or that results from or is suggested by any work performed by Employee for the Company Group, or that relate to actual or demonstrably anticipated research or development for the Company Group, and that are protectable by copyright, are “works made for hire,” as that term is defined in the United States Copyright Act of 1976, as amended (17 U.S.C. § 101).

b. Disclosure. Employee agrees to maintain adequate and current written records on the development of all Work Product and to disclose promptly to the Company all Work Product and relevant records, which records will remain the sole property of the Company Group. Employee further agrees that all information and records pertaining to any idea, process, trademark, service mark, invention, technology, computer program, original work or authorship, design formula, discovery, patent or copyright that Employee does not believe to be Work Product, but is conceived, developed or reduced to practice by Employee (alone or with others) during Employee’s employment, or during the one (1) year period following termination of Employee’s employment, shall be promptly disclosed to the Company (such disclosure to be received in confidence). The Company shall examine such information to determine if in fact it constitutes Work Product subject to this Agreement. The Company’s determination that the information is Work Product subject to this Agreement shall be final and binding.

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c. Assignment. Employee hereby assigns to the Company, without further consideration, all right, title and interest that Employee may presently have or acquire (throughout the United States and in all foreign countries), free and clear of all liens and encumbrances, in and to each Work Product, which will be the sole property of the Company Group, whether or not patentable or otherwise registrable. In the event any Work Product will be deemed by the Company to be patentable or otherwise registrable, Employee agrees to assist the Company Group (at its expense) in obtaining letters patent or other applicable registrations, and Employee will execute all documents and do all other things (including testifying at the Company’s expense) necessary or proper to obtain letters patent or other applicable registrations and to vest the Company or a member of the Company Group with full title to them. Employee further agrees that Employee’s obligation to assist the Company Group in obtaining and enforcing patents, registrations or other rights for such inventions in any and all countries, will continue beyond the termination of Employee’s employment, but the Company shall compensate Employee at a reasonable rate after such termination for the time actually spent by Employee at the Company’s request for such assistance. Should the Company or a member of the Company Group be unable to secure Employee’s signature on any document necessary to apply for, prosecute, obtain or enforce any patent, copyright or other right or protection relating to any Work Product, whether due to Employee’s mental or physical incapacity or any other cause, Employee hereby irrevocably designates and appoints the Company and each of its duly authorized officers and agents as Employee’s agent and attorney-in-fact, to act for and on Employee’s behalf, to execute and file any such document and to do all other lawfully permitted acts to further the prosecution, issuance and enforcement of patents, copyrights or other rights of protections with the same force and effect as if executed and delivered by Employee.

If Employee resides in California, the foregoing assignment clause in this Section 9(c) will not apply to an invention that Employee developed entirely on Employee’s own time without using the Company Group’s equipment, supplies, facilities or trade secret information except for those inventions that either: (i) relate at the time of conception or reduction to practice of the invention to the Company’s business, or actual or demonstrably anticipated research or development of the Company; or (ii) result from any work performed by Employee for the Company Group. Cal. Lab. Code § 2870(a).

d. Waiver of Moral Rights. Employee hereby waives any and all moral rights that might otherwise accrue with respect to any Work Product.

10. Confidential Information. Employee agrees that, during Employee’s employment with the Company or any member of Company Group, and following termination of Employee’s employment, except as required by law, Employee will not, directly or indirectly, at any time, disclose to any third person or use in any way any non-public information or Confidential Information (i) regarding the business of any member of the Company Group and (ii) concerning any Business Opportunities (as defined below).

a. Definitions. For purposes of this Agreement –

(i) “Confidential Information” shall mean all confidential information, proprietary information or trade secrets (whether oral or written, whether maintained in hard copy, electronically (including, without limitation, in email or text messages) or otherwise) and including: (i) Know-How (as defined below), Trade Secrets (as defined in Section 11), information related to Business Opportunities, prospects, pricing, trading, trading strategies and methodologies, portfolio management strategies, programs, methods of operation, prospective and existing contracts, business plans, procedures, and strategies, costs profits, databases, personnel, operational methods, financial models, potential transactions, pending negotiations, computer programs, algorithms, negotiations, lists of actual and/or prospective clients and/or investors, financial results, business developments, internal controls, security procedures and confidential programs or procedures; (ii) Company Intellectual Property Rights (as defined below) that constitute proprietary Know-How and Customer Information (as defined below and if and to the extent that such proprietary Know-How and Customer Information has been maintained as Company’s confidential information as of the date of this Agreement) and Trade Secrets; and (iii) information received by the Company Group from third parties under confidential conditions.

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(ii) “Business Opportunities” shall mean: (1) any business plan or prospective new business developed or provided by Employee to the Company Group; and (2) any business plan or prospective new business developed by the Company or, to Employee’s knowledge, any of members of the Company Group that Employee has access to or otherwise becomes aware of during Employee’s employment with the Company or Company Group.

(iii) “Company Intellectual Property Rights” shall mean all Work Product and any other intellectual property owned or licensed by any member of the Company Group, including:

(1) all United States and foreign patents and patent applications that describe or claim inventions and improvements currently used, or currently conceived or currently developed for use, that when used herein includes any electronic medium or tangible embodiment of the Company Group, any United States or foreign counterparts, non-provisionals, divisionals, continuations, continuations-in-part, and reissues thereof, heretofore or hereafter filed or having legal force in any country of the world, and the inventions and improvements disclosed therein (the “Patents”);

(2) all know-how that is currently used, or currently conceived or currently developed for use, in the business of the Company Group, including the following: (A) Trade Secrets, formulae, ideas, inventions and invention disclosures not subject to clause (1) above; (B) discoveries, innovations, improvements, results, reports, information and data (including all business and technical information and information and data relating to research, development, analytical methods, processes, formulations and compositions) and development work; (C) proprietary technology and information, designs, drawings, specifications or blueprints; and (D) all copies and tangible embodiments of the foregoing (in whatever form or medium, including electronic media) (collectively, “Know-How”);

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(3) customer lists, supplier lists, pricing information, cost information, business and marketing research, plans and proposals and the like that are currently used, or currently conceived or currently developed for use, in the business of the Company Group (the “Customer Information”);

(4) all trademarks, service marks, trade dress, trade names, logos, commercial symbols and corporate names, whether or not registered, together with all translations, adaptations, derivations and combinations thereof that are currently used, or currently conceived or currently developed for use, in the business of the Company Group, and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith;

(5) all copyrightable works, whether or not registered, that are currently used, or currently conceived or currently developed for use, in the business of the Company Group, and all copyright applications, registrations and renewals in connection therewith;

(6) all internet domain names, URLs and applications therefor, that are currently used, or currently conceived or currently developed for use, in the business of the Company Group; and

(7) all computer software and programs in object code or source code form, databases and documentation and flow charts that are currently used, or currently conceived or currently developed for use, in the business of the Company Group.

b. Notwithstanding the foregoing, Confidential Information and Business Opportunities shall not include information: (i) that at the date hereof is in the public domain; (ii) that has come within the public domain through no fault or action of Employee that has the obligation of confidentiality (provided, however, that the fact that general information may be in or become part of the public domain, in and of itself, does not exclude any specific information from the obligations of this Agreement); (iii) that after the date hereof has been obtained lawfully from any third party that was entitled to disclose such information; and/or (iv) that an Employee is compelled to disclose by any judicial or administrative order after having given prompt notice of such order to the Company. Specific aspects or details of the Confidential Information will not be deemed to be published, generally known in the trade or otherwise within the public domain, or to be in possession of Employee, merely because the aspects of the Confidential Information are embraced by general disclosures in the public domain or in Employee’s possession. In addition, any combination of aspects of the Confidential Information will not be considered in the public domain or in the possession of Employee merely because individual elements thereof are in the public domain or in Employee’s possession unless the combination and its principles are in the public domain or in Employee’s possession. The burden of proving these exceptions to the confidentiality and use provisions of this Agreement resides with Employee.

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c. Obligations with respect to Confidential Information. Employee agrees to:

(i) hold the Confidential Information in strict confidence;

(ii) not give, sell or disclose Confidential Information to any other third party, unless such party is an auditor or contractor hired by any member of the Company Group and then only upon written approval of the Board;

(iii) not share or otherwise use the Confidential Information in violation of or in any manner inconsistent with the Company’s information protection and transfer policies in place from time to time, applicable privacy laws, applicable state and federal law, any other applicable laws, and GDPR (EU General Data Protection Regulation 2016/679) to the extent that it applies; and

(iv) not share or otherwise use the Confidential Information in violation of or in any manner inconsistent with the Company’s policies or reasonable requests made by the Company from time to time.

For avoidance of doubt, nothing in this Agreement shall prevent Employee from responding to any lawful subpoena or legal process, or sharing any Confidential Information or other information with regulators or appropriate governmental agencies without notice to the Company, whether in response to subpoena or otherwise, under the whistleblower provisions of federal law or regulation, and no prior authorization or notification is required prior to Employee making any such reports or disclosures, provided that no attorney client privilege shall be waived.

11. Trade Secrets. Employee acknowledges that Employee’s obligations under Section 10 are separate and distinct from Employee’s promise and obligation, affirmed by this Agreement, not to disclose or use the Company Group’s “Trade Secrets,” as defined by the applicable state statutory and common law and by federal law. During and at all times after the Term, Trade Secrets of the Company Group shall be subject to the maximum protections available under applicable law and no less protection than that provided by this Agreement applicable to “Confidential Information,” as described in Section 10. Employee further acknowledges and agrees that protection of the Company Group’s Trade Secrets is governed by Employee’s promises in this Agreement and by any applicable law.

12. Protected Rights. Nothing in this Agreement prohibits Employee from reporting to any governmental authority information concerning possible violations of law or regulation. Provided Employee does so consistent with 18 U.S.C. § 1833, Employee may disclose trade secret information to a government official or to an attorney for the purposes of obtaining legal advice or use it in certain court proceedings without fear of prosecution or liability.

13. Restrictive Covenants.

a. Restricted Business; Restricted Territory. Employee expressly acknowledges that during the course of Employee’s employment with the Company, Employee will be provided with specialized knowledge, information and training with respect to the products and services of the Company Group. Employee acknowledges and agrees that Employee’s specialized knowledge, expertise and training will be of special value to the Company Group. Employee acknowledges: (i) that the Company Group engages in the business of middle market lending to borrowers in the United States (collectively, the “Restricted Business”); (ii) that, as of the date hereof, the Company Group conducts the Restricted Business across the United States (“Restricted Territory”); (iii) that Employee will, during the Term, customarily and regularly be engaged in the development, production and distribution of the products and services of the Company Group; (iv) that Employee has, during the Term, the primary duty of managing the Restricted Business; and (v) that Employee’s position is a position of trust and responsibility with access to Confidential Information, Work Product, Company Intellectual Property, Trade Secrets, information concerning employees of the Company Group, information concerning the customers and investors of the Company Group and information concerning prospective customers and investors of the Company Group.

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b. Noncompetition. Employee covenants and agrees that Employee will not, during the Term and for a period of twelve (12) months following Employee’s termination of employment for any reason (the “Restricted Period”), directly or indirectly (whether through an entity, employee or other agent of any kind) acquire, develop, own, operate, lease, manage, have any financial interest in or otherwise participate in the acquisition, development, ownership, operation, leasing, management or financing of, any business or enterprise involved in the Restricted Business or engaged in Competition with any member of the Company Group in the Restricted Territory. A person or entity (including, without limitation, Employee) shall be deemed to be engaging in “Competition” with a member of the Company Group if such person or entity either engages primarily in the Restricted Business or engages in any other type of business that comprises a significant portion of any member of the Company Group’s revenues as of the date of Employee’s termination and for which Employee had responsibility or authority, or about which business Employee received Confidential Information during the course of Employee’s employment. Notwithstanding the foregoing, the provisions of this Section 13(b) shall not be deemed to prohibit Employee’s (i) ownership of not more than two percent (2%) of the total shares of all classes of stock outstanding of any publicly held company or (ii) ability to invest, as a limited partner, in any private equity, mezzanine or similar investment fund, provided in either event Employee is solely a passive investor in such entity.

c. No Interference with Customers. Employee covenants and agrees that during the Restricted Period, Employee will not, without the prior consent of the Board, solicit or attempt to solicit, directly or by assisting others, any Relevant Customer of any member of the Company Group for the purpose of selling to such Relevant Customer, any products or services which are the same as, or substantially similar to, or competitive with the Restricted Business or, to Employee’s knowledge, that are the same as, or substantially similar to, or competitive with the products or services sold by any member of the Company Group at such date in the Restricted Territory. “Relevant Customer” shall mean any person, firm or company that was a customer or client of, or was a prospective customer or client being actively sought by, any member of the Company Group during the twelve (12) month period immediately preceding the date of Employee’s termination (“Relevant Period”) and with whom Employee had material contact during the Relevant Period. For purposes of this Section 13, “material contact” shall mean contact between Employee and each Relevant Customer: (i) with whom or which Employee dealt on behalf of the Company or any member of the Company Group; (ii) whose dealings with the Company Group were coordinated or supervised by Employee; or (iii) about whom Employee obtained confidential information in the ordinary course of business as a result of Employee’s association with the Company Group.

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d. No Interference with Employees. Employee covenants and agrees that Employee shall not, during the Restricted Period, directly or indirectly (whether through an entity, employee or other agent of any kind) solicit or recruit any Restricted Employee or induce or attempt to induce any Restricted Employee to leave his or her employment with the Company or, to Employee’s knowledge, any member of the Company Group; provided, however, that general advertisements with respect to a position that are not directed to employees of any member of the Company Group will not violate the solicitation prohibition of this Section 13(d). “Restricted Employee” shall mean any individual who was employed by any member of the Company Group during the course of Employee’s term of employment and with whom Employee had material contact during the twelve (12) month period immediately preceding the date of Employee’s termination.

e. Non-Disparagement. Both during and after Employee’s employment, he or she will not, whether in private or in public, directly or indirectly, make, publish, encourage, ratify, or authorize, or aid, assist or direct any other person or entity in making or publishing, any statements that in any way defame or disparage any member of the Company Group, or any of its directors or executive employees. The Company agrees to instruct its Board, Chief Executive Officer, President and Senior Executive Vice Presidents, whether in private or in public, directly or indirectly, to not make, publish, encourage, ratify, or authorize, or aid, assist or direct any other person or entity in making or publishing, any statements that in any way defame or disparage Employee, and the Company will not be responsible for any damages suffered by Employee to the extent that the Board provides such instruction and does not in any way explicitly contradict such instruction.

14. Enforcement. Employee acknowledges and agrees that: (i) the provisions and covenants set forth in Sections 9 through 13 are in addition to, and not in lieu of, any rights or remedies that the Company Group may have available to it under any laws (including any law preventing the disclosure of Trade Secrets or other Confidential Information); (ii) any enforcement of the Sections 9 through 13 by the Company shall not be construed as a waiver of any other rights or remedies that the Company Group may possess at law or in equity absent this Agreement; (iii) on account of Employee’s service to the Company Group, Employee has been, and will in the future be, made aware of Trade Secrets and other valuable Confidential Information, including information relating to any member of the Company Group, and their respective customers, clients and employees, in each case that could be used to the great competitive disadvantage of, and cause great financial harm to, the Company Group if provided to any competitor; (iv) Sections 9, 10, 11 and 13 are necessary to prevent the use and disclosure of Trade Secrets and other Confidential Information, to protect the relationships between the Company Group members and their respective customers and employees, to protect the goodwill of the Company Group and to protect other legitimate business interests of the Company Group; and (v) all of the restrictive covenants are reasonable in all respects, including duration, territory and scope of activity restricted. Employee acknowledges and agrees that (1) the restrictions in Sections 9, 10, 11 and 13 shall be construed as separate agreements between Employee and the Company Group and shall be enforceable independent of, and in addition to, any other provision of this Agreement or any provision of any other agreement between Employee and the Company Group and (2) the existence of any claim or cause of action by Employee against any member of the Company Group, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the obligations imposed by Sections 9, 10, 11 and 13 on Employee. The time periods referenced in Section 13 shall be extended on a day-for-day basis for each day during which Employee is found by a court of competent jurisdiction to have violated the provisions of Section 13 in any respect, so that Employee is restricted from engaging in the activities prohibited by Section 13 for the full Restricted Period.

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15. Injunctive Relief. Employee acknowledges and agrees that the breach by Employee of Sections 9, 10, 11 and 13 will cause the members of the Company Group irreparable injury that cannot be adequately compensated by monetary damages alone. Therefore, Employee acknowledges and agrees that any member of the Company Group, without limiting any other legal or equitable remedies available to the member of the Company Group, shall be entitled to enforce this Agreement against Employee directly and shall be entitled to obtain equitable relief by injunction or otherwise from any court of competent jurisdiction, including injunctive relief to prevent any failure by Employee to comply with the terms and conditions of Sections 9, 10, 11 and 13.

16. Company Property. All information, materials, documents, supplies, equipment and other property furnished to Employee by the Company Group in connection with performance of services under this Agreement will be and remain the sole property of the Company Group. On the date of the termination of Employee’s employment under this Agreement for any reason, or at any other time at the Company’s request, Employee must return to the Company Group all tangible and intellectual property in whatever form belonging to the Company Group (including, but not limited to, the Company Group vehicle, any laptops, computers, cell phones, wireless electronic mail devices or other equipment, or information, documents and other property).

17. Non-Disclosure. Except as may be required by law, Employee shall not disclose the financial terms of this Agreement to any person or entity, except that this Agreement may be disclosed to: (a) Employee’s attorneys, accountants or financial or tax advisors; and (b) members of Employee’s immediate family; provided, however, that in the case of each of (a) and (b) such persons agree not to further reveal the terms of this Agreement.

18. Insurance. If the Company desires at any time or from time to time during the Term to apply in its own name or otherwise for life, health, accident or other insurance covering Employee, the Company may do so at its sole cost and expense and may take out such insurance for any sum that the Company may deem necessary to protect its interests. Employee will have no right, title or interest in or to such insurance, but will,n evertheless, assist the Company in procuring and maintaining the same by submitting from time to time to the usual customary medical, physical and other examinations and by signing such applications, statements and other instruments as may reasonably be required by the insurance company or companies issuing such policies.

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19. Indemnification and Insurance. The Company shall indemnify, protect, defend and save Employee harmless from and against any threatened, pending, contemplated or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which Employee is made a party by reason of the fact that Employee is or was an officer, employee or agent of the Company, or any judgment, amount paid in settlement (with the consent of the Company), fine, loss, expense, cost, damage and reasonable attorneys’ fees incurred by reason of the fact that Employee is or was an officer, employee or agent of the Company; provided, however, that Employee acted in good faith and in a manner Employee reasonably believed to be in the best interests of the Company Group, and with respect to any criminal action or proceeding, had no reasonable cause to believe Employee’s conduct was unlawful. Employee also shall be (i) indemnified under the Company’s LLC Agreement and By-Laws, (ii) covered by directors’ and officers’ liability insurance policies that are the same as or equivalent to those the Company carries for its directors and other senior executives, (iii) indemnified under by Sierra Income Corporation pursuant to its customary agreement for other officers and directors of Sierra Income Corporation, and (iv) covered by directors’ and officers’ liability insurance policies that are the same as or equivalent to those Sierra Income Corporation carries for its directors and other senior executives.

20. Lock-Up.

a. Definitions. For purposes of this Section 20 of this Agreement, the following terms shall have the meanings set forth below.

“Common Shares” means the shares of common stock, par value $0.001 per share, of Sierra.

“Lock-Up Period” means the period beginning on the date of the closing under the Merger Agreement and ending on the first anniversary of such closing; provided, however, in the event of a termination by the Company without Cause or Employee terminates employment with Good Reason, the Lock-Up Period shall end as of the date of termination of employment.

“Lock-Up Shares” means any Common Shares that the Employee acquires pursuant to the Merger Agreement, including any that have been Transferred to a Permitted Transferee in accordance with Section 20 hereof (and shall include any shares of capital stock of Sierra issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization). For the avoidance of doubt, Common Shares shall cease to be Lock-Up Shares hereunder as of the end of the Lock-Up Period.

“Permitted Transfer” means any of the following:

(a) the Transfer of any Lock-Up Shares to one (1) or more Permitted Transferees;

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(b) the existence or creation of a testamentary power of appointment that may be exercised with respect to any Lock-Up Shares held by a trust; provided, however, that the Transfer of any Lock-Up Shares upon the exercise of a testamentary power of appointment to someone other than a Permitted Transferee shall not be a “Permitted Transfer” within the meaning of this paragraph (b) of this definition; or

(c) any Transfer by will or pursuant to the Laws of descent and distribution by any Person described in the definition of Permitted Transferee.

“Permitted Transferee” means any of the following:

(a) any Immediate Family Member of the Employee or any lineal descendant of any such Immediate Family Member; and

(b) any trust for the direct or indirect benefit of the Employee or any Immediate Family Member of the Employee.

For purposes of this definition, “lineal descendants” shall not include individuals adopted after attaining the age of eighteen (18) years and the adopted individual’s descendants.

“Person” means and includes any natural person, general partnership, limited partnership, corporation, limited liability company, joint venture, real estate investment trust, business trust or other trust, cooperative, unincorporated association or other form of organization, whether or not a legal entity.

“Sierra” means Sierra Income Corporation, a Maryland corporation. “Transfer” means, with respect to Lock-Up Shares: (i) any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, grant of an option, hypothecation, mortgage, exchange, transfer or other disposition of (whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of law), or agreement to do any of the foregoing, of any interest (legal or beneficial) in any Lock-Up Shares; (ii) the entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or warrants or other rights to purchase Common Shares, whether any such transaction is to be settled by delivery of Common Shares or such other securities, in cash or otherwise; or (iii) any public announcement of an intention to effect any transaction specified in clause (i) or (ii); provided, however, that the term “Transfer” does not include any revocable proxy granted by the Employee or a Permitted Transferee or any exercise of rights by an executor, administrator, trustee, committee, guardian, conservator or receiver of the Employee or a Permitted Transferee, including the sale of Lock-Up Shares to pay any applicable estate taxes.

b. Restrictions on Transfer of Common Shares. The Employee agrees that, during the Lock-Up Period, Employee will not Transfer any Lock-Up Shares other than pursuant to a Permitted Transfer; provided, however, that upon any Permitted Transfer, each Permitted Transferee in such Transfer shall agree in writing to be bound by the restrictions set forth in this Section 20.

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c. Legend. At the request of Sierra, all share certificates or share statements evidencing Lock-Up Shares shall bear or contain a legend or notation substantially in the following form (or in such other form as Sierra’s board of directors may determine):

THE SECURITIES REPRESENTED BY THIS [CERTIFICATE / STATEMENT] ARE SUBJECT TO RESTRICTIONS ON TRANSFER SPECIFIED IN AN EMPLOYMENT AGREEMENT WITH THE CORPORATION, AS THE SAME MAY BE AMENDED AND MODIFIED FROM TIME TO TIME, AND THE CORPORATION RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SPECIFIED CONDITIONS HAVE BEEN FULFILLED. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE CORPORATION TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

The term “Corporation” shall mean Sierra for purposes of the above legend.

d. Stop Transfer. Sierra and its transfer agent are hereby authorized to decline to make any Transfer of Lock-Up Shares if such Transfer would constitute a violation or breach of this Section 20 and the Employee agrees and consents to the entry of stop transfer instructions with Sierra’s transfer agent and registrar against any Transfer of the Lock-Up Shares not made in compliance with Section 20.

21. Miscellaneous.

a. Successors and Assigns; No Third-Party Beneficiaries. The rights and obligations of the Company under this Agreement shall be binding upon and shall inure to the benefit of the members of the Company Group and their successors and assigns. The rights and obligations of Employee under this Agreement shall be binding upon and shall inure to the benefit of the heirs and legal representatives of Employee. Employee may not assign this Agreement or any right or obligation hereunder, without the prior written consent of the Company. The Company may assign this Agreement or any right or obligation hereunder to (i) any member of the Company Group, (ii) any other entity in connection with any reorganization, change in capital structure or similar transaction or (iii) any other entity in connection with the sale of all or substantially all of the assets of the Company. For the avoidance of doubt, the Company’s right to assign this Agreement may be exercised without the prior written consent of Employee. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

b. Waiver; Amendments. Any waiver by either party of a breach of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any other breach of such provision of this Agreement. The failure of either party to insist on strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive either party of the right thereafter to insist on strict adherence to that term or any other term of this Agreement. Neither this Agreement nor any part of it may be waived, changed or terminated orally, and any waiver, amendment or modification must be in a writing signed by Employee and the Company.

c. Governing Law; Choice of Forum. This Agreement will be governed and construed and enforced in accordance with the laws of the State of California, without regard to its conflicts of law rules. Employee hereby submits to the exclusive jurisdiction and venue of the federal and state courts located in New York, New York for resolution of any and all claims, causes of action or disputes arising out of, related to or otherwise concerning this Agreement, and Employee agrees to waive any claim relating to forum non conveniens. EACH OF THE PARTIES FURTHER ACKNOWLEDGES AND AGREES THAT ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, OF ANY KIND OR NATURE BROUGHT BY EITHER PARTY ARISING OUT OF THE INTERPRETATION, ENFORCEMENT OR BREACH OF THIS AGREEMENT SHALL BE RESOLVED BY A JUDGE ALONE, AND BOTH PARTIES HEREBY WAIVE AND FOREVER RENOUNCE THE RIGHT TO A TRIAL BEFORE A CIVIL JURY OF ANY SUCH SUIT, ACTION OR PROCEEDING.

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d. Legal Fees and Expenses. The Company will pay legal fees and expenses incurred by Employee in connection with the drafting and negotiation of this Agreement and any related agreements.

e. Entire Agreement; Construction. This Agreement and any further agreements dated as of the date hereof and relating to the subject matter described herein contains the entire understanding of the parties relating to the subject matter of this Agreement and supersede all other prior written or oral agreements, understandings or arrangements between the parties relating to the subject matter hereof. Employee acknowledges and agrees that the compensation paid under the terms of this Agreement shall be in full satisfaction of any amounts due in connection with Employee’s employment with the Company and members of the Company Group. Employee acknowledges that, in entering into this Agreement, Employee did not rely and has not relied on any statements or representations not contained in this Agreement. The parties acknowledge and agree that each of the parties has participated in the drafting of this Agreement. Accordingly, it is the intention and agreement of the parties that the language, terms and conditions of this Agreement are not to be construed in any way against or in favor of any party hereto by reason of the responsibilities in connection with the preparation of this Agreement.

f. Severability. Any term or provision of this Agreement that is determined to be invalid or unenforceable by any court of competent jurisdiction in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, and such invalid or unenforceable provision shall be modified by such court so that it is enforceable to the extent permitted by applicable law.

g. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 19(g)):

If to the Company:	Medley Capital LLC
280 Park Avenue, 6th Floor East
New York, NY 10017

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with a copy to:	Sullivan & Worcester LLP
1666 K Street, N.W., Suite 700
Washington, DC 20006
Attention: David Leahy, Esq.

If to Employee:	At Employee’s home address of record with Company’s Human Resources Department, as updated from time-to-time

with a copy to:	Winston & Strawn, LLP
35 W. Wacker Drive
Chicago, IL 60601-9703
Attn: Michael S. Melbinger, Esq.

h. Section 409A Compliance. Although the Company makes no guarantee with respect to the tax or other treatment of payments or benefits under this Agreement and shall not be responsible in any event with regard to this Agreement’s compliance with Section 409A, payments under this Agreement are intended to be exempt from or comply with the applicable requirements of Section 409A and shall be limited, construed and interpreted in a manner so as to comply therewith. In furtherance of the foregoing:

(i) notwithstanding any provision of this Agreement to the contrary, to the extent any payment hereunder constitutes deferred compensation subject to Section 409A, and if Employee is a “specified employee” as defined for purposes of Section 409A, then all payments to be made to Employee hereunder due to the termination of Employee’s employment shall not be paid, or commence to be paid, until the earlier of (1) the date that is immediately following the date that six (6) months after the date that Employee’s employment is terminated or (2) the date of Employee’s death following such a separation from service. Upon the expiration of the preceding period, any payments that would have otherwise been made during that period (whether in a single sum or in installments) in the absence of this provision shall be paid to Employee or Employee’s beneficiary in one lump sum (without interest).

(ii) notwithstanding any provision of this Agreement to the contrary, Employee’s employment with the Company Group shall not be deemed to have been terminated unless and until Employee has had a “separation from service,” as determined under Section 409A;

(iii) each payment that is part of a series of payments shall be a single payment for purposes of Section 409A; and

(iv) any taxable reimbursements under this Agreement, including, without limitation, those under Section 21(d), will be made no later than the end of the calendar year following the calendar year the expense was incurred. For purposes of complying with Section 409A, any such reimbursements and any in-kind benefit under this Agreement will be subject to the following: (1) payment of such reimbursements or in-kind benefits during one calendar year will not affect the amount of such reimbursement or in-kind benefits provided during a subsequent calendar year; and (2) such reimbursement benefit or rights or in-kind benefits may not be exchanged or substituted for another form of compensation to Employee.

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i. Survival. The representations, warranties, covenants and other agreements contained herein, which by their nature are intended to survive the termination of Employee’s employment with the Company Group, shall survive such termination (regardless of the reason for such termination) in accordance with their stated terms.

j. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, and all of which together shall constitute one agreement. Any photocopy or scanned copy in portable document format (PDF) shall be deemed an original copy for all purposes.

EMPLOYEE	COMPANY

Signed:	Signed:

Date:	Name:

Title:

Date:

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Exhibit A

EMPLOYEE DUTIES, AUTHORITIES AND RESPONSIBILITIES

John Fredericks, General Counsel, Chief Compliance Officer, Secretary,
Senior Executive Vice President, and Senior Managing Director

1.	Manages all legal matters of the firm.

2.	Provides advice to senior management on company strategies, new initiatives and their implementation.

3.	Involved in all business transactions and negotiation of critical contracts.

4.	Oversees pending and threatened litigation.

5.	Manages internal legal department and supervises staff members.

6.	Oversees the work of outside counsel and other service providers utilized by the firm.

7.	Serves as Chief Compliance officer and manages all related activities.

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Exhibit B

INITIAL COMPENSATION

	Base Salary	2019 Annual Bonus (% of Base)	2019 Annual Bonus ($)	Cash Portion of 2019 Annual Bonus	% of Total Bonus	RSU Award Portion of 2019 Annual Bonus	% of Total Bonus	Total (Base Plus 2019 Annual Bonus)
John Fredericks, General Counsel and Chief Compliance Officer	$360,000	361.1%	$1,300,000	$520,000	40%	$780,000	60%	$1,660,000

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Exhibit C

Medley Capital LLC

Beneficiary Form

Please complete this form and return it to [                                       ]. Elections on this form become effective on the date it is received by [                                        ].

Participant Name

Designation/Change of Beneficiary

I hereby designate (revoking any prior such designation and reserving the right to change this designation in the future) the following Beneficiary of any amounts due to my named beneficiaries if my employment is terminated by death under my employment agreement, effective as of the Effective Date (“Employment Agreement”). “Effective Date” shall mean the Closing Date, as such term is defined in the Amended and Restated Agreement and Plan of Merger by and among Medley Management Inc., Sierra Income Corporation, and Sierra Management, Inc., dated as of July [ ], 2019.

Primary Beneficiary:

Name of Primary Beneficiary	Relationship to Participant

Address of Primary Beneficiary

Secondary Beneficiary:

Name of Secondary Beneficiary	Relationship to Participant

Address of Secondary Beneficiary

I understand and acknowledge the following:

●    The above designation applies solely to the following payments if my employment is terminated by my death prior to the expiration of the term of my Employment Agreement: (i) earned but unpaid base salary as of my death; (ii) any unpaid annual bonus for that year; and (iii) a pro-rated amount of my annual bonus for the year of my death (together, the “Termination Benefit”). For the avoidance of doubt, all payments are conditioned on any terms provided in my Employment Agreement.

●   In the event of my death, the Primary Beneficiary will receive the Termination Benefit, unless that individual predeceases or co-deceases me, in which case the Secondary Beneficiary will have such rights.

●   If neither Beneficiary survives me, distribution rights will lie with my estate.

Participant's Signature	Date

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Exhibit D

GENERAL RELEASE OF CLAIMS

This General Release of Claims (the “Release”) is being executed and delivered in accordance with Section 8(h) of the Employment Agreement between Medley Capital LLC and you. Each capitalized term used in this Release without definition has the meaning given to such term in the Agreement. This Release must be signed and dated no later than forty-five (45) days after you receive it. You will have [seven (7) days] after signing this Release to revoke your signature by delivering a signed notice of revocation to the Company. This Release will become binding on the eighth day after the Release is signed unless you have revoked your signature. You have the right to consult with an attorney prior to signing this Release.

In exchange for the promises and payments described in the Agreement, you (on behalf of yourself and your heirs, executors, administrators and assigns) hereby release and forever discharge the Company Group, its divisions, subsidiaries and affiliates, and all of their respective present and former directors, officers, shareholders, trustees, employees, agents, representatives, consultants, successors and assigns in their official and individual capacities (collectively, the “Released Parties”), from any and all suits, claims, demands, debts, sums of money, damages, interest, attorneys’ fees, expenses, actions, causes of action, judgments, accounts, promises, contracts, agreements, and any and all claims of law or in equity, whether now known or unknown, which you now have or ever had against the Released Parties, or any of them, including, but not limited to, any claims under Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act, the Family and Medical Leave Act, the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act of 1990, 29 U.S.C. § 626(f) (“OWBPA”), the Worker Adjustment Retraining and Notification Act (“WARN”), the Genetic Information Nondiscrimination Act, any state antidiscrimination law that is analogous to the foregoing, and any other federal, state or local statute, regulation, ordinance or common law creating employment-related causes of action, and all claims related to or arising out of your employment or the termination of your employment with the Company Group. You also waive any right you may have to recover any compensation or damages in any action against any of the Released Parties brought by any governmental entity on your behalf or on behalf of any class of which you may be a member. You hereby represent that you have not previously filed or joined in any complaints, charges or lawsuits against the Company Group pending before any governmental agency or court of law relating to your employment and/or the termination thereof.

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CALIFORNIA ONLY (Delete highlighted section if outside of California)

In giving this Release, you specifically agree to waive the provisions of Section 1542 of the California Civil Code (and any other similar provisions of other applicable law), which section reads as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

MASSACHUSETTS ONLY (Delete highlighted section if outside of

Massachusetts)

In giving this Release, you specifically agree to waive the provisions of the Massachusetts Wage Act, G.L. c. 149 and in so doing you explicitly waive any claims for unpaid wages.

This Release shall not apply to: (1) any vested interest you may have in any 401(k), pension or profit sharing plan, equity compensation agreement or any other employee benefit plan by virtue of your employment with the Company Group; (2) any claims that may arise after this Release is signed; (3) any claim that may not be waived by law; and (4) any right you may have to indemnification and/or advancement of legal fees by the Company Group or under its director’s and officer’s liability insurance coverage, under any agreement between you and the Company Group, under any provision of the Company Group’s bylaws or plans, or by application of law.

IN WITNESS WHEREOF, the undersigned has executed this Release as of this       day of                                , 20     .

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